As filed with the Securities and Exchange Commission on December 29, 2010
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VOC Energy Trust	VOC Brazos Energy Partners, L.P.
(Exact Name of co-registrant as specified in its charter)	(Exact Name of co-registrant as specified in its charter)

Delaware	Texas
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

1311	1311
(Primary Standard Industrial Classification Code Number)	(Primary Standard Industrial Classification Code Number)

80-6183103	20-0079353
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

919 Congress Avenue	1700 Waterfront Parkway
Suite 500	Building 500
Austin, Texas 78701	Wichita, Kansas 67206
(512) 236-6599	(316) 682-1537
(Address, including zip code, and telephone number, including area code, of co-registrant’s Principal Executive Offices)	(Address, including zip code, and telephone number, including area code, of co-registrant’s Principal Executive Offices)

The Bank of New York Mellon Trust
Company, N.A., Trustee
919 Congress Avenue
Suite 500
Austin, Texas 78701
(512) 236-6599
Attention: Michael J. Ulrich
(Name, address, including zip code, and telephone number,
including area code, of agent for service)	Barry Hill 1700 Waterfront Parkway Building 500 Wichita, Kansas 67206 (316) 682-1537 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David P. Oelman	Joshua Davidson
W. Matthew Strock	Laura Tyson
Vinson & Elkins L.L.P.	Baker Botts L.L.P.
1001 Fannin Street, Suite 2500	910 Louisiana, Suite 3200
Houston, Texas 77002-6760	Houston, Texas 77002
(713) 758-2222	(713) 229-1234

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

	Proposed Maximum	Amount of
Title of Each Class of	Aggregate Offering	Registration
Securities to be Registered	Price (1)(2)	Fee
Units Of Beneficial Interest in VOC Energy Trust	$200,000,000	$23,220

(1)	Includes trust units issuable upon exercise of the underwriters’ over-allotment option.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

The co-registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the co-registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion dated December 29, 2010

PRELIMINARY PROSPECTUS

VOC Energy Trust

          Trust Units

This is an initial public offering of units of beneficial interest in VOC Energy Trust, or the “trust.” VOC Sponsor (as defined in the “Prospectus Summary”) has formed the trust and, immediately prior to the closing of this offering, will convey, or cause to be conveyed, a term net profits interest in oil and natural gas properties (the “Net Profits Interest”) to the trust in exchange for           trust units. VOC Sponsor is offering           trust units to be sold in this offering and will receive all of the proceeds derived therefrom. The underwriters have been granted an option to purchase from VOC Sponsor up to           additional trust units at the initial public offering price. VOC Sponsor is a privately-held limited partnership engaged in the production and development of oil and natural gas from properties located in Kansas and Texas.

There is currently no public market for the trust units. VOC Sponsor expects that the public offering price will be between $      and $      per trust unit. The trust intends to apply to have the units approved for listing on the New York Stock Exchange under the symbol “VOC.”

The trust units. Trust units are units of beneficial interest in the trust and represent undivided interests in the trust. They do not represent any interest in VOC Sponsor.

The trust. The trust will own the Net Profits Interest, which represents the right to receive during the term of the trust 80% of the net proceeds from the sale of production from oil and natural gas properties in Kansas and Texas, which are referred to as the “Underlying Properties,” held by VOC Sponsor as of the date of the conveyance of the Net Profits Interest to the trust.

The trust unitholders. As a trust unitholder, you will receive quarterly distributions of cash from the proceeds that the trust receives from VOC Sponsor pursuant to the Net Profits Interest.

Investing in the trust units involves a high degree of risk. Before buying any trust units, you should read the discussion of material risks of investing in the trust units in “Risk Factors” beginning on page 22 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Per
Trust
	Unit	Total

Initial public offering price	$	$
Underwriting discounts and commissions (1)	$	$
Proceeds, before expenses, to VOC Sponsor	$	$

(1)	Excludes a structuring fee of 0.50% of gross proceeds of the offering, or $ , payable to Raymond James & Associates, Inc. by VOC Sponsor for the evaluation, analysis and structuring of the trust.

The underwriters are offering the trust units as set forth under “Underwriting.” Delivery of the trust units will be made on or about          , 2011.

RAYMOND JAMES

The date of this prospectus is          , 2011

Geographic Location of the Operating Areas
of the Underlying Properties in the States of Kansas and Texas

VOC Energy Trust

Underlying Properties								
		Proved Reserves as of December 31, 2009[1]						Nine Month Period Ended September 30, 2010 Avg. Net Production (Boe per day)
Region	# of Gross Producing Wells	Oil (Mbbl)	Natural Gas (MMcf)	Total (MBoe)	% Oil Reserves	% PDP Reserves	PV-10 Value ($ in 000s)	
Kansas	750	5,840	3,731	6,462	90.4%	97.8%	$ 88,500	1,559
Texas	142	6,090	2,732	6,545	93.0%	71.3%	90,190	1,024
Total	892	11,930	6,463	13,007	91.7%	84.5%	$ 178,690	2,583

Nebraska
Colorado
Kansas
Missouri
Oklahoma
Arkansas
New Mexico
Texas
Louisiana

PV-10 Value ($ in 000s) by Field Attributable to the Underlying Properties[2]
0 - 500
501 - 1,000
1,001 - 4,000
4,001 - 10,000
10,001 - 15,000
15,001 - 18,000
18,001 - 20,000
> 50,000

(1) The allocation and makeup of the reserves among regions is from the reserve reports and may not reflect the actual location and makeup from which reserves will be produced under the net profits interest for the Underlying Properties.

(2) Based on the reserve report as of December 31, 2009.

Important Notice About Information in This Prospectus

You should rely only on the information contained in this prospectus or in any free writing prospectus we may authorize to be delivered to you. Until          , 2011 (25 days after the date of this prospectus), federal securities laws may require all dealers that effect transactions in the trust units, whether or not participating in this offering, to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

VOC Sponsor and the trust have not, and the underwriters have not, authorized anyone to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell or a solicitation of an offer to buy the trust units in any jurisdiction where such offer and sale would be unlawful. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this document. The trust’s business, financial condition, results of operations and prospects may have changed since such date.

i

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and the financial statements and notes to those statements. Unless otherwise indicated, all information in this prospectus assumes (a) an initial public offering price of $      per trust unit and (b) no exercise of the underwriters’ option to purchase additional trust units.

Unless the context otherwise requires, as used in this prospectus, (i) “VOC Brazos” refers to VOC Brazos Energy Partners, L.P. without giving pro forma effect to the KEP Acquisition (as defined below), (ii) “KEP” refers to VOC Kansas Energy Partners, LLC, (iii) the “Common Control Properties” include certain of the Underlying Properties (as defined below) held by KEP that are deemed to be under common control with VOC Brazos, (iv) the “Acquired Underlying Properties” include the Underlying Properties held by KEP that are not under common control with VOC Brazos, (v) “Predecessor” refers to VOC Brazos and the Common Control Properties on a combined basis, as described in “Selected historical and unaudited pro forma financial, operating and reserve data of VOC Sponsor”, (vi) when discussing the assets, operations or financial condition and results of operations of VOC Sponsor, unless otherwise indicated, “VOC Sponsor” refers to VOC Brazos and the Common Control Properties after giving effect to the acquisition of the Acquired Underlying Properties, and when discussing oil and natural gas reserve information of VOC Sponsor, refers to the combined amounts of estimated proved oil and natural gas reserves for VOC Brazos and KEP as reflected in the reserve reports (as defined below), (vii) when discussing the financial condition and results of operations relating to the Underlying Properties, “Underlying Properties” refers to the underlying oil and natural gas properties attributable to Predecessor after giving pro forma effect to the acquisition of the Acquired Underlying Properties and after deducting all royalties and other burdens on production thereon as of the date of the conveyance of the Net Profits Interest to the trust, and (viii) the “KEP Acquisition” refers to the acquisition by VOC Brazos of all of the membership interests in KEP in exchange for limited partner interests in VOC Brazos, resulting in KEP becoming a wholly-owned subsidiary of VOC Brazos. For more information on the KEP Acquisition and the acquisition of the Acquired Underlying Properties by Predecessor, please see “— Formation transactions” and “Information about VOC Brazos Energy Partners, L.P. (VOC Sponsor) — General,” respectively.

Cawley, Gillespie & Associates, Inc., an independent engineering firm, provided the estimates of proved oil and natural gas reserves for the underlying properties of each of VOC Brazos and KEP as of December 31, 2009, included in this prospectus. These estimates are contained in summaries prepared by Cawley, Gillespie & Associates, Inc. of its reserve reports as of December 31, 2009, for the Underlying Properties. These summaries are located at the back of this prospectus in Annex A and are collectively referred to in this prospectus as the “reserve reports.” You will find definitions for terms relating to the oil and natural gas business in “Glossary of Certain Oil and Natural Gas Terms.”

VOC ENERGY TRUST

VOC Energy Trust is a Delaware statutory trust formed in November 2010 by VOC Sponsor to own a term net profits interest representing the right to receive 80% of the net proceeds (calculated as described below) from production from substantially all of the interests in oil and natural gas properties in the states of Kansas and Texas held by VOC Sponsor as of the date of the conveyance of the net profits interest to the trust. We refer to the conveyed interest as the “Net Profits Interest.” The Net Profits Interest will terminate on the later to occur of (1) December 31, 2030, or (2) the time when 9.7 MMBoe (which is the equivalent of 7.8 MMBoe in respect of the Net Profits Interest) have been produced from the Underlying Properties and sold.

As of December 31, 2009, the Underlying Properties produced predominantly oil from approximately 892 gross (550.2 net) wells located in 193 fields and had a projected reserve life in excess of 50 years. Substantially all of the Underlying Properties are located in mature oil fields that are characterized by long production histories and several additional development opportunities, which may help to diminish natural declines in production from the Underlying Properties. As of December 31, 2009, the total proved reserves attributable to the Underlying Properties were 13.0 MMBoe, of which approximately 84% were classified as proved developed producing reserves, and approximately 92% were oil and approximately 8% were natural gas. Based on the reserve reports, the Net Profits Interest would entitle the trust to receive net proceeds from the sale of production of 7.8 MMBoe of proved reserves during the term of the trust, calculated as 80% of the proved reserves attributable to the Underlying Properties expected to be produced during the term of the trust. Average net production from the Underlying Properties for the nine months ended September 30, 2010 was approximately 2,583 Boe per day (or 2,066 Boe per day attributable to the trust), comprised of approximately 88% oil and approximately 12% natural gas.

As of December 31, 2009, approximately 98% of the total proved reserves relating to the Underlying Properties, based on pre-tax present value of estimated future net revenue using a discount rate of ten percent per annum (“PV-10”), were operated, or operated on a contract operator basis, by Vess Oil Corporation (which we refer to as “Vess Oil”), L. D. Drilling Inc. or Davis Petroleum, Inc. (which we refer to collectively with Vess Oil as the “VOC Operators”). See “— Planned development and workover program” for a summary of VOC Sponsor’s development plans.

VOC Sponsor has entered into swap contracts for 2011, which we refer to as the “hedge contracts,” at a strike price of $94.90 per barrel of oil that hedge approximately 22% of expected production during 2011 from the proved developed producing reserves attributable to the Underlying Properties in the summary reserve reports. The hedge contracts should help mitigate the impact of any crude oil price volatility on distributions made on the trust units with respect to the year ending December 31, 2011. After these contracts expire at various times in 2011, unitholder exposure to fluctuations in crude oil prices will increase significantly.

The trust will make quarterly cash distributions of substantially all of its quarterly cash receipts, after deduction of fees and expenses for the administration of the trust (which are estimated to be approximately $900,000 in 2011), to holders of its trust units during the term of the trust. The first quarterly distribution is expected to be made on or about August 15, 2011, to trust unitholders owning trust units on or about August 1, 2011. The trust’s first quarterly distribution will consist of an amount in cash paid by VOC Sponsor equal to the amount that would have been payable to the trust had the Net Profits Interest been in effect during the period from January 1, 2011 through June 30, 2011, less any general and administrative expenses and reserves of the trust. As a result of the extended period of time that will be included in the first quarterly distribution, subsequent quarterly distributions are likely to be less than the initial distribution. Because payments to the trust will be generated by depleting assets and the trust has a finite life with the production from the Underlying Properties diminishing over time, a portion of each distribution will represent, in effect, a return of your original investment.

The trust will receive quarterly cash receipts from the net proceeds attributable to the Net Profits Interest, with such net proceeds being equal to 80% of:

•	the gross proceeds received from sales of oil and natural gas attributable to the Underlying Properties for each calendar quarter; less

•	the sum of the following:

•	all lease operating expenses, production and property taxes, and development expenses (including the cost of workovers and recompletions, drilling costs and development costs, but subject to certain limitations near the end of the term of the trust, as described below in “Computation of net proceeds — Net profits interest”), paid by VOC Sponsor (collectively, “production and development costs”); plus

•	amounts that may be reserved for future development expenditures (which reserve amounts may not exceed $1.0 million in the aggregate at any given time); plus

•	amounts paid to counterparties under hedge contracts; less

•	amounts received from counterparties under hedge contracts.

Net proceeds payable to the trust will depend upon, among other things, volumes produced, wellhead prices, price differentials and production and development costs. If for any quarter the costs (after giving effect to any reduction for hedge proceeds receipts) exceed gross proceeds, neither the trust nor the trust unitholders would be liable for the excess costs; however, the trust would not receive any net proceeds pursuant to the Net Profits Interest until future gross proceeds for a quarter are sufficient to repay those excess costs, plus interest at the prime rate, as well as the applicable costs of such quarter. For the nine months ended September 30, 2010, lease operating expenses were $14.07 per Boe and production and property taxes were $4.07 per Boe, for an aggregate production cost for the Underlying Properties of $18.14 per Boe. As substantially all of the Underlying Properties are located in mature fields, VOC Sponsor does not expect its total future production costs for the Underlying Properties to change significantly as compared to recent historical costs other than changes in costs due to any increases in the cost of general oilfield services in its operating areas.

The amount of cash available for distribution by the trust will be reduced by the general and administrative costs of the trust. The business and affairs of the trust will be managed by The Bank of New York Mellon Trust Company, N.A. as trustee, and VOC Sponsor and its affiliates will have no ability to manage or influence the operations of the trust.

FORMATION TRANSACTIONS

At or prior to the closing of this offering, the following transactions, which are referred to herein as the “formation transactions,” will occur:

•	VOC Brazos will acquire all of the membership interests in KEP in exchange for newly issued limited partner interests in VOC Brazos pursuant to a Contribution and Exchange Agreement dated August 30, 2010, resulting in KEP becoming a wholly-owned subsidiary of VOC Brazos. KEP was formed in November 2009 to engage in the production and development of oil and natural gas primarily within the state of Kansas. KEP’s properties consist of oil and gas properties that have been acquired or developed by KEP’s members since 1979. KEP’s members contributed these properties to KEP in December 2010. The closing of the KEP Acquisition is conditioned solely upon the closing of this offering.

•	VOC Sponsor will convey to the trust the Net Profits Interest effective as of January 1, 2011 in exchange for trust units in the aggregate, representing all of the outstanding trust units of the trust.

•	VOC Sponsor will sell the trust units offered hereby, representing a 65.2% interest in the trust. VOC Sponsor will also make available during the 30-day option period up to trust units for the underwriters to purchase at the initial offering price to cover over-allotments. VOC Sponsor intends to use the proceeds of the offering as disclosed under “Use of Proceeds.”

•	No more than forty-five days after the closing of this offering, VOC Sponsor will sell the remaining trust units which it holds to VOC Partners, LLC, an affiliate of VOC Sponsor, at the initial offering price.

•	VOC Sponsor and the trust will enter into an administrative services agreement which will define the services VOC Sponsor will provide to the trust on an ongoing basis as well as its compensation therefor. Please see “The trust.”

STRUCTURE OF THE TRUST

The following chart shows the relationship of VOC Sponsor, VOC Partners, LLC, the trust and the public trust unitholders after the closing of this offering.

THE UNDERLYING PROPERTIES

The Underlying Properties consist of VOC Sponsor’s net interests in substantially all of its oil and natural gas properties after deduction of all royalties and other burdens on production thereon as of the date of conveyance of the Net Profits Interest to the trust. As of December 31, 2009, these oil and natural gas properties consisted of approximately 892 gross (550.2 net) producing oil and natural gas wells in 193 fields in VOC Sponsor’s two operating areas, Kansas and Texas. During the nine months ended September 30, 2010, average net production from the Underlying Properties was approximately 2,583 Boe per day (or 2,066 Boe per day attributable to the trust) comprised of approximately 88% oil and approximately 12% natural gas. VOC Sponsor’s interests in the properties comprising the Underlying Properties require VOC Sponsor to bear its proportionate share, along with the other working interest owners, of the costs of development and operation of such properties. As of December 31, 2009, VOC Sponsor held average working interests of 74.7% and 66.8% in the Underlying Properties located in the states of Kansas and Texas, respectively. As of December 31, 2009, the VOC Operators were the operators or contract operators of approximately 98% of the total proved reserves attributable to the Underlying Properties, based on PV-10 value and VOC sponsor held an average net revenue interest of 62.5% and 55.1% for the Underlying Properties located in Kansas and Texas respectively. As of December 31, 2009, proved reserves attributable to the Underlying Properties, as estimated in the reserve reports, were approximately 13.0 MMBoe with a PV-10 value of $178.7 million.

Based on the reserve reports, the Net Profits Interest would entitle the trust to receive net proceeds from the sale of production of approximately 7.8 MMBoe of proved reserves over the term of the trust. The trust is entitled to receive 80% of the net proceeds from the sale of production of oil and natural gas attributable to the Underlying Properties that are produced during the term of the trust, whereas total reserves as reflected in the reserve reports and attributable to the Underlying Properties include all reserves expected to be economically produced during the economic life of the properties.

VOC Sponsor has agreed to use commercially reasonable efforts to cause the operators of the Underlying Properties to operate these properties as would a reasonably prudent operator acting with respect to its own properties (without regard to the existence of the Net Profits Interest). In addition, after giving effect to the conveyance of the Net Profits Interest to the trust, VOC Sponsor’s interest in the Underlying Properties will entitle it to 20% of the net proceeds from the sale of production of oil and natural gas attributable to the Underlying Properties during the term of the trust, and 100% thereafter. VOC Sponsor believes that its retained interests in the Underlying Properties combined with VOC Partners, LLC’s ownership of trust units representing a 34.8% beneficial interest in the trust, which collectively entitle VOC Sponsor and VOC Partners, LLC to receive an aggregate of approximately 48% of the net proceeds from the Underlying Properties, will provide sufficient incentive to operate and develop the oil and natural gas properties comprising the Underlying Properties in an efficient and cost-effective manner.

OPERATING AREAS

The Underlying Properties are located in Kansas and Texas in areas characterized by long production histories and several additional development opportunities, which may help to diminish natural declines in production from the Underlying Properties. See “— Planned development and workover program” for a summary of VOC Sponsor’s development plans in each of the operating areas of the Underlying Properties. Based on the reserve reports, approximately 92% of the future production from the Underlying Properties is expected to be oil, and approximately 8% is expected to be natural gas.

The following table summarizes, by state, the number of gross producing wells, the estimated proved reserves attributable to the Underlying Properties, the corresponding PV-10 value as of December 31, 2009, the average working interest, average net revenue interest and the average daily net production attributable to the Underlying Properties for the nine-month period ended September 30, 2010, in each case derived from the reserve reports. The reserve reports were prepared by Cawley, Gillespie & Associates, Inc. in accordance with criteria established by the

Securities and Exchange Commission (the “SEC”). The summary reserve reports are included in Annex A to this prospectus.

										Nine Month
										Period Ended
	Number									September 30,
	of	Proved Reserves (1)							Average	2010
	Gross		Natural					Average	Net	Average
	Producing	Oil	Gas	Total	% Oil	% PDP	PV-10	Working	Revenue	Net Production
Operating Area	Wells	(MBbls)	(MMcf)	(MBoe) (2)	Reserves	Reserves	Value (3)	Interest	Interest	(Boe per day)
							(In millions)

Kansas	750	5,840	3,731	6,462	90.4%	97.8%	$88.5	74.7%	62.5%	1,559
Texas	142	6,090	2,732	6,545	93.0%	71.3%	$90.2	66.8%	55.1%	1,024

Total	892	11,930	6,463	13,007	91.7%	84.5%	$178.7	70.7%	58.8%	2,583

(1)	In accordance with the rules and regulations promulgated by the SEC, the proved reserves presented above were determined using the twelve month unweighted arithmetic average of the first-day-of-the-month price for the period from January 1, 2009 through December 1, 2009, without giving effect to any hedge transactions, and were held constant for the life of the properties. This yielded a price for oil of $61.18 per Bbl and a price for natural gas of $3.83 per MMBtu.

(2)	Oil equivalents in the table are the sum of the Bbls of oil and the Boe of the stated Mcfs of natural gas, calculated on the basis that six Mcfs of natural gas is the energy equivalent of one Bbl of oil.

(3)	PV-10 is the present value of estimated future net revenue to be generated from the production of proved reserves, discounted using an annual discount rate of 10%, calculated without deducting future income taxes. Standardized measure of discounted net cash flows is calculated the same as PV-10 except that it deducts future income taxes. Because VOC Sponsor bears no federal income tax expense and taxable income is passed through to the unitholders of the trust, no provision for federal or state income taxes is included in the reserve reports and therefore the standardized measure of discounted future net cash flows attributable to the Underlying Properties is equal to the pre-tax PV-10 value. PV-10 may not be considered a generally accepted accounting principle (“GAAP”) financial measure as defined by the SEC and is derived from the standardized measure of discounted future net cash flows, which is the most directly comparable GAAP financial measure. The pre-tax PV-10 value and the standardized measure of discounted future net cash flows do not purport to present the fair value of the oil and natural gas reserves attributable to Underlying Properties.

Kansas. As of December 31, 2009, proved reserves attributable to the portion of the Underlying Properties located in Kansas (the “Kansas Underlying Properties”) were approximately 6.5 MMBoe and are located in three primary areas — the Central Kansas Uplift, Western Kansas and South Central Kansas. As of December 31, 2009, the Kansas Underlying Properties covered approximately 76,537 gross acres (45,452.7 net acres) and included 190 fields. As of December 31, 2009, the VOC Operators operated approximately 96% of the total proved reserves attributable to the Kansas Underlying Properties based on PV-10 value.

The major fields in the Central Kansas Uplift include Fairport Field, Chase-Silica Field and Marcotte Field, all of which are producing primarily from the Arbuckle and Lansing Kansas City zones. The major fields in Western Kansas include the Bindley, Moore-Johnson and Wesley fields, which are producing primarily from the Mississippian, Morrow, Lansing Kansas City and Cherokee zones. The major fields in South Central Kansas include the Gerberding, Spivey Grabs and Alford fields, which are producing primarily from the Mississippian, Simpson and Lansing Kansas City zones. During the nine-month period ended September 30, 2010, the average net production for the Kansas Underlying Properties was approximately 1,559 Boe per day.

Texas. As of December 31, 2009, proved reserves attributable to the portion of the Underlying Properties located in Texas (the “Texas Underlying Properties”) were approximately 6.5 MMBoe and are located in two areas — Central Texas and East Texas. As of December 31, 2009, the Texas Underlying Properties covered approximately 23,693 gross acres (16,841.3 net acres) and included three fields. As of December 31, 2009, the VOC Operators operated approximately 99% of the total proved reserves attributable to the Texas Underlying Properties based on PV-10 value.

Central Texas production is attributable to the Kurten Woodbine Unit, which is producing primarily from the Woodbine Interval and Buda Georgetown zones. East Texas properties include the Sand Flat field and Hitts Lake North field, each of which is producing primarily from the Paluxy and Chisum zones. During the nine-month period ended September 30, 2010, the average net production for the Texas Underlying Properties was approximately 1,024 Boe per day.

PLANNED DEVELOPMENT AND WORKOVER PROGRAM

The primary goals of VOC Sponsor’s development and workover program have been to develop proved undeveloped reserves, manage workovers and minimize the natural decline in production. With respect to the Underlying Properties, VOC Sponsor expects, but is not obligated (subject to its reasonable discretion), to implement the following development strategies specific to each of its primary operating areas.

•	Kansas. VOC Sponsor’s historical development and workover program for the Kansas Underlying Properties has included recompleting certain existing wells, drilling infill development wells, conducting 3-D seismic surveys, completing workovers and applying new production technologies. VOC Sponsor intends to continue this program with respect to the Kansas Underlying Properties, and expects to incur total development expenditures for these properties during the next five years of approximately $0.5 million, most of which is expected to be incurred during 2010 by the planned drilling of two vertical development wells.

•	Texas. VOC Sponsor’s historical development and workover program for the Texas Underlying Properties has included recompleting certain existing wells, drilling infill development wells, completing workovers and applying new production technologies. In 2009, after an extensive review of horizontal development drilling in the area, VOC Sponsor commenced drilling horizontal wells in the Kurten Woodbine Unit in order to accelerate the development of proved undeveloped reserves. VOC Sponsor has successfully completed each of its first four horizontal wells to the Woodbine C sand in this area with average lateral lengths of approximately 3,000 feet. VOC Sponsor intends to continue developing the Woodbine C sand underlying the Kurten Woodbine Unit, utilizing horizontal wells completed with multiple fracture stimulations together with recompletions of existing vertical wellbores into additional pay intervals. VOC Sponsor expects total development expenditures for the Texas Underlying Properties during the next five years to be approximately $24.8 million. Of this total, VOC Sponsor contemplates spending approximately $21.5 million to drill and complete 11 horizontal wells in the Woodbine C sand and one vertical well in the Sand Flat Unit. The remaining approximate $3.3 million is expected to be used for recompletions and workovers of 13 Woodbine vertical wells to additional Woodbine sands and six existing wells in the Sand Flat Unit.

The trust is not directly obligated to pay any portion of any development expenditures made with respect to the Underlying Properties; however, development expenditures made by VOC Sponsor with respect to the Underlying Properties will be included among the costs that will be deducted from the gross proceeds in calculating cash distributions attributable to Net Profits Interest. As a result, the trust will indirectly bear an 80% share of any development expenditures made with respect to the Underlying Properties (subject to certain limitations near the end of the term of the trust, as described below). Accordingly, higher or lower development expenditures will, in general, directly decrease or increase, respectively, the cash received by the trust. In making development expenditure determinations, VOC Sponsor will attempt to balance the impact of the development expenditures on current cash distributions to the trust unitholders with the longer term benefits of increased oil and natural gas production expected to result from the development expenditure. In addition, VOC Sponsor may establish a capital reserve of up to a maximum of $1.0 million in the aggregate at any given time.

VOC Sponsor, as the designated operator of the Underlying Properties, is entitled to make all determinations related to development expenditures with respect to the Underlying Properties, and there are no limitations on the amount of development expenditures that VOC Sponsor may incur with respect to the Underlying Properties, except as described below. VOC Sponsor is required under the applicable Net Profits Interest conveyance to use commercially reasonable efforts to cause the operators of the Underlying Properties to operate these properties as would a reasonably prudent operator, acting with respect to its own properties (without regard to the existence of the Net Profits Interest). As the trust unitholders would not be expected to fully realize the benefits of development expenditures made with respect to the Underlying Properties which occur near the end of the term of the trust, during each twelve-month period beginning on the later to occur of (1) December 31, 2027 and (2) the time when 9.0 MMBoe have been produced from the Underlying Properties and sold (which is the equivalent of 7.2 MMBoe in respect of the Net Profits Interest), development expenditures that will be taken into account in calculating net proceeds attributable to the Net Profits Interest, will be limited to the average annual development expenditures incurred by VOC Sponsor with regard to the Underlying Properties during the preceding three years, as adjusted for inflation. See “Computation of net proceeds — Net profits interest.”

VOC SPONSOR

VOC Brazos is a privately-held limited partnership engaged in the production and development of oil and natural gas from properties located in Texas. VOC Brazos was formed in May 2003. Pursuant to the KEP Acquisition, VOC Brazos will acquire KEP, which was formed in November 2009 to develop and produce oil and natural gas from properties primarily located in Kansas along with a limited number of Texas properties. There are no conditions to the closing of the KEP Acquisition other than the closing of this offering. Members of KEP acquired interests in the properties owned by KEP through various acquisitions and drilling activities that have occurred since 1979. See “— Formation transactions” for a more detailed discussion of the KEP Acquisition.

As of December 31, 2009, VOC Sponsor held interests in approximately 892 gross (550.2 net) producing wells, and proved reserves of the Underlying Properties were approximately 13.0 MMBoe. As of December 31, 2009, based on PV-10 value, the VOC Operators were the operators or contract operators of approximately 98% of the total proved reserves attributable to the Underlying Properties, with Vess Oil operating approximately 90% of the total proved reserves and L.D. Drilling Inc. and Davis Petroleum, Inc. operating approximately 8% of the total proved reserves. Vess Oil has operated oil and natural gas properties in Kansas for more than 30 years and, according to statistics furnished by the Kansas Geological Survey, was the third largest operator of oil properties in Kansas measured by production during 2009. Vess Oil currently operates over 1,600 oil, natural gas and service wells located primarily in Kansas, with growing operations in Texas. As of September 30, 2010, Vess Oil employed 19 full-time employees, three contract professionals and 14 contract personnel in its Wichita office and in five field and satellite offices.

For the year ended December 31, 2009, VOC Sponsor had revenues and net earnings of $44.1 million and $17.2 million, respectively. For the nine months ended September 30, 2010, VOC Sponsor had pro forma revenues and net income of $47.0 million and $25.5 million, respectively. As of September 30, 2010, VOC Sponsor had pro forma total assets of $173.3 million and total liabilities of $33.4 million, including indebtedness outstanding of $24.3 million. After giving further pro forma effect to the conveyance of the Net Profits Interest to the trust, the offering of the trust units contemplated by this prospectus and the application of the net proceeds as described in “Use of proceeds,” as of September 30, 2010, VOC Sponsor would have had total assets of $85.2 million and total liabilities of $114.8 million, including indebtedness outstanding of $24.3 million. For an explanation of the pro forma adjustments, please read “Financial statements of Predecessor — Unaudited pro forma statement of earnings.”

The address of VOC Sponsor is 1700 Waterfront Parkway, Building 500, Wichita, Kansas 67206, and its telephone number is (316) 682-1537.

KEY INVESTMENT CONSIDERATIONS

The following are some key investment considerations related to the Underlying Properties, the Net Profits Interest and the trust units:

•	Long-lived oil-producing properties. Oil-producing properties in VOC Sponsor’s areas of operation have historically had stable production profiles and generally long-lived production, often with total economic lives in excess of 50 years. VOC Sponsor acquired interests in the Texas Underlying Properties through various acquisitions that have occurred since the inception of VOC Brazos in 2003 and in the Kansas Underlying Properties through the contribution to KEP by its members in December 2010 of properties obtained through various acquisitions and drilling activities since 1979. Proved reserves attributable to the Underlying Properties have remained relatively stable, ranging from approximately 13.2 MMBoe as of December 31, 2007, to approximately 13.0 MMBoe as of December 31, 2009. Based on the reserve reports and assuming for purposes of this calculation that no additional development drilling or other development expenditures are made on the Underlying Properties after 2014, production from the Underlying Properties is expected to decline at an average annual rate of approximately 6.7% over the next 20 years. VOC Sponsor may continue to drill beyond 2014, and such drilling may reduce the anticipated decline rate if successful.

•	Substantial proved developed producing reserves. Proved developed producing reserves are the lowest risk category of reserves because production has already commenced, and VOC Sponsor does not expect the proved developed producing reserves attributable to the Underlying Properties to require significant future development costs. Proved developed producing reserves attributable to the Underlying Properties represented approximately 84% of the PV-10 value of the Underlying Properties as of December 31, 2009.

•	Near term development activities. VOC Sponsor has identified multiple locations on the Underlying Properties on which it intends to drill new infill wells and recomplete existing wells into new horizons over the next several years. See “— Planned development and workover program” for a summary of VOC Sponsor’s development plans. These locations are currently classified as proved undeveloped reserves on the reserve reports. If these wells are successfully completed or recompleted, as the case may be, the additional production from these wells would partially offset the natural decline in production from the Underlying Properties. Any additional incremental revenue received by VOC Sponsor from this additional production could have the effect of increasing future distributions to the trust unitholders.

•	Operational control. The right to operate an oil and natural gas lease is important because the operator can control the timing and amount of discretionary expenditures for operational and development activities. As of December 31, 2009, VOC Operators operated, or operated on a contract basis, approximately 98% of the proved reserves attributable to the Underlying Properties based on PV-10 value.

•	Experienced Royalty Trust Sponsor. Certain members of VOC Sponsor’s management team were involved in the formation and initial public offering of MV Oil Trust (NYSE: MVO) (“MVO”) a publicly-traded trust that is similar to VOC Energy Trust. In connection with the formation of MVO, the sponsor conveyed an 80% term net profits interest in oil and natural gas properties in the Mid-Continent region in Kansas and Colorado to MVO in exchange for trust units, a portion of which were sold by the sponsor in MVO’s initial public offering in January 2007. The terms of the net profits interest being conveyed in connection with the formation of VOC Energy Trust are similar to those of the net profits interest which was conveyed to MVO. To offset the natural decline in production of the proved developed wells, the sponsor planned and executed a development and workover program. The results of this program have partially mitigated the decline, with average net production being approximately 2,859 Boe per day (or approximately 2,287 Boe per day attributable to MVO’s 80% net profit interest) at the time of the initial public offering and 2,650 Boe per day (or approximately 2,120 Boe per day attributable to MVO’s 80% net profit interest) for the nine months ended September 30, 2010. As a result of differences in pricing, well locations, costs, development schedule, development expenditures and regulatory environment, among other things, the historical results of operations and performance of MVO should not be relied on as an indicator of how the trust will perform.

•	Strong oil fundamentals. Substantially all of the production from the Underlying Properties consists of crude oil. According to the US Energy Information Administration (“EIA”) projections, world oil prices are expected to rise gradually. These projections assume that global economic growth results in higher global oil demand, growth in supply from countries who are not members of the Organization of the Petroleum Exporting Countries (“OPEC”) slows in 2011, and members of OPEC continue to support world oil prices and while commercial oil inventories in the Organization for Economic Cooperation and Development (“OECD”) countries begin to decline.

•	Downside oil price protection. VOC Sponsor has entered into swap contracts for 2011 with a strike price of $94.90 per barrel of oil that hedge approximately 22% of expected oil production during 2011 from the proved developed producing reserves attributable to the Underlying Properties. These hedge contracts should help mitigate the impact of crude oil price volatility on distributions made with respect to the trust units during 2011. After these contracts expire at various times in 2011, unitholders’ exposure to fluctuations in commodity prices, particularly fluctuations in crude oil prices, will increase significantly. Under the terms of the conveyance, VOC Sponsor will be prohibited from entering into hedging arrangements for the benefit of the trust and the trustee is not empowered to enter into hedge contracts with trust proceeds. For more information on VOC Sponsor’s hedge positions, please see “The Underlying Properties — Hedge contracts.”

•	Aligned interests of sponsor. Following the closing of this offering, VOC Sponsor, together with VOC Partners, LLC, will be entitled to receive an aggregate of approximately 48% of the net proceeds attributable to the sale of oil and natural gas produced from the Underlying Properties. This 48% interest will consist of (1) the 20% of the net proceeds from the sale of production of oil and natural gas and attributable to the Underlying Properties that is retained by VOC Sponsor after transferring to the trust the Net Profits

Interest and (2) the ownership by VOC Partners, LLC of approximately 35% of the trust units following the closing of this offering.

RISK FACTORS

An investment in the trust units involves risks, including those associated with fluctuations in energy commodity prices, the operation of the Underlying Properties, the development of proved reserves, the depleting nature of the Underlying Properties, certain regulatory and legal matters, the structure of the trust and the tax characteristics of the trust units. Please read carefully the risks described under “Risk Factors” on page 22 of this prospectus.

SUMMARY PROVED RESERVES

Summary proved reserves of Underlying Properties and Net Profits Interest. As of December 31, 2009, estimated proved reserves attributable to the Underlying Properties were approximately 92% oil and approximately 8% natural gas, based on the reserve reports. The following table sets forth, as of December 31, 2009, certain estimated proved oil and natural gas reserves, estimated future net revenues and the discounted present value thereof attributable to the Underlying Properties and the Net Profits Interest, in each case as derived from the reserve reports.

	Proved Reserves of the Underlying Properties			Undiscounted
	Oil	Natural Gas	Oil Equivalent	Future Net	PV-10
	(MBbls )	(MMcf)	(MBoe)	Revenues	Value
				(In thousands)

Underlying Properties (total) (1)	11,930	6,463	13,007	$371,468	$178,690
Underlying Properties (attributable to the Net Profits Interest) (2)	7,132	4,003	7,799	$238,175

(1)	Reflects 100% of the proved reserves attributable to the Underlying Properties.

(2)	Reflects 80% of proved reserves attributable to the Underlying Properties expected to be produced during the term of the trust.

Annual production attributable to Net Profits Interest. The following graph shows estimated monthly production of total proved reserves attributable to the Net Profits Interest based upon the pricing and other assumptions set forth in the reserve reports. This graph presents the total proved reserves as reflected in the reserve reports broken down by three reserve categories (proved developed producing, proved developed non-producing and proved undeveloped reserves) which demonstrate the impact of developmental drilling and well re-completion and workover activities that VOC Sponsor expects to undertake with respect to the Underlying Properties within the next five years. For a description of VOC Sponsor’s planned development, workover and recompletion programs over the next five years, see “The Underlying Properties — Planned development and workover program.”

Estimated Annual Production of Proved Reserves
Attributable to the Net Profits Interest

SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL DATA AND OPERATING DATA FOR THE UNDERLYING PROPERTIES OF VOC SPONSOR AND THE TRUST

Pro Forma Combined Financial Data of the Underlying Properties

The summary unaudited pro forma combined financial data presented below should be read in conjunction with “The Underlying Properties — Selected historical and unaudited pro forma financial and operating data of the Underlying Properties” and the accompanying financial statements and related notes included elsewhere in this prospectus. The following table sets forth revenues, direct operating expenses and the excess of revenues over direct operating expenses relating to the Predecessor Underlying Properties after giving pro forma effect to the acquisition of the Acquired Underlying Properties. The summary unaudited pro forma financial data for the year ended December 31, 2009 and for the nine months ended September 30, 2010 have been derived from the unaudited pro forma statements of historical revenues and direct operating expenses of the Underlying Properties included in this prospectus beginning on page F-18. The pro forma adjustments have been prepared as if the acquisition of the Acquired Underlying Properties by Predecessor had taken place as of January 1, 2009.

	Year Ended	Nine Months Ended
	December 31, 2009	September 30, 2010
	(In thousands)
	(Unaudited)

Revenues:
Oil sales	$40,360	$44,682
Natural gas sales	2,292	2,540
Hedge and other derivative activity	1,477	(151)

Total	44,129	47,071

Bad debt recovery	(719)	—
Direct operating expenses:
Lease operating expenses	12,757	9,919
Production and property taxes	2,816	2,869

Total	15,573	12,788

Excess of revenues over direct operating expenses	$29,275	$34,283

Pro Forma Distributable Income of the Trust

The table below outlines the calculation of distributable income from Net Profits Interest derived from the excess of revenues over direct operating expenses of the Underlying Properties for the year ended December 31, 2009 and the nine months ended September 30, 2010 and should be read in conjunction with the unaudited pro forma financial information of the Trust included in this prospectus beginning on page F-24:

	Year Ended	Nine Months Ended
	December 31, 2009	September 30, 2010
	(In thousands, except per unit data)
	(Unaudited)

Excess of revenues over direct operating expenses	$29,275	$34,283
Less development expenses	5,129	8,829

Excess of revenues over direct operating expenses and development expenses	24,146	25,454
Times Net Profits Interest over the term of the trust	80%	80%

Income from Net Profits Interest	19,316	20,363

Pro forma adjustments:
Less estimated trust general and administrative expenses	900	675

Distributable income	$18,416	$19,688

Distributable income per trust unit

Operating Data of the Underlying Properties

The following table provides oil and natural gas sales volumes, average sales prices and capital expenditures relating to the Underlying Properties for the years ended December 31, 2007, 2008 and 2009 and for the nine months ended September 30, 2009 and 2010. Average sales prices do not include the effect of hedge activity.

				Nine Months Ended
	Year Ended December 31,			September 30,
Underlying Properties (1)	2007	2008	2009	2009	2010
	(Unaudited)

Operating data:
Sales volumes:
Oil (MBbls)	705	704	732	543	618
Natural gas (MMcf)	738	750	693	525	519

Total sales (MBoe)	828	829	847	631	705

Average sales prices:
Oil (per Bbl)	$67.15	$93.67	$55.16	$50.01	$72.25
Natural gas (per Mcf)	$5.96	$7.46	$3.31	$3.10	$4.89
Capital expenditures (in thousands):
Property acquisition	$4,463	$7,899	$4,134	$1,981	$2,884
Well development	2,420	2,499	2,407	1,027	6,099

Total	$6,883	$10,398	$6,541	$3,008	$8,983

(1)	The operating data below includes the effect of the Acquired Underlying Properties for all periods presented.

				Nine Months Ended
	Year Ended December 31,			September 30,
Predecessor Underlying Properties	2007	2008	2009	2009	2010
	(Unaudited)

Operating data:
Sales volumes:
Oil (MBbls)	387	389	407	298	374
Natural gas (MMcf)	391	426	415	311	339

Total (MBoe)	452	460	477	350	431

Average sales prices:
Oil (per Bbl)	$67.31	$94.11	$55.86	$50.37	$73.15
Natural gas (per Mcf)	$6.39	$7.86	$3.64	$3.36	$5.47
Capital expenditures (in thousands):
Property acquisition	$3,523	$6,715	$2,369	$1,027	$2,328
Well development	1,603	1,063	1,955	747	5,638

Total	$5,126	$7,778	$4,324	$1,774	$7,966

				Nine Months Ended
	Year Ended December 31,			September 30,
Acquired Underlying Properties	2007	2008	2009	2009	2010
	(Unaudited)

Operating data:
Sales volumes:
Oil (MBbls)	319	315	324	245	244
Natural gas (MMcf)	347	324	278	214	180

Total sales (MBoe)	376	369	371	281	274

Average sales prices:
Oil (per Bbl)	$66.96	$93.12	$54.27	$49.58	$70.85
Natural gas (per Mcf)	$5.49	$6.94	$2.81	$2.72	$3.80
Capital expenditures (in thousands):
Property acquisition	$940	$1,184	$1,765	$954	$556
Well development	817	1,436	452	280	461

Total	$1,757	$2,620	$2,217	$1,234	$1,017

Historical and Pro Forma Financial Data of VOC Sponsor

The summary historical audited financial data of Predecessor as of and for the year ended December 31, 2009 has been derived from the audited financial statements of Predecessor beginning on page VOC F-2. The summary unaudited financial data of Predecessor as of and for the nine months ended September 30, 2010 has been derived from the unaudited financial statements of Predecessor beginning on page VOC F-2. The summary unaudited pro forma financial data as of and for the year ended December 31, 2009 and as of and for the nine months ended September 30, 2010 set forth in the following table have been derived from the unaudited pro forma financial statements of Predecessor included in this prospectus beginning on page VOC F-27. The pro forma adjustments have been prepared as if the acquisition of the Acquired

Underlying Properties and, with respect to pro forma as adjusted information, the conveyance of the Net Profits Interest, the offer and sale of the trust units and application of the net proceeds therefrom, had taken place (i) on September 30, 2010, in the case of the pro forma balance sheet information as of September 30, 2010, and (ii) as of January 1, 2009, in the case of the pro forma statement of earnings information for the year ended December 31, 2009, and the nine months ended September 30, 2010.

			Predecessor Pro Forma for the		Predecessor Pro Forma As
			Acquisition of the Acquired		Adjusted for the Offering
	Predecessor		Underlying Properties		(Including the conveyance of the Net Profits Interest)
		Nine Months		Nine Months		Nine Months
	Year Ended	Ended	Year Ended	Ended	Year Ended	Ended
	December 31,	September 30,	December 31,	September 30,	December 31,	September 30,
	2009	2010	2009	2010	2009	2010
	(In thousands)
		(Unaudited)	(Unaudited)		(Unaudited)

Revenue	$25,750	$29,091	$44,133	$47,073	$15,836	$14,633
Net earnings	$10,861	$16,557	$17,222	$25,510	$9,230	$9,269
Total assets (at period end)	$101,280	$109,626		$173,271		$85,220
Long-term liabilities, excluding current maturities (at period end)	$28,315	$26,765		$28,822		$102,264
Partners’ capital/common control owners’ equity (deficit)	$67,512	$79,932		$139,876		$(29,581)

SUMMARY PROJECTED CASH DISTRIBUTIONS

The following table presents a calculation of cash distributions to holders of trust units as if they owned trust units as of the record date for the distribution for the first quarter of 2011 (assuming, for purposes of the table, that there were quarterly distributions made for each of the four quarters in 2011) and continued to own those trust units through the record date for the cash distribution payable with respect to oil and natural gas production for the last quarter of 2011. The cash distribution projections for the twelve months ending December 31, 2011 were prepared by VOC Sponsor on an accrual of production basis based on the hypothetical assumptions that are described below and in “Projected cash distributions — Significant assumptions used to prepare the projected cash distributions.” By accrual of production basis, it is assumed that cash distributions for a quarter relate to actual production in that quarter as opposed to cash received in that quarter. Actual cash distributions by the trust will be made on a cash basis, however, and, as a result, will vary from the projected cash distributions presented in the table below due to, among other things, the delay between accruing for sales of production and VOC Sponsor’s receiving payment from purchasers of the production. In addition, for the year ending December 31, 2011, VOC Sponsor will not make its first payment to the trust pursuant to the Net Profits Interest until on or about August 15, 2011. The trust’s first quarterly distribution will consist of an amount in cash paid by VOC Sponsor equal to the amount that would have been payable to the trust had the Net Profits Interest been in effect during the period from January 1, 2011 through June 30, 2011, less any general and administrative expenses and reserves of the trust.

VOC Sponsor does not as a matter of course make public projections as to future sales, earnings or other results. However, the management of VOC Sponsor has prepared the projected financial information set forth below to present the projected cash distributions to the holders of the trust units based on the estimates and hypothetical assumptions described below. The accompanying projected financial information was not prepared with a view toward complying with the published guidelines of the SEC or guidelines established by the American Institute of Certified Public Accountants with respect to projected financial information.

In the view of VOC Sponsor’s management, the accompanying unaudited projected financial information was prepared on a reasonable basis and reflects the best currently available estimates and judgments of VOC Sponsor related to oil and natural gas production, operating expenses, development expenditures, and other general and administrative expenses based on:

•	the oil and natural gas production estimates for the year ending December 31, 2011 contained in the reserve reports;

•	estimated production and development costs for the year ending December 31, 2011, contained in the reserve reports;

•	projected payments made or received pursuant to the hedge contracts for the year ending December 31, 2011; and

•	further reduction in estimated general and administrative expenses of $900,000 in 2011.

The projected financial information was also based on the hypothetical assumption that prices for oil and natural gas remain constant during the twelve months ending December 31, 2011 and are $      per Bbl of oil and $      per MMBtu of natural gas (which prices exclude the effects of financial hedging arrangements). These prices represent average annual NYMEX futures prices. These hypothetical prices are then adjusted to take into account VOC Sponsor’s estimate of the basis differential (based on location and quality of the production) between published prices and the prices actually received by VOC Sponsor. Actual prices paid for oil and natural gas expected to be produced from the Underlying Properties in 2011 will likely differ from these hypothetical prices due to fluctuations in the prices generally experienced with respect to the production of oil and natural gas and variations in basis differentials. For example, the published average monthly closing NYMEX crude oil spot price per Bbl was $78.10 for the nine months ended September 30, 2010, while the actual monthly closing prices ranged from $71.92 to $86.15 during such period. See “Risk factors — Prices of oil and natural gas fluctuate due to a number of factors that are beyond the control of the trust and VOC Sponsor, and lower prices could reduce proceeds to the trust and cash distributions to unitholders.”

VOC Sponsor utilized these production estimates, hypothetical oil and natural gas prices and cost estimates in preparing the projected financial information. This methodology is consistent with the requirements of the SEC for estimating oil and natural gas reserves and discounted present value of future net revenues attributable to the Net Profits Interest, except that we have utilized average annual NYMEX futures prices rather than average historical monthly price for oil and natural gas. The actual production amounts, commodity prices and costs for 2011 may vary from those VOC Sponsor has projected, and such variations could be material. Accordingly, the projected financial information should not be relied upon as being necessarily indicative of future results. Readers of this prospectus are cautioned not to place undue reliance on the projected financial information.

Neither VOC Sponsor’s independent auditors nor any other independent accountants have compiled, examined or performed any procedures with respect to the projected financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the projected financial information.

The projections and the estimates and hypothetical assumptions on which they are based are subject to significant uncertainties, many of which are beyond the control of VOC Sponsor or the trust. Actual cash distributions to trust unitholders, therefore, could vary significantly based upon events or conditions occurring that are different from the events or conditions assumed to occur for purposes of these projections. Cash distributions to trust unitholders will be particularly sensitive to fluctuations in oil and natural gas prices. See “Risk factors — Prices of oil and natural gas fluctuate due to a number of factors that are beyond the control of the trust and VOC Sponsor, and lower prices could reduce proceeds to the trust and cash distributions to unitholders.” As a result of typical production declines for oil and natural gas properties, production estimates generally decrease from year to year, and the projected cash distributions shown in the table below are not necessarily indicative of distributions for future years. See “Projected cash distributions — Sensitivity of projected cash distributions to oil and natural gas production and prices,” which shows projected effects on cash distributions from hypothetical changes in oil and natural gas production and prices. Because payments to the trust will be generated by depleting assets and the trust has a finite life with the production from the Underlying Properties diminishing over time, a portion of each distribution will represent, in effect, a return of your original investment. See “Risk factors — The reserves attributable to the Underlying Properties are depleting assets and production from those reserves will diminish over time. Furthermore, the trust is precluded from acquiring other oil and natural gas properties or net profits interests to replace the depleting assets and production. Therefore, proceeds to the trust and cash distributions may decrease over time.”

Projection for Twelve Months
Projected Cash Distributions	Ending December 31, 2011
(Dollars in thousands, except
per Bbl, Mcf, MMBtu and per unit
amounts)

Underlying Properties sales volumes:
Oil (MBbls)
Natural gas (MMcf)

Total sales (MBoe)

NYMEX futures price (1):
Oil (per Bbl)	$
Natural gas (per MMBtu)	$
Assumed realized sales price (2):
Oil (per Bbl)	$
Natural gas (per Mcf)	$
Calculation of net proceeds:
Gross proceeds:
Oil sales	$
Natural gas sales

Total	$

Costs:
Production and development costs:
Lease operating expenses	$
Production and property taxes
Development expenses

Total	$

Settlement of hedge contracts (payment received) (3)

Net proceeds	$

Percentage allocable to Net Profits Interest	80%
Net proceeds to trust from Net Profits Interest	$

Trust general and administrative expenses (4)

Cash available for distribution by the trust	$

Cash distribution per trust unit	$

(1)	Average NYMEX futures price for 2011, as reported on . For a description of the effect of lower NYMEX prices on projected cash distributions, please read “— Sensitivity of projected cash distributions to oil and natural gas production and prices.”

(2)	Sales price net of forecasted gravity, quality, transportation, and marketing costs. For more information about the estimates and hypothetical assumptions made in preparing the table above, see “Projected cash distributions — Significant assumptions used to prepare the projected cash distributions.”

(3)	Costs will be reduced by hedge payments received by VOC Sponsor under the hedge contracts. If the hedge payments received by VOC Sponsor under the hedge contracts exceed costs during a quarterly period, the ability to use such excess amounts to offset costs will be deferred, with interest accruing on such amounts at the prevailing money market rate, until the next quarterly period when the hedge payments are less than such costs.

(4)	Total general and administrative expenses of the trust on an annualized basis for 2011 are expected to be $900,000, which includes an annual administrative fee to VOC Sponsor in the amount of $75,000 in 2011, which fee will increase by 4% annually beginning in January 2012, the annual fee to the trustees, accounting fees, engineering fees, printing costs and other expenses properly chargeable to the trust.

THE OFFERING

Trust units offered by VOC Sponsor	trust units or, trust units, if the underwriters exercise their option to purchase additional trust units in full

Trust units owned by VOC Partners, LLC after the offering	trust units, if the underwriters exercise their option to purchase additional trust units in full

Trust units outstanding after the offering	trust units

Use of proceeds	VOC Sponsor is offering all of the trust units to be sold in this offering including, the trust units to be sold upon any exercise of the underwriters’ over-allotment option. The estimated net proceeds of this offering to be received by VOC Sponsor will be approximately $ million, after deducting underwriting discounts and commissions, structuring fees and expenses, and $ million if the underwriters exercise their option to purchase additional trust units in full. VOC Sponsor intends to use the net proceeds from this offering, including any proceeds from the exercise of the underwriters’ option to purchase additional trust units and the sale of the trust units to VOC Partners, LLC to make cash distributions to its limited partners. See “Use of proceeds.”

Proposed NYSE symbol	“VOC”

Quarterly cash distributions	It is expected that quarterly cash distributions during the term of the trust, other than the first quarterly cash distribution, will be made by the trustee on or about the 45th day following the end of each quarter to the trust unitholders of record on the 30th day following the end of each quarter (or the next succeeding business day). The first distribution from the trust to the trust unitholders will be made on or about August 15, 2011 to trust unitholders owning trust units on or about August 1, 2011. The trust’s first quarterly distribution will consist of an amount in cash paid by VOC Sponsor equal to the amount that would have been payable to the trust had the Net Profits Interest been in effect during the period from January 1, 2011 through June 30, 2011, less any general and administrative expenses and reserves of the trust.

Actual cash distributions to the trust unitholders will fluctuate quarterly based upon the quantity of oil and natural gas produced from the Underlying Properties, the prices received for oil and natural gas production and other factors. Because payments to the trust will be generated by depleting assets and the trust has a finite life with the production from the Underlying Properties diminishing over time, a portion of each distribution will represent, in effect, a return of your original investment. Oil and natural gas production from proved reserves attributable to the Underlying Properties is expected to decline over the term of the trust. See “Risk factors.”

Termination of the trust	The Net Profits Interest will terminate on the later to occur of (1) December 31, 2030, or (2) the time when 9.7 MMBoe have been produced from the Underlying Properties and sold (which amount is the equivalent of 7.8 MMBoe in respect of the trust’s right to receive 80% of the net proceeds from the Underlying Properties pursuant to the Net Profits Interest), and the trust will promptly wind up its affairs and terminate thereafter.

Summary of income tax consequences	Trust unitholders will be taxed directly on the income from assets of the trust. The Net Profits Interest should be treated as a debt instrument for federal income tax purposes, and a trust unitholder in that event will be required to include in such trust unitholder’s income its share of the interest income on such debt instrument as it accrues in accordance with the rules applicable to contingent payment debt instruments contained in the Internal Revenue Code of 1986, as amended, and the corresponding regulations. If the Net Profits Interest is not treated as a debt instrument, then a trust unitholder should be allowed to recoup its basis in the Net Profits Interest on a schedule that is in proportion to production attributable to the Net Profits Interest and that may be more favorable to a trust unitholder than the schedule on which basis will be recovered if the Net Profits Interest is treated as a debt instrument for federal income tax purposes. See “Federal income tax consequences.”

RISK FACTORS

Prices of oil and natural gas fluctuate due to a number of factors that are beyond the control of the trust and VOC Sponsor, and lower prices could reduce proceeds to the trust and cash distributions to unitholders.

The trust’s reserves and quarterly cash distributions are highly dependent upon the prices realized from the sale of oil and natural gas. Prices of oil and natural gas can fluctuate widely on a quarter-to-quarter basis in response to a variety of factors that are beyond the control of the trust and VOC Sponsor. These factors include, among others:

•	regional, domestic and foreign supply and perceptions of supply of oil and natural gas;

•	the level of demand and perceptions of demand for oil and natural gas;

•	political conditions or hostilities in oil and natural gas producing regions;

•	anticipated future prices of oil and natural gas and other commodities;

•	weather conditions and seasonal trends;

•	technological advances affecting energy consumption and energy supply;

•	U.S. and worldwide economic conditions;

•	the price and availability of alternative fuels;

•	the proximity, capacity, cost and availability of gathering and transportation facilities;

•	the volatility and uncertainty of regional pricing differentials;

•	governmental regulations and taxation;

•	energy conservation and environmental measures; and

•	acts of force majeure.

The slowdown in economic activity caused by the worldwide economic recession has reduced worldwide demand for energy and resulted in lower crude oil and natural gas prices. Crude oil prices declined from record high levels in early July 2008 of over $140 per Bbl to below $45 per Bbl in February 2009 before rebounding to over $80 per Bbl in November 2010. Natural gas prices declined from over $13 per MMBtu in mid-2008 to approximately $4 per MMBtu in November 2010.

Lower prices of oil and natural gas will reduce proceeds to which the trust is entitled and may ultimately reduce the amount of oil and natural gas that is economic to produce from the Underlying Properties. As a result, the operator of any of the Underlying Properties could determine during periods of low commodity prices to shut in or curtail production from wells on the Underlying Properties. In addition, the operator of the Underlying Properties could determine during periods of low commodity prices to plug and abandon marginal wells that otherwise may have been allowed to continue to produce for a longer period under conditions of higher prices. Specifically, VOC Sponsor may abandon any well or property if it reasonably believes that the well or property can no longer produce oil or natural gas in commercially economic quantities.

This could result in termination of the Net Profits Interest relating to the abandoned well or property. In making such decisions, VOC Sponsor and any transferee will be required under the applicable conveyance to operate, or to use commercially reasonable efforts to cause the operators of the Underlying Properties to operate these properties as would a reasonably prudent operator, acting with respect to its own properties (without regard to the existence of the Net Profits Interest). Because substantially all the Underlying Properties are located in mature fields, decreases in commodity prices could have a more significant effect on the economic viability of these properties as compared to more recently discovered properties. The commodity price sensitivity of these mature wells is due to a variety of factors that vary from well-to-well, including the additional costs associated with water handling and disposal, chemicals, surface equipment maintenance, downhole casing repairs and reservoir pressure maintenance activities that are necessary to maintain production. As a result, the volatility of commodity prices may cause the amount of future cash distributions to trust unitholders to fluctuate, and a substantial decline in the price of oil or natural gas will reduce the amount of cash available for distribution to the trust unitholders. The volatility of commodity prices also reduces the accuracy of estimates of future cash distributions to trust unitholders.

VOC Sponsor has entered into hedge contracts relating to approximately 22% of expected production from the proved developed producing reserves attributable to the Underlying Properties during 2011. These hedge contracts expire at various dates in 2011. While the use of hedging transactions limits the downside risk of price declines, they may also limit the trust’s ability to realize cash flow from crude oil price increases on the portion of the production attributable to the Net Profits Interest that is hedged during such period. The trust will be required to bear its share of the hedge payments regardless of whether the corresponding quantities of oil are produced or sold. Furthermore, VOC Sponsor has not entered into any hedge contracts relating to oil and natural gas volumes expected to be produced after December 31, 2011, and the terms of the conveyance of the Net Profits Interests will prohibit VOC Sponsor from entering into new hedging arrangements following the completion of this offering. As a result, the amounts of the cash distributions may be subject to a greater fluctuation after December 31, 2011 because of changes in crude oil prices. In the event that any of the counterparties to the hedge contracts default on their obligations to make payments to VOC Sponsor under the hedge contracts, the cash distributions to the trust unitholders would likely be materially reduced. VOC Sponsor will have no continuing obligation with respect to these swap contracts. For a discussion of the hedge contracts, see “The Underlying Properties — Hedge contracts.”

An increase in the differential between the price realized by VOC Sponsor for oil or natural gas produced from the Underlying Properties and the NYMEX or other benchmark price of oil or natural gas could reduce the proceeds to the trust and therefore the cash distributions by the trust and the value of trust units.

The prices received for VOC Sponsor’s oil and natural gas production usually fall below the relevant benchmark prices, such as NYMEX, that are used for calculating hedge positions. The difference between the price received and the benchmark price is called a basis differential. The differential may vary significantly due to market conditions, the quality and location of production and other factors. VOC Sponsor cannot accurately predict natural gas or crude oil differentials. Increases in the differential between the realized price of oil and natural gas and the benchmark price for oil and natural gas could reduce the proceeds to the trust and therefore the cash distributions by the trust and the value of the trust units.

Estimates of future cash distributions to unitholders are based on assumptions that are inherently subjective and are subject to significant business, economic, financial, legal, regulatory and competitive risks and uncertainties that could cause actual cash distributions to differ materially from those estimated.

The projected cash distributions to trust unitholders in 2011 contained elsewhere in this prospectus are based on VOC Sponsor’s calculations, and VOC Sponsor has not received an opinion or report on such calculations from any independent accountants. Such calculations are based on assumptions about drilling, production, crude oil and natural gas prices, hedging activities, development expenditures, expenses, and other matters that are inherently uncertain and are subject to significant business, economic, financial, legal, regulatory and competitive risks and uncertainties that could cause actual results to differ materially from those estimated. In particular, these estimates have assumed that crude oil and natural gas production is sold in 2011 at NYMEX futures prices as of      of $      per Bbl in the case of crude oil and $      per MMBtu in the case of natural gas. However, actual sales prices may be significantly lower. Additionally, these estimates assume Underlying Properties will achieve production volumes set forth in the reserve reports; however, actual production volumes may be significantly lower. If prices or production are lower than expected, the amount of cash available for distribution to trust unitholders would be reduced.

Actual reserves and future production may be less than current estimates, which could reduce cash distributions by the trust and the value of the trust units.

The value of the trust units and the amount of future cash distributions to the trust unitholders will depend upon, among other things, the accuracy of the reserves and future production estimated to be attributable to the trust’s interest in the Underlying Properties. See “The Underlying Properties — Reserve reports” for a discussion of the method of allocating proved reserves to the Underlying Properties and the Net Profits Interest. It is not possible to measure underground accumulations of oil and natural gas in an exact way, and estimating reserves is inherently uncertain. Ultimately, actual production and revenues for the Underlying Properties could vary negatively and in material amounts from estimates. Furthermore, development expenditures and production costs relating to the Underlying Properties could be higher than current estimates. Petroleum engineers are required to make subjective estimates of underground accumulations of oil and natural gas based on factors and assumptions that include:

•	historical production from the area compared with production rates from other producing areas;

•	oil and natural gas prices, production levels, Btu content, production expenses, transportation costs, severance and excise taxes and development expenditures; and

•	the effect of expected governmental regulation.

Changes in these assumptions and amounts of actual production and development costs could materially decrease reserve estimates. In addition, the quantities of recovered reserves attributable to the Underlying Properties may decrease in the future as a result of future decreases in the price of oil or natural gas.

The processes of drilling and completing wells are high risk activities with many uncertainties that could delay or cancel all or a portion of VOC Sponsor’s anticipated drilling schedule and adversely affect future production from the Underlying Properties. Any such delays or cancellations in drilling and completion activities could decrease production and future revenues that are available for distribution to unitholders.

The processes of drilling and completing wells are subject to numerous risks beyond the trust’s and VOC Sponsor’s control, including risks that could delay VOC Sponsor’s current drilling schedule and the risk that drilling will not result in commercially viable oil production. VOC Sponsor is not obligated to undertake any development activities, so any drilling and completion activities will be subject to the reasonable discretion of VOC Sponsor. Further, VOC Sponsor’s future business, financial condition, results of operations, liquidity or ability to finance its share of planned development expenditures could be materially and adversely affected by any factor that may curtail, delay or cancel drilling, including the following:

•	delays imposed by or resulting from compliance with regulatory requirements, including permitting;

•	unusual or unexpected geological formations;

•	shortages of or delays in obtaining equipment and qualified personnel;

•	equipment malfunctions, failures or accidents;

•	unexpected operational events and drilling conditions;

•	reductions in oil or natural gas prices;

•	market limitations for oil or natural gas;

•	pipe or cement failures;

•	casing collapses;

•	lost or damaged drilling and service tools;

•	loss of drilling fluid circulation;

•	uncontrollable flows of oil and natural gas;

•	fires and natural disasters;

•	environmental hazards, such as oil and natural gas leaks, pipeline ruptures and discharges of toxic gases;

•	adverse weather conditions; and

•	oil or natural gas property title problems.

In the event that drilling of development wells is delayed or cancelled, or development wells have lower than anticipated production, due to one of the factors above or for any other reason, estimated future distributions to unitholders may be reduced.

Risks associated with the production, gathering, transportation and sale of oil and natural gas could adversely affect cash distributions by the trust.

The amount of cash to be received by the trust from VOC Sponsor with respect to the Net Profits Interest, the value of the trust units and the amount of cash distributions to the trust unitholders will depend upon, among other things, oil and natural gas production and prices and the costs incurred by VOC Sponsor to develop and produce oil and natural gas reserves attributable to the Underlying Properties. Drilling, production or transportation accidents as well as adverse weather conditions that temporarily or permanently halt the production and sale of oil or natural gas at any of the Underlying Properties will reduce trust distributions by reducing the amount of net proceeds available for distribution. For example, accidents may occur that result in personal injuries, property damage, damage to productive formations or equipment and environmental damages. To the extent VOC Sponsor is not able to recover from insurance any costs incurred by VOC Sponsor in connection with any such accidents, the net proceeds available for distribution to the trust may be reduced or delayed. In addition, curtailments or damage to pipelines used by VOC Sponsor to transport oil and natural gas production to markets for sale could reduce the amount of net proceeds available for distribution. Any such curtailment or damage to the gathering systems used by VOC Sponsor could also require VOC Sponsor to find alternative means to transport the oil and natural gas production from the Underlying Properties, which could require VOC Sponsor to incur additional costs that will have the effect of reducing net proceeds available for distribution.

VOC Sponsor does not have any long term contracts related to the sale of production of oil and natural gas from the Underlying Properties and may be unable to find purchasers. The inability to sell all of the production or the failure of any purchaser to pay VOC Sponsor for the production that has been delivered could reduce net proceeds attributable to the Net Profits Interest and thereby reduce cash available for distribution to the trust unitholders.

VOC Sponsor does not have any firm commitment contracts for the sale of any production nor has it received security or other guaranty of payment for the production it sells. Therefore, there can be no assurance that VOC Sponsor will be able to find buyers for its production, that buyers will pay the purchase price therefor or that the price at which the production is sold will be current market price for such hydrocarbon at the time of delivery. Currently, VOC Sponsor sells approximately 32% of the oil produced from the Underlying Properties to MV Purchasing LLC, an affiliate of VOC Sponsor. Any nonpayment by a purchaser of production, including MV Purchasing LLC, or inability by VOC Sponsor to sell any production, could reduce cash available for distribution to trust unitholders.

The trust is passive in nature and neither the trust nor the trust unitholders will have voting rights in, or managerial, contractual or other ability to influence, VOC Sponsor or the ability to control the field operations of, sale of oil and natural gas from, or development of, the Underlying Properties.

Trust unitholders have no voting rights with respect to VOC Sponsor and therefore will have no managerial, contractual or other ability to influence VOC Sponsor’s activities or the operations of the Underlying Properties. Oil and natural gas properties are typically managed pursuant to an operating agreement among the working interest owners of oil and natural gas properties. The VOC Operators operate, or operate on a contract basis, substantially all of the properties comprising the Underlying Properties. The typical operating agreement contains procedures whereby the owners of the working interests in the property designate one of the interest owners to be the operator of the property. Under these arrangements, the operator is typically responsible for making all decisions relating to drilling activities, sale of production, compliance with regulatory requirements and other matters that affect the property.

Shortages or increases in costs of equipment, services and qualified personnel could result in a reduction in the amount of cash available for distribution to the trust unitholders.

The demand for qualified and experienced personnel to conduct field operations, geologists, geophysicists, engineers and other professionals in the oil and natural gas industry can fluctuate significantly, often in correlation with oil and natural gas prices, causing periodic shortages. Historically, there have been shortages of drilling rigs and other equipment as demand for rigs and equipment has increased along with the number of wells being drilled. These factors also cause significant increases in costs for equipment, services and personnel. Higher oil and natural gas prices generally stimulate demand and result in increased prices for drilling rigs, crews and associated supplies, equipment and services. Shortages of field personnel and equipment or price increases could significantly decrease the amount of cash available for distribution to the trust unitholders or restrict the ability of VOC Sponsor to drill the development wells and conduct the operations which it currently has planned for the Underlying Properties.

The trust units may lose value as a result of title deficiencies with respect to the Underlying Properties.

VOC Sponsor acquired the Underlying Properties over the past 30 years, and at the time of its acquisition of each of the Underlying Properties, VOC Sponsor retained outside counsel to examine title to the Underlying Properties as to the acquired interests. VOC Sponsor subsequently retained outside counsel to update title to the Underlying Properties in September 2010. The existence of a material title deficiency with respect to the Underlying Properties could reduce the value of a property or render it worthless, thus adversely affecting the distributions to trust unitholders. VOC Sponsor does not obtain title insurance covering mineral leaseholds, and VOC Sponsor’s failure to cure any title defects may cause VOC Sponsor to lose its rights to production from the Underlying Properties. In the event of any such material title problem, proceeds available for distribution to trust unitholders and the value of the trust units may be reduced.

VOC Sponsor may transfer all or a portion of the Underlying Properties at any time, subject to specified limitations. Under these circumstances, trust unitholders will have no ability to prevent VOC Sponsor from transferring the Underlying Properties to another operator, even if the trust unitholders do not believe that operator would operate the Underlying Properties in the same manner as VOC Sponsor.

VOC Sponsor may at any time transfer all or part of the Underlying Properties, subject to and burdened by the Net Profits Interest, and may abandon individual wells or properties that it reasonably believes to be uneconomic. For the years ended December 31, 2007, 2008 and 2009, VOC Sponsor plugged and abandoned zero, six and 15 wells, respectively, located on leases on the Underlying Properties. Trust unitholders will not be entitled to vote on any transfer of the Underlying Properties, and the trust will not receive any proceeds from any such transfer, except in the limited circumstances when the Net Profits Interest is released in connection with such transfer, in which case the trust will receive an amount equal to the fair market value (net of sales costs) of the Net Profits Interest released. See “The Underlying Properties — Sale and abandonment of Underlying Properties.” Following any sale or transfer of any of the Underlying Properties, if the Net Profits Interest is not released in connection with such sale or transfer, the Net Profits Interest will continue to burden the transferred property and net proceeds attributable to such property will be calculated as part of the computation of net proceeds described in this prospectus. VOC Sponsor may delegate to the transferee responsibility for all of VOC Sponsor’s obligations relating to the Net Profits Interest on the portion of the Underlying Properties transferred.

In addition, VOC Sponsor may, without the consent of the trust unitholders, require the trust to release the Net Profits Interest associated with any lease that accounts for less than or equal to 0.25% of the total production from the Underlying Properties in the prior 12 months and provided that the Net Profits Interest covered by such releases cannot exceed, during any 12-month period, an aggregate fair market value to the trust of $500,000. These releases will be made only in connection with a sale by VOC Sponsor of the relevant Underlying Properties and are conditioned upon the trust’s receiving an amount equal to the fair market value to the trust of such Net Profits Interest. Any net sales proceeds paid to the trust will be distributable to trust unitholders for the quarter in which they are received. VOC Sponsor has not identified for sale any of the Underlying Properties.

As the designated operator of a property comprising the Underlying Properties, VOC Sponsor may enter into farm-out, operating, participation and other similar agreements to develop the property. VOC Sponsor may enter into any of these agreements without the consent or approval of the trustee or any trust unitholder.

The reserves attributable to the Underlying Properties are depleting assets and production from those properties will diminish over time. Furthermore, the trust is precluded from acquiring other oil and natural gas properties or net profits interests to replace the depleting assets and production. Therefore, proceeds to the trust and cash distributions to unitholders will decrease over time.

The proceeds payable to the trust attributable to the Net Profits Interests are derived from the sale of production of oil and natural gas from the Underlying Properties. The reserves attributable to the Underlying Properties are depleting assets, which means that the reserves and the quantity of oil and natural gas produced from the Underlying Properties will decline over time. Based on the estimated production volumes in the reserve reports, the oil and natural gas production from proved reserves attributable to the Underlying Properties is projected to decline at an average rate of approximately 6.7% per year over the next 20 years, assuming the level of development drilling and development expenditures on the Underlying Properties disclosed elsewhere in this prospectus through 2014 and none thereafter. Actual decline rates may vary from this projected decline rate. In the event expected future development is delayed, reduced or cancelled, the average rate of decline will likely exceed 6.7% per year.

Future maintenance projects on the Underlying Properties may affect the quantity of proved reserves that can be economically produced from wells on the Underlying Properties. The timing and size of these projects will depend on, among other factors, the market prices of oil and natural gas. In addition, because VOC Sponsor has agreed to limit the amount of development expenditures that will be taken into account in calculating net proceeds attributable to the Net Profits Interest during the three year-period prior to the termination of the Net Profits Interest, VOC Sponsor may choose to delay certain development projects that may otherwise benefit the trust unitholders until the termination of the trust. VOC Sponsor has no contractual obligation to develop or otherwise make development expenditures on the Underlying Properties in the future. Furthermore, with respect to properties for which VOC Sponsor is not designated as the operator, VOC Sponsor has limited or no control over the timing or amount of those development expenditures. VOC Sponsor also has the right to non-consent and not participate in the development expenditures on properties for which it is not the operator, in which case VOC Sponsor and the trust will not receive the production resulting from such development expenditures. If VOC Sponsor or other operators do not implement maintenance projects on the Underlying Properties when warranted, the future rate of production decline of proved reserves may be higher than the rate currently expected by VOC Sponsor or estimated in the reserve report.

The trust agreement will provide that the trust’s business activities will be limited to owning the Net Profits Interest and any activity reasonably related to such ownership, including activities required or permitted by the terms of the conveyance related to the Net Profits Interest. As a result, the trust will not be permitted to acquire other oil and natural gas properties or net profits interests to replace the depleting assets and production attributable to the Net Profits Interest.

Because the net proceeds payable to the trust are derived from the sale of depleting assets, the portion of the distributions to unitholders attributable to depletion may be considered to have the effect of a return of capital as opposed to a return on investment. Eventually, the Net Profits Interest may cease to produce in commercial quantities and the trust may, therefore, cease to receive any distributions of net proceeds therefrom.

The amount of cash available for distribution by the trust will be reduced by the amount of any costs and expenses related to the Underlying Properties and other costs and expenses incurred by the trust.

The trust will bear its share of all costs and expenses related to the Underlying Properties, such as lease operating expenses, production and property taxes, development expenses and hedge expenses, which will reduce the amount of cash received by the trust. Accordingly, higher costs and expenses related to the Underlying Properties will directly decrease the amount of cash received by the trust in respect of its Net Profits Interest. Please read “The Underlying Properties — Selected historical and unaudited pro forma financial data and operating data of the Underlying Properties.” Historical costs may not be indicative of future costs. In addition, cash available for distribution by the trust will be further reduced by the trust’s general and administrative expenses, which are expected to be $900,000 in 2011. For details about these general and administrative expenses, please see “Description of the trust agreement — Fees and expenses.”

If production and development costs on the Underlying Properties together with the other costs exceed gross proceeds of production from the Underlying Properties, the trust will not receive net proceeds from those properties until future gross proceeds from production exceed the total of the excess costs, plus accrued interest. Development activities may not generate sufficient additional revenue to repay the costs.

The trustee may, under certain circumstances, sell the Net Profits Interest and dissolve the trust prior to the expected termination of the trust. As a result, trust unitholders may not recover their investment.

The trustee must sell the Net Profits Interest if the holders of a majority of the trust units approve the sale or vote to dissolve the trust. The trustee must also sell the Net Profits Interest if the annual gross proceeds from the Underlying Properties attributable to the Net Profits Interest are less than $1.0 million for each of any two consecutive years. The sale of the Net Profits Interest will result in the dissolution of the trust. The net proceeds of any such sale will be distributed to the trust unitholders.

VOC Partners, LLC may sell trust units in the public or private markets, and such sales could have an adverse impact on the trading price of the trust units.

After the closing of the offering, VOC Partners, LLC will hold an aggregate of           trust units, assuming no exercise of the underwriters’ over-allotment option. VOC Partners, LLC has agreed not to sell any trust units for a period of 180 days after the date of this prospectus without the consent of Raymond James & Associates, Inc. See “Underwriting.” After such period, VOC Partners, LLC may sell trust units in the public or private markets, and any such sales could have an adverse impact on the price of the trust units or on any trading market that may develop. The trust has granted registration rights to VOC Partners, LLC, which, if exercised, would facilitate sales of common units thereby.

There has been no public market for the trust units and no independent appraisal of the value of the Net Profits Interest has been performed.

Among the factors to be considered in determining the number of trust units to be offered hereby and the initial public offering price will be current and historical oil and natural gas prices, current and prospective conditions in the supply and demand for oil and natural gas, reserve and production quantities estimated for the Net Profits Interest, the trust’s cash distributions prospects and prevailing market conditions. None of VOC Sponsor, the trust or the underwriters will obtain any independent appraisal or other opinion of the value of the Net Profits Interest, other than the reserve report prepared by Cawley, Gillespie & Associates, Inc.

The trading price for the trust units may not reflect the value of the Net Profits Interest held by the trust.

The trading price for publicly traded securities similar to the trust units tends to be tied to recent and expected levels of cash distributions. The amounts available for distribution by the trust will vary in response to numerous factors outside the control of the trust, including prevailing prices for sales of oil and natural gas production from the Underlying Properties and the timing and amount of production and development costs. Consequently, the trading price for the trust units may not necessarily be indicative of the value that the trust would realize if it sold the Net Profits Interest to a third-party buyer. In addition, such market price may not necessarily reflect the fact that since the assets of the trust are depleting assets, a portion of each cash distribution paid on the trust units should be considered by investors as a return of capital, with the remainder being considered as a return on investment. As a result, distributions made to a unitholder over the life of these depleting assets may not equal or exceed the purchase price paid by the unitholder.

Conflicts of interest could arise between VOC Sponsor and its affiliates, on the one hand, and the trust unitholders, on the other hand.

As working interest owners in, and operators of substantially all the wells on, the Underlying Properties, VOC Sponsor and its affiliates could have interests that conflict with the interests of the trust and the trust unitholders. For example:

•	VOC Sponsor’s interests may conflict with those of the trust and the trust unitholders in situations involving the development, maintenance, operation or abandonment of the Underlying Properties. VOC Sponsor may also make decisions with respect to development expenditures that adversely affect the Underlying Properties. These decisions include reducing development expenditures on these properties, which could cause oil and natural gas production to decline at a faster rate and thereby result in lower cash distributions by the trust in the future.

•	VOC Sponsor may sell some or all of the Underlying Properties without taking into consideration the interests of the trust unitholders. Such sales may not be in the best interests of the trust unitholders. These purchasers may lack VOC Sponsor’s experience or its credit worthiness. VOC Sponsor also has the right, under certain circumstances, to cause the trust to release all or a portion of the Net Profits Interest in connection with a sale of a portion of the Underlying Properties to which such Net Profits Interest relates. In such an event, the trust is entitled to receive the fair value (net of sales costs) of the Net Profits Interest released. See “The Underlying Properties — Sale and abandonment of Underlying Properties.”

•	MV Purchasing LLC, an affiliate of VOC Sponsor, is expected to market and/or purchase a substantial portion of the oil produced from the Underlying Properties, and it is expected to profit from this arrangement. Provisions in the Net Profits Interest conveyance, however, require that charges and other terms under contracts with affiliates of VOC Sponsor be comparable to prices and other terms prevailing in the area for similar services or sales. During the nine months ended September 30, 2010, VOC Sponsor has sold approximately 32% of the oil produced from the Underlying Properties to MV Purchasing, LLC, an affiliate of VOC Sponsor.

•	VOC Partners, LLC has registration rights and can sell its units without considering the effects such sale may have on trust unit prices or on the trust itself. Additionally, VOC Partners, LLC can vote its trust units in its sole discretion without considering the interests of the other trust unitholders.

The trust is managed by a trustee who cannot be replaced except by a majority vote of the unitholders at a special meeting, which may make it difficult for unitholders to remove or replace the trustee.

The business and affairs of the trust will be managed by the trustee. Your voting rights as a trust unitholder are more limited than those of stockholders of most public corporations. For example, there is no requirement for annual meetings of trust unitholders or for an annual or other periodic re-election of the trustee. The trust agreement provides that the trustee may only be removed and replaced by the holders of a majority of the outstanding trust units, including trust units held by VOC Partners, LLC, at a special meeting of trust unitholders called by either the trustee or the holders of not less than 10% of the outstanding trust units. As a result, it will be difficult for public unitholders to remove or replace the trustee without the cooperation of VOC Partners, LLC so long as it holds a significant percentage of total trust units.

Trust unitholders have limited ability to enforce provisions of the Net Profits Interest, and VOC Sponsor’s liability to the trust is limited.

The trust agreement permits the trustee to sue VOC Sponsor or any other future owner of the Underlying Properties to enforce the terms of the conveyance creating the Net Profits Interest. If the trustee does not take appropriate action to enforce provisions of the conveyance, trust unitholders’ recourse would be limited to bringing a lawsuit against the trustee to compel the trustee to take specified actions. The trust agreement expressly limits a trust unitholder’s ability to directly sue VOC Sponsor or any other third party other than the trustee. As a result, trust unitholders will not be able to sue VOC Sponsor or any future owner of the Underlying Properties to enforce these rights. Furthermore, the Net Profits Interest conveyance provides that, except as set forth in the conveyance, VOC Sponsor will not be liable to the trust for the manner in which it performs its duties in operating the Underlying Properties as long as it acts without gross negligence or willful misconduct.

Courts outside of Delaware may not recognize the limited liability of the trust unitholders provided under Delaware law.

Under the Delaware Statutory Trust Act, trust unitholders will be entitled to the same limitation of personal liability extended to stockholders of corporations under the General Corporation Law of the state of Delaware. No assurance can be given, however, that the courts in jurisdictions outside of Delaware will give effect to such limitation.

The operations of the Underlying Properties are subject to environmental laws and regulations that may result in significant costs and liabilities, which could reduce the amount of cash available for distribution to trust unitholders.

The oil and natural gas exploration and production operations of VOC Sponsor are subject to stringent and comprehensive federal, state and local laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection. These laws and regulations may impose numerous obligations that apply to VOC Sponsor’s operations, including the requirement to obtain a permit before conducting drilling, waste disposal or other regulated activities; the restriction of types, quantities and concentrations of materials that can be released into the environment; the incurrence of significant development expenditures to install pollution or safety-related controls at the operated facilities; the limitation or prohibition of drilling activities on certain lands lying within wilderness, wetlands and other protected areas; and the imposition of substantial liabilities for pollution resulting from operations. Numerous governmental authorities, such as the U.S. Environmental Protection Agency (“EPA”) and analogous state agencies, have the power to enforce compliance with these laws and regulations and the permits issued under them, oftentimes requiring difficult and costly actions. Failure to comply with these laws and regulations may result in the assessment of administrative, civil or criminal penalties; the imposition of investigatory or remedial obligations; and the issuance of injunctions limiting or preventing some or all of VOC Sponsor’s operations. Furthermore, the inability to comply with environmental laws and regulations in a cost-effective manner, such as removal and disposal of produced water and other generated oil and gas wastes, could impair VOC Sponsor’s ability to produce oil and natural gas commercially from the Underlying Properties, which would reduce proceeds attributable to the Net Profits Interest.

There is inherent risk of incurring significant environmental costs and liabilities in the performance of VOC Sponsor’s operations as a result of its handling of petroleum hydrocarbons and wastes, air emissions and wastewater discharges related to its operations, and historical industry operations and waste disposal practices. Under certain environmental laws and regulations, VOC Sponsor could be subject to joint and several strict liability for the removal or remediation of previously released materials or property contamination regardless of whether VOC Sponsor was responsible for the release or contamination or whether the operations were in compliance with all applicable laws at the time those actions were taken. Private parties, including the owners of properties upon which VOC Sponsor’s wells are drilled and facilities where VOC Sponsor’s petroleum hydrocarbons or wastes are taken for reclamation or disposal, may also have the right to pursue legal actions to enforce compliance as well as to seek damages for non-compliance with environmental laws and regulations or for personal injury or property damage. In addition, the risk of accidental spills or releases could expose VOC Sponsor to significant liabilities that could have a material adverse effect on its financial condition or results of operations. Changes in environmental laws and regulations occur frequently, and any changes that result in more stringent or costly operational control requirements or waste handling, storage, transport, disposal or cleanup requirements could require VOC Sponsor to make significant expenditures to attain and maintain compliance and may otherwise have a material adverse effect on its results of operations, competitive position or financial condition. VOC Sponsor may be unable to recover some or any of these costs from insurance, in which case the amount of cash received by the trust may be decreased. The Net Profits Interest held by the trust will bear 80% of all costs and expenses incurred by VOC Sponsor in regard to environmental costs and liabilities associated with the Underlying Properties, including costs and liabilities resulting from conditions that existed prior to VOC Sponsor’s acquisition of the Underlying Properties unless such costs and expenses result from VOC Sponsor’s negligence or misconduct. In addition, as a result of the increased cost of compliance, VOC Sponsor may decide to discontinue drilling.

The operations of the Underlying Properties are subject to complex federal, state, local and other laws and regulations that could adversely affect the cost, manner or feasibility of conducting its operations or expose VOC Sponsor to significant liabilities, which could reduce the amount of cash available for distribution to trust unitholders.

The production and development operations of the Underlying Properties are subject to complex and stringent laws and regulations. In order to conduct its operations in compliance with these laws and regulations, VOC Sponsor must obtain and maintain numerous permits, drilling bonds, approvals and certificates from various federal, state and local governmental authorities and engage in extensive reporting. VOC Sponsor may incur substantial costs in order to maintain compliance with these existing laws and regulations, and the Net Profits Interest will bear its share of these costs. In addition, VOC Sponsor’s costs of compliance may increase if existing laws and regulations are revised or reinterpreted, or if new laws and regulations become applicable to VOC Sponsor’s operations. Such costs could have a material adverse effect on VOC Sponsor’s business, financial condition and results of operations and reduce the amount of cash received by the trust. VOC Sponsor must also comply with laws and regulations prohibiting fraud and market manipulations in energy markets. To the extent VOC Sponsor is a shipper on interstate pipelines, it must comply with the tariffs of such pipelines and with federal policies related to the use of interstate capacity, and such compliance costs will be borne in part by the trust.

Laws and regulations governing exploration and production may also affect production levels. VOC Sponsor is required to comply with federal and state laws and regulations governing conservation matters, including: provisions related to the unitization or pooling of the oil and natural gas properties; the establishment of maximum rates of production from wells; the spacing of wells; the plugging and abandonment of wells; and the removal of related production equipment. These and other laws and regulations can limit the amount of oil and natural gas VOC Sponsor can produce from its wells, limit the number of wells it can drill, or limit the locations at which it can conduct drilling operations, which in turn could negatively impact trust distributions, estimated and actual future net revenues to the trust and estimates of reserves attributable to the trust’s interests.

New laws or regulations, or changes to existing laws or regulations, may unfavorably impact VOC Sponsor, could result in increased operating costs or have a material adverse effect on VOC Sponsor’s financial condition and results of operations and reduce the amount of cash received by the trust. For example, Congress is currently considering legislation that, if adopted in its proposed form, would subject companies involved in oil and natural gas exploration and production activities to, among other items, additional regulation of and restrictions on hydraulic fracturing of wells, the elimination of certain U.S. federal tax incentives and deductions available to oil and natural gas exploration and production activities, and the prohibition or additional regulation of private energy commodity derivative and hedging activities. These and other potential regulations could increase the operating costs of the Underlying Properties, reduce VOC Sponsor’s liquidity, delay VOC Sponsor’s operations or otherwise alter the way VOC Sponsor conducts its business, any of which could have a material adverse effect on the trust and the trust’s cash flows.

Climate change laws and regulations restricting emissions of “greenhouse gases” could result in increased operating costs and reduced demand for the oil and natural gas that VOC Sponsor produces while the physical effects of climate change could disrupt VOC Sponsor’s production and cause VOC Sponsor to incur significant costs in preparing for or responding to those effects.

On December 15, 2009, the EPA published its findings that emissions of carbon dioxide, methane and other greenhouse gases (“GHGs”) present an endangerment to public health and the environment because emissions of such gases are, according to the EPA, contributing to the warming of the earth’s atmosphere and other climate changes. These findings allow the agency to adopt and implement regulations that would restrict emissions of GHGs under existing provisions of the federal Clean Air Act. In April 2010, the EPA promulgated final motor vehicle GHG emission standards, which take effect in model year 2012. According to EPA, the motor vehicle GHG emission standards will trigger construction and operating permitting requirements for stationary sources of GHG emissions beginning January 2, 2011. In May 2010, the EPA finalized the Prevention of Significant Deterioration and Title V GHG Tailoring Rule, which phases in permitting requirements for stationary sources of GHG emissions, beginning January 2, 2011 and extending through June 30, 2013. These EPA rulemakings could affect VOC Sponsor’s operations and its ability to obtain air permits for new or modified facilities. In addition, on November 30, 2010, the EPA published final regulations expanding the existing greenhouse gas monitoring and reporting rule to include onshore and offshore oil and natural gas production and onshore oil and natural gas processing, transmission storage and distribution facilities. Reporting of GHG emissions from such facilities will be required on an annual basis, with reporting beginning in 2012 for emission occurring in 2011.

In addition, both houses of Congress have actively considered legislation to reduce emissions of GHGs, and almost half of the states have already taken legal measures to reduce emissions of GHGs, primarily through the planned development of GHG emission inventories and/or regional GHG cap and trade programs. Most of these cap and trade programs work by requiring either major sources of emissions or major producers of fuels to acquire and surrender emission allowances, with the number of allowances available for purchase reduced each year until the overall GHG emission reduction goal is achieved. These reductions would be expected to cause the cost of allowances to escalate significantly over time. The adoption of any legislation or regulations that requires reporting of GHGs or otherwise limits emissions of GHGs from VOC Sponsor’s equipment and operations could require VOC Sponsor to incur costs to monitor and report on GHG emissions or reduce emissions of GHGs associated with its operations, and such requirements also could adversely affect demand for the oil and natural gas produced, all of which could reduce the amount of cash received by the trust. The adoption and implementation of any regulations imposing reporting obligations on, or limiting emissions of GHGs from, VOC Sponsor’s equipment and operations could require VOC Sponsor to incur costs to reduce emissions of GHGs associated with its operations or could adversely affect demand for the natural gas that it produces, each of which could adversely impact the trust’s share of net profits.

Finally, it should be noted that some scientists have concluded that increasing concentrations of greenhouse gases in the Earth’s atmosphere may produce climate changes that have significant physical effects, such as increased frequency and severity of storms, droughts, and floods and other climatic events. If any such effects were to occur, they could have an adverse effect on VOC Sponsor’s assets and operations and, consequently, may reduce the amount of cash received by the trust.

Federal and state legislative and regulatory initiatives relating to hydraulic fracturing could result in increased costs and additional operating restrictions or delays as well as adversely affect VOC Sponsor’s services.

Hydraulic fracturing is an important and common practice that is used to stimulate production of hydrocarbons, particularly natural gas, from tight formations. The process involves the injection of water, sand and chemicals under pressure into formations to fracture the surrounding rock and stimulate production. The process is typically regulated by state oil and gas commissions but is not subject to regulation at the federal level. The EPA has commenced a study of the potential environmental impacts of hydraulic fracturing activities, with results of the study anticipated to be available by late 2012, and a committee of the U.S. House of Representatives is also conducting an investigation of hydraulic fracturing practices. Legislation has been introduced before Congress to provide for federal regulation of hydraulic fracturing and to require disclosure of the chemicals used in the fracturing process. In addition, some states have adopted, and other states are considering adopting, regulations that could restrict hydraulic fracturing in certain circumstances. For example, New York has imposed a de facto moratorium on the issuance of permits for high-volume, horizontal hydraulic fracturing until state-administered environmental studies are finalized, a draft of which must be published by June 1, 2011, followed by a 30-day comment period. Further, Pennsylvania has adopted a variety of regulations limiting how and where fracturing can be performed. If new laws or regulations that significantly restrict hydraulic fracturing are passed by Congress or adopted in Texas or Kansas such legal requirements could make it more difficult or costly for VOC Sponsor to perform hydraulic fracturing activities and thereby affect the determination of whether a well is commercially viable. In addition, if hydraulic fracturing is regulated at the federal level, VOC Sponsor’s fracturing activities could become subject to additional permit requirements or operational restrictions and also to associated permitting delays and potential increases in costs. Such federal or state legislation could require the disclosure of chemical constituents used in the fracturing process to state or federal regulatory authorities who could then make such information publicly available. In addition, restrictions on hydraulic fracturing could reduce the amount of oil and natural gas that VOC Sponsor is ultimately able to produce in commercial quantities from the Underlying Properties.

The bankruptcy of VOC Sponsor or any of the VOC Operators could impede the operation of the wells and the development of the proved undeveloped reserves.

VOC Sponsor is a privately-held limited partnership engaged in the production and development of oil and natural gas from properties located in Kansas and Texas. The trust is dependent on VOC Sponsor to implement its planned development and workover program, including the expenditure over the next five years of approximately $25.3 million to drill additional wells and recomplete and workover other wells. Without this development and workover program, the average decline rate over the life of the trust of the oil and natural gas production from the proved reserves attributable to the Underlying Properties will likely exceed the 6.7% per year projected in the reserve reports. The VOC Operators are privately-held limited partnerships or corporations engaged in the operation of oil and natural gas wells in Kansas and Texas that were the operators or contract operators of Underlying Properties having approximately 98% of the total proved reserves on the Underlying Properties, based on PV-10 value. Therefore, the value of the Net Profits Interest and the trust’s ultimate cash available for distribution will be highly dependent on the financial condition of VOC Sponsor and the VOC Operators. None of VOC Sponsor or the VOC Operators will be a reporting company following this offering or will file periodic reports with the SEC. Therefore, as a trust unitholder, you will not have access to financial information about VOC Sponsor or the VOC Operators. Furthermore, none of VOC Sponsor or the VOC Operators has agreed with the trust to maintain a certain net worth or to be restricted by other similar covenants and VOC Sponsor intends to distribute all of the net proceeds of this offering to its partners instead of retaining all or a portion for the development of the Underlying Properties.

The ability of VOC Sponsor to develop the Underlying Properties and the ability of the VOC Operators to operate the wells on the Underlying Properties depends on the future financial condition and economic performance and access to capital of VOC Sponsor and the VOC Operators, which in turn will depend upon the supply and demand for oil and natural gas, prevailing economic conditions and financial, business and other factors, many of which are beyond the control of VOC Sponsor and the VOC Operators. See “Information about VOC Brazos Energy Partners, L.P. (VOC Sponsor)” found on page VOC-1 for additional information relating to VOC Sponsor, including information relating to the business of VOC Sponsor, historical financial statements of VOC Sponsor and other financial information relating to VOC Sponsor. This prospectus contains no financial information about the VOC Operators.

In the event of the bankruptcy of VOC Sponsor or a VOC Operator, the trust would have to seek a new party to perform the development and workover program or the operations of the wells operated by such VOC Operator. The trust may not be able to find a replacement driller or operator, and it may not be able to enter into a new agreement with such replacement party on favorable terms within a reasonable period of time. As a result, such a bankruptcy may result in reduced production from the reserves and decreased distributions to trust unitholders.

The trust may be treated as an unsecured creditor with respect to the Net Profits Interest attributable to properties in Kansas in the event of the bankruptcy of VOC Sponsor if a court were to hold that the conveyance and recording of the Net Profits Interest was not a conveyance of a fully vested real property interest or an interest in hydrocarbons in place or to be produced.

Although under Texas law it is well-established that the recording in the appropriate real property records of an interest such as the Net Profits Interest will constitute the conveyance of a fully vested real property interest to the trust, the law in Kansas is less certain. VOC Sponsor and the trust believe, based upon an opinion of counsel, that the recording in the appropriate real property records in Kansas of the Net Profits Interest should constitute the conveyance of a fully vested real property interest, interests in hydrocarbons in place or to be produced or a production payment as such is defined under the United States Bankruptcy Code; however, there is no dispositive Kansas Supreme Court case directly addressing these issues. In a bankruptcy of VOC Sponsor, creditors of VOC Sponsor would be able to claim the Net Profits Interest as an asset of the bankruptcy estate to satisfy obligations to them if the conveyance of the Net Profits Interest did not constitute the conveyance of a real property interest or interests in hydrocarbons in place or to be produced under applicable state law or a production payment, in which case the trust would be an unsecured creditor of VOC Sponsor at risk of losing the entire value of the Net Profit Interests to senior creditors.

Due to lack of geographic diversification of the Underlying Properties, adverse developments in Kansas or Texas could adversely impact the results of operations and cash flows of the Underlying Properties and reduce the amount of cash available for distributions to trust unitholders.

The operations of the Underlying Properties are focused on the production and development of oil and natural gas within the states of Kansas and Texas. As a result, the results of operations and cash flows of the Underlying Properties depend upon continuing operations in these areas. Due to the lack of diversification in geographic location, adverse developments in exploration and production of oil and natural gas in either of these areas of operation could have a significantly greater impact on the results of operations and cash flows of the Underlying Properties than if the operations were more diversified.

The receipt of payments by VOC Sponsor based on the hedge contracts depends upon the financial position of the hedge contract counterparties. A default by any of the hedge contract counterparties could reduce the amount of cash available for distribution to the trust unitholders.

Payments from hedge contract counterparties to VOC Sponsor are intended to offset costs and thus have the effect of providing additional cash to the trust during periods of lower crude oil prices. In the event that any of the counterparties to the hedge contracts default on their obligations to make payments to VOC Sponsor under the hedge contracts, the cash distributions to the trust unitholders could be materially reduced. VOC Sponsor does not have any security interest from its hedge counterparties against which it could recover in the event of a default by any such counterparty.

VOC Sponsor’s performance of its obligations to the trust and the financial results of the trust may not be as successful as the drilling and financial results of MVO.

As disclosed in this prospectus, certain members of the management of VOC Sponsor previously participated in the formation and initial public offering of MVO. The historical results of operations and performance of the MVO should not be relied on as an indicator of how this trust will perform.

TAX RISKS RELATED TO THE TRUST’S TRUST UNITS

The tax treatment of an investment in trust units could be affected by recent and potential legislative changes, possibly on a retroactive basis.

The recently enacted Health Care and Education Affordability Reconciliation Act of 2010 includes a provision that, in taxable years beginning after December 31, 2012, subjects an individual having adjusted modified gross income in excess of $200,000 (or $250,000 for married taxpayers filing joint returns) to a “medicare tax” equal generally to 3.8% of the lesser of such excess or the individual’s net investment income, which appears to include interest income derived from investments such as the trust units as well as any net gain from the disposition of trust units. In addition, absent new legislation extending the current rates, beginning January 1, 2013, the highest marginal U.S. federal income tax rate applicable to ordinary income and long-term capital gains of individuals will increase to 39.6% and 20%, respectively. Moreover, these rates are subject to change by new legislation at any time.

The trust has not requested a ruling from the IRS regarding the tax treatment of ownership of the trust units. If the IRS were to determine (and be sustained in that determination) that the trust is not a “grantor trust” for federal income tax purposes, or that the Net Profits Interest is not properly treated as a production payment (and thus would fail to qualify as a debt instrument) for federal income tax purposes, the trust unitholders may receive different and potentially less advantageous tax treatment from that described in this prospectus.

If the trust were not treated as a grantor trust for federal income tax purposes, the trust should be treated as a partnership for such purposes. Although the trust would not become subject to federal income taxation at the entity level as a result of treatment as a partnership, and items of income, gain, loss and deduction would flow through to the trust unitholders, the trust’s tax reporting requirements would be more complex and costly to implement and maintain, and its distributions to unitholders could be reduced as a result.

If the Net Profits Interest were not treated as a production payment (and thus would fail to qualify as a debt instrument for federal income tax purposes) the amount, timing and character of income, gain, or loss in respect of an investment in the trust could be affected. See “Federal income tax consequences.”

Neither VOC Sponsor nor the trustee has requested a ruling from the IRS regarding these tax questions, and neither VOC Sponsor nor the trust can assure you that such a ruling would be granted if requested or that the IRS will not challenge these positions on audit.

Trust unitholders should be aware of the possible state tax implications of owning trust units. See “State tax considerations.”

FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” about VOC Sponsor and the trust that are subject to risks and uncertainties. All statements other than statements of historical fact included in this prospectus, including, without limitation, statements under “Prospectus summary” and “Risk factors” regarding the financial position, business strategy, production and reserve growth, and other plans and objectives for the future operations of VOC Sponsor and the trust are forward-looking statements. Such statements may be influenced by factors that could cause actual outcomes and results to differ materially from those projected. Forward-looking statements are subject to risks and uncertainties and include statements made in this prospectus under “Projected cash distributions,” statements pertaining to future development activities and costs, and other statements in this prospectus that are prospective and constitute forward-looking statements.

When used in this document, the words “believes,” “expects,” “anticipates,” “intends” or similar expressions are intended to identify such forward-looking statements. The following important factors, in addition to those discussed elsewhere in this prospectus, could affect the future results of the energy industry in general, and VOC Sponsor and the trust in particular, and could cause actual results to differ materially from those expressed in such forward-looking statements:

•	risks incident to the drilling and operation of oil and natural gas wells;

•	future production and development costs and plans;

•	the effect of existing and future laws and regulatory actions;

•	the effect of changes in commodity prices;

•	the impact of the hedge contracts;

•	conditions in the capital markets;

•	competition from others in the energy industry;

•	uncertainty of estimates of oil and natural gas reserves and production; and

•	inflation.

You should not place undue reliance on these forward-looking statements. All forward-looking statements speak only as of the date of this prospectus. VOC Sponsor does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, unless the securities laws require us to do so.

This prospectus describes other important factors that could cause actual results to differ materially from expectations of VOC Sponsor and the trust, including under the heading “Risk factors.” All written and oral forward-looking statements attributable to VOC Sponsor or the trust or persons acting on behalf of VOC Sponsor or the trust are expressly qualified in their entirety by such factors.

USE OF PROCEEDS

VOC Sponsor is offering all of the trust units to be sold in this offering, including the trust units to be sold upon the exercise of the underwriters’ over-allotment option. VOC Sponsor expects to receive net proceeds from the sale of          trust units offered by this prospectus of approximately $      million, after deducting underwriting discounts and commissions, structuring fees and offering expenses, and an additional $      million if the underwriters exercise their option to purchase additional trust units in full. Forty-five days following the closing of this offering, VOC Sponsor will sell any trust units not sold in this offering to VOC Partners, LLC at the initial public offering price.

VOC Sponsor intends to use the net proceeds from this offering, including any proceeds from the exercise of the underwriters’ option to purchase additional trust units and the sale of trust units to VOC Partners, LLC, to make cash distributions to its limited partners.

VOC SPONSOR

VOC Brazos is a privately-held limited partnership engaged in the production and development of oil and natural gas from properties located in Texas. VOC Brazos was formed in May 2003. Pursuant to the KEP Acquisition, concurrent with the close of this offering, VOC Brazos will acquire KEP, which was formed in November 2009 to develop and produce oil and natural gas from properties primarily located in Kansas along with a limited number of Texas properties. There are no conditions to the closing of the KEP Acquisition other than the closing of this offering. Members of KEP acquired interests in the properties owned by KEP through various acquisitions and drilling activities that have occurred since 1979.

As of December 31, 2009, VOC Sponsor held interests in approximately 892 gross (550.2 net) producing wells, and proved reserves of the Underlying Properties were approximately 13.0 MMBoe. As of December 31, 2009, based on PV-10 value, the VOC Operators were the operators or contract operators of approximately 98% of the total proved reserves attributable to the Underlying Properties with Vess Oil operating, on behalf of VOC Sponsor, approximately 90% of the total proved reserves and L.D. Drilling Inc. and Davis Petroleum, Inc. operating approximately 8% of the total proved reserves. Vess Oil has operated oil and natural gas properties in Kansas for more than 30 years and, according to statistics furnished by the Kansas Geological Survey, during 2009, was the third largest operator of oil properties in Kansas measured by production during 2009. Vess Oil currently operates over 1,600 oil, natural gas and service wells located primarily in Kansas, with growing operations in Texas. As of September 30, 2010, Vess Oil employed 19 full-time employees, three contract professionals and 14 contract personnel in its Wichita office and in five field and satellite offices.

The trust units do not represent interests in, or obligations of, VOC Sponsor.

SUMMARY HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL,
OPERATING AND RESERVE DATA OF VOC SPONSOR

The summary combined financial data presented below should be read in conjunction with “VOC Sponsor — Selected historical and unaudited pro forma data of VOC Sponsor” and the accompanying financial statements and related notes of VOC Sponsor included elsewhere in this prospectus. In connection with the closing of this offering, VOC Brazos will acquire the membership interests in KEP in exchange for partnership interests in VOC Brazos, resulting in KEP becoming a wholly-owned subsidiary of VOC Brazos. As the Common Control Properties are deemed to be under common control with VOC Brazos, accounting rules specify that VOC Brazos and the Common Control Properties be combined from the earliest date they came under common control. The financial data and operations of such assets are referred to herein as “Predecessor,” and are described in more detail in “Information about VOC Brazos Energy Partners, L.P. (VOC Sponsor) — Management’s discussion and analysis of financial condition and results of operations of VOC Sponsor.” Accordingly, in order to give full effect to the acquisition by VOC Brazos of KEP, the following table includes pro forma financial and operating data of Predecessor giving effect to the acquisition of the Acquired Underlying Properties. Since the historical assets and operations of Predecessor will only represent a portion of the assets and operations to be held by VOC Sponsor at the closing of this offering, the future results of operations of VOC Sponsor will not be comparable to the historical results of Predecessor.

The summary combined historical financial data of Predecessor as of December 31, 2007, 2008 and 2009 and for each of the years in the three-year period ended December 31, 2009 have been derived from Predecessor’s audited financial statements. The summary combined historical financial data of Predecessor as of September 30, 2009 and 2010 and for the nine-month periods ended September 30, 2009 and 2010 have been derived from Predecessor’s unaudited interim financial statements. The unaudited combined financial statements were prepared on a basis consistent with the audited statements and, in the opinion of VOC Brazos, include all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the results of Predecessor for the periods presented.

The summary combined financial unaudited pro forma financial data as of and for the year ended December 31, 2009 and as of and for the nine months ended September 30, 2010 set forth in the following table have been derived from the unaudited combined pro forma financial statements of Predecessor included in this prospectus beginning on page VOC F-27. The pro forma adjustments have been prepared as if the acquisition of the Acquired Underlying Properties and, with respect to pro forma as adjusted information, the conveyance of the Net Profits Interest and the offer and sale of the trust units and application of the net proceeds therefrom, had taken place (i) on September 30, 2010, in the case of the pro forma balance sheet information as of September 30, 2010, and (ii) as of January 1, 2009, in the case of the pro forma statement of earnings information for the year ended December 31, 2009, and the nine months ended September 30, 2010.

						Predecessor		Predecessor Pro Forma
						Pro Forma for the		As Adjusted for the Offering
						Acquisition of the Acquired		(including the conveyance of
						Underlying Properties		the Net Profits Interest)
	Predecessor						Nine Months		Nine Months
				Nine Months Ended		Year Ended	Ended	Year Ended	Ended
	Year Ended December 31,			September 30,		December 31,	September 30,	December 31,	September 30,
	2007	2008	2009	2009	2010	2009	2010	2009	2010
	(In thousands)
				(Unaudited)		(Unaudited)		(Unaudited)

Revenue	$21,290	$32,198	$25,750	$17,949	$29,091	$44,133	$47,073	$15,836	$14,633
Net earnings	$10,087	$12,839	$10,861	$6,620	$16,557	$17,222	$25,510	$9,230	$9,269
Total assets (at period end)		$108,830	$101,280		$109,626		$173,271		$85,220
Long-term liabilities, excluding current maturities (at period end)		$37,018	$28,315		$26,765		$28,822		$102,264

The table below includes selected production and reserve information for VOC Sponsor for the periods presented.

				Nine Months
				Ended
				September
	Year Ended December 31,			30,
Historical Results	2007	2008	2009	2009	2010

Production (MBoe)	828	829	847	631	705
Net proved reserves (MBoe) (at period end)	13,223	10,821	13,007
Net proved developed reserves (MBoe) (at period end)	12,603	10,046	11,536

MANAGEMENT OF VOC SPONSOR

VOC Sponsor does not currently have any executive officers, directors or employees. Instead, VOC Sponsor is managed by an executive management team consisting of certain officers and employees of Vess Oil on behalf of the general partner, Vess Texas Partners, LLC. None of the members of the executive management team of Vess Oil who perform management functions for VOC Sponsor receive any direct compensation from the trust or from VOC Sponsor.

Set forth in the table below are the names, ages, and titles at Vess Oil of the members of the executive management team of Vess Oil who perform management functions on behalf of Vess Texas Partners, LLC, VOC Sponsor’s general partner:

Name	Age	Title

J. Michael Vess	59	President and Chief Executive Officer
William R. Horigan	61	Vice President of Operations
Brian Gaudreau	55	Vice President of Land
Barry Hill	34	Vice President and Chief Financial Officer
Alan Howarter	54	Vice President of Financial Reporting

EXECUTIVE MANAGEMENT FROM VESS OIL

J. Michael Vess is the President, Chief Executive Officer and principal owner of Vess Oil. Mr. Vess co-founded Vess Oil in 1979 and continues to be responsible for the coordination and supervision of exploration and production and the acquisition of its oil and natural gas reserves. Mr. Vess received a Bachelor of Business Administration degree from Wichita State University in 1973 and subsequently received his CPA certificate. Mr. Vess currently serves on the Board of Directors and Executive Committees for the Kansas Independent Oil and Gas Association (“KIOGA”) and is the current Chairman of the KIOGA Committee on Electricity. In addition, he is Past Chairman of the KIOGA Tax Committee and a current member of the Interstate Oil and Gas Compact Commission Outreach Committee.

William R. Horigan is the Vice President of Operations for Vess Oil where he is responsible for the engineering, enhancement and exploitation of its existing properties as well as the engineering analysis and evaluation of its future reserve acquisitions. Mr. Horigan joined Vess Oil in 1988 as Operations Manager. Prior to joining Vess Oil, Mr. Horigan served in various petroleum engineering capacities for Amoco Production Company beginning in 1975. Mr. Horigan later served as Division Operations Manager for Slawson Oil Company. Mr. Horigan graduated from the University of Kansas in 1974 with a Bachelor of Science degree in Chemical Engineering. Mr. Horigan is a member of the Society of Petroleum Engineers and has served on the Executive Board for the Wichita Section. He is also a member of the Producers Advisory Board of the KU Tertiary Oil Recovery Project and a member of the Petroleum Technology Transfer Council of the North Mid-Continent Region.

Brian Gaudreau is the Vice President of Land for Vess Oil where he is responsible for land, contracts and acquisitions. Mr. Gaudreau joined Vess Oil in 2002 as Vice President, Land and Acquisitions. Prior to joining Vess Oil, he held the title of Manager, Land and Acquisitions for Stelbar Oil Corporation, Inc. beginning in 1989. Mr. Gaudreau graduated from the University of Kansas in 1977 with a Bachelors degree in Economics. Mr. Gaudreau belongs to the American Association of Professional Landmen, is a Director and serves on the Executive Committee of KIOGA, and belongs to the Dallas Acquisitions, Divestitures, and Mergers Energy Forum.

Barry Hill is the Vice President and Chief Financial Officer for Vess Oil responsible for planning, directing and coordinating finance activities. Mr. Hill joined Vess Oil in February 2010. Prior to joining Vess Oil, Mr. Hill spent approximately ten years in the Energy Investment Banking group of Raymond James and Associates, Inc., most recently as Vice President, completing numerous public equity offerings, advisory engagements and private securities assignments for a wide spectrum of energy industry clients, including many exploration and production companies. Mr. Hill earned his A.B. in Economics with honors from Harvard College in 1998 and an M.B.A. from the Darden Graduate School of Business at the University of Virginia in 2003.

Alan Howarter is the Vice President of Financial Reporting for Vess Oil responsible for the financial reporting aspects of Vess Oil and other related entities. Mr. Howarter joined Vess Oil in 2007. Prior to joining Vess Oil, Mr. Howarter was a Manager at Regier Carr & Monroe, L.L.P. Previously, Mr. Howarter was a Partner and head of the Audit Department of the Wichita office of Grant Thornton, LLP. Mr. Howarter received his Bachelor of Business Administration degree in Accounting from Wichita State University in 1978. He is a licensed CPA in Kansas. Mr. Howarter is currently a member of the Accounting Advisory Board of Wichita State University, the American Institute of Certified Public Accountants, the Kansas Society of Certified Public Accountants and the Petroleum Accountants Society of Kansas. He is also a past president and treasurer of the Petroleum Accountants Society of Kansas.

BENEFICIAL OWNERSHIP OF VOC SPONSOR

The following table sets forth, as of December 28, 2010, the beneficial ownership of limited partnership interests of VOC Sponsor that will be outstanding after giving effect to the consummation of this offering including the KEP Acquisition and held by:

•	each person who will then beneficially own 5% or more of the outstanding partner interests in VOC Sponsor;

•	each member of Vess Oil’s executive management team, who perform management functions on behalf of VOC Sponsor; and

•	all members of Vess Oil’s executive management team, who perform management functions on behalf of VOC Sponsor, as a group.

Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all partnership interests of VOC Sponsor shown as beneficially owned by them.

Percentage of
Partnership Interests
Name of Beneficial Owner	Beneficially Owned

L. D. Davis (1)	25.8%
J. Michael Vess (2)	22.0%
CPC Brazos Energy, L.P. (3)	17.2%
William Price (4)	9.1%
C. J. Lett (5)	8.6%
William R. Horigan (6)	6.1%
Brian Gaudreau (7)	2.2%
Barry Hill	*
Alan Howarter (8)	*
Executive Management as a Group (2)(6)(7)(8)	30.5%

*	less than 1%

(1)	Includes interests indirectly beneficially owned in VOC Sponsor through several entities, including through interests in Davis Energy LLC, which entity beneficially owns a 13.3% interest in VOC Sponsor. The address of Mr. Davis is 7 SW 26th Ave., Great Bend, Kansas 67530.

(2)	Includes 13.7% of Mr. Vess’ interests in VOC Sponsor indirectly beneficially owned through family trusts. Mr. Vess also has dispositive power over an additional 8.3% of VOC Sponsor. The address of Mr. Vess is 1700 Waterfront Parkway, Building 500, Wichita, Kansas 67206.

(3)	The address of CPC Brazos Energy, L.P., an entity sponsored by Carson Private Capital, is 500 Victory Plaza East, 3030 Olive Street, Dallas, Texas 75219.

(4)	Includes interests indirectly beneficially owned through several entities. The address of Mr. Price is 1700 Waterfront Parkway, Building 500, Wichita, KS 67206.

(5)	Includes interests indirectly beneficially owned through several entities. The address of Mr. Lett is 9320 E. Central, Wichita, Kansas 67206.

(6)	Includes interests indirectly beneficially owned through several entities. The address of Mr. Horigan is 1700 Waterfront Parkway, Building 500, Wichita, Kansas 67206.

(7)	Includes interests indirectly beneficially owned through several entities. The address of Mr. Gaudreau is 1700 Waterfront Parkway, Building 500, Wichita, Kansas 67206.

(8)	Mr. Howarter beneficially owns less than 1% of VOC Brazos through his beneficial ownership of 10% of the membership interests in Vess Oil Company, L.L.C., an indirect subsidiary of VOC Sponsor. The address of Mr. Howarter is 1700 Waterfront Parkway, Building 500, Wichita, Kansas 67206

BENEFICIAL OWNERSHIP OF VOC ENERGY TRUST

	Class of	Percentage
Name of Beneficial Owner	Securities	of Ownership

VOC Partners, LLC (1)	Trust Units	34.8% (2)

(1)	The parties who beneficially own VOC Sponsor as set forth in the table above own VOC Partners, LLC in the same proportion as they own VOC Sponsor. However, such ownership percentage described in the table above does not take into account Class B Units of VOC Partners, LLC. Such Class B Units are issuable to VOC Management Group at the discretion of VOC Partners, LLC, and these units may equal up to 1.5% of the outstanding units of VOC Partners, LLC.

(2)	VOC Partners, LLC has entered into an agreement to acquire from VOC Sponsor all trust units not sold by VOC Sponsor in this offering at the initial offerings price. The closing of such transaction will occur forty-five days following the closing of this offering.

MV OIL TRUST

Certain members of VOC Sponsor’s management team were involved in the formation and initial public offering of MV Oil Trust (NYSE: MVO) (“MVO”), a publicly-traded trust that is similar to VOC Energy Trust. In connection with the formation of MVO, the sponsor conveyed an 80% term net profits interest in oil and natural gas properties in the Mid-Continent region in Kansas and Colorado to MVO in exchange for trust units, a portion of which were sold by the sponsor in MVO’s initial public offering in January 2007. The terms of the net profits interest being conveyed in connection with the formation of VOC Energy Trust are similar to those of the net profits interest that was conveyed to MVO.

To offset the natural decline in production of the proved developed wells, the sponsor planned and executed a development and workover program. The results of this program have mitigated the decline, with daily production being approximately 2,859 Boe at the time of the initial public offering (or approximately 2,287 Boe attributable to MVO’s 80% net profits interest) and 2,650 Boe (or approximately 2,120 Boe attributable to MVO’s 80% net profits interest) for the nine months ended September 30, 2010. As a result of differences in pricing, wells, costs, development schedule, development expenditures and regulatory environment, among other things, the historical results of operations and performance of MVO should not be relied on as an indicator of how the trust will perform.

From the formation of MVO through December 23, 2010, MVO distributed approximately $8.98 per MVO trust unit in the aggregate. As of December 23, 2010, the closing price of each MVO unit as reported by the New York Stock Exchange was $36.51. MVO is expected to terminate on the later to occur of (1) June 30, 2026, or (2) the time when 14.4 MMBoe have been produced and sold from the MVO underlying properties.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

RELATED PARTY TRANSACTIONS

As of December 31, 2009, the VOC Operators, which includes Vess Oil, L.D. Drilling, Inc. and Davis Petroleum, Inc., operated or operated on a contract basis, approximately 98% of the total proved reserves attributable to the Underlying Properties based on PV-10 value, with Vess Oil operating approximately 90% of the total proved reserves for which VOC Sponsor is the designated operator and L.D. Drilling Inc. and Davis Petroleum, Inc. operating approximately 8% of the total proved reserves. Vess Oil is controlled by J. Michael Vess, L.D. Drilling Inc. is controlled by L.D. Davis and Davis Petroleum, Inc. is controlled by both Mr. Vess and Mr. Davis. Under the terms of the operating arrangement among VOC Sponsor and Vess Oil, all expenses of Vess Oil incurred on behalf of VOC Sponsor are paid by VOC Sponsor at the cost incurred. Below is a summary of the transactions that occurred between VOC Sponsor and the VOC Operators:

				Nine Months Ended
	Year Ended December 31,			September 30,
	2007	2008	2009	2009	2010
	(In thousands)
				(Unaudited)

Lease operating expenses incurred	$10,002	$11,734	$10,723	$7,946	$8,377
Overhead costs included in lease operating expenses incurred	1,146	1,253	1,401	1,039	1,132
Capitalized lease equipment and producing leaseholds cost incurred	1,882	1,926	2,094	1,132	2,863
Payment of well development costs	2,219	2,386	2,406	1,026	6,099
Payment of management fees	447	447	447	335	335

VOC Sponsor pays the VOC Operators an overhead fee based on a monthly charge per active operated well to operate substantially all of the Underlying Properties located in Kansas on behalf of VOC Sponsor. The fee is adjusted annually and will increase or decrease each year based on changes in the Overhead Adjustment Index (“OAI”) published by the Council of Petroleum Accountants Society for that year. The operating activities include various maintenance, engineering, geological, accounting and administrative functions.

For the Underlying Properties located in Texas, VOC Sponsor reimburses Vess Texas Partners, LLC (“Vess LLC”) for certain corporate administrative and accounting services arranged by Vess LLC. This reimbursement amount is adjusted annually and will increase or decrease each year based on changes in the OAI for that year. Most of the services for which Vess LLC is reimbursed are performed on behalf of Vess LLC by Vess Oil. The fee is currently $37,250 per month.

Vess LLC pays a portion of this $37,250 as an overhead fee to Vess Oil to operate substantially all of the Underlying Properties located in Texas on behalf of VOC Sponsor. The operating activities include various maintenance, engineering, geological, accounting and administrative functions. The overhead fee includes (1) a fixed monthly charge of $13,500 per month, (2) reimbursement for certain geological and engineering services and (3) a monthly charge per active well brought on production after September 2009, which is adjusted annually and based on changes in the Overhead Adjustment Index.

Vess Oil is not contractually obligated to provide the corporate administrative and accounting services on behalf of VOC Sponsor or Vess LLC other than with respect to the operation of the Underlying Properties, and VOC Sponsor and Vess LLC may contract for the provision of the corporate administrative and accounting services from other parties at any time. None of the members of the executive management team are contractually obligated to continue performing services on behalf of VOC Sponsor, and Vess Oil is not contractually obligated to make its employees available to perform such services.

The fees described above are independent of the fees payable by the trust pursuant to the trust agreement and the Administrative Services Agreement. See “The trust” and “Description of the trust agreement — Fees and expenses.”

For the nine-months ended September 30, 2010, VOC Sponsor sold approximately 32% of the oil produced from the Underlying Properties to MV Purchasing, LLC, (MV Purchasing) an affiliate of VOC Sponsor. A summary of sales and trade receivables with MV Purchasing follows:

				Nine Months Ended
	Year Ended December 31,			September 30,
	2007	2008	2009	2009	2010
				(Unaudited)

Sales	$—	$1,207,358	$13,482,074	$9,176,357	$14,185,601
Trade Receivables	$—	$319,109	$1,359,842		$1,410,080

MV Purchasing began operations on August 1, 2008.

Forty-five days following the closing of the initial public offering of trust units, VOC Partners, LLC will (1) purchase, at the initial offering price, trust units owned by VOC Sponsor and (2) issue a promissory note to VOC Sponsor having a face amount equal to 90% of the purchase price for the trust units and a cash payment equal to 10% of the purchase price for the trust units. This unsecured note that is fully recourse to VOC Partners, LLC will have a term of ten years with interest payable at 5% per year.

THE TRUST

The trust is a statutory trust created under the Delaware Statutory Trust Act in November 2010. The business and affairs of the trust will be managed by The Bank of New York Mellon Trust Company, N.A., as trustee. VOC Sponsor has no ability to manage or influence the operations of the trust. In addition, Wilmington Trust Company will act as Delaware trustee of the trust. The Delaware trustee will have only minimal rights and duties as are necessary to satisfy the requirements of the Delaware Statutory Trust Act. In connection with the completion of this offering, VOC Sponsor will contribute the Net Profits Interest to the trust in exchange for          newly issued trust units. VOC Sponsor will make its first payment to the trust pursuant to the Net Profits Interest on or about August 15, 2011, which payment will cover the net proceeds attributable to the Net Profits Interest for the first two quarters of 2011 consisting of the period from January 1 to June 30. Subsequent distributions will only cover the net proceeds attributable to the Net Profits Interest for one quarter, and, as a result, will be smaller.

The trustee can authorize the trust to borrow money to pay trust administrative or incidental expenses that exceed cash held by the trust. The trustee may authorize the trust to borrow from the trustee as a lender provided the terms of the loan are fair to the trust unitholders. The trustee may also deposit funds awaiting distribution in an account with itself, if the interest paid to the trust at least equals amounts paid by the trustee on similar deposits, and make other short-term investments with the funds distributed to the trust. The trustee has no current plans to authorize the trust to borrow money. VOC Sponsor has also agreed to post a letter of credit in the amount of $1 million in favor of the trustee to protect the trustee against the risk that the trust does not have sufficient cash to pay its expenses.

The trust will pay the trustee an administrative fee of $150,000 per year. The trust will pay the Delaware trustee a fee of $2,500 per year. The trust will also incur legal, accounting, tax and engineering fees, printing costs and other expenses that are deducted by the trust before distributions are made to trust unitholders, including the $18,750 administrative services fee payable quarterly to VOC Sponsor pursuant to the administrative services agreement described below. The trust will also be responsible for paying other expenses incurred as a result of being a publicly traded entity, including costs associated with annual and quarterly reports to unitholders, tax return and Form 1099 preparation and distribution, NYSE listing fees, independent auditor fees and registrar and transfer agent fees. Total administrative expenses of the trust on an annualized basis for 2011 are initially expected to be approximately $900,000, including the administrative services fee payable to VOC Sponsor and the trustee. In connection with the closing of this offering, the trust will enter into an administrative services agreement with VOC Sponsor that obligates the trust, throughout the term of the trust, to pay to VOC Sponsor each quarter an administrative services fee for accounting, bookkeeping and informational services to be performed by VOC Sponsor on behalf of the trust relating to the Net Profits Interest. The annual fee, payable in equal quarterly installments, will total $75,000 in 2011 and will increase by 4% each year beginning in January 2012. The administrative services agreement will terminate upon the termination of the Net Profits Interest unless earlier terminated by mutual agreement of the trustee and VOC Sponsor.

The Net Profits Interest will terminate on the later to occur of (1) December 31, 2030, or (2) the time when 9.7 MMBoe have been produced from the Underlying Properties and sold (which amount is the equivalent of 7.8 MMBoe in respect of the trust’s right to receive 80% of the net proceeds from the Underlying Properties pursuant to the Net Profits Interest), and the trust will wind up its affairs and terminate.

PROJECTED CASH DISTRIBUTIONS

Immediately prior to the closing of this offering, VOC Sponsor will create the term Net Profits Interest through a conveyance to the trust of a Net Profits Interest carved from VOC Sponsor’s interests in substantially all of its oil and natural gas properties, which properties are located in Kansas and Texas. The Net Profits Interest will entitle the trust to receive 80% of the net proceeds from the sale of production of oil and natural gas attributable to the Underlying Properties until the later to occur of (1) December 31, 2030, or (2) the time when 9.7 MMBoe have been produced from the Underlying Properties and sold (which amount is the equivalent of 7.8 MMBoe in respect of the trust’s right to receive 80% of the net proceeds from the Underlying Properties pursuant to the Net Profits Interest).

The amount of trust revenues and cash distributions to trust unitholders will depend on, among other things:

•	oil sales prices and, to a lesser extent, natural gas sales prices;

•	the volume of oil and natural gas produced and sold attributable to the Underlying Properties;

•	the payments made or received by VOC Sponsor pursuant to the hedge contracts;

•	property and production taxes;

•	development expenses;

•	lease operating expenses; and

•	administrative expenses of the trust.

The following table presents a calculation of projected cash distributions to holders of trust units who own trust units as of the record date for the distribution for the first quarter of 2011 (assuming, for purposes of the table, that there were quarterly distributions made for each of the four quarters in 2011) and continue to own those trust units through the record date for the cash distribution payable with respect to oil and natural gas production for the last quarter of 2011. The cash distribution projections for the twelve months ending December 31, 2011 were prepared by VOC Sponsor on an accrual of production basis based on the hypothetical assumptions that are described below and in “— Significant assumptions used to prepare the projected cash distributions.” By accrual of production basis, it is assumed that cash distributions for a quarter relate to actual production in that quarter. Actual cash distributions by the trust will be made on a cash basis, and, as a result, will vary from those presented due to, among other things, the delay between accruing for sales of production and VOC Sponsor’s receiving payment from purchasers of the production. In addition, for the year ending December 31, 2011, VOC Sponsor will not make its first payment to the trust pursuant to the Net Profits Interest until on or about August 15, 2011, which payment will cover the net proceeds attributable to the Net Profits Interest for the first two quarters of 2011, less any general and administrative expenses and reserves of the trust.

VOC Sponsor does not as a matter of course make public projections as to future sales, earnings or other results. However, the management of VOC Sponsor has prepared the projected financial information set forth below to present the projected cash distributions to the holders of the trust units based on the estimates and hypothetical assumptions described below. The accompanying projected financial information was not prepared with a view toward complying with the published guidelines of the SEC or guidelines established by the American Institute of Certified Public Accountants with respect to projected financial information.

In the view of VOC Sponsor’s management, the accompanying unaudited projected financial information was prepared on a reasonable basis and reflects the best currently available estimates and judgments of VOC Sponsor related to oil and natural gas production, operating expenses and development expenditures, based on:

•	the oil and natural gas production estimates for the year ending December 31, 2011 contained in the reserve reports;

•	estimated production and development costs for the year ending December 31, 2011, contained in the reserve reports; and

•	projected payments made or received pursuant to the hedge contracts, if any, for the year ending December 31, 2011 assuming the hypothetical prices used in the following table and the hedge contracts to be entered into by VOC Sponsor as of the closing of this offering related to production for 2011.

The projected financial information was also based on the hypothetical assumption that prices for oil and natural gas remain constant during the twelve months ending December 31, 2011 and are $      per Bbl of oil and $      per MMBtu of natural gas (which prices exclude the effects of financial hedging arrangements). These prices represent average annual NYMEX futures prices as of          . These hypothetical prices are then adjusted to take into account VOC Sponsor’s estimate of the basis differential (based on location and quality of the production) between published prices and the prices actually received by VOC Sponsor. Actual prices paid for oil and natural gas expected to be produced from the Underlying Properties in 2011 will likely differ from these hypothetical prices due to fluctuations in the prices generally experienced with respect to the production of oil and natural gas and variations in basis differentials. For example, the published average monthly closing NYMEX crude oil spot price per Bbl was $78.10 for the nine months ended September 30, 2010, with the actual monthly closing prices ranging from $71.92 to $86.15 during such period. See “Significant Assumptions used to prepare the projected cash distributions” and “Risk factors — Prices of oil and natural gas fluctuate due to a number of factors that are beyond the control of the trust and VOC Sponsor, and lower prices could reduce proceeds to the trust and cash distributions to unitholders.”

VOC Sponsor utilized these production estimates, hypothetical oil and natural gas prices and cost estimates in preparing the projected financial information. This methodology is consistent with the requirements of the SEC for estimating oil and natural gas reserves and discounted present value of future net revenues attributable to the Net Profits Interest, except that VOC Sponsor utilized average 2011 NYMEX futures prices rather than average historical monthly prices for oil and natural gas. The actual production amounts, commodity prices and costs for 2011 may vary from those VOC Sponsor has projected, and such variations could be material. Accordingly, the projected financial information should not be relied upon as being necessarily indicative of future results. Readers of this prospectus are cautioned not to place undue reliance on the projected financial information.

Neither VOC Sponsor’s independent auditors nor any other independent accountants have compiled, examined or performed any procedures with respect to the projected financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the projected financial information.

The projections and the estimates and hypothetical assumptions on which they are based are subject to significant uncertainties, many of which are beyond the control of VOC Sponsor or the trust. Actual cash distributions to trust unitholders, therefore, could vary significantly based upon events or conditions occurring that are different from the events or conditions assumed to occur for purposes of these projections. Cash distributions to trust unitholders will be particularly sensitive to fluctuations in oil and natural gas prices. See “Risk factors — Prices of oil and natural gas fluctuate due to a number of factors that are beyond the control of the trust and VOC Sponsor, and lower prices could reduce proceeds to the trust and cash distributions to unitholders.” As a result of typical production declines for oil and natural gas properties, production estimates generally decrease from year to year, and the projected cash distributions shown in the following table are not necessarily indicative of distributions for future years. See “— Sensitivity of projected cash distributions to oil and natural gas production and prices” below, which shows projected effects on cash distributions from hypothetical changes in oil and natural gas production and prices. Because payments to the trust will be generated by depleting assets and the trust has a finite life with the production from the Underlying Properties diminishing over time, a portion of each distribution will represent a return of your original investment. See “Risk factors — The reserves attributable to the Underlying Properties are depleting assets and production from those reserves will diminish over time. Furthermore, the trust is precluded from acquiring other oil and natural gas properties or net profits interests to replace the depleting assets and production. Therefore, proceeds to the trust and cash distributions may decrease over time.”

	Quarter Ending				Projection for Twelve
	March 31,	June 30,	September 30,	December 31,	Months Ending
	2011	2011	2011	2011	December 31, 2011
(Dollars in thousands, except per Bbl, Mcf, MMBtu and per unit amounts)

Underlying Properties sales volumes:
Oil (MBbls)
Natural gas (MMcf)

Total sales (MBoe)

NYMEX future prices (1):
Oil (per Bbl)	$	$	$	$	$
Natural Gas (per MMBtu)	$	$	$	$	$
Assumed realized sales price (2):
Oil (per Bbl)	$	$	$	$	$
Natural gas (per Mcf)	$	$	$	$	$
Calculation of net proceeds:
Gross proceeds:
Oil sales	$	$	$	$	$
Natural gas sales

Total	$	$	$	$	$

Costs:
Production and development costs:
Lease operating expenses	$	$	$	$	$
Production and property taxes
Development expenses

Total	$	$	$	$	$

Settlement of hedge contracts (payment received) (3)

Net proceeds	$	$	$	$	$

Percentage allocable to Net Profits Interest	80%	80%	80%	80%	80%
Net proceeds to trust from Net Profits Interest	$	$	$	$	$

Trust general and administrative expenses (4)

Cash available for distribution by the trust	$	$	$	$	$

Cash distribution per trust unit	$	$	$	$	$

(1)	Average NYMEX futures price for 2011, as reported on . For a description of the effect of lower NYMEX prices on projected cash distributions, please read “— Sensitivity of projected cash distributions to oil and natural gas production and prices.”

(2)	Sales price net of forecasted gravity, quality, transportation, and marketing costs. For more information about the estimates and hypothetical assumptions made in preparing the table above, see “— Significant assumptions used to prepare the projected cash distributions.”

(3)	Costs will be reduced by hedge payments received by VOC Sponsor under the hedge contracts. If the hedge payments received by VOC Sponsor under the hedge contracts exceed costs during a quarterly period, the ability to use such excess amounts to offset costs will be deferred, with interest accruing on such amounts at the prevailing money market rate, until the next quarterly period when the hedge payments are less than such costs.

(4)	Total general and administrative expenses of the trust on an annualized basis for 2011 are expected to be $900,000, which includes an annual administrative fee to VOC Sponsor in the amount of $75,000 in 2011, which fee will increase by 4% annually beginning in January 2012, the annual fee to the trustees, accounting fees, engineering fees, printing costs and other expenses properly chargeable to the trust.

SIGNIFICANT ASSUMPTIONS USED TO PREPARE THE PROJECTED CASH DISTRIBUTIONS

Timing of actual distributions.  In preparing the projected cash distributions and sensitivity analysis above, the revenues and expenses of the trust were calculated based on the terms of the conveyance creating the trust’s Net Profits Interest. These calculations are described under “Computation of net proceeds — Net Profits Interest,” except that amounts for the projection and previous table above were calculated on an accrual of production basis rather than the cash basis prescribed by the conveyance. By accrual of production basis, it is assumed that cash distributions for a quarter relate to actual production in that quarter as opposed to cash received in that quarter. As a result, the proceeds for production for a portion of the three months ended December 31, 2011, as reflected in the projection and sensitivity analysis, will actually enter into the calculation of net proceeds to be received by the trust in 2011 even though the trust will not be paid for such production until 2012.

Production estimates and development expenses.  Production estimates for 2011 are based on the reserve reports. Production from the Underlying Properties for 2011 is estimated to be 771 MBbls of oil and 516 MMcf of natural gas. Net sales for the nine months ended September 30, 2010 were 618 MBbls of oil and 519 MMcf of natural gas. Net sales for the year ending December 31, 2009 were 732 MBbls of oil and 693 MMcf of natural gas. The projected increase of estimated production for 2011 is primarily the result of approximately $2.1 million of development expenditures on the Underlying Properties that either have been or are planned to be incurred by VOC Sponsor for well workover and other development activities during the second half of 2010. In addition, VOC Sponsor expects to incur approximately $8.0 million of development expenditures during 2011 to further increase production from the Underlying Properties in 2011. Although VOC Sponsor expects annual production from the Underlying Properties to decline at an average annual rate of 6.7% over the next 20 years, VOC Sponsor expects the actual annual decline rate to be smaller during the beginning of that period and to increase over the course of that period. The expected increase in the annual decline rate over the course of this 20-year period is primarily a result of the assumption that no additional development drilling or other development expenditures will be made after 2014 on the Underlying Properties.

Oil and natural gas prices.  Hypothetical oil and natural gas prices assumed in the projected cash distribution table are based on average 2011 NYMEX futures prices for oil and natural gas as of               . Published NYMEX benchmark prices for crude oil are based upon an assumed light, sweet crude oil of a particular gravity that is stored in Cushing, Oklahoma while published NYMEX benchmark prices for natural gas are based upon delivery at the Henry Hub in Louisiana.

These prices differ from the average or actual price received for production attributable to the Underlying Properties. Differentials between published oil and natural gas prices and the prices actually received for the oil and natural gas production may vary significantly due to market conditions, transportation costs, quality of production and other factors.

In the above table, $      per barrel is deducted from the average 2011 NYMEX futures price for crude oil to reflect these differentials. This deduction is based on VOC Sponsor’s estimate of the average difference between the NYMEX published price of crude oil and the price to be received by VOC Sponsor for production attributable to the Underlying Properties during 2011. Projected average oil prices appearing in this prospectus have been adjusted for these differentials.

In the above table, $        per Mcf is the average 2011 NYMEX price adjustment for natural gas in 2011 to reflect these differentials. This adjustment is based on VOC Sponsor’s estimate of the average difference between the NYMEX published price of natural gas and the price to be received by VOC Sponsor for production attributable to the Underlying Properties during 2011. Projected average natural gas prices appearing in this prospectus have been adjusted for these differentials.

The differentials to published oil and natural gas prices applied in the above projected cash distribution estimate are based upon an analysis by VOC Sponsor of the historic price differentials for production from the Underlying Properties with consideration given to gravity, quality and transportation and marketing costs that may affect these differentials in 2011. There is no assurance that these assumed differentials will occur in 2011.

When oil and natural gas prices decline, the operators of the properties comprising the Underlying Properties may elect to reduce or completely suspend production. No adjustments have been made to estimated 2011 production to reflect potential reductions or suspensions of production.

Settlement of Hedge Contracts.  VOC Sponsor has entered into fixed price swap contracts for 2011 with respect to 159,864 Bbls of oil expected to be produced from the Underlying Properties at a weighted average price per Bbl of $94.90 that hedge approximately 22% of the expected production from the proved developed producing reserves attributable to the Underlying Properties for 2011 in the reserve reports. The crude oil swap contracts will settle based on the average of the settlement price for each commodity business day in the contract month. In a swap transaction, the counterparty is required to make a payment to VOC Sponsor for the difference between the fixed price and the settlement price if the settlement price is below the fixed price. VOC Sponsor is required to make a payment to the counterparty for the difference between the fixed price and the settlement price if the settlement price is above the fixed price.

Costs.  For 2011, VOC Sponsor estimates lease operating expenses to be $      million, production and property taxes to be $      million and development expenses to be $      million. For the nine months ended September 30, 2010, lease operating expenses were $10.0 million, production and property taxes were $2.9 million and development expenses were $9.0 million. For a description of production expenses and development costs, see “Computation of net proceeds — Net profits interest.” VOC Sponsor expects its costs in 2011 to be substantially the same as its expected costs in 2010 after giving effect to development projects expected to be undertaken during the third and fourth quarters of 2010.

Administrative expense.  The trust will be responsible for paying all legal, accounting, tax advisory, engineering and stock exchange fees, printing costs and other administrative and out-of-pocket expenses incurred by or at the direction of the trustee or the Delaware trustee. The trust will also be responsible for paying other expenses incurred as a result of being a publicly traded entity, including costs associated with annual and quarterly reports to unitholders, preparation of tax information material and distribution, independent auditor fees and registrar and transfer agent fees. These trust administrative expenses are anticipated to aggregate approximately $900,000 for 2011. Administrative expenses for subsequent years could be greater or less depending on future events that cannot be predicted. Included in the $900,000 annual estimate is an annual administrative fee of $150,000 for the trustee and an annual administrative fee of $2,500 for the Delaware trustee as well as an annual administrative fee payable to VOC Sponsor, which fee will total $75,000 in 2011 and will increase by 4% each year beginning in January 2012. The trust will pay, out of the first cash payment received by the trust, the trustee’s and Delaware trustee’s legal expenses incurred in forming the trust as well as the Delaware trustee’s acceptance fee in the amount of $4,000. These costs will be deducted by the trust before distributions are made to trust unitholders. See “The trust.”

SENSITIVITY OF PROJECTED CASH DISTRIBUTIONS TO OIL AND NATURAL GAS PRODUCTION AND PRICES

The amount of revenues of the trust and cash distributions to the trust unitholders will be directly dependent on the sales price for oil and natural gas production sold from the Underlying Properties, the volumes of oil and natural gas produced attributable to the Underlying Properties, payments made or received under the hedge contracts and variations in lease operating expenses, production and property taxes and development costs.

The table and discussion below sets forth sensitivity analyses of annual cash distributions per trust unit for the twelve months ending December 31, 2011, on an accrual basis of production, on the assumption that a trust unitholder purchased a trust unit on January 1, 2011 and held such trust unit until the quarterly record date for distributions made with respect to oil and natural gas production in the last quarter of 2011, based upon (1) the assumption that a total of           trust units are issued and outstanding after the closing of the offering made hereby; (2) various realizations of the production levels estimated in the summary reserve report; (3) the hypothetical commodity prices based upon NYMEX futures prices; (4) the impact of the hedge contracts entered into by VOC Sponsor that relate to production from the Underlying Properties; and (5) other assumptions described below under “— Significant assumptions used to prepare the projected cash distributions.” The hypothetical commodity prices of oil and natural gas production shown have been chosen solely for illustrative purposes. For a description of the effect of calculating annual cash distributions on an accrual basis rather than on a cash basis as prescribed in the conveyance of the Net Profits Interest, see “— Significant assumptions used to prepare the projected cash distributions — Timing of actual distributions.”

The table below is not a projection or forecast of the actual or estimated results from an investment in the trust units. The purpose of the table below is to illustrate the sensitivity of cash distributions to changes in oil and natural gas production levels and oil and natural gas pricing (giving effect to the hedge contracts that will be in place in 2011). There is no assurance that the hypothetical assumptions described below will actually occur or that production levels or NYMEX futures prices will not change by amounts different from those shown in the tables.

Sensitivity of Total 2011 Projected Annual Cash Distribution Per Trust Unit
to Changes in Estimated Oil and Natural Gas Production and NYMEX Futures Pricing

(1)	Estimated oil and natural gas production is based on the reserve reports, and the sensitivity analysis assumes there will be no variation by location and that oil and natural gas production will continue to represent the same percentage of total production as estimated for 2011 in the reserve report.

THE UNDERLYING PROPERTIES

The Underlying Properties consist of VOC Sponsor’s net interests in substantially all of its oil and natural gas properties after deduction of all royalties and other burdens on production thereon as of the date of conveyance of the Net Profits Interest to the trust. As of December 31, 2009, these oil and natural gas properties consisted of approximately 892 gross (550.2 net) producing oil and natural gas wells in 193 fields in VOC Sponsor’s two operating areas, Kansas and Texas. During the nine months ended September 30, 2010, average net production from the Underlying Properties was approximately 2,583 Boe per day (or 2,066 Boe per day attributable to the trust) comprised of approximately 88% oil and 12% natural gas. As of December 31, 2009, proved reserves attributable to the Underlying Properties, as estimated in the reserve reports, were approximately 13.0 MMBoe with a PV-10 value of $178.7 million.

VOC Sponsor’s interests in the properties comprising the Underlying Properties require VOC Sponsor to bear its proportionate share along with the other working interest owners of the costs of development and operation of such properties. The properties comprising the Underlying Properties are burdened by non-working interests owned by third parties consisting primarily of overriding royalty and royalty interests retained by the owners of the land subject to the working interests. These landowners’ royalty interests typically entitle the landowner to receive 12.5% of the revenue derived from oil and natural gas production resulting from wells drilled on the landowner’s land, without any deduction for drilling costs or other costs related to production of oil and natural gas. A working interest percentage represents a working interest owner’s proportionate ownership interest in a property in relation to all other working interest owners in that property, whereas a net revenue interest percentage is a working interest owner’s percentage of production after reducing such percentage by the percentage of burdens on such production such as royalties and overriding royalties. As of December 31, 2009, VOC Sponsor held average working interests of 74.7% and 66.8% in the Underlying Properties located in the States of Kansas and Texas, respectively. As of December 31, 2009, the VOC Operators were the operators or contract operators of 98% of the proved reserves attributable to the Underlying Properties, based on PV-10 value, and VOC Sponsor held an average net revenue interest of 62.5% and 55.1% for the Underlying Properties located in Kansas and Texas, respectively.

Based on the reserve reports, the Net Profits Interest would entitle the trust to receive net proceeds from the sale of production of not less than 7.8 MMBoe of proved reserves attributable to the Underlying Properties expected to be produced over the term of the trust. The trust is entitled to receive 80% of the net proceeds from the sale of production of oil and natural gas attributable to the Underlying Properties that are produced during the term of the trust, whereas total reserves as reflected on the summary reserve reports and attributable to the Underlying Properties include all reserves expected to be economically produced during the economic life of the properties.

VOC Sponsor has agreed to use commercially reasonable efforts to cause the operators of the Underlying Properties to operate these properties as would a reasonably prudent operator acting with respect to its own properties (without regard to the existence of the Net Profit Interest). In addition, after giving effect to the conveyance of the Net Profits Interest to the trust, VOC Sponsor’s interest in the Underlying Properties entitles it to 20% of the net proceeds from the sale of production of oil and natural gas attributable to VOC Sponsor’s interest in the Underlying Properties during the term of the trust, and 100% thereafter. VOC Sponsor believes that its retained interests in the Underlying Properties combined with VOC Partners, LLC’s ownership of trust units representing a 34.8% beneficial interest in the trust, which collectively entitle VOC Sponsor and VOC Partners, LLC to receive approximately 48% of the net proceeds from the Underlying Properties, will provide sufficient incentive to operate and develop the oil and natural gas properties comprising the Underlying Properties in an efficient and cost-effective manner.

In general, the producing wells included in the Underlying Properties have stable production profiles and their production is long-lived, often with total projected economic lives in excess of 50 years. Based on the reserve report, annual production from the Underlying Properties is expected to decline at an average annual rate of 6.7% over the next 20 years assuming no additional development drilling or other development expenditures are made on the Underlying Properties after 2014. VOC Sponsor expects total development expenditures for the Underlying Properties during the next five years will be approximately $25.4 million, which it expects will partially offset the natural decline in production otherwise expected to occur with respect to the Underlying Properties as described in more detail below.

SELECTED HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL AND OPERATING DATA OF THE UNDERLYING PROPERTIES

The following table sets forth revenues, direct operating expenses and the excess of revenues over direct operating expenses relating to the Predecessor Underlying Properties and the Acquired Underlying Properties for the three years in the period ended December 31, 2009 and for the nine-month periods ended September 30, 2009 and 2010 derived from the audited and unaudited statements of historical revenues and direct operating expenses of each of the Predecessor Underlying Properties and the Acquired Underlying Properties included elsewhere in this prospectus. The unaudited statements were prepared on a basis consistent with the audited statements and, in the opinion of VOC Sponsor, include all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the revenues, direct operating expenses and the excess of revenues over direct operating expenses relating to the Predecessor Underlying Properties and the Acquired Underlying Properties for the periods presented.

The following table also sets forth revenues, direct operating expenses and the excess of revenues over direct operating expenses relating to the Predecessor Underlying Properties after giving pro forma effect to the acquisition of the Acquired Underlying Properties for the year ended December 31, 2009 and for the nine months ended September 30, 2010. The information included in this table is derived from the unaudited pro forma statements of historical revenues and direct operating expenses of the Predecessor Underlying Properties included in this prospectus beginning on page F-18. The pro forma adjustments have been prepared as if the acquisition of the Acquired Underlying Properties by Predecessor had taken place (1) on September 30, 2010, in the case of the pro forma balance sheet information, and (2) as of

January 1, 2009, in the case of the pro forma statement of earnings information for the year ended December 31, 2009, and for the nine months ended September 30, 2010.

				Nine Months Ended
	Year Ended December 31,			September 30,
	2007	2008	2009	2009	2010
	(In thousands)
				(Unaudited)

Predecessor Underlying Properties:
Revenues:
Oil sales	$26,040	$36,632	$22,758	$15,020	$27,384
Natural gas sales	2,495	3,350	1,511	1,045	1,857
Hedge and other derivative activity	(7,245)	(7,785)	1,477	1,880	(151)

Total	21,290	32,197	25,746	17,945	29,090

Bad debt expense (recovery)	—	1,727	(719)	(719)	—
Direct operating expenses:
Lease operating expenses	6,586	7,667	6,788	5,053	5,229
Production and property taxes	1,874	2,532	1,646	1,258	1,919

Total	8,460	10,199	8,434	6,311	7,148

Excess of revenues over direct operating expenses	$12,830	$20,271	$18,031	$12,353	$21,942

Acquired Underlying Properties:
Revenues:
Oil sales	$21,328	$29,298	$17,602	$12,158	$17,298
Natural gas sales	1,904	2,248	781	582	683

Total	23,232	31,545	18,383	12,740	17,981

Bad debt expense	—	2,166	—	—	—
Direct operating expenses:
Lease operating expenses	5,412	6,046	5,969	4,396	4,690
Production and property taxes	1,231	1,614	1,170	814	950

Total	6,643	7,660	7,139	5,210	5,640

Excess of revenues over direct operating expenses	$16,589	$21,719	$11,244	$7,530	$12,341

				Nine Months Ended
	Year Ended December 31,			September 30,
	2007	2008	2009	2009	2010
	(In thousands)
				(Unaudited)

Predecessor Pro Forma (unaudited)
Revenues:
Oil sales			$40,360		$44,682
Natural gas sales			2,292		2,540
Hedge and other derivative activity			1,477		(151)

Total			44,129		47,071

Bad debt recovery			(719)		—
Direct operating expenses:
Lease operating expenses			12,757		9,919
Production and property taxes			2,816		2,869

Total			15,573		12,788

Excess of revenues over direct operating expenses			$29,275		$34,283

The following table provides oil and natural gas sales volumes, average sales prices and capital expenditures relating to the Underlying Properties for the three years in the period ended December 31, 2009, and for the nine-month periods ended September 30, 2009 and 2010. Average sales prices do not include the effect of hedge activity.

				Nine Months Ended
	Year Ended December 31,			September 30,
Underlying Properties (1)	2007	2008	2009	2009	2010
	(Unaudited)

Operating data:
Sales volumes:
Oil (MBbls)	705	704	732	543	618
Natural gas (MMcf)	738	750	693	525	519

Total sales (MBoe)	828	829	847	631	705

Average sales prices:
Oil (per Bbl)	$67.15	$93.67	$55.16	$50.01	$72.25
Natural gas (per Mcf)	$5.96	$7.46	$3.31	$3.10	$4.89
Capital expenditures (in thousands):
Property acquisition	$4,463	$7,899	$4,134	$1,981	$2,884
Well development	2,420	2,499	2,407	1,027	6,099

Total	$6,882	$10,398	$6,541	$3,008	$8,983

(1)	The operating data below includes the effect of the Acquired Underlying Properties for all periods presented.

				Nine Months Ended
	Year Ended December 31,			September 30,
Predecessor Underlying Properties	2007	2008	2009	2009	2010
	(Unaudited)

Operating data:
Sales volumes:
Oil (MBbls)	387	389	407	298	374
Natural gas (MMcf)	391	426	415	311	339

Total (MBoe)	452	460	477	350	431

Average sales prices:
Oil (per Bbl)	$67.31	$94.11	$55.86	$50.37	$73.15
Natural gas (per Mcf)	$6.39	$7.86	$3.64	$3.36	$5.47
Capital expenditures (in thousands):
Property acquisition	$3,523	$6,715	$2,369	$1,027	$2,328
Well development	1,603	1,063	1,955	747	5,638

Total	$5,126	$7,778	$4,324	$1,774	$7,966

				Nine Months Ended
	Year Ended December 31,			September 30,
Acquired Underlying Properties	2007	2008	2009	2009	2010
	(Unaudited)

Operating data:
Sales volumes:
Oil (MBbls)	319	315	324	245	244
Natural gas (MMcf)	347	324	278	214	180

Total (MBoe)	376	369	371	281	274

Average sales prices:
Oil (per Bbl)	$66.96	$93.12	$54.27	$49.58	$70.85
Natural gas (per Mcf)	$5.49	$6.94	$2.81	$2.72	$3.80
Capital expenditures (in thousands):
Property acquisition	$940	$1,184	$1,765	$954	$556
Well development	817	1,436	452	280	461

Total	$1,757	$2,620	$2,217	$1,234	$1,017

DISCUSSION AND ANALYSIS OF HISTORICAL RESULTS OF THE UNDERLYING PROPERTIES

Predecessor Underlying Properties

Comparison of Results of the Predecessor Underlying Properties for the Nine Months Ended September 30, 2010 and 2009

Excess of revenues over direct operating expenses for the Predecessor Underlying Properties was $21.9 million for the nine months ended September 30, 2010, compared to $12.4 million for the nine months ended September 30, 2009. The increase was primarily a result of increases in oil production and in the average price received for the oil and natural gas sold. This was partially offset by an increase in direct operating expenses and an increase in hedge expense.

Revenues. Revenues from oil and natural gas sales increased $13.2 million between the periods. This increase in revenues was primarily the result of an increase in the average price received for crude oil sold from $50.37 per Bbl for the nine months ended September 30, 2009 to $73.15 per Bbl for the nine months ended September 30, 2010 and a 76.1 MBbl increase in oil volumes sold. The increase in revenues was also the result of an increase in the average price received for natural gas sold from $3.36 per Mcf for the nine months ended September 30, 2009 to $5.47 per Mcf for the nine months ended September 30, 2010, and a 28.2 MMcf increase in natural gas volumes sold.

Hedge activity. Hedge activity income was $1.9 million for the nine months ended September 30, 2009 compared to hedge activity expense of $0.2 million for the nine months ended September 30, 2010. This decrease in income and increase in expense was due to an increase in realized hedge losses for the period and the recording of the change in market value of some of the hedges to the income statement.

The increase in hedge expense was due to the higher average NYMEX price per Bbl of crude oil for the first nine months of 2010 of $77.65 compared to $57.00 for the first nine months of 2009. The weighted average settlement price of hedges for the first nine months of 2010 was $73.06 compared to $68.85 for the first nine months of 2009.

Bad debt expense (recovery). Bad debt recovery was $0.7 million for the nine months ended September 30, 2009 reflecting the reversal of the bad debt expense recorded in 2008 with respect to the Texas Underlying Properties as described below. There was no bad debt expense or recovery during the nine months ended September 30, 2010.

As publicly reported on July 22, 2008, the revenue intermediary/crude oil purchaser (Eaglwing L.P.) and its parent (SemGroup, L.P.) filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code. During this process, the monies that had been transferred to the revenue intermediary by certain of Predecessor’s oil and gas purchasers for distribution to Predecessor and other working interest, royalty interest and overriding royalty interest owners were erroneously retained by the revenue intermediary. Vess Oil, as primary operator of Predecessor’s oil and gas leases, filed suit to recover these funds which were estimated to be $1.4 million for Predecessor’s ownership of the Texas Underlying Properties. In addition, Vess Oil filed a proof of claim for a statutory lien claim with the bankruptcy court on behalf of the working interest owners (inclusive of Predecessor interests), overriding royalty owners and royalty owners. In 2008, as there was no assurance as to the dollar amount, if any, that would be recovered or the timing of such recovery, an allowance for doubtful accounts of $0.7, million or 50% of the total estimated amount owed from Eaglwing, L.P. to Predecessor for the Texas Underlying Properties, was established as of December 31, 2008. In addition, an allowance was set up for the oil purchased from the Kansas Underlying Properties in the amount of $1.0 million which represents approximately 87% of June 2008 sales made to Eaglwing, L.P.

Prices. The average price received for the crude oil sold increased primarily as a result of an increase in the oil price index on which the sales prices for a majority of the oil production were based. The average price for natural gas sold increased as a result of an increase in the natural gas price index on which the sales prices for a majority of the natural gas production were based.

Volumes. The increase in overall production sales volumes during the nine months ended September 30, 2010 compared to the nine months ended September 30, 2009 is primarily attributable to the drilling of horizontal wells in the Texas Underlying Properties during the last quarter of 2009 and the first nine months of 2010. One well was drilled in the fourth quarter of 2009 and four were drilled in the first nine months of 2010.

Lease operating expenses. Lease operating expenses increased from $5.1 million for the nine months ended September 30, 2009 to $5.2 million for the nine months ended September 30, 2010. This increase was primarily a result of an increase in general operating expenses and increased costs due to additional wells being added which was partially offset by the cost of electronification of wells in the Texas Underlying Properties. The VOC Operators are replacing the gas pumping motors in the Texas Underlying Properties with electronic motors which can be shut off and restarted during the day as needed. This process also reduces wear on the moving parts of the well thereby reducing repairs and maintenance costs.

Production and property taxes. Production and property taxes increased $0.7 million as a result of the increases in the price of crude oil and in revenues from oil and natural gas sales, on which these taxes are based.

Comparison of Results of the Predecessor Underlying Properties for the Years Ended December 31, 2009 and 2008

Excess of revenues over direct operating expenses for the Predecessor Underlying Properties was $18.0 million for the year ended December 31, 2009, compared to $20.3 million for the year ended December 31, 2008. The decrease was primarily a result of a decrease in the average price received for the oil and natural gas sold. This was partially offset by an increase in production and a decrease in direct operating expenses.

Revenues. Revenues from oil and natural gas sales decreased $15.7 million between the periods. This decrease in revenues was primarily the result of a decrease in the average price received for crude oil sold from $94.11 per Bbl for the year ended December 31, 2008 to $55.88 per Bbl for the year ended December 31, 2009, partially offset by an 18.1 MBbl increase in oil volumes sold. The decrease in revenues was also the result of a decrease in the average price received for natural gas sold from $7.86 per Mcf for the year ended December 31, 2008 to $3.64 per Mcf for the year ended December 31, 2009, and an 11.6 MMcf decrease in natural gas volumes sold.

Bad debt expense (recovery). Bad debt expense was $1.7 million for the year ended December 31, 2008 and bad debt recovery was $0.7 million for the year ended December 31, 2009. During the year ended September 30, 2009, recovery was made of the $1.4 million due for the Texas Underlying Properties. As a result of the recovery, VOC Sponsor recorded bad debt recovery of $0.7 million, which reverses the bad debt expense which was recorded for the Texas properties in 2008.

As publicly reported on July 22, 2008, the revenue intermediary/crude oil purchaser (Eaglwing L.P.) and its parent (SemGroup, L.P.) filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code. During this process, the monies that had been transferred to the revenue intermediary by certain of Predecessor’s oil and gas purchasers for distribution to Predecessor and other working interest, royalty interest and overriding royalty interest owners was erroneously retained by the revenue intermediary. Vess Oil, as primary operator of Predecessor’s oil and gas leases, filed suit to recover these funds which were estimated to be $1.4 million for Predecessor’s ownership of the Texas properties. In addition, Vess Oil filed a proof of claim for a statutory lien claim with the bankruptcy court on behalf of the working interest owners (inclusive of Predecessor interests), overriding royalty owners and royalty owners. In 2008, as there was no assurance as to the dollar amount, if any, that would be recovered or the timing of such recovery, an allowance for doubtful accounts of $0.7 million, or

50% of the total estimated amount owed from Eaglwing, L.P. to Predecessor for the Texas Underlying Properties was established as of December 31, 2008. In addition, an allowance was set up for the oil purchased from the Kansas Underlying Properties in the amount of $1.0 million which represents approximately 87% of June 2008 sales made to Eaglwing, L.P.

Hedge activity. Hedge activity expense was $7.8 million for the year ended December 31, 2008 compared to hedge activity income of $1.5 million for the year ended December 31, 2009. This change was due primarily to the lower average NYMEX settlement price for the year ended December 31, 2009 of $61.80 compared to $99.65 for the year ended December 31, 2008. The weighted average hedge price for 2009 was $68.85 compared to $70.02 for 2008.

Prices. The average price received for crude oil and natural gas sold decreased primarily as a result of a decrease in the oil price and natural gas price indices on which the sales prices for a majority of the production were based.

Volumes. The increase in oil and natural gas sales volumes was primarily attributable to the acquisition of various oil and gas working interests during August 2008. Production during 2008 reflects 4 months production from the purchase and production during 2009 includes 12 months production.

Lease operating expenses. Lease operating expenses decreased from $7.7 million for the year ended December 31, 2008 to $6.8 million for the year ended December 31, 2009. This decrease was the result of the decline in oil prices and the electronification of wells in the Texas properties.

Production and property taxes. Production and property taxes decreased $0.9 million as a result of the decrease in revenues from oil and natural gas sales and decreased property value on which these taxes are based.

Comparison of Results of the Predecessor Underlying Properties for the Years Ended December 31, 2008 and 2007

Excess of revenues over direct operating expenses for the Predecessor Underlying Properties was $20.3 million for the year ended December 31, 2008, compared to $12.8 million for the year ended December 31, 2007. The increase was primarily a result of an increase in the average price received for the oil and natural gas sold. This was partially offset by an increase in direct operating expenses.

Revenues. Revenues from oil and natural gas sales increased $11.4 million between these periods. This increase in revenues was primarily the result of an increase in the average price received for crude oil sold from $67.31 per Bbl for the year ended December 31, 2007 to $94.11 per Bbl for the year ended December 31, 2008, and a 2.4 MBbl increase in oil volumes sold. The increase in revenues was also the result of an increase in the average price received for natural gas sold from $6.39 per Mcf for the year ended December 31, 2007 to $7.86 per Mcf for the year ended December 31, 2008, and a 35.7 MMcf increase in natural gas volumes sold.

Prices. The average price received for crude oil and natural gas sold increased primarily as a result of an increase in the oil price and natural gas price indices on which the sales prices for a majority of the production were based.

Hedge activity. Hedge activity expense increased from $7.2 million for the year ended December 31, 2007 to $7.8 million for the year ended December 31, 2008. This increase was due primarily to the higher average NYMEX settle price for the year ended December 31, 2008 of

$99.65 compared to $72.34 for the year ended December 31, 2007. The weighted average hedge price for 2008 was $70.02 compared to $52.27 for 2007.

Bad debt expense (recovery). Bad debt expense was $1.7 million for the year ended December 31, 2008. During the year ended December 31, 2007 there was no bad debt expense or recovery.

As publicly reported on July 22, 2008, the revenue intermediary/crude oil purchaser (Eaglwing L.P.) and its parent (SemGroup, L.P.) filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code. During this process, the monies that had been transferred to the revenue intermediary by certain of Predecessor’s oil and gas purchasers for distribution to Predecessor and other working interest, royalty interest and overriding royalty interest owners was erroneously retained by the revenue intermediary. Vess Oil, as primary operator of Predecessor’s oil and gas leases, filed suit to recover these funds which were estimated to be $1.4 million for Predecessor’s ownership of the Texas Underlying Properties. In addition, Vess Oil Corporation filed a proof of claim for a statutory lien claim with the bankruptcy court on behalf of the working interest owners (inclusive of Predecessor interests), overriding royalty owners and royalty owners. In 2008, as there was no assurance as to the dollar amount, if any, that would be recovered or the timing of such recovery, an allowance for doubtful accounts of $0.7 million, or 50% of the total estimated amount owed from Eaglwing, L.P. to Predecessor for the Texas Properties was established as of December 31, 2008. In addition, an allowance was set up for the oil purchased from the Kansas Properties in the amount of $1.0 million which represents approximately 87% of June 2008 sales made to Eaglwing, L.P.

Volumes. The increase in oil and natural gas sales volumes was primarily attributable to the acquisition of various oil and gas working interests during August 2008. This increase was partially offset by the natural decline of proved producing volumes.

Lease operating expenses. Lease operating expenses increased from $6.6 million for the year ended December 31, 2007 to $7.7 million for the year ended December 31, 2008. This increase was primarily a result of general inflation in Predecessor’s primary vendor costs and the increased costs associated with the acquisition of various oil and gas working interests during August 2008.

Production and property taxes. Production and property taxes increased $0.7 million as a result of the increases in the price of crude oil and in revenues from oil and natural gas sales, on which these taxes are based.

Acquired Underlying Properties

Comparison of Results of the Acquired Underlying Properties for the Nine Months Ended September 30, 2010 and 2009

Excess of revenues over direct operating expenses for the Acquired Underlying Properties was $12.3 million for the nine months ended September 30, 2010, compared to $7.5 million for the nine months ended September 30, 2009. The increase was primarily a result of an increase in the average price received for the oil and natural gas sold. This was partially offset by a decrease in oil and natural gas volumes and an increase in direct operating expenses.

Revenues. Revenues from oil and natural gas sales increased $5.2 million between the periods. This increase in revenues was primarily the result of an increase in the average price received for crude oil sold from $49.58 per Bbl for the nine months ended September 30, 2009 to $70.85 per Bbl for the nine months ended September 30, 2010, partially offset by a 1.1 MBbl decrease in oil volumes sold. The increase in revenues was also the result of an increase in the average price received for natural gas sold from $2.72 per Mcf for the nine months ended September 30, 2009 to $3.80 per Mcf for the nine months ended September 30, 2010, partially offset by a 34.1 MMcf decrease in natural gas volumes sold.

Prices. The average price received for the crude oil sold increased primarily as a result of an increase in the oil price index on which the sales prices for a majority of the oil production were based. The average price for natural gas sold increased as a result of an increase in the natural gas price index on which the sales prices for a majority of the natural gas production were based.

Volumes. The decrease in overall production sales volumes during the nine months ended September 30, 2010 compared to the nine months ended September 30, 2009 is primarily attributable to the natural decline of the producing properties.

Lease operating expenses. Lease operating expenses increased from $4.4 million for the nine months ended September 30, 2009 to $4.7 million for the nine months ended September 30, 2010. This increase was primarily a result of an increase in general operating expenses.

Production and property taxes. Production and property taxes increased $0.1 million as a result of the increases in the price of crude oil and in revenues from oil and natural gas sales, on which these taxes are based.

Comparison of Results of the Acquired Underlying Properties for the Years Ended December 31, 2009 and 2008

Excess of revenues over direct operating expenses for the Acquired Underlying Properties was $11.2 million for the year ended December 31, 2009, compared to $21.7 million for the year ended December 31, 2008. The decrease was primarily a result of a decrease in the average price received for the oil and natural gas sold. This was partially offset by an increase in production and a decrease in direct operating expenses.

Revenues. Revenues from oil and natural gas sales decreased $13.2 million between the periods. This decrease in revenues was primarily the result of a decrease in the average price received for crude oil sold from $93.12 per Bbl for the year ended December 31, 2008 to $54.27 per Bbl for the year ended December 31, 2009, partially offset by a 9.7 MBbl increase in oil volumes sold. The decrease in revenues was also the result of a decrease in the average price received for natural gas sold from $6.94 per Mcf for the year ended December 31, 2008 to $2.81 per Mcf for the year ended December 31, 2009, and a 45.9 MMcf decrease in natural gas volumes sold.

Bad debt expense (recovery). Bad debt expense was $2.2 million for the year ended December 31, 2008. During the year ended December 31, 2009 there was no bad debt expense or recovery.

As publicly reported on July 22, 2008, the crude oil purchaser (Eaglwing L.P.) and its parent (SemGroup, L.P.) filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code. An allowance was set up for the oil purchased from the Acquired Underlying Properties in the amount of $2.2 million, which represents approximately 87% of June 2008 sales made to Eaglwing, L.P.

Prices. The average price received for crude oil and natural gas sold decreased primarily as a result of a decrease in the oil price and natural gas price indices on which the sales prices for a majority of the production were based.

Volumes. The small increase in oil and natural gas sales volumes is primarily attributable to the development program which was partially offset by the natural decline of the proved producing properties.

Lease operating expenses. Lease operating expenses remained stable at $6.0 million for the years ended December 31, 2008 and 2009.

Production and property taxes. Production and property taxes decreased $0.4 million as a result of the decrease in revenues from oil and natural gas sales and decreased property value on which these taxes are based.

Comparison of Results of the Acquired Underlying Properties for the Years Ended December 31, 2008 and 2007

Excess of revenues over direct operating expenses for the Acquired Underlying Properties was $21.7 million for the year ended December 31, 2008, compared to $16.6 million for the year ended December 31, 2007. The increase was primarily a result of an increase in the average price received for the oil and natural gas sold. This was partially offset by an increase in direct operating expenses.

Revenues. Revenues from oil and natural gas sales increased $8.3 million between these periods. This increase in revenues was primarily the result of an increase in the average price received for crude oil sold from $66.96 per Bbl for the year ended December 31, 2007 to $93.12 per Bbl for the year ended December 31, 2008, and a 3.9 MBbl decrease in oil volumes sold. The increase in revenues was also the result of an increase in the average price received for natural gas sold from $5.49 per Mcf for the year ended December 31, 2007 to $6.94 per Mcf for the year ended December 31, 2008, and a 23.1 MMcf decrease in natural gas volumes sold.

Bad debt expense (recovery). Bad debt expense was $2.2 million for the year ended December 31, 2008. During the year ended December 31, 2007 there was no bad debt expense or recovery.

As publicly reported on July 22, 2008, the crude oil purchaser (Eaglwing L.P.) and its parent (SemGroup, L.P.) filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code. An allowance was set up for the oil purchased from the Acquired Underlying Properties in the amount of $2.2 million, which represents approximately 87% of June 2008 sales made to Eaglwing, L.P.

Prices. The average price received for crude oil and natural gas sold increased primarily as a result of an increase in the oil price and natural gas price indices on which the sales prices for a majority of the production were based.

Volumes. The decrease in oil and natural gas sales volumes was primarily attributable to the natural decline of proved producing volumes.

Lease operating expenses. Lease operating expenses increased from $5.4 million for the year ended December 31, 2007 to $6.0 million for the year ended December 31, 2008. This increase was primarily a result of an increase in primary vendor costs.

Production and property taxes. Production and property taxes increased $0.4 million as a result of the increases in the price of crude oil and in revenues from oil and natural gas sales, on which these taxes are based.

HEDGE CONTRACTS

The revenues derived from the Underlying Properties depend substantially on prevailing crude oil prices and, to a lesser extent, natural gas prices. As a result, commodity prices also affect the amount of cash flow available for distribution to the trust unitholders. Lower prices may also reduce the amount of oil and natural gas that VOC Sponsor can economically produce. VOC Sponsor sells the oil and natural gas production from the Underlying Properties under floating market price contracts each month. VOC Sponsor has entered into the hedge contracts for 2011 to reduce the exposure of the revenues from oil production from the Underlying Properties to fluctuations in crude oil prices and to achieve more predictable cash flow. However, these contracts limit the amount of cash available for distribution if prices increase above the fixed hedge price. The hedge contracts consist of fixed price swap contracts that have been placed with major trading counterparties in whom VOC Sponsor believes represent minimal credit risks. VOC Brazos cannot provide assurance, however, that these trading counterparties will not become credit risks in the future.

The crude oil swap contracts will settle based on the average of the settlement price for each commodity business day in the contract month. In a swap transaction, the counterparty is required to make a payment to VOC Sponsor for the difference between the fixed price and the settlement price if the settlement price is below the fixed price. VOC Sponsor is required to make a payment to the counterparty for the difference between the fixed price and the settlement price if the settlement price is above the fixed price. From January 1, 2011 through December 31, 2011, VOC Sponsor’s crude oil price risk management positions in swap contracts are as follows:

		Fixed Price Swaps
		Weighted
	Volumes	Average Price
Month	(Bbls)	(Per Bbl)

January 2011	13,689	$94.90
February 2011	13,621	$94.90
March 2011	13,553	$94.90
April 2011	13,486	$94.90
May 2011	13,420	$94.90
June 2011	13,354	$94.90
July 2011	13,289	$94.90
August 2011	13,224	$94.90
September 2011	13,160	$94.90
October 2011	13,096	$94.90
November 2011	13,032	$94.90
December 2011	12,970	$94.90

The amounts received by VOC Sponsor from the hedge contract counterparty upon settlement of the hedge contracts will reduce the operating expenses related to the Underlying Properties in calculating the net proceeds. However, if the hedge payments received by VOC Sponsor under the hedge contracts exceed operating expenses during a quarterly period, the ability to use such excess amounts to offset operating expenses will be deferred, with interest accruing on such amounts at the prevailing prime rate, until the next quarterly period where the hedge payments and the other non-production revenue are less than such expenses. In addition, the aggregate amounts paid by VOC Sponsor on settlement of the hedge contracts will reduce the amount of net proceeds paid to the trust. See “Computation of net proceeds — Net profits interest.”

PRODUCING ACREAGE AND WELL COUNTS

For the following data, “gross” refers to the total number of wells or acres in which VOC Sponsor owns a working interest and “net” refers to gross wells or acres multiplied by the percentage working interest owned by VOC Sponsor. Although many of VOC Sponsor’s wells produce both oil and natural gas, a well is categorized as an oil well or a natural gas well based upon the ratio of oil to natural gas production. The Underlying Properties are interests in properties located in oil and natural gas producing regions of Kansas and Texas. The following is a summary of the approximate acreage of the Underlying Properties at December 31, 2009.

	Gross	Net
	(Acres)

Kansas	76,537	45,452.7
Texas	23,693	16,841.3

Total	100,230	62,294.0

The following is a summary of the producing wells on the Underlying Properties as of December 31, 2009:

	Operated Wells		Non-Operated Wells		Total
	Gross	Net	Gross	Net	Gross	Net

Oil	814	516.1	34	8.4	848	524.5
Natural gas	30	20.4	14	5.3	44	25.7

Total	844	536.5	48	13.7	892	550.2

The following is a summary of the number of developmental and exploratory wells drilled by VOC Sponsor on the Underlying Properties during the last three years. VOC Sponsor drilled two exploratory wells during the periods presented.

	Year Ended December 31,
	2007		2008		2009
	Gross	Net	Gross	Net	Gross	Net

Completed:
Oil wells	10	6.1	13	8.3	6	4.6
Natural gas wells	2	0.8	—	—	—	—
Non-productive	5	2.2	4	2.4	—	—

Total	17	9.1	17	10.7	6	4.6

During the nine months ended September 30, 2010, VOC Sponsor drilled, completed and commenced production with respect to eight wells on the Underlying Properties. During this period, six wells were drilled in the Kansas Operating Area, four of which were completed and are producing and two of which were unsuccessful. VOC Sponsor, drilled and completed three Woodbine C sand horizontal wells in the Texas Operating Area. VOC Sponsor also recompleted two wells within pay zones in the Woodbine interval.

The following table shows the average sales prices per Bbl of oil and Mcf of natural gas produced and the production costs and production and property taxes per Boe for the Underlying Properties. Average prices do not include the effect of hedge activity.

	Year Ended December 31,
	2007	2008	2009

Sales prices:
Oil (per Bbl)	$67.15	$93.67	$55.16
Natural gas (per Mcf)	$5.96	$7.46	$3.31
Lease operating expense (per Boe)	$14.49	$16.54	$15.06
Production and property taxes (per Boe)	$3.75	$5.00	$3.32

OPERATING AREAS

The following table summarizes the estimated proved reserves by operating area attributable to the Underlying Properties according to the reserve reports, the corresponding pre-tax PV-10 value as of December 31, 2009 and the average net production attributable to the Underlying Properties for the nine-month period ended September 30, 2010.

							Nine Months
	Proved Reserves (1)						Ended
						% of	September 30,
						Total	2010 Average
		Natural		% of		Pre-Tax	Net
	Oil	Gas	Total	Total	PV-10	PV-10	Production
Operating Area	(MBbls)	(MMcf)	(MBoe)	Reserves	Value (2)	Value	(Boe per day)
					(In millions)

Kansas (190 Fields)
Fairport	799	—	799	6.1%	$10,624	5.9%	124
Chase-Silica	405	—	405	3.1%	5,508	3.1%	86
Bindley	350	—	350	2.7%	4,830	2.7%	51
Marcotte	305	—	305	2.3%	4,783	2.7%	94
Moore-Johnson	353	—	353	2.7%	4,777	2.7%	52
Codell	137	—	137	1.1%	3,268	1.8%	30
Wesley	141	—	141	1.1%	2,604	1.5%	35
Mueller	149	—	149	1.1%	2,421	1.4%	30
Lippoldt	91	—	91	0.7%	1,519	0.9%	15
Dopita	99	—	99	0.8%	1,369	0.8%	20
Yaege	100	—	100	0.8%	1,354	0.8%	18
Monument North	64	—	64	0.5%	1,330	0.7%	27
Gerberding	20	771	148	1.1%	1,277	0.7%	35
Other	2,827	2,960	3,321	25.5%	42,838	24.0%	943

Kansas Total	5,840	3,731	6,462	49.7%	$88,500	49.5%	1,559
Texas (3 Fields)
Kurten	3,851	2,732	4,306	33.1%	$56,513	31.6%	705
Sand Flat	1,351	—	1,351	10.4%	18,366	10.3%	146
Hitts Lake North	888	—	888	6.8%	15,311	8.6%	172

Texas Total	6,090	2,732	6,545	50.3%	$90,190	50.5%	1,024

Total	11,930	6,463	13,007	100.0%	$178,690	100.0%	2,583

(1)	In accordance with the rules and regulations promulgated by the SEC, the proved reserves presented above were determined using the twelve month unweighted arithmetic average of the first-day-of-the-month price for the period from January 1, 2009 through December 1, 2009, without giving effect to any hedge transactions, and were held constant for the life of the properties. This yielded a price for oil of $61.18 per barrel and a price for natural gas of $3.83 per MMBtu.

(2)	PV-10 is the present value of estimated future net revenue to be generated from the production of proved reserves, discounted using an annual discount rate of 10%, calculated without deducting future income taxes. Standardized measure of discounted net cash flows is calculated the same as PV-10 except that it deducts future income taxes. Because the trust bears no federal tax expense and taxable income is passed through to the unitholders of the trust, no provision for federal or state income taxes is included in the summary reserve reports and therefore the standardized measure of discounted future net cash flows attributable to the Underlying Properties is equal to the pre-tax PV-10 value. PV-10 may not be considered a GAAP financial measure as defined by the SEC and is derived from the standardized measure of discounted future net cash flows, which is the most directly comparable GAAP financial measure. The pre-tax PV-10 value and the standardized measure of discounted future net cash flows do not purport to present the fair value of the oil and natural gas reserves attributable to Underlying Properties.

The Underlying Properties are located in Kansas and Texas in areas characterized by long production histories and by several additional development opportunities, which may help to diminish natural declines in production from the Underlying Properties. See “— Planned development and workover program” for a summary of VOC Sponsor’s development plans. Based on the reserve reports, approximately 92% of the future production from the Underlying Properties is expected to be oil and approximately 8% is expected to be natural gas.

Kansas. As of December 31, 2009, proved reserves attributable to the portion of the Kansas Underlying Properties were approximately 6.5 MMBoe and are located in three primary areas — the Central Kansas Uplift, Western Kansas and South Central Kansas. As of December 31, 2009, the Kansas Underlying Properties covered approximately 76,537 gross acres (45,452.7 net acres) and included 190 fields. As of December 31, 2009, the VOC Operators operated 96% of the total proved reserves attributable to the Kansas Underlying Properties based on PV-10 value.

The major fields in the Central Kansas Uplift include Fairport Field, Chase-Silica Field and Marcotte Field, all of which are producing primarily from the Arbuckle and Lansing Kansas City zones. The major fields in Western Kansas include the Bindley, Moore-Johnson and Wesley fields, which are producing primarily from the Mississippian, Morrow, Lansing Kansas City and Cherokee zones. The major fields in South Central Kansas include the Gerberding, Spivey Grabs and Alford fields, which are producing primarily from the Mississippian, Simpson and Lansing Kansas City zones. During the nine-month period ended September 30, 2010, the average net production for the Kansas Underlying Properties was approximately 1,559 Boe per day.

The following table summarizes VOC Sponsor’s interests in the major fields in Kansas as of December 31, 2009.

	No. of Wells						Average
	Operated/					Average	Net
	Non-			Productive	Gross/	Working	Revenue
Field	Operated	Operator	County	Zones	Net Acres	Interest	Interest

Fairport	56/5	Vess Oil, Counts Ellis	Russell	Arbuckle, Dodge, LKC, Reagan, Wabaunsee	1,320/963.5	70.9%	61.1%
Chase-Silica	48/0	Vess Oil, Davis Petroleum, L D Drilling	Barton, Rice, Stafford	Arbuckle, LKC	2,760/2,038.1	84.0%	69.4%
Bindley	16/0	Vess Oil	Hodgeman	Mississippian	1,360/1,166.0	89.0%	77.0%
Marcotte	22/0	Vess Oil	Rooks	Arbuckle, LKC	1,760/1,676.7	95.9%	79.7%
Moore-Johnson	10/0	Vess Oil	Greeley	Morrow	1,621/1,292.3	79.7%	64.6%

	No. of Wells						Average
	Operated/					Average	Net
	Non-			Productive	Gross/	Working	Revenue
Field	Operated	Operator	County	Zones	Net Acres	Interest	Interest

Codell	2/0	Vess Oil	Rooks	Arbuckle, LKC	106/100.6	95.0%	76.5%
Wesley	5/0	L D Drilling, Davis Petroleum	Ness	Mississippian	480/446.7	92.2%	79.9%
Mueller	13/0	Vess Oil, L D Drilling	Stafford	Arbuckle, Conglomerate, LKC	640/497.0	86.6%	70.6%
Lippoldt	6/0	Vess Oil	Hodgeman	Mississippian	1,280/604.8	47.3%	41.3%
Dopita	9/0	Vess Oil	Rooks	Arbuckle, Toronto	380/357.1	93.2%	81.5%
Yaege	26/0	Vess Oil	Riley	Hunton	2,098/1,094.1	52.2%	45.6%
Monument North	11/10	Vess Oil, McCoy Petroleum	Logan	Cherokee, Johnson	1,760/601.3	24.5%	19.9%
Gerberding	5/0	Vess Oil	Sumner	Mississippian, Simpson	800/570.0	71.9%	58.3%

Texas. As of December 31, 2009, proved reserves attributable to the Texas Underlying Properties were approximately 6.5 MMBoe and are located in two areas — Central Texas and East Texas. As of December 31, 2009, the Texas Underlying Properties covered approximately 23,693 gross acres (16,841.3 acres) and included three fields. As of December 31, 2009, the VOC Operators operated approximately 99% of the total proved reserves attributable to the Texas Underlying Properties based on PV-10 value.

Central Texas production is attributable to the Kurten Woodbine Unit, which is producing primarily from the Woodbine Interval and Buda Georgetown zones. East Texas properties include the Sand Flat field and Hitts Lake North field, each of which is producing primarily from the Paluxy and Chisum zones. During the nine-month period ended September 30, 2010, the average net production for the Texas Underlying Properties was approximately 1,024 Boe per day.

The following table summarizes VOC Sponsor’s interests in the major fields in Texas as of December 31, 2009.

	No. of Wells						Average
	Operated/					Average	Net
	Non-			Productive	Gross/	Working	Revenue
Field	Operated	Operator	County	Zones	Net Acres	Interest	Interest

Kurten	108/7	Vess Oil Corp, CML and Ogden Resources	Brazos	Austin Chalk, Woodbine Sand, Buda, Georgetown	20,908/15,280.4	72.5%	58.0%
Sand Flat	20/1	Vess Oil Corp., Carrizo	Smith	Paluxy, Rodessa	2,579/1,418.0	55.0%	48.2%
Hitts Lake North	6/0	Vess Oil Corp	Smith	Paluxy	206/142.9	59.9%	52.9%

PLANNED DEVELOPMENT AND WORKOVER PROGRAM

The primary goals of VOC Sponsor’s development and workover program have been to develop proved undeveloped reserves, manage workovers and minimize the natural decline in production in areas in which it operates. However, VOC Sponsor is not obligated to undertake any development activities, so any drilling and completing activities will be subject to the reasonable discretion of VOC Sponsor. With respect to the Underlying Properties, VOC Sponsor expects, but is not obligated, to implement the following development strategies specific to each of its primary operating areas.

•	Kansas. VOC Sponsor’s historical development and workover program for the Kansas Underlying Properties has included recompleting certain existing wells, drilling infill development wells, conducting 3-D seismic surveys, completing workovers and applying new production technologies. VOC Sponsor intends to continue this program with respect to the Kansas Underlying Properties, and expects to incur total development expenditures for these properties during the next five years of approximately $0.5 million, most of which is expected to be incurred during 2010 by the planned drilling of two vertical development wells.

•	Texas. VOC Sponsor’s historical development program for the Texas Underlying Properties has included recompleting certain existing wells, drilling infill development wells, completing workovers and applying new production technologies. In 2009, after an extensive review of horizontal development drilling in the area, VOC Sponsor commenced drilling horizontal wells in the Kurten Woodbine Unit in order to accelerate the development of proved undeveloped reserves. VOC Sponsor has successfully completed each of its first four horizontal wells to the Woodbine C sand in this area with average lateral lengths of approximately 3,000 feet. VOC Sponsor intends to continue developing the Woodbine C sand underlying the Kurten Woodbine Unit, utilizing horizontal wells completed with multiple fracture stimulations together with recompletions of existing vertical wellbores into additional pay intervals. VOC Sponsor expects total development expenditures for the Texas Underlying Properties during the next five years to be approximately $24.8 million. Of this total, VOC Sponsor contemplates spending approximately $21.5 million to drill and complete 11 horizontal wells in the Woodbine C sand and one vertical well in the Sand Flat Unit. The remaining approximate $3.3 million is expected to be used for recompletions and workovers of 13 Woodbine vertical wells to additional Woodbine sands and six existing wells in the Sand Flat Unit.

The trust is not directly obligated to pay any portion of any development expenditures made with respect to the Underlying Properties; however, development expenditures made by VOC Sponsor with respect to the Underlying Properties will be included among the costs that will be deducted from the gross proceeds in calculating cash distributions attributable to the Net Profits Interest. As a result, the trust will indirectly bear an 80% share of any development expenditures made with respect to the Underlying Properties (subject to certain limitations near the end of the term of the trust, as described below). Accordingly, higher or lower development expenditures will, in general, directly decrease or increase, respectively, the cash received by the trust. In making development expenditure determinations, VOC Sponsor will attempt to balance the impact of the development expenditures on current cash distributions to the trust unitholders with the longer term benefits of increased oil and natural gas production expected to result from the development expenditure. In addition, VOC Sponsor may establish a capital reserve of up to a maximum of $1.0 million in the aggregate at any given time.

VOC Sponsor, as the designated operator of the Underlying Properties, is entitled to make all determinations related to development expenditures with respect to the Underlying Properties, and there are no limitations on the amount of development expenditures that VOC Sponsor may incur with respect to the Underlying Properties, except as described below. VOC Sponsor is required under the applicable Net Profits Interest conveyance to use commercially reasonable efforts to cause the operators of the Underlying Properties to operate these properties as would a reasonably prudent operator acting with respect to its own properties (without regard to the existence of the Net Profits Interest). As the trust unitholders would not be expected to fully realize the benefits of development expenditures made with respect to the Underlying Properties which occur near the end of the term of the trust, during each twelve-month period beginning on the later to occur of (1) December 31, 2027 and (2) the time when 9.0 MMBoe have been produced from the Underlying Properties and sold (which is the equivalent of 7.2 MMBoe in respect of the Net Profits Interest), development expenditures that may be included among the costs that will be taken into account in calculating net proceeds attributable to the Net Profits Interest will be limited to the average annual development expenditures incurred by VOC Sponsor during the preceding three years, as adjusted for inflation. See “Computation of net proceeds — Net Profits Interest.”

RESERVE REPORTS

Technologies. The reserve reports were prepared using decline curve analyses to determine the reserves of the Underlying Properties in Kansas and Texas. After estimating the reserves of each proved developed property, it was determined that a reasonable level of certainty exists with respect to the reserves which can be expected from any individual undeveloped well in the field. The consistency of reserves attributable to the proved developed producing wells in Kansas and Texas, which cover a wide area, further supports proved undeveloped classification.

The proved undeveloped locations in Underlying Properties are direct offsets of other producing wells. 3-D seismic data has been used to target well placement for most proved undeveloped locations in Kansas so as to avoid encountering significant unfavorable faults or structural features. Data from both VOC Sponsor and offset operators with which VOC Sponsor has exchanged technical data demonstrate a consistency in this resource play over an area much larger than the Underlying Properties. In addition, information from other producing wells has also been used to analyze reservoir properties such as porosity, thickness, and stratigraphic conformity.

Internal controls. Cawley, Gillespie, & Associates, Inc., the independent petroleum engineering consultant, estimated all of the proved reserve information for the Underlying Properties in this registration statement in accordance with appropriate engineering, geologic, and evaluation principles and techniques that are in accordance with practices generally accepted in the petroleum industry, and definitions and guidelines established by the SEC. These reserves estimation methods and techniques are widely taught in university petroleum curricula and throughout the industry’s ongoing training programs. Although these engineering, geologic, and evaluation principles and techniques are based upon established scientific concepts, the application of such principles and techniques involves extensive judgment and is subject to changes in existing knowledge and technology, economic conditions and applicable statutory and regulatory provisions. These same industry-wide applied techniques are used in determining estimated reserve quantities. The technical persons responsible for preparing the reserves estimates presented herein meet the requirements regarding qualifications, independence, objectivity and confidentiality set forth in the Society of Petroleum Engineers’ Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information. Vice President of Operations of Vess Oil, William R. Horigan, consults regularly with Cawley, Gillespie during the reserve estimation process to review properties, assumptions, and any new data available. Additionally, VOC Sponsor’s senior management reviewed and approved all Cawley, Gillespie summary reserve reports contained herein.

The independent engineering reserve estimates are reviewed by Mr. Horigan, who has a Bachelor of Science in Chemical Engineering, is a member of the Society of Petroleum Engineers and served on the Executive Board for the Wichita Section. He is also a member of the Producers Advisory Board of the KU Tertiary Oil Recovery Project and a member of the Petroleum Technology

Transfer Council of the North Mid-Continent Region. He has over 35 years of oil and gas industry experience in drilling and completions, reservoir engineering, and acquisitions and divestitures.

Cawley, Gillespie & Associates, Inc. estimated oil and natural gas reserves attributable to VOC Brazos and KEP as of December 31, 2009. Numerous uncertainties are inherent in estimating reserve volumes and values, and the estimates are subject to change as additional information becomes available. The reserves actually recovered and the timing of production of the reserves may vary significantly from the original estimates.

The discounted estimated future net revenues presented below were prepared using the twelve month unweighted arithmetic average of the first-day-of-the-month price for the period from January 1, 2009 through December 1, 2009, without giving effect to any derivative transactions, and were held constant for the life of the properties. This yielded a price for oil of $61.18 per barrel and a price for natural gas of $3.83 per MMBtu. Oil equivalents in the table are the sum of the Bbls of oil and the Boe of the stated Mcfs of natural gas, calculated on the basis that six Mcfs of natural gas is the energy equivalent of one Bbl of oil. The estimated future net revenues attributable to the Net Profits Interest as of December 31, 2009 are net of the trust’s proportionate share of all estimated costs deducted from revenue pursuant to the terms of the conveyance creating the Net Profits Interest and include only the reserves attributable to the Underlying Properties that are expected to be produced during the term of the trust. Because oil and natural gas prices are influenced by many factors, use of the twelve month unweighted arithmetic average of the first-day-of-the-month price for the period from January 1, 2009 through December 1, 2009, as required by the SEC, may not be the most accurate basis for estimating future revenues of reserve data. Future net cash flows are discounted at an annual rate of 10%. There is no provision for federal income taxes with respect to the future net cash flows attributable to the Underlying Properties or the Net Profits Interest because future net revenues are not subject to taxation at the VOC Sponsor or trust level.

Proved reserves of Underlying Properties. The following table sets forth, as of December 31, 2009, certain estimated proved reserves, estimated future net revenues and the discounted present value thereof attributable to the Underlying Properties and the Net Profits Interest, in each case derived from the reserve reports. Summaries of the reserve reports are included in Annex A to this prospectus.

	Underlying	Net Profits
	Properties (1)	Interest (2)
	(In thousands, except MBbls, MMcf and MBoe amounts)

Proved Reserves:
Oil (MBbls)	11,930	7,132
Natural gas (MMcf)	6,463	4,003
Oil equivalents (MBoe)	13,007	7,799
Future net revenues	$371,468	$238,175
Discounted estimated future net revenues (3)	$178,690
Standardized measure (3)	$178,690

(1)	Reserve volumes and estimated future net revenues for Underlying Properties reflect volumes and revenues attributable to VOC Sponsor’s net interests in the properties comprising the Underlying Properties.

(2)	Reflects 80% of proved reserves attributable to the Underlying Properties expected to be produced during the term of the trust based on the reserve reports.

(3)	The present values of future net revenues for the Underlying Properties and the Net Profits Interest were determined using a discount rate of 10% per annum. As of September 30, 2010,

VOC Sponsor was structured as a limited partnership. Accordingly, no provision for federal or state income taxes has been provided because taxable income was passed through to the partners of VOC Sponsor. Therefore, the standardized measure of the Underlying Properties is equal to the PV-10 value, which totaled $178.7 million as of December 31, 2009.

Information concerning historical changes in net proved reserves attributable to the Underlying Properties is contained in the unaudited supplemental information contained elsewhere in this prospectus. VOC Sponsor has not filed reserve estimates covering the Underlying Properties with any other federal authority or agency.

The following table summarizes the changes in estimated proved reserves of the Underlying Properties for the periods indicated. The data is presented assuming VOC Sponsor owns all the Underlying Properties as of December 31, 2007.

			Oil
	Oil	Natural Gas	Equivalents
	(MBbls)	(MMcf)	(MBoe)

Proved Reserves:
Balance, December 31, 2006	13,031	7,927	14,352
Revisions, extensions, discoveries and additions	(333)	191	(301)
Production	(705)	(738)	(828)

Balance, December 31, 2007	11,993	7,380	13,223
Revisions, extensions, discoveries and additions	(1,611)	227	(1,573)
Production	(704)	(750)	(829)

Balance, December 31, 2008	9,678	6,857	10,821
Revisions, extensions, discoveries and additions	2,984	298	3,032
Production	(732)	(693)	(847)

Balance, December 31, 2009	11,930	6,463	13,007

Proved Developed Reserves:

Balance, December 31, 2006	12,355	7,596	13,621

Balance, December 31, 2007	11,416	7,122	12,603

Balance, December 31, 2008	8,952	6,562	10,046

Balance, December 31, 2009	10,567	5,813	11,536

Proved Undeveloped Reserves:

Balance, December 31, 2006	677	330	732

Balance, December 31, 2007	577	258	620

Balance, December 31, 2008	726	295	775

Balance, December 31, 2009	1,363	649	1,471

SALE AND ABANDONMENT OF UNDERLYING PROPERTIES

VOC Sponsor and any transferee of an Underlying Property will have the right to abandon its interest in any well or property if it reasonably believes a well or property ceases to produce or is not capable of producing in commercially paying quantities. To reduce the potential conflict of interest between VOC Sponsor and the trust in determining whether a well is capable of producing in commercially paying quantities, VOC Sponsor is required under the applicable conveyance to cause the operators of the Underlying Properties to operate these properties as would a reasonably prudent operator acting with respect to its own properties (without regard to the existence of the Net Profits Interest). Upon termination of the lease, the portion of the net profits interest relating to the abandoned property will be extinguished. For the years ended December 31, 2007, 2008 and 2009, VOC Sponsor plugged and abandoned zero, six and 15 wells, respectively, located on leases within the Underlying Properties based on its determination that such wells could no longer produce oil or natural gas in commercially economic quantities. The number of wells abandoned during this time period accounted for less than 3% of the producing wells attributable to the Underlying Properties.

VOC Sponsor generally may sell all or a portion of its interests in the Underlying Properties, subject to and burdened by the Net Profits Interest, without the consent of the trust unitholders. In addition, VOC Sponsor may, without the consent of the trust unitholders, require the trust to release the Net Profits Interest associated with any lease that accounts for less than or equal to 0.25% of the total production from the Underlying Properties in the prior 12 months and provided that the Net Profits Interest covered by such releases cannot exceed, during any 12-month period, an aggregate fair market value to the trust of $500,000. These releases will be made only in connection with a sale by VOC Sponsor to a non-affiliate of the relevant Underlying Properties and are conditioned upon the trust receiving an amount equal to the fair value to the trust of such Net Profits Interest. Any net sales proceeds paid to the trust are distributable to trust unitholders for the quarter in which they are received. VOC Sponsor has not identified for sale any of the Underlying Properties.

MARKETING AND POST-PRODUCTION SERVICES

Pursuant to the terms of the conveyance creating the Net Profits Interest, VOC Sponsor will have the responsibility to market, or cause to be marketed, the oil and natural gas production attributable to the Underlying Properties. The terms of the conveyance creating the Net Profits Interest do not permit VOC Sponsor to charge any marketing fee when determining the net proceeds upon which the Net Profits Interest will be calculated. As a result, the net proceeds to the trust from the sales of oil and natural gas production from the Underlying Properties will be determined based on the same price that VOC Sponsor receives for oil and natural gas production attributable to VOC Sponsor’s remaining interest in the Underlying Properties.

Texas is a mature oil producing state with a well-developed crude oil refining, transportation and marketing infrastructure. According to the Texas Railroad Commission, more than 5,000 operators reported oil production of approximately 377 million barrels for the state of Texas during 2009. There were 26 operating oil refineries located in Texas in 2009 with combined capacity to refine over 4.6 million barrels of oil per day. With oil production in the state of Texas averaging just over 1 million barrels of oil per day, Texas refineries are net importers of crude oil. As a result, oil producers in Texas benefit from competitive marketing conditions for their oil production as a result of the high demand from the crude oil marketing companies and refineries located in Texas.

Kansas is a mature oil producing state with a well-developed transportation infrastructure for crude oil transportation and marketing. According to the Kansas Geological Society, more than 2,100 operators reported oil production of approximately 39 million barrels for the state of Kansas during 2009. Kansas is home to three oil refineries located in McPherson, El Dorado and Coffeyville, Kansas. These refineries have combined capacity to refine over 300,000 barrels of oil per day. With oil production in the state of Kansas averaging less than 100,000 barrels of oil per day, Kansas is a net importer of crude oil. As a result, Kansas operators benefit from the competitive marketing conditions for their oil production as a result of the high demand from the refineries located in Kansas.

During the nine months ended September 30, 2010, VOC Sponsor sold approximately 32% of the oil produced from the Underlying Properties to MV Purchasing, LLC, an affiliate of VOC

Sponsor. The remaining oil production is sold to third-party crude oil purchasers. These purchasers buy crude oil from VOC Sponsor under short-term contracts using market sensitive pricing. VOC Sponsor does not believe that the loss of any of these parties, including MV Purchasing LLC, as a purchaser of crude oil production from the Underlying Properties would have a material impact on the business or operations of VOC Sponsor or the Underlying Properties because of the competitive marketing conditions in Texas and Kansas as described above.

Oil production is typically transported by truck from the field to the closest gathering facility or refinery. VOC Sponsor sells the majority of the oil production from the Underlying Properties under short-term contracts using market sensitive pricing. The price received by VOC Sponsor for the oil production from the Underlying Properties is usually based on the NYMEX price applied to equal daily quantities on the month of delivery that is then reduced for differentials based upon delivery location and oil quality.

All natural gas produced by VOC Sponsor is marketed and sold to third-party purchasers. The natural gas is sold on contract basis and the contracts are in their secondary terms and are on a month-to-month basis. In all cases, the contract price is based on a percentage of a published regional index price, after adjustments for Btu content, transportation and related charges.

TITLE TO PROPERTIES

The properties comprising the Underlying Properties are subject to certain burdens that are described in more detail below. To the extent that these burdens and obligations affect VOC Sponsor’s rights to production and the value of production from the Underlying Properties, they have been taken into account in calculating the trust’s interests and in estimating the size and the value of the reserves attributable to the Underlying Properties.

VOC Sponsor’s interests in the oil and natural gas properties comprising the Underlying Properties are typically subject, in one degree or another, to one or more of the following:

•	royalties, overriding royalties and other burdens, express and implied, under oil and natural gas leases;

•	overriding royalties, production payments and similar interests and other burdens created by VOC Sponsor’s predecessors in title;

•	a variety of contractual obligations arising under operating agreements, farm-out agreements, production sales contracts and other agreements that may affect the Underlying Properties or their title;

•	liens that arise in the normal course of operations, such as those for unpaid taxes, statutory liens securing unpaid suppliers and contractors and contractual liens under operating agreements that are not yet delinquent or, if delinquent, are being contested in good faith by appropriate proceedings;

•	pooling, unitization and communitization agreements, declarations and orders;

•	easements, restrictions, rights-of-way and other matters that commonly affect property;

•	conventional rights of reassignment that obligate VOC Sponsor to reassign all or part of a property to a third party if VOC Sponsor intends to release or abandon such property; and

•	rights reserved to or vested in the appropriate governmental agency or authority to control or regulate the Underlying Properties and the Net Profits Interest therein.

VOC Sponsor believes that the burdens and obligations affecting the properties comprising the Underlying Properties are conventional in the industry for similar properties. VOC Sponsor also believes that the existing burdens and obligations do not, in the aggregate, materially interfere with the use of the Underlying Properties and will not materially adversely affect the value of the Net Profits Interest.

VOC Sponsor acquired the Underlying Properties over the past 30 years. At the time of its acquisition of the Underlying Properties, VOC Sponsor retained outside counsel to examine title to the Underlying Properties as to the acquired interests. VOC Sponsor subsequently retained outside counsel to update title to the Underlying Properties in September 2010.

VOC Sponsor will record the conveyance of the Net Profits Interest in Kansas and Texas in the real property records in each Kansas or Texas county in which the Underlying Properties are located. Although under Texas law it is well-established that the recording in the appropriate real property records of an interest such as the Net Profits Interest will constitute the conveyance of a fully vested real property interest to the trust, the law in Kansas is less certain. VOC Sponsor and the trust believe, based upon an opinion of counsel, that the recording in the appropriate real property records in Kansas of the Net Profits Interest should constitute the conveyance of a fully vested real property interest, interests in hydrocarbons in place or to be produced or a production payment as such is defined under the United States Bankruptcy Code; however, there is no dispositive Kansas Supreme Court case directly addressing these issues. In a bankruptcy of VOC Sponsor, creditors of VOC Sponsor would be able to claim the Net Profits Interest as an asset of the bankruptcy estate to satisfy obligations to them if the conveyance of the Net Profits Interest did not constitute the conveyance of a real property interest or interests in hydrocarbons in place or to be produced under applicable state law or a production payment, in which case the trust would be an unsecured creditor of VOC Sponsor at risk of losing the entire value of the Net Profit Interests to senior creditors.

VOC Sponsor believes that its title to the Underlying Properties is, and the trust’s title to the Net Profits Interest will be, good and defensible in accordance with standards generally accepted in the oil and gas industry, subject to such exceptions as are not so material to detract substantially from the use or value of such properties or royalty interests. Please see “Risk factors—The trust units may lose value as a result of title deficiencies with respect to the Underlying Properties.”

COMPETITION AND MARKETS

The oil and natural gas industry is highly competitive. VOC Sponsor competes with major oil and natural gas companies and independent oil and natural gas companies for oil and natural gas, equipment, personnel and markets for the sale of oil and natural gas. Many of these competitors are financially stronger than VOC Sponsor, but even financially troubled competitors can affect the market because of their need to sell oil and natural gas at any price to attempt to maintain cashflow. The trust will be subject to the same competitive conditions as VOC Sponsor and other companies in the oil and natural gas industry.

Oil and natural gas compete with other forms of energy available to customers, primarily based on price. These alternate forms of energy include electricity, coal and fuel oils. Changes in the availability or price of oil, natural gas or other forms of energy, as well as business conditions, conservation, legislation, regulations and the ability to convert to alternate fuels and other forms of energy may affect the demand for oil and natural gas.

Future price fluctuations for oil and natural gas will directly impact trust distributions, estimates of reserves attributable to the trust’s interests and estimated and actual future net revenues to the trust. In view of the many uncertainties that affect the supply and demand for oil and natural gas, neither the trust nor VOC Sponsor can make reliable predictions of future oil and natural gas supply and demand, future product prices or the effect of future product prices on the trust.

ENVIRONMENTAL MATTERS AND REGULATION

General. The oil and natural gas exploration and production operations of VOC Sponsor are subject to stringent and comprehensive federal, regional, state and local laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection. These laws and regulations may impose significant obligations on VOC Sponsor’s operations, including requirements to:

•	obtain permits to conduct regulated activities;

•	limit or prohibit drilling activities on certain lands lying within wilderness, wetlands and other protected areas;

•	restrict the types, quantities and concentration of materials that can be released into the environment in the performance of drilling and production activities;

•	initiate remedial activities or corrective actions to mitigate pollution from former or current operations, such as restoration of drilling pits and plugging of abandoned wells;

•	apply specific health and safety criteria addressing worker protection; and

•	impose substantial liabilities on VOC Sponsor for pollution resulting from VOC Sponsor’s operations.

Failure to comply with environmental laws and regulations may result in the assessment of administrative, civil and criminal sanctions, including monetary penalties, the imposition of investigatory and remedial obligations, and the issuance of injunctions limiting or prohibiting some or all of our operations. Moreover, these laws, rules and regulations may restrict the rate of oil and natural gas production below the rate that would otherwise be possible. The regulatory burden on the oil and natural gas industry increases the cost of doing business in the industry and consequently affects profitability. VOC Sponsor believes that it is in substantial compliance with all existing environmental laws and regulations applicable to its current operations and that its continued compliance with existing requirements will not have a material adverse effect on the cash distributions to the trust unitholders. However, the clear trend in environmental regulation is to place more restrictions and limitations on activities that may affect the environment, and thus, any changes in environmental laws and regulations or re-interpretation of enforcement policies that result in more stringent and costly emission or discharge limits or waste handling, disposal or remediation obligations could have a material adverse effect on VOC Sponsor’s development expenditures, results of operations and financial position. VOC Sponsor may be unable to pass on those increases to its customers.

The following is a summary of the more significant existing environmental, health and safety laws and regulations, each as amended from time to time, to which VOC Sponsor’s business operations are subject.

Hazardous substance and wastes. The Comprehensive Environmental Response, Compensation and Liability Act, or “CERCLA,” also known as the Superfund law, and comparable state laws impose liability without regard to fault or the legality of the original conduct on certain classes of persons who are considered to be responsible for the release of a “hazardous substance” into the environment. Under CERCLA, these “responsible persons” may include the owner or operator of the site where the release occurred, and entities that transport or disposed or arranged for the transport or disposal of hazardous substances released at the site. These responsible persons may be subject to joint and several, strict liability for the costs of cleaning up the hazardous substances that have been released into the environment, for damages to natural resources and for the costs of certain health studies. CERCLA also authorizes the U.S. Environmental Protection Agency, or “EPA” and, in some instances, third parties to act n response to threats to the public health or the environment and to seek to recover from the responsible classes of persons the costs they incur. It is not uncommon for neighboring landowners and other third-parties to file claims for personal injury and property damage allegedly caused by the hazardous substances released into the environment. VOC Sponsor generates materials in the course of its operations that may be regulated as hazardous substances.

The Resource Conservation and Recovery Act, or “RCRA,” and comparable state laws regulate the generation, transportation, treatment, storage, disposal and cleanup of hazardous and non-hazardous wastes. Under the auspices of the EPA, the individual states administer some or all of the provisions of RCRA, sometimes in conjunction with their own, more stringent requirements. Drilling fluids, produced waters and most of the other wastes associated with the exploration, production and development of crude oil or natural gas are currently regulated under RCRA’s non-hazardous waste provisions. However, it is possible that certain oil and natural gas exploration and production wastes now classified as non-hazardous could be classified as hazardous wastes in the future. Any such change could result in an increase in the costs to manage and dispose of wastes, which could have a material adverse effect on the cash distributions to the trust unitholders. In addition, VOC Sponsor generates industrial wastes in the ordinary course of its operations that may be regulated as hazardous wastes.

The real properties upon which VOC Sponsor conducts its operations have been used for oil and natural gas exploration and production for many years. Although VOC Sponsor may have utilized operating and disposal practices that were standard in the industry at the time, petroleum hydrocarbons and wastes may have been disposed of or released on or under the real properties upon which VOC Sponsor conducts its operations, or on or under other, offsite locations, where these petroleum hydrocarbons and wastes have been taken for recycling or disposal. In addition, the real properties upon which VOC Sponsor conducts its operations may have been operated by third parties or by previous owners or operators whose treatment and disposal of hazardous substances, wastes or hydrocarbons was not under VOC Sponsor’s control. These real properties and the petroleum hydrocarbons and wastes disposed or released thereon may be subject to CERCLA, RCRA and analogous state laws. Under such laws, VOC Sponsor could be required to remove or remediate previously disposed wastes, to clean up contaminated property, and to perform remedial operations such as restoration of pits and plugging of abandoned wells to prevent future contamination.

Water discharges and hydraulic fracturing. The Federal Water Pollution Control Act, also known as the “Clean Water Act,” and analogous state laws impose restrictions and strict controls with respect to the discharge of pollutants, including spills and leaks of oil, into federal and state waters. The discharge of pollutants into regulated waters is prohibited, except in accordance with the terms of a permit issued by EPA or an analogous state agency. Any unpermitted discharge of pollutants could result in penalties and significant remedial obligations. Spill prevention, control and countermeasure requirements under federal law require appropriate containment berms and similar structures to help prevent the contamination of navigable waters in the event of a petroleum hydrocarbon tank spill, rupture or leak.

It is customary to recover oil and natural gas from deep shale and tight sand formations through the use of hydraulic fracturing, combined with sophisticated horizontal drilling. Hydraulic fracturing involves the injection of water, sand and chemical additives under pressure into rock formations to stimulate gas production. Due to public concerns raised regarding potential impacts of hydraulic fracturing on groundwater quality, legislative and regulatory efforts at the federal level and in some states have been initiated to require or make more stringent the permitting and compliance requirements for hydraulic fracturing operations. In particular, the EPA has commenced a study of the potential environmental impacts of hydraulic fracturing activities, with results of the study anticipated to be available by late 2012, and a committee of the U.S. House of Representatives is also conducting an investigation of hydraulic fracturing practices. Legislation has been introduced before Congress to provide for federal regulation of hydraulic fracturing and to require disclosure of the chemicals used in the fracturing process. In addition, some states have adopted, and other states are considering adopting, regulations that could restrict hydraulic fracturing in certain circumstances. For example, New York has imposed a de facto moratorium on the issuance of permits for high-volume, horizontal hydraulic fracturing until state-administered environmental studies are completed, a draft of which must be published by June 1, 2011, followed by a 30-day comment period. Further, Pennsylvania has adopted a variety of regulations limiting how and where fracturing can be performed. If new laws or regulations that significantly restrict hydraulic fracturing are adopted, such legal requirements could make it more difficult or costly for VOC Sponsor to perform hydraulic fracturing activities. Moreover, VOC Sponsor believes that enactment of legislation regulating hydraulic fracturing at the federal level may have a material adverse effect on its business.

Air emissions. The federal Clean Air Act and comparable state laws restrict the emission of air pollutants from many sources through air emissions permitting programs and also impose various monitoring and reporting requirements. These laws and regulations may require VOC Sponsor to obtain pre-approval for the construction or modification of certain projects or facilities expected to produce or significant increase air emissions, obtain and strictly comply with stringent air permit requirements or incur development expenditures to install and utilize specific equipment or technologies to control emissions. Obtaining permits has the potential to delay the development of oil and natural gas projects. Federal and state regulatory agencies may impose administrative, civil and criminal penalties for non-compliance with air permits or other requirements of the federal Clean Air Act and associated state laws and regulations.

Climate change. In response to certain scientific studies suggesting that emissions of certain gases, commonly referred to as greenhouse gases, or “GHGs,” and including carbon dioxide and methane, are contributing to the warming of the Earth’s atmosphere and other climatic conditions, both houses of Congress have actively considered legislation to reduce emissions of GHGs, and almost one-half of the states have already taken legal measures to reduce emissions of GHGs, primarily through the planned development of GHG emission inventories and/or regional GHG cap and trade programs. Most of these cap and trade programs work by requiring either major sources of emissions or major producers of fuels to acquire and surrender emission allowances, with the number of allowances available for purchase reduced each year until the overall GHG emission reduction goal is achieved. These allowances would be expected to escalate significantly in cost over time. Although it is not possible at this time to predict when Congress may pass climate change legislation, any future federal or state laws that may be adopted to address GHG emissions could require VOC Sponsor to incur increased operating costs and could adversely affect demand for the oil and natural gas VOC Sponsor produces.

In addition, on December 15, 2009, the EPA published its findings that emissions of GHGs present an endangerment to public heath and the environment. These findings allow the EPA to adopt and implement regulations that would restrict emissions of GHGs under existing provisions of the federal Clean Air Act. The EPA has adopted two sets of regulations under the Clean Air Act. The first limits emissions of GHGs from motor vehicles beginning with the 2012 model year. The EPA has asserted that these final motor vehicle GHG emission standards trigger Clean Air Act construction and operating permit requirements for stationary sources, commencing when the motor vehicle standards take effect on January 2, 2011. On June 3, 2010, the EPA published its final rule to address the permitting of GHG emissions from stationary sources under the Prevention of Significant Deterioration, or “PSD,” and Title V permitting programs. This rule “tailors” these permitting programs to apply to certain stationary sources of GHG emissions in a multi-step process, with the largest sources first subject to permitting. It is widely expected that facilities required to obtain PSD permits for their GHG emissions also will be required to reduce those emissions according to “best available control technology” standards for GHG that have yet to be developed. Most recently, on August 12, 2010, EPA proposed two actions to govern the implementation of PSD permitting requirements for GHGs in states whose existing State Implementation Plans (“SIPs”) do not accommodate the regulation of GHGs. First, EPA has proposed to issue a “Finding of Substantial Inadequacy” and SIP Call to 13 such States. Second, EPA has proposed to establish a Federal Implementation Plan in any state that does not revise its SIP to accommodate GHG permitting. In addition, on November 30, 2010, the EPA published its final its regulations expanding the existing GHG monitoring and reporting rule to include onshore and offshore oil and natural gas production facilities and onshore oil and natural gas processing, transmission, storage, and distribution facilities. Reporting of GHG emissions from such facilities will be required on an annual basis, with reporting beginning in 2012 for emissions occurring in 2011. The adoption of any regulations that requires reporting of GHGs or otherwise limits emissions of GHGs from the equipment and operations of VOC Sponsor could require VOC Sponsor to incur costs to monitor and report on GHG emissions or reduce emissions of GHGs associated with its operations, and such requirements also could adversely affect demand for the oil and natural gas that VOC Sponsor produces.

Finally, it should be noted that some scientists have concluded that increasing concentrations of greenhouse gases in the Earth’s atmosphere may produce climate changes that have significant physical effects, such as increased frequency and severity of storms, floods and other climatic events. If any such effects were to occur, they could adversely affect or delay demand for the oil or natural gas produced by VOC Sponsor or otherwise cause VOC Sponsor to incur significant costs in preparing for or responding to those effects.

Endangered Species Act. The federal Endangered Species Act, or “ESA,” restricts activities that may affect endangered and threatened species or their habitats. The designation of previously unidentified endangered or threatened species could cause VOC Sponsor to incur additional costs or become subject to operating delays, restrictions or bans in the affected areas. While some of VOC Sponsor’s facilities or leased acreage may be located in areas that are designated as habitat for endangered or threatened species, VOC Sponsor believes that it is in substantial compliance with the ESA.

Employee health and safety. The operations of VOC Sponsor are subject to a number of federal and state laws and regulations, including the federal Occupational Safety and Health Act, or “OSHA,” and comparable state statutes, whose purpose is to protect the health and safety of workers. In addition, the OSHA hazard communication standard, the EPA community right-to-know regulations under Title III of the federal Superfund Amendment and Reauthorization Act and comparable state statutes require that information be maintained concerning hazardous materials used or produced in operations and that this information be provided to employees, state and local government authorities and citizens. VOC Sponsor believes that it is in substantial compliance with all applicable laws and regulations relating to worker health and safety.

COMPUTATION OF NET PROCEEDS

The provisions of the conveyance governing the computation of the net proceeds are detailed and extensive. The following information summarizes the material information contained in the conveyance related to the computation of the net proceeds. This summary may not contain all information that is important to you. For more detailed provisions concerning the Net Profits Interest, you should read the conveyance. A copy of the conveyance has been filed as an exhibit to the registration statement. See “Where you can find more information.”

NET PROFITS INTEREST

Under the conveyance, 80% of the aggregate net proceeds attributable to the sale of oil and natural gas production from the Underlying Properties for each calendar quarter will be paid to the trust on or before the 25th day of the month following the end of each quarter. VOC Sponsor will not pay to the trust any interest on the net proceeds held by VOC Sponsor prior to payment to the trust. The trustee will make distributions to trust unitholders quarterly. See “Description of the trust units — Distributions and income computations.”

“Gross proceeds” means the aggregate amount received by VOC Sponsor from sales of oil and natural gas produced from the Underlying Properties (other than amounts received for certain future non-consent operations). However, gross proceeds does not include consideration for the transfer or sale of any underlying property by VOC Sponsor or any subsequent owner to any new owner unless the net profits interest is released (as is permitted in certain circumstances). Gross proceeds also does not include any amount for oil or natural gas lost in production or marketing or used by the owner of the Underlying Properties in drilling, production and plant operations. Gross proceeds includes payments for future production if they are not subject to repayment in the event of insufficient subsequent production.

“Net proceeds” means gross proceeds less the following costs:

•	all payments to mineral or landowners, such as royalties, overriding royalties or other burdens against production, delay rentals, shut-in oil and natural gas payments, minimum royalty or other payments for drilling or deferring drilling;

•	any taxes paid by the owner of an Underlying Property to the extent not deducted in calculating gross proceeds, including estimated and accrued general property (ad valorem), production, severance, sales, gathering, excise and other taxes;

•	the aggregate amount paid by VOC Sponsor upon settlement of hedge contracts on a quarterly basis, as specified in the hedge contracts;

•	any extraordinary taxes or windfall profits taxes that may be assessed in the future that are based on profits realized or prices received for production from the Underlying Properties;

•	costs paid by an owner of a property comprising the Underlying Properties under any joint operating agreement pursuant to the terms of the conveyance;

•	all other costs and expenses, development costs and liabilities of exploring for, drilling, recompleting, workovers, operating and producing oil and natural gas, including allocated expenses such as labor, vehicle and travel costs and materials and any plugging and abandonment liabilities (net of any development costs for which a reserve had already been made to the extent such development costs are incurred during the computation period) other than costs and expenses for certain future non-consent operations;

•	costs or charges associated with gathering, treating and processing oil and natural gas, (provided, however, that any proceeds attributable to treatment or processing will offset such costs or changes, if any);

•	any overhead charge incurred pursuant to any operating agreement or other arrangement relating to an Underlying Property as permitted under the applicable conveyance, including the overhead fees payable by VOC Sponsor to VOC Operators and Vess Texas LLC as described in “Certain relationship and related party transactions”;

•	costs for recording the conveyance and costs estimated to record the termination and for release of the conveyance;

•	costs paid to counterparties under the hedge contracts or to the persons that provide credit to maintain any hedge contracts, excluding any hedge settlement amounts;

•	amounts previously included in gross proceeds but subsequently paid as a refund, interest or penalty;

•	costs and expenses for renewals or extensions of leases; and

•	at the option of VOC Sponsor (or any subsequent owner of the Underlying Properties), amounts reserved for approved development expenditure projects, including well drilling, recompletion and workover costs, which amounts will at no time exceed $1.0 million in the aggregate, and will be subject to the limitations described below (provided that such costs shall not be debited from gross proceeds when actually incurred).

All of the hedge payments received by VOC Sponsor from hedge contract counterparties upon settlements of hedge contracts and certain other non-production revenues, including salvage value for equipment related to plugged and abandoned wells, as detailed in the conveyance, will offset the costs outlined above in calculating the net proceeds. If the hedge payments received by VOC Sponsor and certain other non-production revenues exceed the costs during a quarterly period, the ability to use such excess amounts to offset costs will be deferred and utilized as offsets in the next quarterly period to the extent such amounts, plus accrued interest thereon, together with other offsets to costs, for the applicable quarter, are less than the costs arising in such quarter. If any excess amounts have not been used to offset costs at the time when the later to occur of (1) December 31, 2030, or (2) the time when 9.7 MMBoe (which is the equivalent of 7.8 MMBoe in respect of the Net Profits Interest) have been produced from the Underlying Properties and sold, then trust unitholders will not be entitled to receive the benefit of such excess amounts.

During each twelve-month period beginning on the later to occur of (1) December 31, 2027 and (2) the time when 9.0 MMBoe have been produced from the Underlying Properties and sold (which is the equivalent of 7.2 MMBoe in respect of the Net Profits Interest) (in either case, the “Capital Expenditure Limitation Date”), the sum of the development expenditures and amounts reserved for approved development expenditure projects for such twelve-month period may not exceed the Average Annual Capital Expenditure Amount. The “Average Annual Capital Expenditure Amount” means the quotient of (x) the sum of the development expenditures and amounts reserved for approved development expenditure projects with respect to the three twelve-month periods ending on the Capital Expenditure Limitation Date, divided by (y) three. Commencing on the Capital Expenditure Limitation Date, and each anniversary of the Capital

Expenditure Limitation Date thereafter, the Average Annual Capital Expenditure Amount will be increased by 2.5% to account for expected increased costs due to inflation.

In the event that the net proceeds for any computation period is a negative amount, the trust will receive no payment for that period, and any such negative amount plus accrued interest will be deducted from gross proceeds in the following computation period for purposes of determining the net proceeds for that following computation period.

Gross proceeds and net proceeds are calculated on a cash basis, except that certain costs, primarily ad valorem taxes and expenditures of a material amount, may be determined on an accrual basis.

ADDITIONAL PROVISIONS

If a controversy arises as to the sales price of any production, then for purposes of determining gross proceeds:

•	amounts withheld or placed in escrow by a purchaser are not considered to be received by the owner of the Underlying Property until actually collected;

•	amounts received by the owner of the Underlying Property and promptly deposited with a nonaffiliated escrow agent will not be considered to have been received until disbursed to it by the escrow agent; and

•	amounts received by the owner of the Underlying Property and not deposited with an escrow agent will be considered to have been received.

The trustee is not obligated to return any cash received from the Net Profits Interest. Any overpayments made to the trust by VOC Sponsor due to adjustments to prior calculations of net proceeds or otherwise will reduce future amounts payable to the trust until VOC Sponsor recovers the overpayments plus interest at the prime rate.

The conveyance generally permits VOC Sponsor to transfer without the consent or approval of the trust unitholders all or any part of its interest in the Underlying Properties, subject to the Net Profits Interest. The trust unitholders are not entitled to any proceeds of a sale or transfer of VOC Sponsor’s interest unless the trust sells the Net Profits Interest as to such interest. Following a sale or transfer, the Underlying Properties will continue to be subject to the Net Profits Interest, and the net proceeds attributable to the transferred property will be calculated as part of the computation of net proceeds described in this prospectus.

In addition, VOC Sponsor may, without the consent of the trust unitholders, require the trust to release the Net Profits Interest associated with any lease that accounts for less than or equal to 0.25% of the total production from the Underlying Properties in the prior 12 months and provided that the Net Profits Interest covered by such releases cannot exceed, during any 12-month period, an aggregate fair market value to the trust of $500,000. These releases will be made only in connection with a sale by VOC Sponsor to a non-affiliate of the relevant Underlying Properties and are conditioned upon the trust receiving an amount equal to the fair value to the trust of such Net Profits Interest. Any net sales proceeds paid to the trust are distributable to trust unitholders for the quarter in which they are received. VOC Sponsor has not identified for sale any of the Underlying Properties.

As the designated operator of a property comprising the Underlying Properties, VOC Sponsor may enter into farm-out, operating, participation and other similar agreements to develop the property. VOC Sponsor may enter into any of these agreements without the consent or approval of the trustee or any trust unitholder.

VOC Sponsor and any transferee of an Underlying Property will have the right to abandon its interest in any well or property if it reasonably believes the well or property ceases to produce or is not capable of producing in commercially paying quantities. In making such decisions, VOC Sponsor or any transferee of an Underlying Property is required under the applicable conveyance to operate, or to use commercially reasonable efforts to cause the operators of the Underlying Properties to operate these properties as would a reasonably prudent operator acting with respect to its own properties (without regard to the existence of the Net Profits Interest). Upon termination of the lease, the portion of the Net Profits Interest relating to the abandoned property will be extinguished.

VOC Sponsor must maintain books and records sufficient to determine the amounts payable for the Net Profits Interest to the trust. Quarterly and annually, VOC Sponsor must deliver to the trustee a statement of the computation of the net proceeds for each computation period. The trustee has the right to inspect and copy the books and records maintained by VOC Sponsor during normal business hours and upon reasonable notice.

DESCRIPTION OF THE TRUST AGREEMENT

The following information and the information included under “Description of the trust units” summarize the material information contained in the trust agreement and the conveyance. For more detailed provisions concerning the trust and the conveyance, you should read the trust agreement and the conveyance. Copies of the trust agreement and the conveyance will be filed as exhibits to the registration statement. See “Where you can find more information.”

CREATION AND ORGANIZATION OF THE TRUST; AMENDMENTS

Immediately prior to the closing of this offering, VOC Sponsor will contribute to the trust the term Net Profits Interest in consideration of the receipt of           trust units. The trust’s first quarterly distribution will consist of an amount in cash paid by VOC Sponsor equal to the amount that would have been payable to the trust had the Net Profits Interest been in effect during the period from January 1, 2011 through June 30, 2011, less any general and administrative expenses and reserves of the trust. After the offering made hereby, VOC Sponsor will own its net interests in the Underlying Properties subject to and burdened by the Net Profits Interest.

The trust was created under Delaware law to acquire and hold the Net Profits Interest for the benefit of the trust unitholders pursuant to an agreement between VOC Sponsor, the trustee and the Delaware trustee. The Net Profits Interest is passive in nature and neither the trust nor the trustee has any control over or responsibility for costs relating to the operation of the properties comprising the Underlying Properties. Neither VOC Sponsor nor other operators of the properties comprising the Underlying Properties have any contractual commitments to the trust to provide additional funding or to conduct further drilling on or to maintain their ownership interest in any of these properties. After the conveyance of the Net Profits Interest, however, VOC Sponsor will retain an interest in each of the Underlying Properties. For a description of the Underlying Properties and other information relating to them, see “The Underlying Properties.”

The trust agreement will provide that the trust’s business activities will be limited to owning the Net Profits Interest and any activity reasonably related to such ownership, including activities required or permitted by the terms of the conveyance related to the Net Profits Interest. As a result, the trust will not be permitted to acquire other oil and natural gas properties or Net Profits Interests.

The beneficial interest in the trust is divided into           trust units. Each of the trust units represents an equal undivided beneficial interest in the assets of the trust. You will find additional information concerning the trust units in “Description of the trust units.”

Amendment of the trust agreement requires a vote of holders of a majority of the outstanding trust units. However, no amendment may:

•	increase the power of the trustee or the Delaware trustee to engage in business or investment activities; or

•	alter the rights of the trust unitholders as among themselves.

Certain amendments to the trust agreement do not require the vote of the trust unitholders. The trustee may, without approval of the trust unitholders, from time to time supplement or amend the trust agreement in order to cure any ambiguity, to correct or supplement any defective or inconsistent provisions, to grant any benefit to all of the trust unitholders or to change the name of the trust, provided such supplement or amendment is not adverse to the interest of the trust unitholders. The business and affairs of the trust will be managed by the trustee. VOC

Sponsor has no ability to manage or influence the operations of the trust. Likewise, the trust has no ability to manage or influence the operation of VOC Sponsor.

ASSETS OF THE TRUST

Upon completion of this offering, the assets of the trust will consist of the Net Profits Interest and any cash and temporary investments being held for the payment of expenses and liabilities and for distribution to the trust unitholders.

DUTIES AND POWERS OF THE TRUSTEE

The duties of the trustee are specified in the trust agreement and by the laws of the state of Delaware, except as modified by the trust agreement. The trustee’s principal duties consist of:

•	collecting cash attributable to the Net Profits Interest;

•	paying expenses, charges and obligations of the trust from the trust’s assets;

•	distributing distributable cash to the trust unitholders;

•	causing to be prepared and distributed a tax information report for each trust unitholder and to prepare and file tax returns on behalf of the trust;

•	causing to be prepared and filed reports required to be filed under the Securities Exchange Act of 1934 and by the rules of any securities exchange or quotation system on which the trust units are listed or admitted to trading;

•	establishing, evaluating and maintaining a system of internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002;

•	enforcing the rights under certain agreements entered into in connection with this offering; and

•	taking any action it deems necessary and advisable to best achieve the purposes of the trust.

In connection with the formation of the trust, the trustee entered into several agreements with VOC Sponsor that impose obligations upon VOC Sponsor that are enforceable by the trustee on behalf of the trust. For example, when making decisions with respect to the development, operation, abandonment or sale of the Underlying Properties, VOC Sponsor is obligated under the terms of the conveyance of the Net Profits Interest to use commercially reasonable efforts to cause the operators of the Underlying Properties to operate these properties as would a reasonably prudent operator acting with respect to its own properties (without regard to the existence of the Net Profits Interest). In addition, the trust has entered into an administrative services agreement with VOC Sponsor pursuant to which VOC Sponsor has agreed to perform specified administrative services on behalf of the trust in a good and workmanlike manner in accordance with the sound and prudent practices of providers of similar services. The trustee has the power and authority under the trust agreement to enforce these agreements on behalf of the trust.

The trustee may create a cash reserve to pay for future liabilities of the trust. If the trustee determines that the cash on hand and the cash to be received are, or are reasonably likely to be, insufficient to cover the trust’s liabilities, the trustee may borrow funds to pay liabilities of the trust. The trustee may borrow the funds from any person, including itself or its affiliates. The trustee may also mortgage the assets of the trust to secure payment of the indebtedness. If the trust does not have sufficient cash to pay future liabilities, it may, in limited circumstances, sell all or a portion of the Net Profits Interest. The terms of such indebtedness and security interest, if funds were loaned by the entity serving as trustee or Delaware trustee or an affiliate thereof, would be similar to the terms which such entity would grant to a similarly situated commercial customer with whom it did not have a fiduciary relationship, and such entity shall be entitled to enforce its rights with respect to any such indebtedness and security interest as if it were not then serving as trustee or Delaware trustee. If the trustee borrows funds, the trust unitholders will not receive distributions until the borrowed funds are repaid. VOC Sponsor has agreed to provide a letter of credit in the amount of $1.0 million to the trustee to protect the trust against the risk that it does not have sufficient cash to pay future liabilities.

Each quarter, the trustee will pay trust obligations and expenses and distribute to the trust unitholders the remaining proceeds received from the Net Profits Interest. The cash held by the trustee as a reserve against future liabilities or for distribution at the next distribution date must be invested in:

•	interest bearing obligations of the United States government;

•	money market funds that invest only in United States government securities;

•	repurchase agreements secured by interest-bearing obligations of the United States government; or

•	bank certificates of deposit.

The trust may not acquire any asset except the Net Profits Interest, cash and temporary cash investments, and it may not engage in any investment activity except investing cash on hand.

The trust may merge or consolidate with or into one or more limited partnerships, general partnerships, corporations, business trusts, limited liability companies, or associations or unincorporated businesses if such transaction is agreed to by the trustee and by the affirmative vote of the holders of a majority of the outstanding trust units and such transaction is permitted under the Delaware Statutory Trust Act and any other applicable law.

VOC Sponsor may request that the trustee sell all or a portion of its Net Profits Interest under any of the following circumstances:

•	the sale does not involve a material part of the trust’s assets and is in the judgment of VOC sponsor in the best interests of the trust unitholders; or

•	the sale constitutes a material part of the trust’s assets and is in the best interests of the trust unitholders, subject to the holders representing a majority of the outstanding trust units approving the sale.

The trustee will distribute the net proceeds from any sale of the Net Profits Interest and other assets to the trust unitholders.

Upon dissolution of the trust, the trustee must sell the Net Profits Interest. No trust unitholder approval is required in this event.

The trustee may require any trust unitholder to dispose of his trust units if an administrative or judicial proceeding seeks to cancel or forfeit any of the property in which the trust holds an interest because of the nationality or any other status of that trust unitholder. If a trust unitholder fails to dispose of his trust units, the trustee has the right to purchase them and to borrow funds to make that purchase.

The trustee is not expected to maintain a website for filings made by the trust with the SEC.

The trustee may agree to modifications of the terms of the conveyance or to settle disputes involving the conveyance. The trustee may not agree to modifications or settle disputes involving the Net Profits Interest part of the conveyance if these actions would change the character of the Net Profits Interest in such a way that the Net Profits Interest becomes a working interest or that the trust becomes an operating business.

LIABILITIES OF THE TRUST

Because the trust does not conduct an active business and the trustee has little power to incur obligations, it is expected that the trust will only incur liabilities for routine administrative expenses, such as the trustee’s fees, accounting, engineering, legal, tax advisory and other professional fees and other fees and expenses applicable to public companies.

FEES AND EXPENSES

The trust will be responsible for paying all legal, accounting, tax advisory, engineering and stock exchange fees, printing costs and other administrative and out-of-pocket expenses incurred by or at the direction of the trustee or the Delaware trustee. The trust will also be responsible for paying other expenses incurred as a result of being a publicly traded entity, including costs associated with annual and quarterly reports to unitholders, preparation of tax information material and distribution, independent auditor fees and registrar and transfer agent fees. These trust administrative expenses are anticipated to aggregate approximately $900,000 for 2011. Administrative expenses for subsequent years could be greater or less depending on future events that cannot be predicted. Included in the $900,000 annual estimate is an annual administrative fee of $150,000 for the trustee and an annual administrative fee of $2,500 for the Delaware trustee as well as an annual administrative fee payable to VOC Sponsor, which fee will total $75,000 in 2011 and will increase by 4% each year beginning in January 2012. See “The trust.” The trust will pay, out of the first cash payment received by the trust, the trustee’s and Delaware trustee’s legal expenses incurred in forming the trust as well as the Delaware trustee’s acceptance fee in the amount of $4,000. These costs will be deducted by the trust before distributions are made to trust unitholders.

The fees described above are independent of the overhead fee payable by Vess LLC on behalf of VOC Sponsor to VOC Operators and the overhead reimbursement amount payable by VOC Sponsor to Vess LLC. See “VOC Sponsor — Management of VOC Sponsor.”

FIDUCIARY RESPONSIBILITY AND LIABILITY OF THE TRUSTEE

The trustee will not make business decisions affecting the assets of the trust except to the extent it enforces its rights under the conveyance agreement related to the Net Profits Interest and the administrative services agreement described above under “— Duties and powers of the trustee” that will be executed in connection with this offering. Therefore, substantially all of the trustee’s functions under the trust agreement are expected to be ministerial in nature. See

“— Duties and powers of the trustee” above. The trust agreement, however, provides that the trustee may:

•	charge for its services as trustee;

•	retain funds to pay for future expenses and deposit them with one or more banks or financial institutions (which may include the trustee to the extent permitted by law);

•	lend funds at commercial rates to the trust to pay the trust’s expenses; and

•	seek reimbursement from the trust for its out-of-pocket expenses.

In discharging its duty to trust unitholders, the trustee may act in its discretion and will be liable to the trust unitholders only for its own fraud, gross negligence or acts or omissions constituting fraud. The trustee will not be liable for any act or omission of its agents or employees unless the trustee acted in bad faith or with gross negligence in their selection and retention. The trustee will be indemnified individually or as the trustee for any liability or cost that it incurs in the administration of the trust, except in cases of fraud, gross negligence or bad faith. The trustee will have a lien on the assets of the trust as security for this indemnification and its compensation earned as trustee. Trust unitholders will not be liable to the trustee for any indemnification. See “Description of the trust units — Liability of trust unitholders.” The trustee must ensure that all contractual liabilities of the trust are limited to the assets of the trust and the trustee will be liable for its failure to do so.

The trustee may consult with counsel, accountants, tax advisors, geologists, engineers and other parties the trustee believes to be qualified as experts on the matters for which advice is sought. The trustee will be protected for any action it takes in good faith reliance upon the opinion of the expert.

Except as expressly set forth in the trust agreement, neither the trustee, the Delaware trustee nor the other indemnified parties have any duties or liabilities, including fiduciary duties, to the trust or any trust unitholder. The provisions of the trust agreement, to the extent they restrict, eliminate or otherwise modify the duties and liabilities, including fiduciary duties of these persons otherwise existing at law or in equity, are agreed by the trust unitholders to replace such other duties and liabilities of these persons.

DURATION OF THE TRUST; SALE OF THE NET PROFITS INTEREST

The Net Profits Interest will terminate on the later to occur of (1) December 31, 2030, or (2) the time when 9.7 MMBoe have been produced from the Underlying Properties and sold (which amount is the equivalent of 7.8 MMBoe in respect of the trust’s right to receive 80% of the net proceeds from the Underlying Properties pursuant to the Net Profits Interest), and the trust will wind up its affairs and terminate. The trust will dissolve prior to its termination if:

•	the trust sells the Net Profits Interest;

•	annual cash available for distribution to the trust is less than $1 million for each of two consecutive years;

•	the holders of a majority of the outstanding trust units vote in favor of dissolution; or

•	the trust is judicially dissolved.

The trustee would then sell all of the trust’s assets, either by private sale or public auction, and distribute the net proceeds of the sale to the trust unitholders.

DISPUTE RESOLUTION

Any dispute, controversy or claim that may arise between VOC Sponsor and the trustee relating to the trust will be submitted to binding arbitration before a tribunal of three arbitrators.

COMPENSATION OF THE TRUSTEE AND THE DELAWARE TRUSTEE

The trustee’s and the Delaware trustee’s compensation will be paid out of the trust’s assets. See “— Fees and expenses.”

MISCELLANEOUS

The principal offices of the trustee are located at 919 Congress Avenue, Suite 500, Austin, Texas 78701, and its telephone number is (512) 236-6599.

The Delaware trustee and the trustee may resign at any time or be removed with or without cause at any time by a vote of not less than a majority of the outstanding trust units. Any successor must be a bank or trust company meeting certain requirements including having combined capital, surplus and undivided profits of at least $20,000,000, in the case of the Delaware trustee, and $100,000,000, in the case of the trustee.

DESCRIPTION OF THE TRUST UNITS

Each trust unit is a unit of beneficial interest in the trust and is entitled to receive cash distributions from the trust on a pro rata basis. Each trust unitholder has the same rights regarding each of his trust units as every other trust unitholder has regarding his units. The trust units will be in book-entry form only and will not be represented by certificates. The trust will have           trust units outstanding upon completion of this offering.

DISTRIBUTIONS AND INCOME COMPUTATIONS

Each quarter, the trustee will determine the amount of funds available for distribution to the trust unitholders. Available funds are the excess cash, if any, received by the trust from the Net Profits Interest and other sources (such as interest earned on any amounts reserved by the trustee) that quarter, over the trust’s liabilities for that quarter. Available funds will be reduced by any cash the trustee decides to hold as a reserve against future liabilities. It is expected that quarterly cash distributions during the term of the trust, other than the first quarterly cash distribution, will be made by the trustee on or about the 45th day following the end of each quarter to the trust unitholders of record on the 30th day following the end of each quarter (or the next succeeding business day). The first distribution to trust unitholders purchasing trust units in this offering will be made on or about August 15, 2011 to trust unitholders owning trust units on or about August 1, 2011.

Unless otherwise advised by counsel or the IRS, the trustee will treat the income and expenses of the trust for each quarter as belonging to the trust unitholders of record on the quarterly record date. Trust unitholders will recognize income and expenses for tax purposes in the quarter the trust receives or pays those amounts, rather than in the quarter the trust distributes them. Minor variances may occur. For example, the trustee could establish a reserve in one quarter that would not result in a tax deduction until a later quarter. The trustee could also make a payment in one quarter that would be amortized for tax purposes over several quarters. See “Federal income tax consequences.”

TRANSFER OF TRUST UNITS

Trust unitholders may transfer their trust units in accordance with the trust agreement. The trustee will not require either the transferor or transferee to pay a service charge for any transfer of a trust unit. The trustee may require payment of any tax or other governmental charge imposed for a transfer. The trustee may treat the owner of any trust unit as shown by its records as the owner of the trust unit. The trustee will not be considered to know about any claim or demand on a trust unit by any party except the record owner. A person who acquires a trust unit after any quarterly record date will not be entitled to the distribution relating to that quarterly record date. Delaware law will govern all matters affecting the title, ownership or transfer of trust units.

PERIODIC REPORTS

The trustee will file all required trust federal and state income tax and information returns. The trustee will prepare and mail to trust unitholders annual reports that trust unitholders need to correctly report their share of the income and deductions of the trust. The trustee will also cause to be prepared and filed reports required to be filed under the Securities Exchange Act of 1934, as amended, and by the rules of any securities exchange or quotation system on which the trust units are listed or admitted to trading, and will also cause the trust to comply with all of the provisions of the Sarbanes-Oxley Act, including but not limited to, establishing, evaluating and maintaining a system of internal controls over financial reporting in compliance with the requirements of Section 404 thereof.

Each trust unitholder and his representatives may examine, for any proper purpose, during reasonable business hours, the records of the trust and the trustee.

LIABILITY OF TRUST UNITHOLDERS

Under the Delaware Statutory Trust Act, trust unitholders will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit under the General Corporation Law of the state of Delaware. No assurance can be given, however, that the courts in jurisdictions outside of Delaware will give effect to such limitation.

VOTING RIGHTS OF TRUST UNITHOLDERS

The trustee or trust unitholders owning at least 10% of the outstanding trust units may call meetings of trust unitholders. The trust will be responsible for all costs associated with calling a meeting of trust unitholders unless such meeting is called by the trust unitholders, in which case the trust unitholders will be responsible for all costs associated with calling such meeting of trust unitholders. Meetings must be held in such location as is designated by the trustee in the notice of such meeting. The trustee must send written notice of the time and place of the meeting and the matters to be acted upon to all of the trust unitholders at least 20 days and not more than 60 days before the meeting. Trust unitholders representing a majority of trust units outstanding must be present or represented to have a quorum. Each trust unitholder is entitled to one vote for each trust unit owned.

Unless otherwise required by the trust agreement, a matter may be approved or disapproved by the vote of a majority of the trust units held by the trust unitholders at a meeting where there is a quorum. This is true, even if a majority of the total trust units did not approve it. The affirmative vote of the holders of a majority of the outstanding trust units is required to:

•	dissolve the trust;

•	remove the trustee or the Delaware trustee;

•	amend the trust agreement (except with respect to certain matters that do not adversely affect the rights of trust unitholders in any material respect);

•	merge or consolidate the trust with or into another entity; or

•	approve the sale of all or any material part of the assets of the trust.

In addition, certain amendments to the trust agreement may be made by the trustee without approval of the trust unitholders. See “Description of the trust agreement — Creation and organization of the trust; amendments.” The trustee must consent before all or any part of the trust assets can be sold except in connection with the dissolution of the trust or limited sales directed by VOC Sponsor in conjunction with its sale of Underlying Properties.

COMPARISON OF TRUST UNITS AND COMMON STOCK

Trust unitholders have more limited voting rights than those of stockholders of most public corporations. For example, there is no requirement for annual meetings of trust unitholders or for annual or other periodic re-election of the trustee.

You should also be aware of the following ways in which an investment in trust units is different from an investment in common stock of a corporation.

	Trust Units	Common Stock

Voting	The trust agreement provides voting rights to trust unitholders to remove and replace the trustee and to approve or disapprove major trust transactions.	Corporate statutes provide voting rights to stockholders to elect directors and to approve or disapprove major corporate transactions.

Income Tax	The trust is not subject to income tax; trust unitholders are subject to income tax on their pro rata share of trust income, gain, loss and deduction.	Corporations are taxed on their income and their stockholders are taxed on dividends.

Distributions	Substantially all of the cash receipts of the trust is required to be distributed to trust unitholders.	Stockholders receive dividends at the discretion of the board of directors.

Business and Assets	The business of the trust is limited to specific assets with a finite economic life.	A corporation conducts an active business for an unlimited term and can reinvest its earnings and raise additional capital to expand.

Fiduciary Duties	The trustee shall not be liable to the trust unitholders for any of its acts or omissions absent its own fraud, gross negligence or bad faith.	Officers and directors have a fiduciary duty of loyalty to stockholders and a duty to use due care in management and administration of a corporation.

TRUST UNITS ELIGIBLE FOR FUTURE SALE

GENERAL

Prior to this offering, there has been no public market for the trust units. Sales of substantial amounts of the trust units in the open market, or the perception that those sales could occur, could adversely affect prevailing market prices.

Upon completion of this offering, there will be outstanding           trust units. All of the trust units sold in this offering, or           trust units if the underwriters exercise their option to purchase additional trust units in full, will be freely tradable without restriction under the Securities Act of 1933, as amended (the “Securities Act”). All of the trust units outstanding other than the trust units sold in this offering (a total of           trust units, or           trust units if the underwriters exercise their option to purchase additional trust units in full) will be “restricted securities” within the meaning of Rule 144 under the Securities Act and may not be sold other than through registration under the Securities Act or pursuant to an exemption from registration, subject to the restrictions on transfer contained in the lock-up agreements described below and in “Underwriting.”

LOCK-UP AGREEMENTS

In connection with this offering, VOC Sponsor and certain of its affiliates, including VOC Partners, LLC, have agreed, for a period of 180 days after the date of this prospectus, not to offer, sell, contract to sell or otherwise dispose of or transfer any trust units or any securities convertible into or exchangeable for trust units without the prior written consent of Raymond James & Associates, Inc., subject to specified exceptions. See “Underwriting” for a description of these lock-up arrangements. Upon the expiration of these lock-up agreements,          trust units, or          trust units if the underwriters exercise their option to purchase additional trust units in full, will be eligible for sale in the public market under Rule 144 of the Securities Act, subject to volume limitations and other restrictions contained in Rule 144, or through registration under the Securities Act.

RULE 144

The trust units sold in the offering will generally be freely transferable without restriction or further registration under the Securities Act, except that any trust units owned by an “affiliate” of the trust, including those held by VOC Partners, LLC, may not be resold publicly except in compliance with the registration requirements of the Securities Act or under an exemption under Rule 144 or otherwise. Rule 144 permits securities acquired by an affiliate to be sold into the market in an amount that does not exceed, during any three-month period, the greater of:

•	1.0% of the total number of the securities outstanding, or

•	the average weekly reported trading volume of the trust units for the four calendar weeks prior to the sale.

Sales under Rule 144 are also subject to specific manner of sale provisions, holding period requirements, notice requirements and the availability of current public information about the trust. A person who is not deemed to have been an affiliate of VOC Sponsor or the trust at any time during the three months preceding a sale, and who has beneficially owned his trust units for at least six months (provided the trust is in compliance with the current public information requirement) or one year (regardless of whether the trust is in compliance with the current public information requirement), would be entitled to sell trust units under Rule 144 without regard to the rule’s public information requirements, volume limitations, manner of sale provisions and notice requirements.

REGISTRATION RIGHTS

The trust intends to enter into a registration rights agreement with VOC Partners, LLC in connection with the closing of this offering. In the registration rights agreement, the trust will agree to register the trust units it holds for the benefit of VOC Partners, LLC. Specifically, the trust will agree:

•	subject to the restrictions described above under “— Lock-up Agreements” and under “Underwriting — Lock-up agreements,” to use its reasonable best efforts to file a registration statement, including, if so requested, a shelf registration statement, with the SEC as promptly as practicable following receipt of a notice requesting the filing of a registration statement from holders representing a majority of the then outstanding registrable trust units;

•	to use its reasonable best efforts to cause the registration statement or shelf registration statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof; and

•	to continuously maintain the effectiveness of the registration statement under the Securities Act for 90 days (or for three years if a shelf registration statement is requested) after the effectiveness thereof or until the trust units covered by the registration statement have been sold pursuant to such registration statement or until all registrable trust units:

•	have been sold pursuant to Rule 144 under the Securities Act if the transferee thereof does not receive “restricted securities;”

•	have been sold in a private transaction in which the transferor’s rights under the registration rights agreement are not assigned to the transferee of the trust units; or

•	become eligible for resale pursuant to Rule 144 (or any similar rule then in effect under the Securities Act).

VOC Partners, LLC will have the right to require the trust to file no more than three registration statements in aggregate.

In connection with the preparation and filing of any registration statement, VOC Sponsor will bear all costs and expenses incidental to any registration statement, excluding certain internal expenses of the trust, which will be borne by the trust, and any underwriting discounts and commissions, which will be borne by VOC Partners, LLC.

FEDERAL INCOME TAX CONSEQUENCES

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of the material U.S. federal income tax considerations that may be relevant to prospective trust unitholders and, unless otherwise noted in the following discussion, expresses the opinion of Vinson & Elkins L.L.P., insofar as it relates to matters of law and legal conclusions. This section is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing (and, to the extent noted, proposed) Treasury regulations thereunder, and current administrative rulings and court decisions, all of which are subject to change or different interpretation at any time, possibly with retroactive effect. Subsequent changes in such authorities may cause the U.S. federal income tax consequences to vary substantially from the consequences described below. No attempt has been made in the following discussion to comment on all U.S. federal income tax matters affecting the trust or the trust unitholders.

The following discussion is limited to trust unitholders who purchase the trust units upon the initial issuance at the initial issue price (which will equal the first price at which a substantial amount of trust units are sold to the public for cash) and who hold the trust units as “capital assets” (generally, property held for investment). All references to “trust unitholders” (including U.S. trust unitholders and non-U.S. trust unitholders) are to beneficial owners of the trust units. This summary does not address the effect of the U.S. federal estate or gift tax laws or the tax considerations arising under the law of any state, local or non-U.S. jurisdiction. Moreover, the discussion has only limited application to trust unitholders subject to specialized tax treatment such as, without limitation:

•	banks, insurance companies or other financial institutions;

•	trust unitholders subject to the alternative minimum tax;

•	tax-exempt organizations;

•	dealers in securities or commodities;

•	regulated investment companies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	non-U.S. trust unitholders (as defined below) that are “controlled foreign corporations” or “passive foreign investment companies”;

•	persons that are S-corporations, partnerships or other pass-through entities;

•	persons that own their interest in the trust units through S-corporations, partnerships or other pass-through entities;

•	persons that at any time own more than 5% of the aggregate fair market value of the trust units;

•	expatriates and certain former citizens or long-term residents of the United States;

•	U.S. trust unitholders (as defined below) whose functional currency is not the U.S. dollar;

•	persons who hold the trust units as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; or

•	persons deemed to sell the trust units under the constructive sale provisions of the Code.

Prospective investors are urged to consult their own tax advisors as to the particular tax consequences to them of the ownership and disposition of an investment in trust units, including the applicability of any U.S. federal income, federal estate or gift tax, state, local and foreign tax laws, changes in applicable tax laws and any pending or proposed legislation.

As used herein, the term “U.S. trust unitholder” means a beneficial owner of trust units that for U.S. federal income tax purposes is:

•	an individual who is a citizen of the United States or who is a resident of the United States for U.S. federal income tax purposes,

•	a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, a state thereof or the District of Columbia,

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

•	a trust if it is subject to the primary supervision of a U.S. court and the control of one or more United States persons (as defined for U.S. federal income tax purposes) or that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

The term “non-U.S. trust unitholder” means any beneficial owner of a trust unit, other than an entity that is classified for U.S. federal income tax purposes as a partnership, that is not a U.S. trust unitholder.

If a partnership (including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of trust units, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. A trust unitholder that is a partnership, and the partners in such partnership, should consult their own tax advisors about the U.S. federal income tax consequences of purchasing, owning, and disposing of trust units.

Classification and Taxation of the Trust

In the opinion of Vinson & Elkins, L.L.P., for U.S. federal income tax purposes, the trust will be treated as a grantor trust and not as an unincorporated business entity. As a grantor trust, the trust will not be subject to tax at the trust level. Rather, the grantors, who in this case are the trust unitholders, will be considered to own and receive the trust’s assets and income and will be directly taxable thereon as though no trust were in existence.

No ruling has been or will be requested from the Internal Revenue Service (“IRS”) with respect to the U.S. federal income tax treatment of the trust, including a ruling as to the status of the trust as a grantor trust or as a partnership for U.S. federal income tax purposes. Thus, no assurance can be provided that the opinions and statements set forth in this discussion of U.S. federal income tax consequences would be sustained by a court if contested by the IRS.

The remainder of the discussion below is based on Vinson & Elkins L.L.P.’s opinion that the trust will be classified as a grantor trust for federal income tax purposes.

Reporting Requirements for Widely-Held Fixed Investment Trusts

Under Treasury Regulations, the trust is classified as a widely-held fixed investment trust. Those Treasury Regulations require the sharing of tax information among trustees and intermediaries that hold a trust interest on behalf of or for the account of a beneficial owner or any representative or agent of a trust interest holder of fixed investment trusts that are classified as widely-held fixed investment trusts. These reporting requirements provide for the dissemination of trust tax information by the trustee to intermediaries who are ultimately responsible for reporting the investor-specific information through Form 1099 to the investors and the IRS. Every trustee or intermediary that is required to file a Form 1099 for a trust unitholder must furnish a written tax information statement that is in support of the amounts as reported on the applicable Form 1099 to the trust unitholder. Any generic tax information provided by the trustee of the trust is intended to be used only to assist trust unitholders in the preparation of their federal and state income tax returns.

Direct Taxation of Trust Unitholders

Because the trust will be treated as a trust for U.S. federal income tax purposes, trust unitholders will be treated for such purposes as owning a direct interest in the assets of the trust, and each trust unitholder will be taxed directly on his pro rata share of the income and gain attributable to the assets of the trust and will be entitled to claim his pro rata share of the deductions and expenses attributable to the assets of the trust (subject to certain limitations discussed below). Information returns will be filed as required by the widely held fixed investment trust rules, reporting to the trust unitholders all items of income, gain, loss, deduction and credit, which will be allocated based on record ownership on the quarterly record dates and must be included in the tax returns of the trust unitholders. Income, gain, loss, deduction and credits attributable to the assets of the trust will be taken into account by trust unitholders consistent with their method of accounting and without regard to the taxable year or accounting method employed by the trust.

Following the end of each quarter, the trustee will determine the amount of funds available as of the end of such quarter for distribution to the trust unitholders and will make distributions of available funds, if any, to the unitholders on or about the 45th day of the month following the end of the quarter to the unitholders of record on the last business day of such quarter. In certain circumstances, however, a trust unitholder will not receive the distribution attributable to such income. For example, if the trustee establishes a reserve or borrows money to satisfy liabilities of the trust, income associated with the cash used to establish that reserve or to repay that loan must be reported by the trust unitholder, even though that cash is not distributed to him.

As described above, the trust will allocate items of income, gain, loss, deductions and credits to trust unitholders based on record ownership on the quarterly record dates. It is possible that the IRS could disagree with this allocation method and could assert that income and deductions of the trust should be determined and allocated on a daily or prorated basis, which could require adjustments to the tax returns of the unitholders affected by the issue and result in an increase in the administrative expense of the trust in subsequent periods.

Tax Rates

Under current law, the highest marginal U.S. federal income tax rate applicable to ordinary income of individuals is 35% and the highest marginal U.S. federal income tax rate applicable to long-term capital gains (generally, capital gains on certain assets held for more than 12 months) of individuals is 15%. However, absent new legislation extending the current rates, beginning January 1, 2013, the highest marginal U.S. federal income tax rate applicable to ordinary income and long-term capital gains of individuals will increase to 39.6% and 20%, respectively. Moreover, these rates are subject to change by new legislation at any time.

The recently enacted Health Care and Education Reconciliation Act of 2010 will impose a 3.8% Medicare tax on certain investment income earned by individuals and certain estates and trusts for taxable years beginning after December 31, 2012. For these purposes, investment income would generally include interest income derived from investments such as the trust units and gain realized by a trust unitholder from a sale of trust units. In the case of an individual, the tax will be imposed on the lesser of (i) the trust unitholder’s net income from all investments, and (ii) the amount by which the trust unitholder’s modified adjusted gross income exceeds $250,000 (if the trust unitholder is married and filing jointly or a surviving spouse) or $200,000 (if the trust unitholder is not married). In the case of an estate or trust, the tax will be imposed on the lesser of (1) undistributed net investment income, or (2) the excess adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins.

Classification of the Net Profits Interest

Based on representations made by VOC Sponsor regarding the expected economic life of the Underlying Properties and the expected duration of the Net Profits Interest, the Net Profits Interest should be treated as a “production payment” under Section 636 of the Code or otherwise as a debt instrument for U.S. federal income tax purposes. Thus, each trust unitholder should be treated as making a loan on the Underlying Properties to VOC Sponsor in an aggregate amount generally equal to the purchase price of the trust units (less an amount equal to the distribution attributable to the period from January 1, 2011 through June 30, 2011) and proceeds payable to the trust from the sale of production from the burdened properties (after June 30, 2011) should be treated as payments of principal and interest on a debt instrument issued by VOC Sponsor.

VOC Sponsor and the trust will treat the Net Profits Interest as indebtedness subject to the Treasury Regulations applicable to contingent payment debt instruments (the “CPDI regulations”), and by purchasing trust units, each trust unitholder will agree to be bound by VOC Sponsor’s application of the CPDI regulations, including its determination of the rate at which interest will be deemed to accrue on the Net Profits Interest (treated as a debt instrument for U.S. federal income tax purposes). The remainder of this discussion assumes that the Net Profits Interest will be treated in accordance with that agreement and VOC Sponsor’s determinations. No assurance can be given that the IRS will not assert that the Net Profits Interest should be treated differently. Such different treatment could affect the amount, timing and character of income, gain or loss in respect of an investment in trust units and could require a trust unitholder to accrue interest income at a rate different than the “comparable yield” described below.

The portion of the purchase price of the trust units attributable to the right to receive a distribution based on production from the Underlying Properties for the period commencing January 1, 2011 and ending on June 30, 2011 will be treated as a tax-free return of capital when such distribution is received.

TAX CONSEQUENCES TO U.S. TRUST UNITHOLDERS

Tax Treatment of Net Profits Interest

Under the CPDI regulations, a trust unitholder generally will be required to accrue income on the Net Profits Interest in the amounts described below, regardless of whether the U.S. trust unitholder uses the cash or accrual method of tax accounting.

The CPDI regulations provide that a U.S. trust unitholder must accrue an amount of ordinary interest income for U.S. federal income tax purposes, for each accrual period prior to and including the maturity date of the debt instrument that equals:

•	the product of (i) the adjusted issue price (as defined below) of the debt instrument represented by ownership of trust units as of the beginning of the accrual period; and (ii) the comparable yield to maturity (as defined below) of such debt instrument, adjusted for the length of the accrual period;

•	divided by the number of days in the accrual period; and

•	multiplied by the number of days during the accrual period that the trust unitholder held the trust units.

The “issue price” of the debt instrument held by the trust is the first price at which a substantial amount of the trust units is sold to the public excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The “adjusted issue price” of such a debt instrument is its issue price increased by any interest income previously accrued, determined without regard to any adjustments to interest accruals described below, and decreased by the projected amount of any payments scheduled to be made with respect to the debt instrument at an earlier time. Under the CPDI regulations, VOC Brazos is required to establish the comparable yield for the debt instrument represented by ownership of the trust units. The term “comparable yield” means the annual yield VOC Brazos would be expected to pay, as of the initial issue date, on a fixed rate debt security with no contingent payments but with terms and conditions otherwise comparable to those of the debt instrument represented by ownership of trust units.

VOC Brazos intends to take the position that the comparable yield for the debt instrument held by the trust is an annual rate of     %, compounded semi-annually. The CPDI regulations require that the trust provide to trust unitholders, solely for determining the amount of interest accruals for U.S. federal income tax purposes, a schedule of the projected amounts of payments, which are referred to as projected payments, on the debt instrument held by the trust. These payments set forth on the schedule must produce a total return on such debt instrument equal to its comparable yield. Amounts treated as interest under the CPDI regulations are treated as original issue discount for all purposes of the Code.

As required by the CPDI regulations, for U.S. federal income tax purposes, each holder of trust units must use the comparable yield and the schedule of projected payments as described above in determining its interest accruals, and the adjustments thereto described below, in respect of the debt instrument held by the trust. You may obtain the projected payment schedule by submitting a written request for such information to VOC Brazos at 1700 Waterfront Parkway, Building 500, Wichita, Kansas 67206, Attention: Chief Financial Officer.

Our determinations of the comparable yield and the projected payment schedule are not binding on the IRS and it could challenge such determinations. If it did so, and if any such challenge were successful, then the amount and timing of interest income accruals of the trust unitholders would be different from those reported by us or included on previously filed tax returns by the trust unitholders.

The comparable yield and the schedule of projected payments are not determined for any purpose other than for the determination for U.S. federal income tax purposes of a trust unitholder’s interest accruals and adjustments thereof in respect of the debt instrument represented by ownership of trust units and do not constitute a projection or representation regarding the actual amounts payable on the trust units.

If, during any taxable year, the trust receives actual payments with respect to the debt instrument held by the trust that in the aggregate exceed the total amount of projected payments for that taxable year, the trust will incur a “net positive adjustment” under the CPDI regulations equal to the amount of such excess. The trust will treat a “net positive adjustment” as additional ordinary interest income for that taxable year.

If the trust receives in a taxable year actual payments with respect to the debt instrument held by the trust that in the aggregate are less than the amount of projected payments for that taxable year, the trust will incur a “net negative adjustment” under the CPDI regulations equal to the amount of such deficit. This adjustment will (a) first reduce the trust’s interest income on the debt instrument held by the trust for that taxable year, and (b) to the extent of any excess after the application of (a) give rise to an ordinary loss to the extent of the trust’s interest income on such debt instrument during prior taxable years, reduced to the extent such interest was offset by prior net negative adjustments. Any negative adjustment in excess of the amount described in (a) and (b) will be carried forward, as a negative adjustment to offset future interest income in respect of the debt instrument held by the trust or to reduce the amount realized on a sale, exchange, conversion or retirement of such debt instrument.

Neither the trust nor the trust unitholders are entitled to claim depletion deductions with respect to the burdened properties.

If the Net Profits Interest is not treated as a debt instrument, a trust unitholder would be allowed to recoup its basis in the Net Profits Interest on a schedule that is in proportion to expected production from the Net Profits Interest, with the effect that a trust unitholder would be entitled to deductions in respect of basis recovery on a schedule that is more favorable compared to the trust unitholder’s entitlement to treat a portion of its receipts as return of principal if the Net Profits Interest is treated, in accordance with tax counsel’s opinion, as a debt instrument. In that case, however, the deductions so allowed may be itemized deductions, the deductibility of which would be subject to limitations that disallow itemized deductions that are less than 2% of a taxpayer’s adjusted gross income, or reduce the amount of itemized deductions that are otherwise allowable by the lesser of (i) 3% of (A) adjusted gross income over (B) $100,000 ($50,000 in the case of a separate return by a married individual), subject to adjustment for inflation and (ii) 80% of the amount of itemized deductions that are otherwise allowable, or both. Although the matter is not free from doubt, tax counsel believes that, if the issue became relevant as a result of the classification of the Net Profits Interest as other than a debt instrument, deductions in respect of basis recovery should not be itemized deductions, as the deductions should, under Section 62(a)(4) of the Code, be considered deductions that are attributable to property held for the production of royalty income.

Disposition of Trust Units

For U.S. federal income tax purposes, a sale of trust units will be treated as a sale by the U.S. trust unitholder of his interest in the assets of the trust. Generally, a U.S. trust unitholder will recognize gain or loss on a sale or exchange of trust units equal to the difference between the amount realized and the U.S. trust unitholder’s adjusted tax basis for the trust units sold. A U.S. trust unitholder’s adjusted tax basis in his trust units will be equal to the U.S. trust unitholder’s original purchase price for the trust units, increased by any interest income previously accrued by the U.S. trust unitholder (determined without regard to any adjustments to interest accruals for positive or negative adjustments as described above) and decreased by the amount of any projected payments that have been previously scheduled to be made in respect of the trust units (without regard to the actual amount paid).

Under the CPDI regulations, gain recognized upon a sale or exchange of a trust unit attributable to the Net Profits Interest (the amount of which is reduced by any unused adjustments as discussed above) will generally be treated as ordinary interest income. Any loss will be ordinary loss to the extent of interest previously included in income (reduced by any negative adjustments thereto), and thereafter, capital loss (which will be long-term if the trust unit is held for more than one year). Net capital loss may offset no more than $3,000 of ordinary income in the case of individuals and may only be used to offset capital gain in the case of corporations.

Trust Administrative Expenses

Expenses of the trust will include administrative expenses of the trustee. As discussed above, certain miscellaneous itemized deductions may generally be subject to limitations on deductibility. Under these rules, administrative expenses attributable to the trust units are miscellaneous itemized deductions that generally will have to be aggregated with an individual unitholder’s other miscellaneous itemized deductions to determine the excess over 2% of adjusted gross income. It is anticipated that the amount of such administrative expenses will not be significant in relation to the trust’s income.

Backup Withholding and Information Reporting

Payments of principal and interest on, and the proceeds of dispositions of, the trust units, may be subject to information reporting and U.S. federal backup withholding tax if the trust unitholder thereof fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable U.S. information reporting or certification requirements. Any amounts so withheld will be allowed as a credit against the trust unitholder’s U.S. federal income tax liability and may entitle the trust unitholder to a refund, provided that the required information is timely furnished to the IRS.

TAX CONSEQUENCES TO NON-U.S. TRUST UNITHOLDERS

The following is a summary of certain material U.S. federal income tax consequences that will apply to you if you are a non-U.S. trust unitholder. Non-U.S. trust unitholders should consult their own independent tax advisors to determine the U.S. federal, state, local and foreign tax consequences that may be relevant to them.

Payments with Respect to the Trust Units

Interest paid with respect to the Net Profits Interest will be treated as interest, the amount of which is “contingent” on the earnings of VOC Sponsor, and thus will not qualify for the “portfolio interest exemption” under Sections 871 and 881 of the Code. As a result, such interest will be subject to U.S. federal withholding tax at a 30 percent rate unless the non-U.S. trust unitholder is eligible for a lower rate under an applicable income tax treaty or the interest is effectively connected with the non-U.S. trust unitholder’s conduct of a trade or business in the

United States, and in either case, the non-U.S. trust unitholder provides appropriate certification. A non-U.S. trust unitholder generally can meet the certification requirement by providing an IRS Form W-8BEN (in the case of a claim of treaty benefits) or a W-8 ECI (with respect to the non-U.S. trust unitholder’s conduct of a U.S. trade or business).

If a non-U.S. trust unitholder is engaged in a trade or business in the United States, and if payments on or gain realized on a sale or other disposition of a trust unit are effectively connected with the conduct of this trade or business, the non-U.S. trust unitholder, although exempt from U.S. withholding tax (if the appropriate certification is furnished), will generally be taxed in the same manner as a U.S. trust unitholder (see “— Tax consequences to U.S. trust unitholders” above). Any such non-U.S. trust unitholder should consult its own tax advisers with respect to other tax consequences of the ownership of the trust units, including the possible imposition of a 30% branch profits tax in the case of a non-U.S. trust unitholder that is classified for federal income tax purposes as a corporation.

Sale or Exchange of Trust Units

The Net Profits Interest will be treated as “United States real property interests” for U.S. federal income tax purposes. However, as long as the trust units are regularly traded on an established securities market, gain realized by a non-U.S. trust unitholder on a sale of trust units will be subject to federal income tax only if:

•	the gain is, or is treated as, effectively connected with business conducted by the non-U.S. trust unitholder in the United States, and in the case of an applicable tax treaty, is attributable to a U.S. permanent establishment maintained by the non-U.S. trust unitholder;

•	the non-U.S. trust unitholder is an individual who is present in the United States for at least 183 days in the year of the sale; or

•	the non-U.S. trust unitholder owns currently or owned at certain earlier times directly or by applying certain attribution rules, more than 5% of the trusts units.

A non-U.S. trust unitholder will be subject to U.S. federal income tax on any gain allocable to the non-U.S. trust unitholder upon the sale by the trust of all or any part of the Net Profits Interest, and distributions to the non-U.S. trust unitholder will be subject to withholding of U.S. tax (currently at the rate of 35%) to the extent the distributions are attributable to such gains.

Backup Withholding Tax and Information Reporting

Payments to non-U.S. trust unitholders of interest, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and to the non-U.S. trust unitholder.

A non-U.S. trust unitholder may be subject to backup withholding tax, currently at a rate of 28%, with respect to payments from the trust and the proceeds from dispositions of trust units, unless such non-U.S. trust unitholder complies with certain certification requirements (usually satisfied by providing a duly completed IRS Form W-8BEN) or otherwise establishes an exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. trust unitholder’s U.S. federal income tax liability, provided certain required information is provided to the IRS.

Payments of the proceeds of a sale of a trust unit effected by the U.S. office of a U.S. or foreign broker will be subject to information reporting requirements and backup withholding unless the non-U.S. trust unitholder properly certifies under penalties of perjury as to its foreign status and certain other conditions are met or the non-U.S. trust unitholder otherwise establishes an exemption. Information reporting requirements and backup withholding generally will not apply to any payment of the proceeds of the sale of a trust unit effected outside of the United States by a foreign office of a broker. However, unless such a broker has documentary evidence in its records that the holder is a non-U.S. trust unitholder and certain other conditions are met, or the non-U.S. trust unitholder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the sale of a trust unit effected outside the United States by such a broker if it:

•	is a United States person;

•	derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States;

•	is a controlled foreign corporation for U.S. federal income tax purposes; or

•	is a foreign partnership that, at any time during its taxable year, has more than 50% of its income or capital interests owned by United States persons or is engaged in the conduct of a U.S. trade or business.

Any amount withheld under the backup withholding rules may be credited against the non-U.S. trust unitholder’s U.S. federal income tax liability and any excess may be refundable if the proper information is provided to the IRS.

CONSEQUENCES TO TAX EXEMPT ORGANIZATIONS

Employee benefit plans and most other organizations exempt from U.S. federal income tax including IRAs and other retirement plans are subject to U.S. federal income tax on unrelated business taxable income. Because the trust’s income is not expected to be unrelated business taxable income, such a tax-exempt organization is not expected to be taxed on income generated by ownership of trust units so long as neither the property held by the trust nor the trust units are treated as debt-financed property within the meaning of Section 514(b) of the Code. In general, trust property would be debt-financed if the trust incurs debt to acquire the property or otherwise incurs or maintains a debt that would not have been incurred or maintained if the property had not been acquired and a trust unit would be debt-financed if the trust unitholder incurs debt to acquire the trust unit or otherwise incurs or maintains a debt that would not have been incurred or maintained if the trust unit had not been acquired.

PROSPECTIVE INVESTORS IN TRUST UNITS ARE STRONGLY ENCOURAGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE TRUST UNITS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

STATE TAX CONSIDERATIONS

The following is intended as a brief summary of certain information regarding state income taxes and other state tax matters affecting individuals who are trust unitholders. Unitholders are urged to consult their own legal and tax advisors with respect to these matters.

Prospective investors should consider state and local tax consequences of an investment in the trust units. The trust will own the Net Profits Interest burdening specified oil and natural gas properties located in the states of Kansas and Texas. Kansas currently imposes a personal income tax on individuals, but Texas currently does not.

Kansas income tax law generally conforms to the federal income tax laws, meaning that for Kansas income tax purposes, the trust should be treated as a grantor trust, a trust unitholder should be considered to own and receive his or her share of the trust’s assets and income, and the Net Profits Interest should be treated as a debt instrument. If treated as owning a debt instrument through a grantor trust, an individual trust unitholder who is a nonresident of Kansas generally will not be subject to Kansas income tax on his share of the trust’s income, except to the extent the trust units are employed by such trust unitholder in a trade, business, profession or occupation carried on in Kansas. In general, an individual trust unitholder will not be deemed to carry on a trade, business, profession or occupation in Kansas solely by reason of the purchase and sale of trust units for such nonresident’s own account as an investor. An individual trust unitholder who is a resident of Kansas will be subject to Kansas income tax on his share of the trust’s income. The trust should not be required to withhold Kansas income tax from distributions made to an individual resident or nonresident trust unitholder as long as the trust is taxed as a grantor trust, and the Net Profits Interest is treated as a debt instrument, for federal income tax purposes.

The trust units may constitute real property or an interest in real property under the inheritance, estate and probate laws of the states listed above.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended, regulates pension, profit-sharing and other employee benefit plans to which it applies. ERISA also contains standards for persons who are fiduciaries of those plans. In addition, the Internal Revenue Code provides similar requirements and standards which are applicable to qualified plans, which include these types of plans, and to individual retirement accounts, whether or not subject to ERISA.

A fiduciary of an employee benefit plan should carefully consider fiduciary standards under ERISA regarding the plan’s particular circumstances before authorizing an investment in trust units. A fiduciary should consider:

•	whether the investment satisfies the prudence requirements of Section 404(a)(1)(B) of ERISA;

•	whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA; and

•	whether the investment is in accordance with the documents and instruments governing the plan as required by Section 404(a)(1)(D) of ERISA.

A fiduciary should also consider whether an investment in trust units might result in direct or indirect nonexempt prohibited transactions under Section 406 of ERISA and Internal Revenue Code Section 4975. In deciding whether an investment involves a prohibited transaction, a fiduciary must determine whether there are plan assets in the transaction. The Department of Labor has published final regulations concerning whether or not an employee benefit plan’s assets would be deemed to include an interest in the underlying assets of an entity for purposes of the reporting, disclosure and fiduciary responsibility provisions of ERISA and analogous provisions of the Internal Revenue Code. These regulations provide that the underlying assets of an entity will not be considered “plan assets” if the equity interests in the entity are a publicly offered security. VOC Sponsor expects that at the time of the sale of the trust units in this offering, they will be publicly offered securities. Fiduciaries, however, will need to determine whether the acquisition of trust units is a nonexempt prohibited transaction under the general requirements of ERISA Section 406 and Internal Revenue Code Section 4975.

The prohibited transaction rules are complex, and persons involved in prohibited transactions are subject to penalties. For that reason, potential employee benefit plan investors should consult with their counsel to determine the consequences under ERISA and the Internal Revenue Code of their acquisition and ownership of trust units.

SELLING TRUST UNITHOLDER

Immediately prior to the closing of the offering made hereby, VOC Sponsor will convey to the trust the Net Profits Interest in exchange for           trust units. Of those trust units,          are being offered hereby and           are subject to           purchase by the underwriters pursuant to their 30-day option to purchase additional trust units. Further, VOC Sponsor has agreed to sell to VOC Partners, LLC, an affiliate of VOC Sponsor, all remaining trust units it holds no later than 45 days after the closing of the offering made hereby. VOC Sponsor and VOC Partners, LLC have agreed not to sell any of such trust units for a period of 180 days after the date of this prospectus without the prior written consent of Raymond James & Associates, Inc., acting as representative of the several underwriters. See “Underwriting.”

The following table provides information regarding the selling trust unitholder’s ownership of the trust units.

	Ownership of Trust		Number of	Ownership of Trust
	Units Before Offering		Trust Units	Units After Offering (1)
Selling Trust Unitholders	Number	Percentage	Being Offered	Number	Percentage

VOC Sponsor		100%		—	—

(1)	Gives effect to the sale of trust units to VOC Partners, LLC 45 days following the closing of the offering.

Prior to this offering, there has been no public market for the trust units. Therefore, if VOC Partners, LLC disposes all or a portion of the trust units acquired from VOC Sponsor pursuant to the Unit Purchase Agreement, the effect of such disposal on future market prices, if any, of market sales of such remaining trust units or the availability of trust units for sale cannot be predicted. Nevertheless, sales of substantial amounts of trust units in the public market could adversely affect future market prices.

UNDERWRITING

Subject to the terms and conditions in an underwriting agreement dated          , 2011, the underwriters named below, for whom Raymond James & Associates, Inc., is acting as representative, have severally agreed to purchase from VOC Sponsor the number of trust units set forth opposite their names:

Number of
Underwriter	Trust Units

Raymond James & Associates, Inc.
Total

The underwriting agreement provides that the obligations of the underwriters to purchase and accept delivery of the trust units offered by this prospectus are subject to approval by their counsel of legal matters and to other conditions set forth in the underwriting agreement. The underwriters are obligated to purchase and accept delivery of all of the trust units offered by this prospectus if any of the units are purchased, other than those covered by the option to purchase additional trust units described below.

The underwriters propose to offer the trust units directly to the public at the public offering price indicated on the cover page of this prospectus and to various dealers at that price less a concession not in excess of $      per unit. If all of the trust units are not sold at the public offering price, the underwriters may change the public offering price and other selling terms. The trust units are offered by the underwriters as stated in this prospectus, subject to receipt and acceptance by them. The underwriters reserve the right to reject an order for the purchase of the trust units in whole or in part.

OPTION TO PURCHASE ADDITIONAL TRUST UNITS

VOC Sponsor has granted the underwriters an option, exercisable for 30 days after the date of this prospectus, to purchase from time to time up to an aggregate of           additional trust units to cover over-allotments, if any, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus. If the underwriters exercise this option, each underwriter, subject to certain conditions, will become obligated to purchase its pro rata portion of these additional units based on the underwriters’ percentage purchase commitment in this offering as indicated in the table above. The underwriters may exercise the option to purchase additional trust units only to cover over-allotments made in connection with the sale of the trust units offered in this offering.

DISCOUNTS AND EXPENSES

The following table shows the amount per unit and total underwriting discounts and commissions VOC Sponsor will pay to the underwriters (dollars in thousands, except per unit). The amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional trust units.

	Per Unit	No Exercise	Full Exercise

Public offering price	$	$	$
Underwriting discounts and commissions
Proceeds, before expenses, to VOC Sponsor

VOC Sponsor will pay Raymond James & Associates, Inc. a structuring fee of $      (or $      if the underwriters exercise their option to purchase additional trust units) for evaluation, analysis and structuring of the trust.

The expenses of this offering that are payable by VOC Sponsor are estimated to be $ (exclusive of underwriting discounts, commissions and structuring fees). In no event will the maximum amount of compensation to be paid to members of the Financial Industry Regulatory Authority, Inc., or “FINRA,” in connection with this offering exceed 10% plus 0.5% for bona fide due diligence expenses.

INDEMNIFICATION

VOC Sponsor has agreed to indemnify the underwriters and persons who control the underwriters against certain liabilities that may arise in connection with this offering, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement.

LOCK-UP AGREEMENTS

Subject to specified exceptions, VOC Sponsor and certain of its affiliates including VOC Partners, LLC, have agreed with the underwriters, for a period of 180 days after the date of this prospectus, without the prior written consent of Raymond James & Associates, Inc.:

•	not to offer, sell, contract to sell, announce the intention to sell or pledge any of the trust units;

•	not to grant or sell any option or contract to purchase any of the trust units;

•	not to enter into any swap or other agreement that transfers any of the economic consequences of ownership of or otherwise transfer or dispose of, directly or indirectly, any of the trust units; and

•	not to enter into any hedging, collar or other transaction or arrangement that is designed or reasonably expected to lead to or result in a transfer, in whole or in part, of any of the economic consequences of ownership of the trust units, whether or not such transfer would be for any consideration.

These agreements also prohibit such persons from entering into any of the foregoing transactions with respect to any securities that are convertible into or exchangeable for the trust units.

Raymond James & Associates, Inc. may, in its discretion and at any time without notice, release all or any portion of the securities subject to these agreements. Raymond James & Associates, Inc. does not have any present intent or any understanding to release all or any portion of the securities subject to these agreements.

The 180-day period described in the preceding paragraphs will be extended if:

•	during the last 17 days of the 180-day period, the trust issues a release concerning earnings or announces material news or a material event relating to the trust occurs; or

•	prior to the expiration of the 180-day period, the trust announces that it will release distributable cash during the 16-day period beginning on the last day of the 180-day period, in which case the restrictions described in the preceding paragraphs will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release, the announcement of the material news or the occurrence of the material event.

STABILIZATION

Until this offering is completed, rules of the SEC may limit the ability of the underwriters and various selling group members to bid for and purchase the trust units. As an exception to these rules, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of the trust units, including:

•	short sales,

•	syndicate covering transactions,

•	imposition of penalty bids, and

•	purchases to cover positions created by short sales.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the trust units while this offering is in progress. Stabilizing transactions may include making short sales of trust units, which involve the sale by the underwriter of a greater number of trust units than it is required to purchase in this offering and purchasing trust units from VOC Sponsor or in the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional trust units referred to above, or may be “naked” shorts, which are short positions in excess of that amount.

Each underwriter may close out any covered short position either by exercising its option to purchase additional trust units, in whole or in part, or by purchasing trust units in the open market. In making this determination, each underwriter will consider, among other things, the price of trust units available for purchase in the open market compared to the price at which the underwriter may purchase trust units pursuant to the option to purchase additional trust units.

A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the trust units in the open market that could adversely affect investors who purchased in this offering. To the extent that the underwriters create a naked short position, they will purchase trust units in the open market to cover the position.

The underwriters also may impose a penalty bid on selling group members. This means that if the underwriters purchase trust units in the open market in stabilizing transactions or to cover short sales, the underwriters can require the selling group members that sold those trust units as part of this offering to repay the selling concession received by them.

As a result of these activities, the price of the trust units may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them without notice at any time. The underwriters may carry out these transactions on the New York Stock Exchange or otherwise.

DISCRETIONARY ACCOUNTS

The underwriters may confirm sales of the trust units offered by this prospectus to accounts over which they exercise discretionary authority but do not expect those sales to exceed 5% of the total trust units offered by this prospectus.

LISTING

The trust intends to apply to have the units approved for listing on the New York Stock Exchange under the symbol “VOC.” In connection with the listing of the trust units on the New York Stock Exchange, the underwriters will undertake to sell round lots of 100 units or more to a minimum of 400 beneficial owners.

IPO PRICING

Prior to this offering, there has been no public market for the trust units. Consequently, the initial public offering price for the trust units will be determined by negotiations among VOC Sponsor and the underwriters. The primary factors to be considered in determining the initial public offering price will be:

•	estimates of distributions to trust unitholders,

•	overall quality of the oil and natural gas properties attributable to the Underlying Properties,

•	industry and market conditions prevalent in the energy industry,

•	the information set forth in this prospectus and otherwise available to the representatives; and

•	the general conditions of the securities markets at the time of this offering.

ELECTRONIC PROSPECTUS

A prospectus in electronic format may be available on the Internet sites or through other online services maintained by one or more of the underwriters and selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the underwriter or the selling group member, prospective investors may be allowed to place orders online. The underwriters may agree with VOC Sponsor to allocate a specific number of trust units for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations.

Other than the prospectus in electronic format, the information on any underwriter’s or any selling group member’s website and any information contained in any other website maintained by the underwriters or any selling group member is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by VOC Sponsor or any underwriters or any selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

CONFLICTS/AFFILIATES

The underwriters and their affiliates may provide in the future investment banking, financial advisory or other financial services for VOC Sponsor and its affiliates, for which they may receive advisory or transaction fees, as applicable, plus out-of-pocket expenses, of the nature and in amounts customary in the industry for these financial services.

FINRA RULES

Because FINRA is expected to view the trust units offered hereby as interests in a direct participation program, this offering is being made in compliance with Rule 2310 of the FINRA Conduct Rules. Investor suitability with respect to the trust units should be judged similarly to the suitability with respect to other securities that are listed for trading on a national securities exchange.

LEGAL MATTERS

Morris James LLP, as special Delaware counsel to the trust, will give a legal opinion as to the validity of the trust units. Vinson & Elkins L.L.P., Houston, Texas, will give opinions as to certain other matters relating to the offering, including the tax opinion described in the section of this prospectus captioned “Federal income tax consequences.” Certain legal matters in connection with the trust units offered hereby will be passed upon for the underwriters by Baker Botts L.L.P., Houston, Texas.

EXPERTS

Certain information appearing in this registration statement regarding the December 31, 2009 estimated quantities of reserves of the VOC Brazos and KEP and Net Profits Interest owned by the trust, the future net revenues from those reserves and their present value is based on estimates of the reserves and present values prepared by or derived from estimates prepared by Cawley, Gillespie & Associates, Inc., independent petroleum engineers.

The audited financial statements included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

WHERE YOU CAN FIND MORE INFORMATION

The trust and VOC Sponsor have filed with the SEC in Washington, D.C. a registration statement, including all amendments, under the Securities Act relating to the trust units. As permitted by the rules and regulations of the SEC, this prospectus does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. You may read and copy the registration statement at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may request copies of these documents, upon payment of a duplicating fee, by writing to the SEC at the address in the previous sentence. To obtain information on the operation of the public reference rooms you may call the SEC at (800) SEC-0330. You can also read the trust and VOC Sponsor’s SEC filings, including the registration statement, at the SEC’s website at www.sec.gov.

GLOSSARY OF CERTAIN OIL AND NATURAL GAS TERMS

In this prospectus the following terms have the meanings specified below.

Bbl — One stock tank barrel, of 42 U.S. gallons liquid volume, used herein in reference to crude oil and other liquid hydrocarbons.

Boe — One stock tank barrel of oil equivalent, computed on an approximate energy equivalent basis that one Bbl of crude oil equals six Mcf of natural gas.

Boe/d — One Boe per day.

Btu — A British Thermal Unit, a common unit of energy measurement.

Completion — The installation of permanent equipment for the production of oil or natural gas, or in the case of a dry hole, the reporting of abandonment to the appropriate agency.

Developed Acreage — The number of acres that are allocated or assignable to productive wells or wells capable of production.

Development Well — A well drilled into a proved oil or natural gas reservoir to the depth of a stratigraphic horizon known to be productive.

Differential — The difference between a benchmark price of oil and natural gas, such as the NYMEX crude oil spot, and the wellhead price received.

Estimated future net revenues — Also referred to as “estimated future net cash flows.” The result of applying current prices of oil and natural gas to estimated future production from oil and natural gas proved reserves, reduced by estimated future expenditures, based on current costs to be incurred, in developing and producing the proved reserves, excluding overhead.

Farm-in or farm-out agreement — An agreement under which the owner of a working interest in an oil or natural gas lease is typically assigns the working interest or a portion of the working interest to another party who desires to drill on the leased acreage. Generally, the assignee is required to drill one or more wells in order to earn its interest in the acreage. The assignor usually retains a royalty or reversionary interest in the lease. The interest received by an assignee is a “farm-in” while the interest transferred by the assignor is a “farm-out.”

Field — An area consisting of either a single reservoir or multiple reservoirs, all grouped on or related to the same individual geological structural feature and/or stratigraphic condition.

Gross acres or gross wells — The total acres or wells, as the case may be, in which a working interest is owned.

Horizontal well— A well that starts off being drilled vertically but which is eventually curved to become horizontal (or near horizontal) in order to parallel a particular geologic formation.

MBbl — One thousand barrels of crude oil or condensate.

MBoe — One thousand barrels of oil equivalent.

Mcf — One thousand cubic feet of natural gas.

MMBbls — One million barrels of crude oil or other liquid hydrocarbons.

MMBoe — One million barrels of oil equivalent.

MMcf — One million cubic feet of natural gas.

Net acres or net wells — The sum of the fractional working interests owned in gross acres or wells, as the case may be.

Net profits interest — A nonoperating interest that creates a share in gross production from an operating or working interest in oil and natural gas properties. The share is measured by net profits from the sale of production after deducting costs associated with that production.

Net revenue interest — An interest in all oil and natural gas produced and saved from, or attributable to, a particular property, net of all royalties, overriding royalties, Net Profits Interests, carried interests, reversionary interests and any other burdens to which the person’s interest is subject.

Plugging and abandonment — Activities to remove production equipment and seal off a well at the end of a well’s economic life.

Proved developed non-producing reserves — Proved developed reserves expected to be recovered from zones behind casing in existing wells.

Proved developed producing reserves — Proved developed reserves that are expected to be recovered from completion intervals currently open in existing wells and capable of production to market.

Proved developed reserves — Reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.

Proved reserves — Under SEC rules for fiscal years ending on or after December 31, 2009, proved reserves are defined as:

Those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible — from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations — prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time. The area of the reservoir considered as proved includes (i) the area identified by drilling and limited by fluid contacts, if any, and (ii) adjacent undrilled portions of the reservoir that can, with reasonable certainty, be judged to be continuous with it and to contain economically producible oil or gas on the basis of available geoscience and engineering data. In the absence of data on fluid contacts, proved quantities in a reservoir are limited by the lowest known hydrocarbons, LKH, as seen in a well penetration unless geoscience, engineering, or performance data and reliable technology establishes a lower contact with reasonable certainty. Where direct observation from well penetrations has defined a highest known oil, HKO, elevation and the potential exists for an associated gas cap, proved oil reserves may be assigned in the structurally higher portions of the reservoir only if geoscience, engineering, or performance data and reliable technology establish the higher contact with reasonable certainty. Reserves which can be produced economically through application of improved recovery techniques (including, but not limited to, fluid injection) are included in the proved classification when (i) successful testing by a pilot project in an area of the reservoir with properties no more favorable than in the reservoir as a whole, the operation of an installed program in the reservoir or an analogous reservoir, or other evidence using reliable technology establishes the reasonable certainty of the engineering analysis on which the project or program was based; and (ii) the project has been approved for development by all necessary parties and entities, including governmental entities. Existing economic conditions include prices and costs at which economic producibility from a reservoir is to be determined. The price shall be the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions.

Under SEC rules for fiscal years ending prior to December 31, 2009, proved reserves are defined as:

The estimated quantities of crude oil and natural gas, which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions. Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes (A) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any, and (B) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir. Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the proved classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based. Estimates of proved reserves do not include the following: (A) Oil that may become available from known reservoirs but is classified separately as indicated additional reserves; (B) crude oil and natural gas, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors; (C) crude oil and natural gas, that may occur in undrilled prospects; and (D) crude oil and natural gas, that may be recovered from oil shales, coal, gilsonite and other such sources.

Proved undeveloped reserves — Proved reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.

PV-10 — The present value of estimated future net revenues using a discount rate of 10% per annum.

Recompletion — The completion for production of an existing well bore in another formation from which that well has been previously completed.

Reservoir — A porous and permeable underground formation containing a natural accumulation of producible oil and/or natural gas that is confined by impermeable rock or water barriers and is individual and separate from other reservoirs.

Working interest — The right granted to the lessee of a property to explore for and to produce and own oil, gas, or other minerals. The working interest owners bear the exploration, development, and operating costs on either a cash, penalty, or carried basis.

Workover — Operations on a producing well to restore or increase production.

INDEX TO FINANCIAL STATEMENTS

PREDECESSOR UNDERLYING PROPERTIES:
Report of Independent Registered Public Accounting Firm	F-2
Combined Statements of Historical Revenues and Direct Operating Expenses for Each of the Three Years in the Period Ended December 31, 2009, and for the Nine Months Ended September 30, 2009 and 2010 (unaudited)
F-3
Notes to Combined Statements of Historical Revenues and Direct Operating Expenses	F-4
ACQUIRED UNDERLYING PROPERTIES:
Report of Independent Registered Public Accounting Firm	F-10
Statements of Historical Revenues and Direct Operating Expenses for Each of the Three Years in the Period Ended December 31, 2009, and for the Nine Months Ended September 30, 2009 and 2010 (unaudited)	F-11
Notes to Statements of Historical Revenues and Direct Operating Expenses	F-12
UNAUDITED PRO FORMA UNDERLYING PROPERTIES:
Introduction	F-18
Unaudited Pro Forma Statements of Historical Revenues and Direct Operating Expenses for the Year Ended December 31, 2009, and for the Nine Months Ended September 30, 2010 (unaudited)	F-19
VOC ENERGY TRUST:
Report of Independent Registered Public Accounting Firm	F-20
Statement of Assets and Trust Corpus as of December 17, 2010	F-21
Notes to Statement of Assets and Trust Corpus	F-22
Unaudited Pro Forma Financial Information:
Introduction	F-24
Unaudited Pro Forma Statement of Assets and Trust Corpus as of September 30, 2010	F-25
Unaudited Pro Forma Statements of Distributable Income for the Year Ended December 31, 2009, and for the Nine Months Ended September 30, 2010	F-26
Notes to Unaudited Pro Forma Financial Information	F-27

The audited combined financial statements of Predecessor can be found beginning on page VOC F-1.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of VOC Brazos Energy Partners, L.P.:

We have audited the accompanying combined statements of historical revenues and direct operating expenses of the Predecessor Underlying Properties, consisting of the Underlying Properties of VOC Brazos Energy Partners, L.P. (“VOC Brazos”) and the Underlying Properties of VOC Kansas Energy Partners, L.L.C. under common control with VOC Brazos, for each of the three years in the period ended December 31, 2009. These statements are the responsibility of the management of VOC Brazos. Our responsibility is to express an opinion on these statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. Predecessor Underlying Properties is not required to have, nor were we engaged to perform, an audit of Predecessor Underlying Properties’ internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Predecessor Underlying Properties’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying combined statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note B to the statements and are not intended to be a complete presentation of VOC Brazos’ interests in the Predecessor Underlying Properties.

In our opinion, the combined statements referred to above present fairly, in all material respects, the historical revenues and direct operating expenses, described in Note B, of the Predecessor Underlying Properties for each of the three years in the period ended December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

/s/  Grant Thornton LLP
Grant Thornton LLP

Wichita, Kansas
December 29, 2010

Predecessor Underlying Properties

COMBINED STATEMENTS OF HISTORICAL REVENUES
AND DIRECT OPERATING EXPENSES

	Year Ended December 31,			Nine Months Ended September 30,
	2007	2008	2009	2009	2010
				(Unaudited)

Revenues:
Oil sales	$26,040,079	$36,632,381	$22,757,639	$15,019,562	$27,383,690
Natural gas sales	2,494,599	3,349,695	1,510,884	1,044,777	1,856,506
Hedge and other derivative activity	(7,244,552)	(7,784,517)	1,477,248	1,880,305	(150,626)

Total	21,290,126	32,197,559	25,745,771	17,944,644	29,089,570

Bad debt expense (recovery)	—	1,726,655	(719,061)	(719,061)	—
Direct operating expenses:
Lease operating expenses	6,586,226	7,667,332	6,787,857	5,053,546	5,228,613
Production and property taxes	1,874,237	2,531,660	1,646,052	1,257,919	1,918,959

Total	8,460,463	10,198,992	8,433,909	6,311,465	7,147,572

Excess of revenues over direct operating expenses	$12,829,663	$20,271,912	$18,030,923	$12,352,240	$21,941,998

The accompanying notes are an integral part of these combined statements.

Predecessor Underlying Properties

NOTES TO COMBINED STATEMENTS OF HISTORICAL REVENUES
AND DIRECT OPERATING EXPENSES

For the years ended December 31, 2007, 2008 and 2009
and the nine months ended September 30, 2009 and 2010
(information for the nine months ended September 30, 2009 and 2010 is unaudited)

NOTE A — PROPERTIES

The Predecessor Underlying Properties consist of working interests in substantially all of the oil and natural gas properties located in Kansas and Texas owned by VOC Brazos Energy Partners, L.P. (“VOC Brazos”) and working interests in substantially all of the oil and natural gas properties owned by VOC Kansas Energy Partners, LLC (“KEP”) under common control with VOC Brazos Energy Partners, L.P. (the “Common Control Properties”). In connection with the closing of the initial public offering of trust units of VOC Energy Trust, pursuant to that certain Contribution and Exchange Agreement dated August 30, 2010, VOC Brazos will acquire all of the membership interests in KEP in exchange for newly issued limited partner interests in VOC Brazos, resulting in KEP becoming a wholly-owned subsidiary of VOC Brazos. As the Common Control Properties are deemed to be under common control with VOC Brazos, accounting rules specify VOC Brazos and the Common Control Properties be combined from the earliest date they came under common control. The financial data and operations of such assets are referred to herein as “Predecessor.”

NOTE B — BASIS OF PRESENTATION

The accompanying Combined Statements of Historical Revenues and Direct Operating Expenses were derived from the historical accounting records of Predecessor and reflect the historical revenues and direct operating expenses directly attributable to the Predecessor Underlying Properties for the periods described herein. Such amounts may not be representative of future operations. The statements do not include depreciation, depletion and amortization, general and administrative expenses, interest expense or other expenses of an indirect nature. The amounts represent Predecessor’s net interest in the wells related to the Predecessor Underlying Properties.

Historical financial statements representing financial position, results of operations and cash flows required by generally accepted accounting principles are not presented as such information is not readily available on an individual property basis and not meaningful to the underlying properties. Accordingly, the statements of historical revenues and direct operating expenses are presented in lieu of full financial statements prepared under Regulation S-X.

The accompanying Combined Statements of Historical Revenues and Direct Operating Expenses included herein were prepared on an accrual basis. Revenue from oil and natural gas is recognized when sold. Direct operating expenses include lease operating expenses and production and property taxes.

These combined statements of historical revenues and direct operating expenses do not reflect the impact of any administrative overhead costs. VOC Brazos incurred administrative overhead costs of $120,518, $269,139, $463,295, $242,965 and $111,576 for the years ended December 31, 2007, 2008 and 2009 and for the nine months ended September 30, 2009 and 2010 (unaudited), respectively. KEP is an amalgamation of properties held by 24 owners. Prior to their consolidation in November 2009, each owner conducted its own accounting for its respective properties, and in most cases the owners did not allocate overhead to the properties. One of the reasons the owners decided to consolidate holdings into KEP was the efficiency in sharing these

Predecessor Underlying Properties

NOTES TO COMBINED STATEMENTS OF HISTORICAL REVENUES
AND DIRECT OPERATING EXPENSES (Continued)

For the years ended December 31, 2007, 2008 and 2009
and the nine months ended September 30, 2009 and 2010
(information for the nine months ended September 30, 2009 and 2010 is unaudited)

overhead expenses. In the future, Vess Oil Corporation will provide these overhead services to KEP. Furthermore, trust administrative expenses are anticipated to aggregate approximately $900,000 for 2011. Administrative expenses for subsequent years could be greater or less depending on future events that cannot be predicted. Included in the $900,000 annual estimate is an annual administrative fee of $150,000 for the trustee and an annual administrative fee of $2,500 for the Delaware trustee as well as an annual administrative fee payable to VOC Sponsor, which fee will total $75,000 in 2011 and will increase by 4% each year beginning in January 2012. See “The trust.” The trust will pay, out of the first cash payment received by the trust, the trustee’s and Delaware trustee’s legal expenses incurred in forming the trust as well as the Delaware trustee’s acceptance fee in the amount of $4,000. These costs will be deducted by the trust before distributions are made to trust unitholders beginning in January 2012. Furthermore, the trust will incur incremental general and administrative expenses associated with being a publicly traded entity. As a result, historical overhead costs are not indicative of the future overhead costs that will be borne by VOC Energy Trust, which are expected to be approximately $900,000 in 2011.

VOC Brazos has entered into certain swap agreements to mitigate the effects of fluctuations in the prices of crude oil. These agreements involve the exchange of amounts based on a fluctuating oil price for amounts based on a fixed oil price over the life of the agreement, without an exchange of the notional amount upon which the payments are based. VOC Brazos accounts for substantially all of the swap agreements as cash flow hedges. The effective portion of the unrealized gain or loss on the swap agreement is recorded as a component of the accumulated other comprehensive income (loss) and reclassified into earnings as the underlying hedged item affects earnings. The unrealized gain or loss on the derivative instrument as well as the swap agreements not qualifying as cash flow hedges are reflected as hedge and other derivative activity in the accompanying Combined Statements of Historical Revenues and Direct Operating Expenses.

The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of revenues and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

The accompanying Combined Statements of Historical Revenues and Direct Operating Expenses for the nine months ended September 30, 2009 and 2010 are unaudited. In the opinion of management of VOC Brazos, such information contains all adjustments, consisting only of normal recurring accruals, considered necessary for a fair presentation on the basis described above.

NOTE C — DISCLOSURES ABOUT OIL AND GAS ACTIVITIES (UNAUDITED)

In December 2009, Predecessor adopted revised oil and gas reserve estimation and disclosure requirements. The primary impact of the new disclosures is to conform the definition of proved reserves to the SEC Modernization of Oil and Gas Reporting rules, which were issued by the SEC

Predecessor Underlying Properties

NOTES TO COMBINED STATEMENTS OF HISTORICAL REVENUES
AND DIRECT OPERATING EXPENSES (Continued)

For the years ended December 31, 2007, 2008 and 2009
and the nine months ended September 30, 2009 and 2010
(information for the nine months ended September 30, 2009 and 2010 is unaudited)

at the end of 2008. The new rules revised the definition of proved oil and gas reserves to require that the average, first-day-of-the-month price during the 12-month period before the end of the year, rather than the year-end price, be used when estimating whether reserve quantities are economical to produce. This same 12-month average price is also used in calculating the aggregate amount of (and changes in) future cash inflows related to the standardized measure of discounted future net cash flows. The rules also allow for the use of reliable technology to estimate proved oil and gas reserves if those technologies have been demonstrated to result in reliable conclusions about reserve volumes. The unaudited supplemental information on oil and gas exploration and production activities for 2009 has been presented in accordance with the new reserve estimation and disclosure rules, which may not be applied retrospectively. The 2006, 2007 and 2008 data are presented in accordance with SEC oil and gas disclosure requirements effective during those periods.

Estimates of the proved oil and gas reserves attributable to the Predecessor Underlying Properties as of December 31, 2006, 2007, 2008 and 2009 are based on reports of Cawley, Gillespie & Associates, Inc., independent petroleum and geological engineers, and the contract property management engineering staff of Predecessor who operate the underlying properties, in accordance with the provisions of accounting literature for Oil and Gas Extractive Activities. Such estimates give effect to the combination of (i) the estimates of proved oil and gas reserves attributable to VOC Brazos, based on the report of Cawley, Gillespie & Associates, Inc., and (ii) the estimates of proved oil and gas reserves attributable to the Common Control Properties, calculated by adjusting the estimated reserves attributable to specified working interest percentages held by KEP outlined in the Cawley, Gillespie & Associates, Inc. reserve report to reflect the working interest percentages held in the Common Control Properties. Users of this information should be aware that the process of estimating quantities of “proved” and “proved developed” and “proved undeveloped” crude oil and natural gas reserves is very complex, requiring significant subjective decisions in the evaluation of all available geological, engineering and economic data for each reservoir. The data for a given reservoir may also change substantially over time as a result of numerous factors, including additional development activity, evolving production history and continual reassessment of the viability of production under varying economic conditions. Consequently, material revisions to existing reserve estimates occur from time to time.

The reserve data below represent estimates only and should not be construed as being exact.

Moreover, the discounted values should not be construed as representative of the current market value of the oil and gas properties. A market value determination would include many additional factors including: (i) anticipated future oil and gas prices; (ii) the effect of federal income taxes, if any, on Predecessor Underlying Properties; (iii) an allowance for return on investment; (iv) the effect of governmental legislation; (v) the value of additional potential reserves, not considered proved at present, which may be recovered as a result of further exploration and development activities; and (vi) other business risks. The following tables set forth (i) the estimated net quantities of proved, proved developed and proved undeveloped oil and natural gas reserves attributable to the oil and natural gas properties, and (ii) the standardized measure of the discounted future net profits interest income attributable to the oil

Predecessor Underlying Properties

NOTES TO COMBINED STATEMENTS OF HISTORICAL REVENUES
AND DIRECT OPERATING EXPENSES (Continued)

For the years ended December 31, 2007, 2008 and 2009
and the nine months ended September 30, 2009 and 2010
(information for the nine months ended September 30, 2009 and 2010 is unaudited)

and gas properties and the nature of changes in such standardized measure between years. These tables are prepared on the accrual basis, which is the basis on which Predecessor maintains its production records.

ESTIMATED QUANTITIES OF OIL AND GAS RESERVES

	Oil	Gas
	(Bbls)	(Mcf)

Proved reserves:
Balance at December 31, 2006	8,174,154	4,573,914
Revisions, extensions, discoveries and additions	(332,769)	190,995
Production	(386,879)	(390,593)

Balance at December 31, 2007	7,454,506	4,374,316
Revisions, extensions, discoveries and additions	(569,089)	276,043
Production	(389,268)	(426,326)

Balance at December 31, 2008	6,496,149	4,224,033
Revisions, extensions, discoveries and additions	2,003,848	693,788
Production	(407,415)	(414,730)

Balance at December 31, 2009	8,092,582	4,503,091

Proved developed reserves:
December 31, 2006	7,497,626	4,243,531

December 31, 2007	6,877,406	4,116,158

December 31, 2008	5,770,190	3,928,995

December 31, 2009	6,729,632	3,854,008

Proved undeveloped reserves:
December 31, 2006	676,528	330,383

December 31, 2007	577,100	258,158

December 31, 2008	725,959	295,038

December 31, 2009	1,362,950	649,083

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS
FROM PROVED OIL AND GAS RESERVES

Future oil and natural gas sales and production and development costs have been estimated in accordance with the SEC Modernization of Oil and Gas Reporting Rules.

Predecessor Underlying Properties

NOTES TO COMBINED STATEMENTS OF HISTORICAL REVENUES
AND DIRECT OPERATING EXPENSES (Continued)

For the years ended December 31, 2007, 2008 and 2009
and the nine months ended September 30, 2009 and 2010
(information for the nine months ended September 30, 2009 and 2010 is unaudited)

The standardized measure of discounted future net cash flows (the “Standardized Measure”) represents the present value of estimated future cash inflows from proved oil and natural gas reserves, less future development, production and plugging and abandonment costs, discounted at 10% per annum, or PV-10 value, to reflect timing of future cash flows. Production costs do not include depreciation, depletion and amortization of capitalized acquisition, exploration and development costs. Because Predecessor bears no federal income tax expense and taxable income is passed through to the partners of Predecessor, no provision for federal or state income taxes is included in the reserve report or in the calculation of the Standardized Measure.

Estimated proved reserves and related future net revenues and Standardized Measure were determined using index prices for oil and natural gas, without giving effect to derivative transactions, and were held constant throughout the life of the properties. The index prices were $96.01 per barrel for oil and $7.47 per MMBtu for natural gas at December 31, 2007, $44.60 per barrel for oil and $5.62 per MMBtu for natural gas at December 31, 2008, and the unweighted arithmetic average first-day of-the-month prices for the prior 12 months were $61.18 per barrel for oil and $3.83 per MMBtu for natural gas at December 31, 2009. For purposes of comparing natural gas prices per MMBtu and per Mcf, adjustments have been made to reflect Btu content, shrink and compression and handling charges as realized on an individual lease basis. The relevant average realized prices, adjusting in the case of crude oil for forecasted gravity, quality, transportation and marketing as well as other factors affecting the price received at the wellhead, were $90.83 per barrel for oil and $7.47 per Mcf for natural gas at December 31, 2007, $39.49 per barrel for oil and $5.61 per Mcf for natural gas at December 31, 2008 and $55.82 per barrel for oil and $4.58 per Mcf for natural gas at December 31, 2009. The impact of the adoption of the authoritative guidance of the Financial Accounting Standard Board (the “FASB”) on the SEC oil and gas reserve estimation final rule on our financial statements is not practicable to estimate due to the operation and technical challenges associated with calculating a cumulative effect of adoption by preparing reserve reports under both the old and new rules.

Changes in the demand for oil and natural gas, inflation, and other factors made such estimates inherently imprecise and subject to substantial revision. This table should not be construed to be an estimate of current market value of the proved reserves attributable to Predecessor’s reserves.

Predecessor Underlying Properties

NOTES TO COMBINED STATEMENTS OF HISTORICAL REVENUES
AND DIRECT OPERATING EXPENSES (Continued)

For the years ended December 31, 2007, 2008 and 2009
and the nine months ended September 30, 2009 and 2010
(information for the nine months ended September 30, 2009 and 2010 is unaudited)

The estimated Standardized Measure relating to Predecessor’s proved reserves at December 31, 2007, 2008 and 2009 is shown below:

	2007	2008	2009

Future cash inflows	$709,982,661	$285,599,020	$479,804,227
Future costs
Production	(230,390,861)	(152,898,120)	(192,121,342)
Development	(8,755,334)	(12,501,184)	(25,183,887)

Future net cash flows	470,836,466	120,199,716	262,498,998

Less 10% discount factor	(264,326,635)	(60,259,262)	(142,117,093)

Standardized measure of discounted future net cash flows	$206,509,831	$59,940,454	$120,381,905

The following table sets forth the changes in the Standardized Measure applicable to Predecessor’s proved oil and natural gas reserves for the years ended December 31, 2007, 2008 and 2009:

CHANGES IN STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH
FLOWS FROM PROVED OIL AND GAS RESERVES

	2007	2008	2009
Standardized measure at beginning of year	$151,282,536	$206,509,831	$59,940,454
Sales of oil and gas produced, net of production costs	(20,049,955)	(29,744,163)	(15,788,110)
Net changes in price and production costs	68,207,350	(154,948,134)	41,400,518
Changes in estimated future development costs	222,643	(2,726,749)	(14,381,027)
Development costs incurred during the period which reduce future development costs	1,200,100	52,800	2,700,100
Revisions of quantity estimates	(8,530,591)	(5,476,929)	32,773,504
Accretion of discount	15,128,254	20,650,983	5,994,045
Change in production rates, timing and other	(950,506)	25,622,815	7,742,421

Standardized measure at end of year	$206,509,831	$59,940,454	$120,381,905

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of VOC Kansas Energy Partners, LLC:

We have audited the accompanying statements of historical revenues and direct operating expenses of the Acquired Underlying Properties, consisting of the Underlying Properties of VOC Kansas Energy Partners, LLC (“KEP”) not under common control with VOC Brazos Energy Partners, L.P., for each of the three years in the period ended December 31, 2009. These statements are the responsibility of management of KEP. Our responsibility is to express an opinion on these statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. Acquired Underlying Properties is not required to have, nor were we engaged to perform, an audit of Acquired Underlying Properties’ internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Acquired Underlying Properties’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statements. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note B to the statements and are not intended to be a complete presentation of KEP’s interests in the Acquired Underlying Properties.

In our opinion, the statements referred to above present fairly, in all material respects, the historical revenues and direct operating expenses, described in Note B, of the Acquired Underlying Properties for each of the three years in the period ended December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

/s/  Grant Thornton LLP
Grant Thornton LLP

Wichita, Kansas
December 29, 2010

Acquired Underlying Properties

STATEMENTS OF HISTORICAL REVENUES
AND DIRECT OPERATING EXPENSES

	Year Ended December 31,			Nine Months Ended September 30,
	2007	2008	2009	2009	2010
				(Unaudited)

Revenues:
Oil sales	$21,327,649	$29,297,334	$17,602,148	$12,158,085	$17,298,458
Natural gas sales	1,904,416	2,248,210	780,880	581,580	682,819

Total	23,232,065	31,545,544	18,383,028	12,739,665	17,981,277

Bad debt expense	—	2,165,663	—	—	—
Direct operating expenses:
Lease operating expenses	5,412,591	6,046,131	5,969,209	4,396,507	4,690,168
Production and property taxes	1,231,321	1,613,900	1,169,798	813,809	950,133

Total	6,643,912	7,660,031	7,139,007	5,210,316	5,640,301

Excess of revenues over direct operating expenses	$16,588,153	$21,719,850	$11,244,021	$7,529,349	$12,340,976

The accompanying notes are an integral part of these statements.

Acquired Underlying Properties

NOTES TO STATEMENTS OF HISTORICAL REVENUES
AND DIRECT OPERATING EXPENSES

For the years ended December 31, 2007, 2008 and 2009
and the nine months ended September 30, 2009 and 2010
(information for the nine months ended September 30, 2009 and 2010 is unaudited)

NOTE A — PROPERTIES

The Acquired Underlying Properties consist of working interests in substantially all oil and natural gas properties located in Kansas owned by VOC Kansas Energy Partners, LLC (“KEP”) which are not under common control with VOC Brazos Energy Partners, L.P (“VOC Brazos”). In connection with the closing of the initial public offering of trust units of VOC Energy Trust, pursuant to that certain Contribution and Exchange Agreement dated August 30, 2010, VOC Brazos will acquire all of the membership interests in KEP in exchange for newly-issued limited partner interests in VOC Brazos.

NOTE B — BASIS OF PRESENTATION

The accompanying Statements of Historical Revenues and Direct Operating Expenses were derived from the historical accounting records of KEP and reflect the historical revenues and direct operating expenses directly attributable to the Acquired Underlying Properties for the periods described herein. Such amounts may not be representative of future operations. The statements do not include depreciation, depletion and amortization, general and administrative expenses, interest expense or other expenses of an indirect nature. The amounts represent KEP’s net interest in the wells relating to the Acquired Underlying Properties.

Historical financial statements representing financial position, results of operations and cash flows required by generally accepted accounting principles are not presented as such information is not readily available on an individual property basis and not meaningful to the underlying properties. Accordingly, the statements of historical revenues and direct operating expenses are presented in lieu of financial statements prepared under Rule 3-05 of Regulation S-X.

The accompanying Statements of Historical Revenues and Direct Operating Expenses included herein were prepared on an accrual basis. Revenue from oil and natural gas sales is recognized when sold.

These Statements of Historical Revenues and Direct Operating Expenses do not reflect the impact of any administrative overhead costs. KEP is an amalgamation of properties held by 24 owners. Prior to their consolidation in November 2009, each owner conducted its own accounting for its respective properties, and in most cases the owners did not allocate overhead to the properties. One of the reasons the owners decided to consolidate holdings into KEP was the efficiency in sharing these overhead expenses. In the future, Vess Oil Corporation will provide these overhead services to KEP. Furthermore, trust administrative expenses are anticipated to aggregate approximately $900,000 for 2011. Administrative expenses for subsequent years could be greater or less depending on future events that cannot be predicted. Included in the $900,000 annual estimate is an annual administrative fee of $150,000 for the trustee and an annual administrative fee of $2,500 for the Delaware trustee as well as an annual administrative fee payable to VOC Sponsor, which fee will total $75,000 in 2011 and will increase by 4% each year beginning in January 2012. See “The trust.” The trust will pay, out of the first cash payment received by the trust, the trustee’s and Delaware trustee’s legal expenses incurred in forming the trust as well as the Delaware trustee’s acceptance fee in the amount of

Acquired Underlying Properties

NOTES TO STATEMENTS OF HISTORICAL REVENUES
AND DIRECT OPERATING EXPENSES (Continued)

For the years ended December 31, 2007, 2008 and 2009
and the nine months ended September 30, 2009 and 2010
(information for the nine months ended September 30, 2009 and 2010 is unaudited)

$4,000. These costs will be deducted by the trust before distributions are made to trust unitholders.

The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of revenues and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

The accompanying Statements of Historical Revenues and Direct Operating Expenses for the nine months ended September 30, 2009 and 2010 are unaudited. In the opinion of management of KEP, such information contains all adjustments, consisting only of normal recurring accruals, considered necessary for a fair presentation on the basis described above.

NOTE C — DISCLOSURES ABOUT OIL AND GAS ACTIVITIES (UNAUDITED)

In December 2009, KEP adopted revised oil and gas reserve estimation and disclosure requirements. The primary impact of the new disclosures is to conform the definition of proved reserves to the SEC Modernization of Oil and Gas Reporting rules, which were issued by the SEC at the end of 2008. The new rules revised the definition of proved oil and gas reserves to require that the average, first-day-of-the-month price during the 12-month period before the end of the year, rather than the year-end price, be used when estimating whether reserve quantities are economical to produce. This same 12-month average price is also used in calculating the aggregate amount of (and changes in) future cash inflows related to the standardized measure of discounted future net cash flows. The rules also allow for the use of reliable technology to estimate proved oil and gas reserves if those technologies have been demonstrated to result in reliable conclusions about reserve volumes. The unaudited supplemental information on oil and gas exploration and production activities for 2009 has been presented in accordance with the new reserve estimation and disclosure rules, which may not be applied retrospectively. The 2006, 2007 and 2008 data are presented in accordance with SEC oil and gas disclosure requirements effective during those periods.

Estimates of the proved oil and gas reserves attributable to the Acquired Underlying Properties as of December 31, 2006, 2007, 2008 and 2009 are based on the report of Cawley, Gillespie & Associates, Inc., independent petroleum and geological engineers, and the contract property management engineering staff of KEP who operate the underlying properties, in accordance with the provisions of accounting literature for Oil and Gas Extractive Activities. Such estimates are calculated by adjusting the estimated reserves attributable to specified working interest percentages held by KEP outlined in the Cawley, Gillespie & Associates, Inc. reserve report to reflect the working interest percentages held in the Acquired Underlying Properties. Users of this information should be aware that the process of estimating quantities of “proved” and “proved developed” and “proved undeveloped” crude oil and natural gas reserves is very complex, requiring significant subjective decisions in the evaluation of all available geological, engineering and economic data for each reservoir. The data for a given reservoir may also change substantially over time as a result of numerous factors, including additional

Acquired Underlying Properties

NOTES TO STATEMENTS OF HISTORICAL REVENUES
AND DIRECT OPERATING EXPENSES (Continued)

For the years ended December 31, 2007, 2008 and 2009
and the nine months ended September 30, 2009 and 2010
(information for the nine months ended September 30, 2009 and 2010 is unaudited)

development activity, evolving production history and continual reassessment of the viability of production under varying economic conditions. Consequently, material revisions to existing reserve estimates occur from time to time.

The reserve data below represent estimates only and should not be construed as being exact.

Moreover, the discounted values should not be construed as representative of the current market value of the oil and gas properties. A market value determination would include many additional factors including: (i) anticipated future oil and natural gas prices; (ii) the effect of federal income taxes, if any, on the Acquired Underlying Properties; (iii) an allowance for return on investment; (iv) the effect of governmental legislation; (v) the value of additional potential reserves, not considered proved at present, which may be recovered as a result of further exploration and development activities; and (vi) other business risks. The following tables set forth (i) the estimated net quantities of proved, proved developed and proved undeveloped oil, and natural gas reserves attributable to the oil and gas properties, and (ii) the standardized measure of the discounted future net profits interest income attributable to the oil and gas properties and the nature of changes in such standardized measure between years. These tables are prepared on the accrual basis, which is the basis on which KEP maintains its production records.

Acquired Underlying Properties

NOTES TO STATEMENTS OF HISTORICAL REVENUES
AND DIRECT OPERATING EXPENSES (Continued)

For the years ended December 31, 2007, 2008 and 2009
and the nine months ended September 30, 2009 and 2010
(information for the nine months ended September 30, 2009 and 2010 is unaudited)

ESTIMATED QUANTITIES OF OIL AND GAS RESERVES

	Oil	Gas
	(Bbls)	(Mcf)

Proved reserves:
Balance at December 31, 2006	4,857,130	3,352,686
Revisions, extensions, discoveries and additions	—	—
Production	(318,523)	(347,057)

Balance at December 31, 2007	4,538,607	3,005,629
Revisions, extensions, discoveries and additions	(1,041,821)	(48,799)
Production	(314,620)	(323,964)

Balance at December 31, 2008	3,182,166	2,632,866
Revisions, extensions, discoveries and additions	979,834	(395,370)
Production	(324,329)	(278,022)

Balance at December 31, 2009	3,837,671	1,959,474

Proved developed reserves:
December 31, 2006	4,857,130	3,352,686

December 31, 2007	4,538,607	3,005,629

December 31, 2008	3,182,166	2,632,866

December 31, 2009	3,837,671	1,959,474

Proved undeveloped reserves:
December 31, 2006	—	—

December 31, 2007	—	—

December 31, 2008	—	—

December 31, 2009	—	—

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS
FROM PROVED OIL AND GAS RESERVES

Future oil and natural gas sales and production and development costs have been estimated in accordance with the SEC Modernization of Oil and Gas Reporting Rules.

The standardized measure of discounted future net cash flows (the “Standardized Measure”) represents the present value of estimated future cash inflows from proved oil and natural gas reserves, less future development, production and plugging and abandonment costs, discounted at 10% per annum, or PV-10 value, to reflect timing of future cash flows. Production costs do not include depreciation, depletion and amortization of capitalized acquisition, exploration and development costs. Because KEP bears no federal income tax expense and taxable income is passed through to the members of KEP, no provision for federal or state income taxes is included in the reserve report or in the calculation of the Standardized Measure.

Acquired Underlying Properties

NOTES TO STATEMENTS OF HISTORICAL REVENUES
AND DIRECT OPERATING EXPENSES (Continued)

For the years ended December 31, 2007, 2008 and 2009
and the nine months ended September 30, 2009 and 2010
(information for the nine months ended September 30, 2009 and 2010 is unaudited)

Estimated proved reserves and related future net revenues and Standardized Measure were determined using index prices for oil and natural gas, without giving effect to derivative transactions, and were held constant throughout the life of the properties. The index prices were $96.01 per barrel for oil and $7.47 per MMBtu for natural gas at December 31, 2007, $44.60 per barrel for oil and $5.62 per MMBtu for natural gas at December 31, 2008, and the unweighted arithmetic average first-day of-the-month prices for the prior 12 months were $61.18 per barrel for oil and $3.83 per MMBtu for natural gas at December 31, 2009. The relevant average realized prices, adjusting in the case of crude oil for forecasted gravity, quality, transportation and marketing as well as other factors affecting the price received at the wellhead, were $90.83 per barrel for oil and $7.47 per Mcf for natural gas at December 31, 2007, $39.49 per barrel for oil and $5.61 per Mcf for natural gas at December 31, 2008 and $55.82 per barrel for oil and $4.58 per Mcf for natural gas at December 31, 2009. The impact of the adoption of the authoritative guidance of the Financial Accounting Standard Board (the “FASB”) on the SEC oil and gas reserve estimation final rule on our financial statements is not practicable to estimate due to the operation and technical challenges associated with calculating a cumulative effect of adoption by preparing reserve reports under both the old and new rules.

Changes in the demand for oil and natural gas, inflation, and other factors make such estimates inherently imprecise and subject to substantial revision. This table should not be construed to be an estimate of current market value of the proved reserves attributable to Predecessor’s reserves.

The estimated Standardized Measure relating to Predecessor’s proved reserves at December 31, 2007, 2008 and 2009 is shown below:

	2007	2008	2009

Future cash inflows	$429,961,058	$130,045,214	$212,587,116
Future costs
Production	(145,593,930)	(68,863,533)	(103,484,949)
Development	—	—	(133,055)

Future net cash flows	284,367,128	61,181,681	108,969,112
Less 10% discount factor	(150,905,146)	(26,506,431)	(50,661,158)

Standardized measure of discounted future net cash flows	$133,461,982	$34,675,250	$58,307,954

Acquired Underlying Properties

NOTES TO STATEMENTS OF HISTORICAL REVENUES
AND DIRECT OPERATING EXPENSES (Continued)

For the years ended December 31, 2007, 2008 and 2009
and the nine months ended September 30, 2009 and 2010
(information for the nine months ended September 30, 2009 and 2010 is unaudited)

The following table sets forth the changes in the Standardized Measure applicable to the proved oil and natural gas reserves of the Acquired Underlying Properties for the years ended December 31, 2007, 2008 and 2009:

CHANGES IN STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH
FLOWS FROM PROVED OIL AND GAS RESERVES

	2007	2008	2009
Standardized measure at beginning of year	$129,328,212	$133,461,982	$34,675,250
Sales of oil and gas produced, net of production costs	(16,588,154)	(23,885,512)	(11,244,020)
Net changes in price and production costs	7,789,103	(104,299,841)	13,586,121
Changes in estimated future development costs	—	—	(123,046)
Revisions of quantity estimates	—	(10,865,844)	15,494,644
Accretion of discount	12,932,821	13,346,198	3,467,525
Change in production rates, timing and other	—	26,918,267	2,451,480

Standardized measure at end of year	$133,461,982	$34,675,250	$58,307,954

UNAUDITED PRO FORMA STATEMENTS OF HISTORICAL REVENUES AND
DIRECT OPERATING EXPENSES OF THE UNDERLYING PROPERTIES

Introduction

The following unaudited pro forma statements of historical revenues and direct operating expenses are of the Predecessor Underlying Properties, as adjusted to give effect to the acquisition of the Acquired Underlying Properties as if the acquisition had occurred on January 1, 2009. As certain of the Underlying Properties held by KEP (the “Common Control Properties”) are deemed to be under common control with VOC Brazos, accounting rules specify that VOC Brazos and the Common Control Properties be combined from the earliest date they came under common control. The financial data and operations of such assets are referred to herein as the “Predecessor Underlying Properties” and are described in more detail in “VOC Sponsor — Management’s discussion and analysis of financial condition and results of operations.” The Underlying Properties of KEP not deemed to be under common control with the assets of VOC Brazos are referred to herein as the “Acquired Underlying Properties.”

The unaudited pro forma statements of historical revenues and direct operating expenses are for informational purposes only. They do not purport to present the results of the combined historical revenues and direct operating expenses of the Underlying Properties that would have actually occurred had the acquisition of the Acquired Underlying Properties occurred on January 1, 2009.

The unaudited pro forma statements of historical revenues and direct operating expenses should be read in conjunction with “The Underlying Properties — Discussion and Analysis of Historical Results of the Underlying Properties,” the audited combined statements of historical revenues and direct operating expenses of Predecessor Underlying Properties and the audited statements of historical revenues and direct operating expenses of the Acquired Underlying Properties included in this prospectus.

UNAUDITED PRO FORMA STATEMENTS OF HISTORICAL REVENUES
AND DIRECT OPERATING EXPENSES OF THE UNDERLYING PROPERTIES

	Year Ended December 31, 2009			Nine Months Ended September 30, 2010
	Historical	Adjustments	Pro Forma	Historical	Adjustments	Pro Forma
		(a)			(a)

Revenues:
Oil sales	$22,757,639	$17,602,148	$40,359,787	$27,383,690	$17,298,458	$44,682,148
Natural gas sales	1,510,884	780,880	2,291,764	1,856,506	682,819	2,539,325
Hedge activity	1,477,248	—	1,477,248	(150,626)	—	(150,626)

Total	25,745,771	18,383,028	44,128,799	29,089,570	17,981,277	47,070,847

Bad debt recovery	(719,061)	—	(719,061)	—	—	—
Direct operating expenses:
Lease operating expenses	6,787,857	5,969,209	12,757,066	5,228,613	4,690,168	9,918,781
Production and property taxes	1,646,052	1,169,798	2,815,850	1,918,959	950,133	2,869,092

Total	8,433,909	7,139,007	15,572,916	7,147,572	5,640,301	12,787,873

Excess of revenues over direct operating expenses	$18,030,923	$11,244,021	$29,274,944	$21,941,998	$12,340,976	$34,282,974

(a)	Pro forma adjustment to give effect to the acquisition of the Acquired Properties as if the acquisition had occurred on January 1, 2009.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Unitholders of VOC Energy Trust:

We have audited the accompanying statement of assets and trust corpus of VOC Energy Trust (the “Trust”) as of December 17, 2010. This financial statement is the responsibility of the management of VOC Brazos Energy Partners, L.P. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of assets and trust corpus is free of material misstatement. The Trust is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Trust’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of assets and trust corpus, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of assets and trust corpus presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note B to the statement of assets and trust corpus, this statement has been prepared on a cash basis of accounting, which is a comprehensive basis of accounting other than accounting principles generally accepted in the United States of America.

In our opinion, the statement of assets and trust corpus referred to above presents fairly, in all material respects, the financial position of the Trust as of December 17, 2010, on the basis of accounting described in Note B.

/s/  Grant Thornton LLP
Grant Thornton LLP

Wichita, Kansas
December 29, 2010

VOC ENERGY TRUST

STATEMENT OF ASSETS AND TRUST CORPUS

December 17,
2010

ASSETS
Cash	$1,000

TRUST CORPUS
Trust Corpus	$1,000

The accompanying notes are an integral part of this financial statement.

VOC Energy Trust

NOTES TO STATEMENT OF ASSETS AND TRUST CORPUS

NOTE A — ORGANIZATION OF THE TRUST

VOC Energy Trust (the “Trust”) is a statutory trust formed on November 3, 2010 (capitalized on December 17, 2010), under the Delaware Statutory Trust Act pursuant to a Trust Agreement (the “Trust Agreement”) among VOC Brazos Energy Partners, L.P. (“VOC Brazos”), as trustor, The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), and Wilmington Trust Company, as Delaware Trustee (the “Delaware Trustee”).

The Trust was created to acquire and hold a term net profits interest (the “Net Profits Interest”) for the benefit of the Trust unitholders. In connection with the closing of the initial public offering of trust units of the Trust, VOC Brazos will convey the Net Profits Interest to the Trust. The Net Profits Interest is an interest during the term of the trust in underlying properties consisting of working interests in substantially all of its oil and natural gas properties in the states of Kansas and Texas held by VOC Brazos and VOC Kansas Energy Partners, L.L.C. as of the date of the conveyance of the Net Profits Interest to the Trust (the “Underlying Properties”).

The Net Profits Interest is passive in nature and the Trustee will have no management control over and no responsibility relating to the operation of the Underlying Properties. The Net Profits Interest entitles the Trust to receive 80% of the net proceeds attributable to the net profits interest during the term of the Trust. The net profits interest will terminate on the later to occur of (1) December 31, 2030 or (2) the time when 9.7 million barrels of oil equivalent have been produced from the Underlying Properties and sold, and the Trust will soon thereafter wind up its affairs and terminate.

The Trustee can authorize the Trust to borrow money to pay trust administrative or incidental expenses that exceed cash held by the Trust. The Trustee may authorize the Trust to borrow from the Trustee or the Delaware Trustee as a lender provided the terms of the loan are similar to the terms it would grant to a similarly situated commercial customer with whom it did not have a fiduciary relationship. The Trustee may also deposit funds awaiting distribution in an account with itself and make other short term investments with the funds distributed to the Trust.

NOTE B — TRUST ACCOUNTING POLICIES

A summary of the significant accounting policies of the Trust follows.

1. Basis of accounting

The Trust uses the cash basis of accounting to report Trust receipts of the Net Profits Interest and payments of expenses incurred. The Net Profits Interest represents the right to receive revenues (oil and natural gas sales less direct operating expenses (lease operating expenses and production and property taxes) and development expenses of the Underlying Properties plus any payments made or net of payments received in connection with the settlement of certain hedge contracts, times 80%. Cash distributions of the Trust will be made based on the amount of cash received by the Trust pursuant to terms of the conveyance creating the Net Profits Interest.

Amortization of the investment in Net Profits Interest calculated on a unit-of-production basis is charged directly to trust corpus.

VOC Energy Trust

NOTES TO STATEMENT OF ASSETS AND TRUST CORPUS — (Continued)

This comprehensive basis of accounting other than in generally accepted accounting principles (“GAAP”) corresponds to the accounting permitted for royalty trusts by the U.S. Securities and Exchange Commission as specified by Staff Accounting Bulletin Topic 12:E, Financial Statements of Royalty Trusts.

Investment in the net profits interest is periodically assessed to determine whether its aggregate value has been impaired below its total capitalized cost based on the underlying properties. The Trust will provide a write-down to its investment in the net profits interest if and to the extent that total capitalized costs, less accumulated depreciation, depletion and amortization, exceed undiscounted future net revenues attributable to the Trust’s interests in the proved oil and gas reserves of the underlying properties.

2. Use of estimates

The preparation of the financial statements requires the Trust to make estimates and assumptions that affect the reported amount of assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE C —	INCOME TAXES

Tax counsel to the Trust advised the Trust at the time of formation that, under then current tax laws, the net profits interest should be treated as a debt instrument for federal income tax purposes, and the Trust should be required to treat a portion of each payment it receives with respect to the net profits interest as interest income in accordance with the “noncontingent bond method” under the original issue discount rules contained in the Internal Revenue Code of 1986, as amended, and the corresponding regulations. The Trust will be treated as a grantor trust for federal income tax purposes. Trust unitholders will be considered to own and receive the trust’s assets and income and will be directly taxable thereon as if no trust were in existence.

NOTE D —	DISTRIBUTIONS TO UNITHOLDERS

The Trustee determines for each quarter the amount available for distribution to the Trust unitholders. This distribution is expected to be made on or before the 45th day of the month following the end of each quarter to the Trust unitholders of record on the 30th day of the month following the end of each quarter (or the next succeeding business day). Such amounts will be equal to the excess, if any, of the cash received by the Trust during the preceding quarter, over the liabilities of the Trust paid during such quarter, subject to adjustments for changes made by the Trustee during such quarter in any cash reserves established for future liabilities of the Trust.

NOTE E —	SUBSEQUENT EVENTS

Management has reviewed activity through December 29, 2010, which is considered the date through which these financial statements are available to be issued for events requiring recognition or disclosure.

VOC Energy Trust

UNAUDITED PRO FORMA FINANCIAL INFORMATION

Introduction

In connection with the closing of the initial public offering of trust units of VOC Energy Trust, pursuant to that certain Contribution and Exchange Agreement dated August 30, 2010, VOC Brazos Energy Partners, L.P. (“VOC Brazos”) will acquire the membership interests in VOC Kansas Energy Partners, LLC (“KEP”) in exchange for newly issued limited partnership interests in VOC Brazos, resulting in KEP becoming a wholly-owned subsidiary of VOC Brazos (the “KEP Acquisition”). As used herein, “VOC Sponsor” refers to VOC Brazos after giving effect to the KEP Acquisition. Concurrent with the closing of the initial public offering, VOC Sponsor will convey to the Trust the Net Profits Interest representing the right to receive 80% of the net proceeds from production from substantially all of the interests in oil and natural gas properties in the states of Kansas and Texas held by VOC Sponsor as of the date of the conveyance of the net profits interest to the trust (the “Underlying Properties”).

The unaudited pro forma statement of assets and trust corpus presents the beginning statement of assets and trust corpus of the Trust as of September 30, 2010, as adjusted to give effect to the conveyance of the Net Profits Interest to the Trust and the issuance of trust units as if they occurred on September 30, 2010. The unaudited pro forma statements of distributable income for the year ended December 31, 2009 and the nine months ended September 30, 2010, give effect to the conveyance of the Net Profits Interest to the Trust and the issuance of trust units as if they occurred on January 1, 2009, reflecting only pro forma adjustments expected to have a continuing impact on the combined results.

These unaudited pro forma financial statements are for informational purposes only. They do not purport to present the results that would have actually occurred had the net profits interest conveyance been completed on the assumed dates or for the periods presented, or which may be realized in the future.

To produce the pro forma financial information, management of VOC Sponsor made certain estimates. The accompanying unaudited pro forma statement of assets and trust corpus assumes an issuance of           trust units at a public offering price of $      per unit. These estimates are based on the most recently available information. To the extent there are significant changes in these amounts, the assumptions and estimates herein could change significantly.

The unaudited pro forma statement of assets and trust corpus and unaudited pro forma statements of distributable income should be read in conjunction with the accompanying notes to such unaudited pro forma financial information and the audited statement of assets and trust corpus of the Trust, including the related notes, included in this prospectus and elsewhere in the registration statement.

VOC ENERGY TRUST

Unaudited Pro Forma Statement of Assets and Trust Corpus

	September 30, 2010
	Historical	Adjustments	Pro Forma
	(a)

ASSETS
Cash	$1,000	$—	$1,000
Investment in Net Profits Interest (See Note E)	—	121,794,079	121,794,079

	$1,000	$121,794,079	$121,795,079

TRUST CORPUS
trust units issued and outstanding	$1,000	$121,794,079	$121,795,079

(a)	VOC Energy Trust was formed in November, 2010 and capitalized on December 17, 2010.

The accompanying notes are an integral part of the unaudited pro forma financial statement.

VOC ENERGY TRUST

Unaudited Pro Forma Statements of Distributable Income

	Year Ended	Nine Months Ended
	December 31, 2009	September 30, 2010

Historical Results
Income from the net profits interest (See Note D)	$19,316,462	$20,363,174
Pro Forma Adjustments
Less trust general and administrative expenses (See Note E(a))	900,000	675,000

Distributable income	$18,416,462	$19,688,174

Distributable income per unit	$	$

The accompanying notes are an integral part of the unaudited pro forma financial statements.

VOC Energy Trust

NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

NOTE A — BASIS OF PRESENTATION

In connection with the closing of the initial public offering of trust units of VOC Energy Trust (the “Trust”), pursuant to that Certain Contribution and Exchange Agreement dated August 30, 2010, VOC Brazos Energy Partners, L.P. (“VOC Brazos”) will acquire the membership interests in VOC Kansas Energy Partners, LLC (“KEP”) in exchange for newly issued limited partnership interests in VOC Brazos, resulting in KEP becoming a wholly-owned subsidiary of VOC Brazos (the “KEP Acquisition”). As used herein, “VOC Sponsor” refers to VOC Brazos after giving effect to the KEP Acquisition. Concurrent with the closing of the initial public offering, VOC Sponsor will convey to the Trust a term net profits interest (the “Net Profits Interest”) representing the right to receive 80% of the net proceeds from production from substantially all of the interests in oil and natural gas properties in the states of Kansas and Texas held by VOC Sponsor as of the date of the conveyance of the net profits interest to the Trust (the “Underlying Properties”).

The unaudited pro forma statement of assets and trust corpus presents the beginning statement of assets and trust corpus of the Trust as of September 30, 2010, as adjusted to give effect to the conveyance of the Net Profits Interest to the Trust and the issuance of trust units as if they occurred on September 30, 2010. The unaudited pro forma statements of distributable income for the year ended December 31, 2009 and the nine months ended September 30, 2010, give effect to the conveyance of the Net Profits Interest to the Trust and the issuance of trust units as if they occurred on January 1, 2009, reflecting only pro forma adjustments expected to have a continuing impact on the combined results.

The Trust was formed on November 3, 2010 under Delaware law to acquire and hold the Net Profits Interest for the benefit of the holders of the trust units. The Net Profits Interest is passive in nature and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), will have no management control over and no responsibility relating to the operation of the Underlying Properties.

NOTE B — TRUST ACCOUNTING POLICIES

These Unaudited Pro Forma Statements were prepared using the accrual basis information from the historical revenue and direct operating expenses of the underlying properties. The Trust uses the cash basis of accounting to report Trust receipts of the term Net Profits Interest and payments of expenses incurred. Actual cash receipts may vary due to timing delays of actual cash receipts from the property operators or purchasers and due to wellhead and pipeline volume balancing agreements or practices. The actual cash distributions of the Trust will be made based on the terms of the conveyance creating the Trust’s Net Profits Interest which is on a cash basis of accounting. An adjustment is made for development expenses which will reduce the cash distributions but are not shown as expenses on the accrual basis historical data.

Investment in the Net Profits Interest is recorded initially at the historic cost of VOC Sponsor and periodically assessed to determine whether its aggregate value has been impaired below its total capitalized cost based on the underlying properties. The Trust will provide a write-down to its investment in the net profits interest to the extent that total capitalized costs, less accumulated depreciation, depletion and amortization, exceed undiscounted future net revenues attributable to the proved oil and gas reserves of the underlying properties.

VOC Sponsor believes that the assumptions used provide a reasonable basis for presenting the significant effects directly attributable to this transaction.

This unaudited pro forma financial information should be read in conjunction with the Statement of Historical Revenues and Direct Operating Costs for Underlying Properties and related notes for the periods presented.

NOTE C — INCOME TAXES

The Trust is a Delaware statutory trust and is not required to pay federal or state income taxes. Accordingly, no provision for Federal or state income taxes has been made.

NOTE D — INCOME FROM NET PROFITS INTEREST

The table below outlines the calculation of Trust income from Net Profits Interest derived from the excess of revenues over direct operating expenses of the Underlying Properties for the year ended December 31, 2009 and the nine months ended September 30, 2010:

	Year Ended	Nine Months Ended
	December 31, 2009	September 30, 2010

Excess of revenues over direct operating expenses of Underlying Properties	$29,274,944	$34,282,974
Development expenses (1)	5,129,366	8,829,006

Excess of revenues over direct operating expenses and development expenses	24,145,578	25,453,968
Times Net Profits Interest over the term of the Trust	80%	80%

Trust Income from Net Profits Interest	$19,316,462	$20,363,174

(1)	Per terms of the net profits interest development costs are to be deducted when calculating the distributable income to the Trust.

NOTE E — PRO FORMA ADJUSTMENTS

The Net Profits Interest is recorded at the historical cost of VOC Sponsor and is calculated as follows as of September 30, 2010:

Oil and gas properties consisting of the Underlying Properties	$180,181,637
Less accumulated depreciation, depletion and amortization	(26,331,798)

Net Property Value	153,849,839
Plus hedge asset	1,245,391
Less asset retirement obligation (1)	(5,246,492)

Net property to be conveyed	149,848,738

Times 80% Net Profits Interest to Trust with the asset retirement obligation limited to the life of the Trust	$121,794,079

(1)	See Note F below for a description of asset retirement obligation.

(a) These Trust administrative expenses are anticipated to aggregate approximately $900,000 for 2011. Administrative expenses for subsequent years could be greater or less depending on future events that cannot be predicted. Included in the $900,000 annual estimate is an annual administrative fee of $150,000 for the Trustee and an annual administrative fee of $2,500 for the Delaware trustee as well as an annual administrative fee payable to VOC Sponsor, which fee will total $75,000 in 2011 and will increase by 4% each year beginning in January 2012. See “The trust.” The Trust will pay, out of the first cash payment received by the trust, the trustee’s and Delaware trustee’s legal expenses incurred in forming the trust as well as the Delaware trustee’s acceptance fee in the amount of $4,000. These costs will be deducted by the trust before distributions are made to trust unitholders.

NOTE F — ASSET RETIREMENT OBLIGATIONS

Accounting guidance requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which the liability is incurred. The liability is measured at discounted fair value and is adjusted to its present value in subsequent periods as accretion expense is recorded. Such accretion expense is included in depreciation, depletion, amortization and accretion in the accompanying statements of earnings. The corresponding asset retirement costs are capitalized as part of the carrying amount of the related long-lived asset and amortized over the asset’s useful life. If the fair value of the estimated retirement obligation changes, an adjustment is recorded for both the asset retirement obligation and the asset retirement cost. VOC Sponsor’s asset retirement obligations are primarily associated with the plugging and abandoning of oil and gas properties.

The estimated plug and abandon dates change routinely based upon additional engineering data and changes in the price of oil impacting the date when the well is no longer economically feasible to operate. The asset retirement obligation is measured on an annual basis based upon the then current plug and abandon dates of the wells using the original measurement date rates. Asset retirement obligations on new wells drilled are calculated on their initial measurement date based upon the then current interest rate environment.

INFORMATION ABOUT
VOC BRAZOS ENERGY PARTNERS, L.P.
(VOC SPONSOR)

The trust units are not interests in or obligations of
VOC Sponsor

VOC-1

BUSINESS AND PROPERTIES OF VOC SPONSOR

In connection with the closing of the initial public offering of trust units of VOC Energy Trust, pursuant to that certain Contribution and Exchange Agreement dated August 30, 2010, VOC Brazos Energy Partners, L.P. (“VOC Brazos”) will acquire all of the membership interests in VOC Kansas Energy Partners, L.L.C. (“KEP”) in exchange for newly issued limited partnership interests in VOC Brazos, resulting in KEP becoming a wholly-owned subsidiary of VOC Brazos (the “KEP Acquisition”). As used herein, “VOC Sponsor” refers to VOC Brazos after giving effect to the KEP Acquisition. VOC Brazos is a privately held limited partnership engaged in the production and development of oil and natural gas from properties located in Texas. VOC Brazos was formed in May 2003. KEP was formed in November 2009 to develop and produce oil and natural gas from properties primarily located in Kansas along with a limited number of Texas properties. Members of KEP acquired interests in the properties owned by KEP through various acquisitions and drilling activities that have occurred since 1979. See “Prospectus summary— Formation transactions” for a more detailed discussion of the KEP Acquisition.

The Underlying Properties consist of substantially all of the oil and natural gas properties of VOC Sponsor. Therefore, all information set forth in the prospectus related to the reserves and operations of the Underlying Properties is the same as the information that would be set forth for VOC Sponsor.

As of December 31, 2009, VOC Sponsor held interests in approximately 892 gross (550.2 net) producing wells, and proved reserves of the Underlying Properties were approximately 13.0 MMBoe. As of December 31, 2009, approximately 98% of the total proved reserves attributable to the Underlying Properties, based on pre-tax present value of estimated future net revenue using a discount rate of ten percent per annum (“PV-10”), were operated, or operated on a contract operator basis, by Vess Oil Corporation (which we refer to as “Vess Oil”), L. D. Drilling Inc. or Davis Petroleum, Inc. (which we refer to collectively with Vess Oil as the “VOC Operators”), with Vess Oil operating approximately 90% of the total proved reserves and L.D. Drilling Inc. and Davis Petroleum, Inc. operating approximately 8% of the total proved reserves. Vess Oil has operated oil and natural gas properties in Kansas for more than 30 years and, according to statistics furnished by the Kansas Geological Survey was the third largest operator of oil properties in Kansas measured by production during 2009. Vess Oil currently operates over 1,600 oil, natural gas and service wells located primarily in Kansas, with growing operations in Texas. As of September 30, 2010, Vess Oil employed 19 full-time employees, three contract professionals and 14 contract personnel in its Wichita office and in five field and satellite offices.

The trust units do not represent interests in, or obligations of, VOC Sponsor.

MANAGEMENT OF VOC SPONSOR

VOC Sponsor does not currently have any executive officers, directors or employees. Instead, VOC Sponsor is managed by its general partner, Vess Texas Partners, LLC. The officers of Vess Texas Partners LLC consist of employees of Vess Oil. None of the members of the executive management team of Vess Oil who perform management functions for VOC Sponsor receive any direct compensation from the trust or from VOC Sponsor.

VOC-2

Set forth in the table below are the names, ages, and titles at Vess Oil of the members of the executive management team of Vess Oil who perform management functions on behalf of Vess Texas Partners, LLC, VOC Sponsor’s general partner:

Name	Age	Title

J. Michael Vess	59	President & Chief Executive Officer
William R. Horigan	61	Vice President of Operations
Brian Gaudreau	55	Vice President of Land
Barry Hill	34	Vice President and Chief Financial Officer
Alan Howarter	54	Vice President of Financial Reporting

Executive Management from Vess Oil

J. Michael Vess is the President, Chief Executive Officer and principal owner of Vess Oil. Mr. Vess co-founded Vess Oil in 1979 and continues to be responsible for the coordination and supervision of exploration and production and the acquisition of its oil and natural gas reserves. Mr. Vess received a Bachelor of Business Administration degree from Wichita State University in 1973 and subsequently received his CPA certificate. Mr. Vess currently serves on the Board of Directors and Executive Committees for the Kansas Independent Oil and Gas Association (“KIOGA”) and is the current Chairman of the KIOGA Committee on Electricity. In addition, he is Past Chairman of the KIOGA Tax Committee and a current member of the Interstate Oil and Gas Compact Commission Outreach Committee.

William R. Horigan is the Vice President of Operations for Vess Oil where he is responsible for the engineering, enhancement and exploitation of its existing properties as well as the engineering analysis and evaluation of its future reserve acquisitions. Mr. Horigan joined Vess Oil in 1988 as Operations Manager. Prior to joining Vess Oil, Mr. Horigan served in various petroleum engineering capacities for Amoco Production Company beginning in 1975. Mr. Horigan later served as Division Operations Manager for Slawson Oil Company. Mr. Horigan graduated from the University of Kansas in 1974 with a Bachelor of Science degree in Chemical Engineering. Mr. Horigan is a member of the Society of Petroleum Engineers and has served on the Executive Board for the Wichita Section. He is also a member of the Producers Advisory Board of the KU Tertiary Oil Recovery Project of the Petroleum Technology Transfer Council of the North Mid-Continent Region.

Brian Gaudreau is the Vice President of Land for Vess Oil where he is responsible for land, contracts and acquisitions. Mr. Gaudreau joined Vess Oil in 2002 as Vice President, Land and Acquisitions. Prior to joining Vess Oil, he held the title of Manager, Land and Acquisitions for Stelbar Oil Corporation, Inc. beginning in 1989. Mr. Gaudreau graduated from the University of Kansas in 1977 with a Bachelors degree in Economics. Mr. Gaudreau belongs to the American Association of Professional Landmen, is a Director and serves on the Executive Committee of KIOGA, and belongs to the Dallas Acquisitions, Divestitures, and Mergers Energy Forum.

Barry Hill is the Vice President and Chief Financial Officer for Vess Oil responsible for planning, directing and coordinating finance activities. Mr. Hill joined Vess Oil in February 2010. Prior to joining Vess Oil, Mr. Hill spent approximately ten years in the Energy Investment Banking group of Raymond James and Associates, Inc., most recently as Vice President, completing numerous public equity offerings, advisory engagements and private securities assignments for a wide spectrum of energy industry clients, including many exploration and production companies. Mr. Hill earned his A.B. in Economics with honors from Harvard College in 1998 and an M.B.A. from the Darden Graduate School of Business at the University of Virginia in 2003.

VOC-3

Alan Howarter is the Vice President of Financial Reporting for Vess Oil responsible for the financial reporting aspects of Vess Oil and other related entities. Mr. Howarter joined Vess Oil in 2007. Prior to joining Vess Oil, Mr. Howarter was a Manager at Regier Carr & Monroe, L.L.P. Previously, Mr. Howarter was a Partner and head of the Audit Department of the Wichita office of Grant Thornton, LLP. Mr. Howarter received his Bachelor of Business Administration degree in Accounting from Wichita State University in 1978. He is a licensed CPA in Kansas. Mr. Howarter is currently a member of the Accounting Advisory Board of Wichita State University, the American Institute of Certified Public Accountants, the Kansas Society of Certified Public Accountants and the Petroleum Accountants Society of Kansas. He is also a past president and treasurer of the Petroleum Accountants Society of Kansas.

LITIGATION

VOC Sponsor is involved in legal actions and claims arising in the ordinary course of business. Management does not expect these matters to have a material adverse effect on the results of operations or financial condition of VOC Sponsor.

INDEMNIFICATION

Under the partnership agreement of VOC Sponsor and subject to specified limitations, Vess Texas Partners, LLC is not liable, responsible or accountable in damages or otherwise to VOC Sponsor or its members for, and VOC Sponsor will indemnify and hold harmless Vess Texas Partners from any costs, expenses, losses or damages (including attorneys’ fees and expenses, court costs, judgments and amounts paid in settlement) incurred by reason of its being the general partner of VOC Sponsor.

RELATED PARTY TRANSACTIONS

As of December 31, 2009, the VOC Operators, which includes Vess Oil, L.D. Drilling, Inc. and Davis Petroleum, Inc., operated or operated on a contract basis, approximately 98% of the total proved reserves attributable to the Underlying Properties based on PV-10 value, with Vess Oil operating approximately 90% of the total proved reserves for which VOC Sponsor is the designated the operator and L.D. Drilling Inc. and Davis Petroleum, Inc. operating approximately 8% of the total proved reserves. Vess Oil is controlled by J. Michael Vess, L.D. Drilling Inc. is controlled by L.D. Davis, and Davis Petroleum, Inc., is controlled by both Mr. Vess and Mr. Davis. Under the terms of the operating arrangement among VOC Sponsor and Vess Oil, all expenses of Vess Oil incurred on behalf of VOC Sponsor are paid by VOC Sponsor at the cost incurred. Below is a summary of the transactions that occurred between VOC Sponsor and the VOC Operators:

				Nine Months Ended
	Year Ended December 31,			September 30,
	2007	2008	2009	2009	2010
	(In thousands)
				(Unaudited)

Lease operating expenses incurred	$10,002	$11,734	$10,723	$7,946	$8,377
Overhead costs included in lease operating expenses incurred	1,146	1,253	1,401	1,039	1,132
Capitalized lease equipment and producing leaseholds cost incurred	1,882	1,926	2,094	1,132	2,863
Payment of well development costs	2,219	2,386	2,406	1,026	6,099
Payment of management fees	447	447	447	335	335

VOC Sponsor pays the VOC Operators an overhead fee based on a monthly charge per active operated well to operate substantially all of the Underlying Properties located in Kansas on behalf

VOC-4

of VOC Sponsor. The fee is adjusted annually and will increase or decrease each year based on changes in the Overhead Adjustment Index (“OAI”) published by the Council of Petroleum Accountants Society for that year. The operating activities include various maintenance, engineering, geological, accounting and administrative functions. As reflected in the summary reserve reports, in 2009, the aggregate overhead fee in Kansas paid to the VOC Operators was approximately $1.4 million.

For the Underlying Properties located in Texas, VOC Sponsor reimburses Vess Texas Partners, LLC (“Vess LLC”) for certain corporate administrative and accounting services arranged by Vess LLC. This reimbursement amount is adjusted annually and will increase or decrease each year based on changes in the OAI for that year. Most of the services for which Vess LLC is reimbursed are performed on behalf of Vess LLC by Vess Oil. The fee is currently $37,250 per month.

Vess LLC pays a portion of this $37,250 as an overhead fee to Vess Oil to operate substantially all of the Underlying Properties located in Texas on behalf of VOC Sponsor. The operating activities include various maintenance, engineering, geological, accounting and administrative functions. The overhead fee includes (1) a fixed monthly charge of $13,500 per month, (2) reimbursement for certain geological and engineering services and (3) a monthly charge per active well brought on production after September 2009, which is adjusted annual and based on changes in the Overhead Adjustment Index.

Vess Oil is not contractually obligated to provide the corporate administrative and accounting services on behalf of VOC Sponsor or Vess LLC other than with respect to the operation of the Underlying Properties, and VOC Sponsor and Vess LLC may contract for the provision of the corporate administrative and accounting services from other parties at any time. None of the members of the executive management team are contractually obligated to continue performing services on behalf of VOC Sponsor, and Vess Oil is not contractually obligated to make its employees available to perform such services.

The fees described above are independent of the fees payable by the Trust pursuant to the trust agreement and the Administrative Services Agreement. See “The trust” and “Description of the trust agreement — Fees and expenses.”

For the nine-months ended September 30, 2010, VOC Sponsor sold approximately 32% of the oil produced from the Underlying Properties to MV Purchasing, LLC, an affiliate of VOC Sponsor. A summary of sales and trade receivables with MV Purchasing follows:

				Nine Months Ended
	Year Ended December 31,			September 30,
	2007	2008	2009	2009	2010
				(Unaudited)

Sales	$—	$1,207,358	$13,482,074	$9,176,357	$14,185,601
Trade Receivables	$—	$319,109	$1,359,842		$1,410,080

MV Purchasing began operations on August 1, 2008.

Forty-five days following the closing of the initial public offering of trust units, VOC Partners, LLC will (1) purchase, at the initial offering price, trust units owned by VOC Sponsor and (2) issue a promissory note to VOC Sponsor having a face amount equal to 90% of the purchase price for the trust units and a cash payment equal to 10% of the purchase price for the trust units. The note will have a term of ten years with interest payable at 5% per year.

VOC-5

SELECTED HISTORICAL AND UNAUDITED PRO FORMA
FINANCIAL DATA OF VOC SPONSOR

The selected financial data presented below should be read in conjunction with the accompanying financial statements and related notes included elsewhere in this prospectus. In connection with the closing of initial public offering of trust units of VOC Energy Trust, pursuant to that certain Contribution and Exchange Agreement dated August 30, 2010, VOC Brazos will acquire all of the membership interests in KEP in exchange for newly issued limited partnership interests in VOC Brazos, resulting in KEP becoming a wholly-owned subsidiary of VOC Brazos. As the Common Control Properties are deemed to be under common control with VOC Brazos, accounting rules specify that VOC Brazos and the Common Control Properties be combined from the earliest date they came under common control. The financial data and operations of such assets are referred to herein as “Predecessor,” and are described in more detail below in “— Management’s discussion and analysis of financial condition and results of operations.” Accordingly, in order to give full effect to the acquisition by VOC Brazos of KEP, the following table includes pro forma financial and operating data of Predecessor giving effect to the acquisition of the Acquired Underlying Properties. Since the historical assets and operations of Predecessor will only represent a portion of the assets and operations to be held by VOC Sponsor at the closing of this offering, the future results of operations of VOC Sponsor will not be comparable to the historical results of Predecessor.

The selected combined historical financial data of Predecessor as of December 31, 2008 and 2009 and for each of the years in the three-year period ended December 31, 2009 have been derived from Predecessor’s audited financial statements. The selected combined historical financial data of Predecessor as of September 30, 2010 and for the nine-month periods ended September 30, 2009 and 2010 have been derived from Predecessor’s unaudited interim financial statements. The unaudited financial statements were prepared on a basis consistent with the audited statements and, in the opinion of VOC Brazos, include all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the results of Predecessor for the periods presented.

The selected unaudited pro forma financial data for the year ended December 31, 2009 and as of and for the nine months ended September 30, 2010 set forth in the following table have been derived from the unaudited pro forma financial statements of Predecessor included in this prospectus beginning on page VOC F-24. The pro forma adjustments have been prepared as if the acquisition of the Acquired Underlying Properties and, with respect to pro forma as adjusted information, the offer and sale of the trust units and application of the net proceeds therefrom, had taken place (i) on September 30, 2010, in the case of the pro forma balance sheet information as of September 30, 2010, and (ii) as of January 1, 2009, in the case of the pro forma statement of

VOC-6

earnings information for the year ended December 31, 2009, and the nine months ended September 30, 2010.

								Predecessor Pro Forma as
						Predecessor Pro Forma for the		Adjusted for the Offering
						Acquisition of the Acquired		(including the conveyance
						Underlying Properties		of the Net Profits Interests)
							Nine Months		Nine Months
	Predecessor					Year Ended	Ended	Year Ended	Ended
	Year Ended December 31,			Nine Months Ended September 30,		December 31,	September 30,	December 31,	September 30,
	2007	2008	2009	2009	2010	2009	2010	2009	2010
	(In thousands)
				(Unaudited)		(Unaudited)		(Unaudited)

Revenue
Oil and gas sales	$21,290	$32,198	$25,746	$17,945	$29,090	$44,129	$47,071	$8,826	$9,414
Interest income	—	—	—	—	—	—	—	—	—
Gain on sales of assets	—	—	—	—	—	—	—	7,005	5,217
Other	—	—	4	4	1	4	1	4	2

Total revenue	21,290	32,198	25,750	17,949	29,091	44,133	47,072	15,835	14,633
Costs and expenses
Lease operating	6,586	7,667	6,788	5,054	5,229	12,757	9,919	2,551	1,984
Production and property taxes	1,874	2,532	1,646	1,258	1,919	2,816	2,869	563	574
Depreciation, depletion, amortization and accretion	2,259	5,781	5,210	4,325	4,355	10,094	7,724	2,246	1,756
Bad debt expense (recovery)	—	1,727	(719)	(719)	—	(719)	—	(719)	—
General and administrative	121	269	463	243	111	463	130	463	130
Interest	363	1,383	1,501	1,168	920	1,501	920	1,501	920

Total costs and expenses	11,203	19,359	14,889	11,329	12,534	26,912	21,562	6,606	5,363

Net earnings	$10,087	$12,839	$10,861	$6,620	$16,557	$17,222	$25,510	$9,230	$9,269

Total assets (at period end)		$108,830	$101,280		$109,626		$173,271		$85,220
Long-term liabilities, excluding current maturities (at period end)		$37,018	$28,315		$26,765		$28,822		$102,264
Partners’ capital/Common Control owners’ equity (deficit)		$67,865	$67,512		$79,932		$139,876		$(29,581)

VOC-7

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS OF VOC SPONSOR

You should read the following discussion of the financial condition and results of operations of VOC Sponsor in conjunction with the historical consolidated financial statements and notes included elsewhere in this prospectus.

For purposes of the following discussion in “Management’s discussion and analysis of financial condition and results of operations of VOC Sponsor,” all references herein to “VOC Sponsor” are intended to mean the Predecessor and without giving effect to the acquisition of the Acquired Underlying Properties. For more information about the presentation of the Predecessor financial statements, please see Note A to the combined financial statements of Predecessor beginning on page VOC F-1.

FACTORS THAT SIGNIFICANTLY AFFECT VOC SPONSOR’S RESULTS

VOC Sponsor’s revenue, cash flow from operations and future growth depend substantially on factors beyond its control, such as economic, political and regulatory developments and competition from producers of alternative sources of energy. Oil and natural gas prices have historically been volatile and may fluctuate widely in the future. Sustained periods of low prices for oil or natural gas could materially and adversely affect its financial position, its results of operations, the quantities of oil and natural gas that it can economically produce and its ability to access capital.

Like all businesses engaged in the exploration and production of oil and natural gas, VOC Sponsor faces the challenge of natural production declines. As initial reservoir pressures are depleted, oil and natural gas production from a given well decreases. Thus, an oil and gas exploration and production company depletes part of its asset base with each unit of oil or natural gas it produces. VOC Sponsor attempts to reduce this natural decline by undertaking field development programs and by implementing secondary recovery techniques. VOC Sponsor intends to maintain its focus on costs necessary to produce its reserves. VOC Sponsor’s ability to make development expenditures to maintain production from its existing reserves and to add reserves through development drilling is dependent on its capital resources and can be limited by many factors.

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RESULTS OF OPERATIONS

Set forth in the table below is a summary of VOC Sponsor’s financial data for the periods indicated.

				Nine Months Ended
	Years Ended December 31,			September 30
	2007	2008	2009	2009	2010
	(In thousands)
				(Unaudited)
Revenue
Oil and gas sales	$21,290	$32,198	$25,746	$17,945	$29,090
Interest income	—	—	4	4	1

Total revenue	$21,290	$32,198	$25,750	$17,949	$29,091

Costs and expenses
Lease operating	6,586	7,667	6,788	5,054	5,229
Production and property taxes	1,874	2,532	1,646	1,258	1,919
Depreciation, depletion, amortization and accretion	2,259	5,781	5,210	4,325	4,355
Bad debt expense (recovery)	—	1,727	(719)	(719)	—
General and administrative	121	269	463	243	111
Interest	363	1,383	1,501	1,168	920

Total costs and expenses	$11,203	$19,359	$14,889	$11,329	$12,534

Net earnings	$10,087	$12,839	$10,861	$6,620	$16,557

Nine Months Ended September 30, 2010 Compared To Nine Months Ended September 30, 2009

The financial information with respect to the nine months ended September 30, 2010 and 2009 that is discussed below is unaudited. In the opinion of VOC Sponsor’s management, this information contains all adjustments, consisting only of adjustments for normally recurring accruals, necessary for a fair presentation of the results for such periods. The results of operations for these interim periods are not necessarily indicative of the results of operations for the full fiscal year.

Revenues.  Revenues from oil and natural gas sales increased $11.1 million between these periods. This consists of an increase of $13.1 million of oil and natural gas revenues and a $2.0 million increase in hedge expense. The $13.1 million increase in revenues was primarily the result of an increase in the average price received for the oil sold from $50.37 per Bbl for the nine months ended September 30, 2009 to $73.15 per Bbl for the nine months ended September 30, 2010 and a 76.1 MBbl increase in oil volumes sold. The increase in revenues was also the result of an increase in the average price received for the natural gas sold from $3.36 per Mcf for the nine months ended September 30, 2009 to $5.49 per Mcf for the nine months ended September 30, 2010, and a 28.2 Mmcf increase in natural gas volumes sold.

The increase in overall production sales volumes during the nine months ended September 30, 2010 compared to the nine months ended September 30, 2009 is primarily attributable to the drilling of five horizontal wells in the Texas properties. One well was drilled in the fourth quarter of 2009 and four were drilled in the first nine months of 2010.

The increase in hedge activity expense of $2.0 million for the nine months ended September 30, 2010 was due to an increase in realized hedge losses and was partially offset by a

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small increase in ineffectiveness of hedges then in place being recorded to the income account for the period.

The increase in hedge expense was due to the higher average NYMEX price per Bbl of crude oil for the first nine months of 2010 of $77.65 compared to $57.00 for the first nine months of 2009. The weighted average settlement price of hedges and other derivatives for the first nine months of 2010 was $73.06 compared to $68.85 for the first nine months of 2009.

In addition, at September 30, 2010, VOC Sponsor recorded a $0.4 million income for ineffectiveness of hedges compared to no expense at September 30, 2009. At September 30, 2009, VOC Sponsor had open swap agreements covering the next 27 months. At September 30, 2010, VOC Sponsor had open swap agreements covering the next 15 month periods

Hedge ineffectiveness of the swap agreements is the result of various factors including changes in the average crude oil price and changes in the basis differential between the NYMEX price and the price actually received by VOC Sponsor.

Hedge ineffectiveness and actual hedge losses increased during the period of rising oil prices as experienced from 2009 to 2010 when the average NYMEX price per barrel of crude oil went from $41.92 to $75.55. Hedge ineffectiveness and hedge losses typically decrease during periods of flat or declining oil prices. Because commodity prices can fluctuate significantly, past performance of VOC Sponsor’s hedges is not necessarily indicative of their future performance.

Prices.  The average price received for sales of crude oil increased primarily as a result of an increase in the oil price index on which the sales prices for a majority of the oil production were based. The average price for natural gas sold increased slightly as a result of an increase in the natural gas price index on which the sales prices for a majority of the natural gas production were based.

Lease operating expenses.  Lease operating expenses increased from $5.1 million for the nine months ended September 30, 2009 to $5.2 million for the nine months ended September 30, 2010. This increase was primarily a result of an increase in production and property tax expense due to the increased price of oil and gas on which the taxes are based and casing repair to several wells, repair and cleanout of a salt water disposal system well and continuing restoration of wells from inactive status to producing status.

Production and property taxes.  Production and property taxes increased from $1.3 million for the nine months ended September 30, 2009 to $1.9 million for the nine months ended September 30, 2010. Production and property taxes increased primarily as a result of the increases in the price of crude oil and in revenues from oil and natural gas sales, on which these taxes are based.

Depreciation, depletion, amortization and accretion.  Depreciation, depletion, amortization and accretion increased from $4.3 million for the nine months ended September 30, 2009 to $4.4 million for the nine months ended September 30, 2010. Depreciation, depletion and amortization are calculated based on units of production. The increase comes from the addition of lease and well equipment for the new wells drilled in 2010 and is partially offset by the previously reduced asset base combined with an increase in the total estimated reserves.

Bad debt expense (recovery).  During the nine months ended September 30, 2009, recovery was made of the $1.4 million due for the Texas Underlying Properties. As a result of the recovery, VOC Sponsor recorded bad debt recovery of $0.7 million which reverses the bad debt expense

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which was recorded in 2008. There was no bad debt recovery during the nine months ended September 30, 2010.

As publicly reported on July 22, 2008, the revenue intermediary/crude oil purchaser Eaglwing L.P., a revenue intermediary/crude oil purchase for Predecessor, and its parent (SemGroup, L.P.) filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code. During this process, the monies that had been transferred to the revenue intermediary by certain of Predecessor’s oil and gas purchasers for distribution to Predecessor and other working interest, royalty interest and overriding royalty interest owners were erroneously retained by the revenue intermediary. Vess Oil, as primary operator of Predecessor’s oil and gas leases, filed suit to recover these funds which were estimated to be $1.4 million for Predecessor’s ownership of the Texas Underlying Properties. In addition, Vess Oil filed a proof of claim for a statutory lien claim with the bankruptcy court on behalf of the working interest owners (inclusive of Predecessor interests), overriding royalty owners and royalty owners. In 2008, as there was no assurance as to the dollar amount, if any, that would be recovered or the timing of such recovery, an allowance for doubtful accounts of $0.7 million, or 50% of the total estimated amount owed from Eaglwing, L.P. to Predecessor for the Texas Underlying Properties, was established as of December 31, 2008. In addition, an allowance was set up for the oil purchased from the Kansas Underlying Properties in the amount of $1.0 million which represents approximately 87% of June 2008 sales made to Eaglwing, L.P.

General and administrative expenses.  General and administrative expenses decreased from $0.2 million for the nine months ended September 30, 2009 to $0.1 million for the nine months ended September 30, 2010. This decrease is primarily due to the timing of expenses and a reduction of general costs.

Interest expense.  Interest expense decreased from $1.2 million for the nine months ended September 30, 2009 to $0.9 million for the nine months ended September 30, 2010. This is primarily a result of principal payments made on outstanding indebtedness during 2009 in addition to a reduction of interest rates. During the nine months ended September 30, 2009, VOC Sponsor’s outstanding debt balance decreased from $30.0 million to $24.0 million, while during the nine months ended September 30, 2010, its outstanding debt balance was $24.0 million.

Year Ended December 31, 2009 Compared To The Year Ended December 31, 2008

Revenues.  Revenues from oil and natural gas sales decreased $6.4 million between these periods. This consists of a decrease of $15.7 million of oil and natural gas revenues and was partially offset by a $9.3 million decrease in hedge expense. The $15.7 million decrease in revenues was primarily the result of a decrease in the average price received for the oil sold from $94.11 per Bbl for the year ended December 31, 2008 to $55.88 per Bbl for the year ended December 31, 2009. The decrease in revenues was also the result of a decrease in the average price received for the natural gas sold from $7.86 per Mcf for the year ended December 31, 2008 to $3.64 per Mcf for the year ended December 31, 2009.

The decrease in hedge activity expense of $9.3 million for the year ended December 31, 2009 was due primarily to the lower average NYMEX settle price for the year ended December 31, 2009 of $61.80 compared to $99.65 for the year ended December 31, 2008. The weighted average hedge price for 2009 was $68.85 compared to $70.02 for 2008.

Lease operating expenses.  Lease operating expenses decreased from $7.7 million for the year ended December 31, 2008 to $6.8 million for the year ended December 31, 2009. This decrease was primarily the result of the electronification of wells in the Texas properties. The operator started replacing the inefficient gas pumping motors in the Texas properties with

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electronic motors which can be shut-off and restarted during the day as needed. This process also reduces wear on the moving parts of the well thereby reducing repairs and maintenance costs.

Production and property taxes.  Production and property taxes decreased from $2.5 million for the year ended December 31, 2008 to $1.6 million for the year ended December 31, 2009. Production and property taxes decreased primarily as a result of the decreases in the price of crude oil and in revenues from oil and natural gas sales on which these taxes are based.

Depreciation, depletion, amortization and accretion.  Depreciation, depletion, amortization and accretion decreased from $5.8 million for the year ended December 31, 2008 to $5.2 million for the year ended December 31, 2009. Depreciation, depletion and amortization are calculated based on units of production. The decline comes from the previously reduced asset base combined with an increase in the total estimated reserves.

Bad debt expense (recovery).  During the year ended December 31, 2008, as there was no assurance as to the dollar amount, if any, that would be recovered or the timing of such recovery, an allowance for doubtful accounts of $0.7 million, or 50% of the total estimated amount owed from Eaglwing, L.P. to Predecessor for the Texas Underlying Properties, was established as of December 31, 2008. In addition, an allowance was set up for the oil purchased from the Kansas Underlying Properties in the amount of $1.0 million, which represents approximately 87% of June 2008 sales made to Eaglwing, L.P.

During the year ended December 31, 2009, recovery was made of the $1.4 million due for the Texas Properties. As a result of the recovery, VOC Sponsor recorded bad debt recovery of $0.7 million, which reverses the bad debt expense which was recorded in 2008.

General and administrative expenses.  General and administrative expenses increased from $0.3 million for the year ended December 31, 2008 to $0.5 million for the year ended December 31, 2009. This is an increase primarily due to inflation in general costs.

Interest expense.  Interest expense increased from $1.4 million for the year ended December 31, 2008 to $1.5 million for the year ended December 31, 2009. This is a result of borrowings of $1.1 million that took place in April of 2008, $30.0 million that took place in July of 2008 and $1.5 million that took place in August 2008 and carrying a balance through the entire year of 2009. The interest expense was also affected by the decrease in interest rates from the year ended December 31, 2008 to the year ended December 31, 2009.

Year Ended December 31, 2008 Compared To The Year Ended December 31, 2007

Revenues.  Revenues from oil and natural gas sales increased $10.9 million between these periods. This consists of an increase of $11.4 million of oil and natural gas revenues which was partially offset by a $0.5 million increase in hedge expense. The $11.4 million increase in revenues was primarily the result of an increase in the average price received for the oil sold from $67.31 per Bbl for the year ended December 31, 2007 to $94.11 per Bbl for the year ended December 31, 2008. The increase in revenues was also the result of an increase in the average price received for the natural gas sold from $6.39 per Mcf for the year ended December 31, 2007 to $7.86 per Mcf for the year ended December 31, 2008.

The increase in hedge activity expense of $0.5 million for the year ended December 31, 2008 was due primarily to the higher average NYMEX settle price for the year ended December 31, 2008 of $99.65 compared to $72.34 for the year ended December 31, 2007. The weighted average hedge price for 2008 was $70.02 compared to $52.27 for 2007.

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Lease operating expenses.  Lease operating expenses increased from $6.6 million for the year ended December 31, 2007 to $7.7 million for the year ended December 31, 2008. This increase was primarily a result of the purchase of oil and gas leaseholds in August of 2008 along with general increased costs of primary vendors who rely on large uses of hydrocarbon products such as (1) pumpers (gasoline), (2) utilities (cost of fuel), (3) treating chemicals (hydrocarbon base) and (4) pulling units (fuel surcharge). This increase was also supplemented by wage increases associated with the increased demand for oilfield employees and increases in the price of steel for tubular and other metal products.

Production and property taxes.  Production and property taxes increased from $1.9 million for the year ended December 31, 2007 to $2.5 million for the year ended December 31, 2008. Production and property taxes increased primarily as a result of the increases in the price of crude oil and in revenues from oil and natural gas sales, on which these taxes are based.

Depreciation, depletion, amortization and accretion.  Depreciation, depletion, amortization and accretion increased from $2.3 million for the year ended December 31, 2007 to $5.8 million for the year ended December 31, 2008. Depreciation, depletion and amortization are calculated based on units of production. The increase in depreciation, depletion and amortization was primarily the result of the addition of oil and gas leaseholds, lease and well equipment and well development that add to the asset base combined with a decrease in the total estimated reserves.

Bad debts expense (recovery).  During the year ended December 31, 2008, as there was no assurance as to the dollar amount, if any, that would be recovered or the timing of such recovery, an allowance for doubtful accounts of $0.7 million, or 50% of the total estimated amount owed from Eaglwing, L.P. to Predecessor for the Texas Underlying Properties, was established as of December 31, 2008. In addition, an allowance was set up for the oil purchased from the Kansas Properties in the amount of $1.0 million, which represents approximately 87% of June 2008 sales made to Eaglwing, L.P.

During the year ended December 31, 2007, there was no bad debt expense or recovery.

General and administrative expenses.  General and administrative expenses increased from $0.1 million for the years ended December 31, 2007 to $0.3 million for the year ended December 31, 2008. This was primarily the result of increased costs due to the purchase of oil and gas leaseholds in August of 2008 along with increases in these costs due to inflationary adjustments.

Interest expense.  Interest expense increased $1.0 million from $0.4 million for the year ended December 31, 2007 to $1.4 million for the year ended December 31, 2008. This is a result of borrowings of $1.1 million that took place in April of 2008, $30.0 million that took place in July of 2008 and $1.5 million that took place in August of 2008.

LIQUIDITY AND CAPITAL RESOURCES

VOC Sponsor’s primary sources of capital and liquidity have been proceeds from sales of partnership interests, borrowings under its bank credit facility and cash flow from operations. To date, its primary uses of capital have been to service its debt requirements, for development of working interests in its oil and natural gas properties located in Kansas and Texas and for distributions. It continually monitors its capital resources available to meet its future financial obligations and planned development expenditures.

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Cash Flow from Operating Activities

Net cash provided by operating activities was $9.9 million and $21.1 million for the nine months ended September 30, 2009 and 2010, respectively. The increase in net cash provided by operating activities was due substantially to increases in the price of oil and sales volumes.

Net cash provided by operating activities was $15.0 million during the year ended December 31, 2009, compared to $15.8 million during the year ended December 31, 2009. The increase in net cash provided by operating activities in 2009 was substantially due to decreased expenses partially offset by decreased revenues, as discussed above in “— Results of Operations.”

VOC Sponsor’s cash flow from operations is subject to many variables, the most significant of which are oil and natural gas prices. Oil and natural gas prices are determined primarily by prevailing market conditions, which are dependent on regional and worldwide economic activity, weather and other factors beyond its control. VOC Sponsor’s future cash flow from operations will depend on its ability to maintain and increase production through its development program, as well as the prices of oil and natural gas.

VOC Sponsor has entered into certain hedge contracts related to the oil production from the Underlying Properties for 2011 at a strike price of $94.90 per barrel of oil that hedge approximately 22% expected production from the proved developed producing reserves attributable to the Underlying Properties in the reserve reports. The hedge contracts will not be pledged to the trust, but any payments made by VOC Sponsor upon settlement of the hedge contracts will be factored into the calculation of the net proceeds from the Underlying Properties. Any proceeds received by VOC Sponsor upon settlement of the hedge contracts will separately be factored into the calculation of payment due to the trust. From January 1, 2011 through December 31, 2011, VOC Sponsor’s crude oil price risk management position in swap contracts is as follows:

	Fixed Price Swaps
		Weighted
	Volumes	Average Price
Month	(Bbls)	(Per Bbl)

January 2011	13,689	$94.90
February 2011	13,621	$94.90
March 2011	13,553	$94.90
April 2011	13,486	$94.90
May 2011	13,420	$94.90
June 2011	13,354	$94.90
July 2011	13,289	$94.90
August 2011	13,224	$94.90
September 2011	13,160	$94.90
October 2011	13,096	$94.90
November 2011	13,032	$94.90
December 2011	12,970	$94.90

By removing the price volatility from a significant portion of its oil production, VOC Sponsor has mitigated, but not eliminated, the potential effects of changing commodity prices on its cash flow from operations for those periods. While mitigating negative effects of falling crude oil prices, these derivative contracts also limit the benefits VOC Sponsor would receive from increases in crude oil prices. It is VOC Sponsor’s policy to enter into derivative contracts only with counterparties that are major, creditworthy financial institutions deemed by management as competent and competitive market makers.

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Cash Flows from Investing Activities

VOC Sponsor’s development expenditures were $1.8 million and $7.7 million for the nine months ended September 30, 2009 and 2010, respectively. Capital expenditures for each of the nine months ended September 30, 2009 and September 30, 2010 includes the purchase of oil and natural gas properties and the payment of well development costs.

VOC Sponsor’s development expenditures were $7.9 million in the year ended December 31, 2008 and $3.7 million in the year ended December 31, 2009. The total for 2009 includes the purchase of oil and natural gas properties and the payment of well development costs. VOC Sponsor currently anticipates that its development budget, which predominantly consists of workover drilling, secondary recovery projects and equipment, will be $8.0 million for the remainder of 2010 and 2011. The amount and timing of its development expenditures is largely discretionary and within its control. VOC Sponsor’s routinely monitors and adjusts its development expenditures in response to changes in oil and natural gas prices, development costs, industry conditions and internally generated cash flow. Future cash flows are subject to a number of variables, including the level of production and prices. There can be no assurance that operations and other capital resources will provide cash in sufficient amounts to maintain planned levels of development expenditures.

Financing Activities

Credit facility

On June 27, 2008, VOC Sponsor entered into a bank credit facility with a group of bank lenders that provides for a revolving line of credit, letters of credit and swing line loans. The total amount that VOC Sponsor can borrow and have outstanding at any one time is limited to the lesser of the total commitment of $100 million or the borrowing base established by the lenders. As of September 30, 2010, the borrowing base under the bank credit facility was $37.0 million. As of September 30, 2010, the principal amount outstanding under the bank credit facility was $24.0 million with no letters of credit or swing line loans outstanding.

The bank credit facility allows VOC Sponsor to borrow, repay and reborrow amounts available under the bank credit facility. The amount of the borrowing base is based primarily upon the estimated value of VOC Sponsor’s oil and natural gas reserves. The borrowing base under the bank credit facility is subject to re-determination at least semi-annually. The bank credit facility matures on June 27, 2013, and borrowings under the bank credit facility bear interest, payable quarterly, at VOC Sponsor’s option, at (1) a rate (as defined and further described in the bank credit facility) per annum equal to a Eurodollar Rate (which is substantially the same as the London Interbank Offered Rate) for one, two, three or six months as offered by the lead bank under the bank credit facility or (2) the higher of the Federal Funds Rate (as defined and further described in the bank credit facility) plus 50 basis points or such bank’s Prime Rate. VOC Sponsor’s bank credit facility bore interest at 2.19% per annum as of September 30, 2010. VOC Sponsor pays quarterly commitment fees under the bank credit facility on the unused portion of the available borrowing base at ranging from 25.0 to 50.0 basis points, dependent upon the percentage of VOC Sponsor’s available borrowing base then utilized.

Borrowings under the bank credit facility are secured by a lien on substantially all of VOC Sponsor’s assets and properties in Texas. The bank credit facility also contains restrictive covenants that may limit VOC Sponsor’s ability to, among other things, pay dividends, incur additional indebtedness, sell assets, make loans to others, make investments, enter into mergers, incur liens and engage in certain other transactions without the prior consent of the lenders. The bank credit facility also requires VOC Sponsor to maintain certain ratios as defined and further

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described in the revolving credit facility, including a current ratio of not less than 1.0 to 1.0, an interest coverage ratio not less than 2.5 to 1.0 and a maximum leverage ratio of no greater than 3.5 to 1.0. The current ratio is defined to include the amount of the unused borrowing base as a current asset and to exclude current maturities of the credit facility as well as any current liability resulting from any mark to market accounting under accounting literature. In addition, VOC Sponsor was required to enter into swap agreements covering 75% of estimated production for the three years following December 31, 2008 based on proved reserves as of December 31, 2007, with a fixed price per barrel. As of September 30, 2010, VOC Sponsor was in compliance with all such covenants.

CONTRACTUAL OBLIGATIONS

A summary of VOC Sponsor’s contractual obligations as of September 30, 2010 is provided in the following table.

	Payments Due by Period
		Less Than			More Than
	Total	1 Year	1-3 Years	3-5 Years	5 Years
	(In thousands)

Long-term debt (a)	$24,000	$—	$24,000	$—	$—
Asset retirement obligation	5,246	424	230	285	4,307

Total	$29,246	$424	$24,230	$285	$4,307

(1)	The amounts included in the table above represent principal maturities only. See “Management’s discussion and analysis of financial condition and results of operations of VOC Sponsor — Quantitative and qualitative disclosure about market risk — Interest rate risk” for information regarding interest payment obligations under long-term debt obligations.

OFF-BALANCE SHEET ARRANGEMENTS

As of September 30, 2010, VOC Sponsor had no off-balance sheet arrangements and currently has no intention to establish any off-balance sheet arrangements.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The discussion and analysis of VOC Sponsor’s historical financial condition and results of operations is based upon its consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires it to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. Certain accounting policies involve judgments and uncertainties to such an extent that there is reasonable likelihood that materially different amounts could have been reported under different conditions, or if different assumptions had been used. VOC Sponsor evaluates its estimates and assumptions on a regular basis. It bases its estimates on historical experience and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates and assumptions used in preparation of its financial statements. VOC Sponsor has provided below an expanded discussion of its more significant accounting policies, estimates and judgments. It believes these accounting policies reflect its more significant estimates and assumptions used in the preparation of its financial statements. Please read Note A of the Notes to the Financial Statements of VOC Sponsor beginning on page VOC F-1 for a discussion of additional accounting policies and estimates made by its management.

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Oil and Natural Gas Properties

VOC Sponsor accounts for oil and natural gas properties by the successful efforts method rather than the full cost method. The most significant difference between the successful efforts method of accounting and the full cost method is that, under the successful efforts method, geological, geophysical and dry hole costs on oil and natural gas properties relating to unsuccessful wells are charged to expense and against earnings as incurred and expenses associated with successfully locating new oil and natural gas reserves are capitalized; whereas, under the full cost method of accounting, such costs and expenses of unsuccessful projects are capitalized as assets, pooled with the costs of successful wells and charged against the earnings of future periods as a component of depletion expense.

Leasehold acquisition costs are capitalized. If proved reserves are found on an undeveloped property, leasehold cost is transferred to proved properties. Under this method of accounting, costs relating to the development of proved areas are capitalized when incurred.

Revenues from the sale of oil and gas production are recognized as oil and gas is produced and sold.

Depreciation and depletion of producing oil and natural gas properties is recorded based on units of production. Unit rates are computed for unamortized drilling and development costs using proved developed reserves and for unamortized leasehold costs using all proved reserves. Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 932 — Extractive Industries — Oil and Gas requires that acquisition costs of proved properties be amortized on the basis of all proved reserves, developed and undeveloped, and that capitalized development costs (wells and related equipment and facilities) be amortized on the basis of proved developed reserves. As more fully described in Note K of the Notes to the Combined Financial Statements, proved reserves are estimated by an independent petroleum engineer, Cawley, Gillespie & Associates, Inc., and are subject to future revisions based on availability of additional information. As described in Note G of the Notes to the Combined Financial Statements, VOC Sponsor follows FASB ASC 410 — Asset Retirement and Environmental Obligations. Under FASB ASC 410, estimated asset retirement costs are recognized when the asset is placed in service and are amortized over proved reserves using the units of production method. Asset retirement costs are estimated by its engineers using existing regulatory requirements and anticipated future inflation rates.

Property acquisition costs, if any, are capitalized when incurred. Upon sale or retirement of complete fields of depreciable or depleted property, the book value thereof, less proceeds or salvage value, is credited to income. On sale or retirement of an individual well, the proceeds are credited to accumulated depreciation and depletion.

VOC Sponsor assesses its oil and natural gas properties for possible impairment when facts and circumstances indicate that their carrying value may not be recoverable. Such indicators include changes in the company’s business plans, changes in commodity prices and, for crude oil and natural gas properties, significant downward revisions of estimated proved-reserve quantities. Unproven properties that are individually significant are assessed for impairment and if considered impaired are charged to expense when such impairment is deemed to have occurred. VOC Sponsor assesses impairment of capitalized costs of proved oil and natural gas properties by comparing net capitalized costs to estimated undiscounted future net cash flows using expected prices. If net capitalized costs exceed estimated undiscounted future net cash flows, the measurement of impairment is based on estimated fair value, which would consider estimated future discounted cash flows. Determination as to whether and how much an asset is impaired involves management estimates on highly uncertain matters such as future commodity prices, the

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effects of inflation and technology improvements on operating expenses, production profiles, and the outlook for global or regional market supply and demand conditions for crude oil, natural gas, commodity chemicals and refined products. However, the impairment reviews and calculations are based on assumptions that are consistent with VOC Sponsor’s business plans and long-term investment decisions. As of December 31, 2008 and 2009, and September 30, 2010, the estimated undiscounted future cash flows for its proved oil and natural gas properties exceeded the net capitalized costs, and no impairment was required to be recognized.

Oil and Natural Gas Reserve Quantities

VOC Sponsor’s estimate of proved reserves is based on the quantities of oil and natural gas that engineering and geological analyses demonstrate, with reasonable certainty, to be recoverable from established reservoirs in the future under current operating and economic parameters. Cawley, Gillespie & Associates, Inc. prepares a reserve and economic evaluation of all its properties on a well-by-well basis.

Reserves and their relation to estimated future net cash flows impact VOC Sponsor’s depletion and impairment calculations. As a result, adjustments to depletion and impairment are made concurrently with changes to reserve estimates. VOC Sponsor prepares its reserve estimates, and the projected cash flows derived from these reserve estimates, in accordance with SEC guidelines. The independent engineering firm described above adheres to the same guidelines when preparing their reserve reports. The accuracy of its reserve estimates is a function of many factors, including the quality and quantity of available data, the interpretation of that data, the accuracy of various mandated economic assumptions and the judgments of the individuals preparing the estimates.

VOC Sponsor’s proved reserve estimates are a function of many assumptions, all of which could deviate significantly from actual results. As such, reserve estimates may materially vary from the ultimate quantities of oil and natural gas eventually recovered.

Hedging Activities

VOC Brazos periodically uses derivative financial instruments to achieve a more predictable cash flow from its oil production by reducing its exposure to fluctuations in the price of crude oil. Currently, these transactions are swaps transactions. VOC Brazos accounts for these activities pursuant to FASB ASC 815 — Derivatives and Hedging, which requires that derivative instruments (including certain derivative instruments embedded in other contracts) be recorded at fair market value and included in the balance sheet as assets or liabilities.

The accounting for changes in the fair market value of a derivative instrument depends on the intended use of the derivative instrument and the resulting designation, which is established at the inception of a derivative instrument. FASB ASC 815 requires that a company formally document, at the inception of a hedge, the hedging relationship and the entity’s risk management objective and strategy for undertaking the hedge, including identification of the hedging instrument, the hedged item or transaction, the nature of the risk being hedged, the method that will be used to assess effectiveness and the method that will be used to measure hedge ineffectiveness of derivative instruments that receive hedge accounting treatment.

For derivative instruments designated as cash flow hedges, changes in fair market value, to the extent the hedge is effective, are recognized in other comprehensive income until the hedged item is recognized in earnings. Hedge effectiveness is assessed at least quarterly based on total changes in the derivative instrument’s fair market value. Any ineffective portion of the derivative instrument’s change in fair market value is recognized immediately in earnings.

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Asset Retirement Obligations

ASC 410 — Asset Retirement and Environmental Obligations requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred. The liability is measured at discounted fair value and is adjusted to its present value in subsequent periods as accretion expense is recorded. Such accretion expense is included in depreciation, depletion and amortization in the accompanying statements of earnings. The corresponding asset retirement costs are capitalized as part of the carrying amount of the related long-lived asset and amortized over the asset’s useful life. VOC Sponsor’s asset retirement obligations are primarily associated with the plugging of abandoned oil wells.

NEW ACCOUNTING PRONOUNCEMENTS

In January 2010, the FASB issued ASU 2010-04, “Accounting for Various Topics — Technical Corrections to SEC Paragraphs ASU 2010-04 makes technical corrections to existing SEC guidance, including the following topics: accounting for subsequent investments, termination of an interest rate swap, issuance of financial statements — subsequent events, use of residential method to value acquired assets other than goodwill, adjustments in assets and liabilities for holding gains and losses, and selections of discount rate used for measuring defined benefit obligation. The adoption of ASU 2010-04 did not have a material impact on our financial statements.

In January 2010, the FASB issued ASU 2010-06, “Improving Disclosures about Fair Value Measurements” (“ASU 2010-06”), which provides amendments to ASC topic “Fair Value Measurements and Disclosures.” This will provide more robust disclosures about (i) the different classes of assets and liabilities measured at fair value, (ii) the valuation techniques and inputs used, (iii) the activity in Level 3 fair value measurements, and (iv) the transfers between Levels 1, 2 and 3. ASU 2010-06 is effective for fiscal years and interim periods beginning after December 15, 2009. The adoption did not have a material impact to our financial statements.

In February 2010, the FASB issued ASU 2010-09 (ASU 2010-09), “Subsequent Events (Topic 855).” The amendments remove the requirements for an SEC filer to disclose a date, in both issued and revised financial statements, through which subsequent events have been reviewed. Revised financial statements include financial statements revised as a result of either correction of an error or retrospective application of U.S. GAAP. ASU 2010-09 is effective for interim or annual financial periods ending after June 15, 2010. Adoption of the provisions of ASU 2010-09 did not have a material effect on our financial position, results of operations or cash flows.

In April 2010, the FASB issued ASU 2010-14, “Accounting for Extractive Activities — Oil & Gas.” ASU 2010-14 amends paragraph 932-10-S99-1 due to SEC Release No. 33-8995, “Modernization of Oil and Gas Reporting”. The amendments to the guidance on oil and gas accounting are effective August 31, 2010, and did not have a significant impact on our financial position.

On August 2, 2010, the FASB issued ASU 2010-21, “Accounting for Technical Amendments to Various SEC Rules and Schedules — Amendments to SEC Paragraphs Pursuant to Release No. 33-9026: Technical Amendments to Rules, Forms, Schedules and Codification of Financial Reporting Policies.” The ASU reflects changes made by the SEC in Final Rulemaking Release No. 33-9026, which was issued in April 2009 and amended SEC requirements in Regulation S-X and Regulation S-K and made changes to financial reporting requirements in response to the FASB’s issuance of SFAS No. 141(R), “Business Combinations” (FASB ASC 805), and SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements — an

VOC-19

amendment of ARB No. 51” ( FASB ASC 810). Adoption of ASU 2010-21 did not have a material impact on our financial statements.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

The primary objective of the following information is to provide forward-looking quantitative and qualitative information about VOC Sponsor’s potential exposure to market risks. The term “market risk” refers to the risk of loss arising from adverse changes in oil and natural gas prices and interest rates. The disclosures are not meant to be precise indicators of expected future losses, but rather indicators of reasonably possible losses. This forward-looking information provides indicators of how VOC Sponsor views and manages its ongoing market risk exposures. All of its market risk sensitive instruments were entered into for purposes other than speculative trading.

Commodity Price Risk

VOC Sponsor’s major market risk exposure is in the pricing applicable to its oil and natural gas production. Realized pricing is primarily driven by the spot market prices applicable to its oil production and the prevailing price for natural gas. Pricing for oil production has been volatile and unpredictable for several years, and VOC Sponsor expects this volatility to continue in the future. The prices it receives for oil and natural gas production depend on many factors outside of its control.

VOC Sponsor has entered into hedging arrangements with respect to a portion of its projected oil production through various transactions that hedge the future prices received. These transactions are typically price swaps whereby it will receive a fixed price for its production and pay a variable market price to the contract counterparty. These hedging activities are intended to support oil prices at targeted levels and to manage its exposure to oil price fluctuations.

Based on an oil price of $79.97 per Bbl as of September 30, 2010, the fair value of its hedge positions for 2010 was a receivable of $2.1 million, which it owed to the counterparty. A 10% increase or decrease in the index oil price above the September 30, 2010 price for oil would increase or decrease the receivable by $1.6 million, respectively.

Interest Rate Risks

At September 30, 2010, VOC Sponsor had debt outstanding under its bank credit facility and other long-term debt of $24.3 million. The weighted average annual interest rate under the bank credit facility for the nine months ended September 30, 2010 was 2.46%. If prevailing market interest rates had been 1% higher as of September 30, 2010, and all other factors affecting VOC Sponsor’s debt remained the same interest expense on an annual basis would have been $0.2 million higher.

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DESCRIPTION OF THE VOC BRAZOS PARTNERSHIP AGREEMENT

The following is a summary of the material provisions of the Amended and Restated Partnership Agreement of VOC Brazos Energy Partners, L.P. (“VOC Brazos”), as amended. A copy of the Amended and Restated Partnership Agreement of VOC Brazos (the “Partnership Agreement”), as well as the amendment thereto, is included as an exhibit to the registration statement to which this prospectus forms a part.

ORGANIZATION AND DURATION

VOC Brazos was organized as a Texas limited partnership on May 21, 2003 and will remain in existence until dissolved in accordance with the Partnership Agreement. See “— Dissolution.”

BUSINESS

The Partnership Agreement limits the business of VOC Brazos to: (i) holding, maintaining, renewing, acquiring, exploring, drilling, developing and operating oil and natural gas properties, leases and wells; (ii) producing, collecting, storing, treating, delivering, marketing, selling or otherwise disposing of oil, gas and related hydrocarbons and minerals; (iii) farming-out, selling, abandoning and otherwise disposing of assets of VOC Brazos; (iv) entering into swaps, options, future contracts and other transactions to hedge or to otherwise minimize the risk associated with the fluctuation of prices to be received by VOC Brazos from the sale of oil, gas and related hydrocarbons and minerals; and (v) taking all such other actions incidental to any of the foregoing as the general partner of VOC Brazos may determine to be necessary or appropriate.

DISTRIBUTION OF AVAILABLE CASH

On or about the tenth day of the month immediately preceding the due date for a payment of estimated income tax by an individual, VOC Brazos will distribute an amount of cash which the general partner reasonably estimates equals the product of (a) maximum marginal combined federal, state, and local income tax rates applicable to a single individual residing in Kansas, and (b) the net taxable income of VOC Brazos (to the extent an estimated income tax payment is or would be due by a partner, directly or indirectly for the applicable distribution period), to the extent of cash available for such distribution and provided that such distribution (i) is not prohibited by the terms of the Partnership Agreement and (ii) would not create a default under the Texas Revised Limited Partnership Act (the “Texas LP Act”) or any agreement with an unrelated third party to which VOC Brazos is subject. In making this determination the general partner is entitled to rely on the books and records, IRS Form 1065 and Schedule K-1’s, and such other information and advice as is reasonable available at the time of the distribution. Distributions, income, gain, loss, deduction and credits are generally allocated to the partners pro rata in proportion their partnership interests, subject to certain requirements and regulations required by the Internal Revenue Code. All cash funds of VOC Brazos available for distribution to its members will be after giving effect to the obligation of VOC Brazos to pay 80% of the net proceeds to the trust pursuant to the net profits interest. For a more detailed description of the determination of “net proceeds,” see “Computation of net proceeds.”

MANAGEMENT OF VOC BRAZOS AND FIDUCIARY DUTIES

The Partnership Agreement provides that the general partner of VOC Brazos shall generally have complete and exclusive discretion in managing and controlling the daily operations and ordinary business of VOC Brazos in accordance with the Partnership Agreement and to do or cause to be done any and all acts deemed by the general partner to be necessary or appropriate thereto.

VOC-21

The Partnership Agreement designates Vess Texas Partners, LLC as the initial general partner. The Partnership Agreement further provides that the general partner shall have no fiduciary duty (including, but not limited to, any duty of loyalty or duty of care) to VOC Brazos or any partner except (i) a duty to act in good faith, (ii) a general obligation of fair dealing with respect to VOC Brazos and the property of VOC Brazos, (iii) any duty expressly set forth in the Partnership Agreement, and (iv) any duty expressly set forth in other written agreements of VOC Brazos. The general partner may consult a professional staff and outside consultants. The Partnership Agreement allows the general partner to possess interests and engage in business activities in addition to those relating to VOC Brazos, independently or with others, including business interests and activities in direct competition with VOC Brazos, and, subject to certain exceptions, neither VOC Brazos nor the other partners have any right, title or interest in or to such ventures.

The general partner is restricted from taking certain actions without the approval or authorization of the holders of the majority of the partnership interests, including (subject to certain exceptions) the borrowing of money, mortgage or pledging of property, selling, assigning, abandoning or otherwise disposing of any lease of VOC Brazos, guaranteeing of third-party payment or performance, making advance payments of compensation or other consideration to the general partner or the general partner’s affiliates, obligating the company with respect to matters outside the scope of its business, merging, consolidating or converting with or into any other entity, loaning funds of VOC Brazos to the general partner or the general partner’s affiliates, entering into hedging transactions and amending or terminating any agreements or other documents evidencing hedging transactions or waiving any of the rights of VOC Brazos thereunder, making or approving well expenditures or acquiring leases if the pro rata share to be born by any indirect owner of a limited partner would exceed $1 million, or compromising or settling any suit or dispute for more than $100,000.

The general partner, partners, and any affiliates thereof are restricted from retaining from or otherwise burdening the interest in any lease of VOC Brazos with any overriding royalty interest, net profits interest, carried interest, reversionary interest, production payment or other burden in favor of itself, its officers, directors and employees or any other person, except in connection with an acquisition by the general partner, member or such affiliate pursuant to a transaction where an unrelated third party transferring the lease retains such an interest or burden with respect to all of the lease being acquired. Under no circumstances can the general partner, limited partner or any affiliate acquire rights to any separate horizon within or under a lease in which VOC Brazos has an interest.

The general partner has the authority to cause VOC Brazos to sell any oil or gas produced by or for the account of VOC Brazos upon the best terms and conditions available, as determined in good faith by the manager taking into account all relevant circumstances, including but not limited to, price, quality of production, access to markets, minimum purchase guarantees, identity of purchaser, and length of commitment and, in any event, on terms no less favorable to VOC Brazos than the general partner or any affiliate thereof has recently obtained or is obtaining for arm’s length sales, exchanges or dispositions of the general partner’s or such affiliate’s production of similar quantity and quality in the same geographic area where VOC Brazos’ production is located.

The Partnership Agreement provides that Vess Oil Corporation (“Vess Oil”) will serve as operator on behalf of VOC Brazos in connection with operations on each lease held by VOC Brazos included in the Underlying Properties that it is operating as of the date of the Partnership Agreement unless a third person is already designated as operator of that lease or a third party that holds a controlling interest in that lease will not consent to the designation of Vess Oil as operator. As to those leases that Vess Oil is not designated as operator, the general partner will take such actions and exercise such rights and remedies that are reasonably available to it to

VOC-22

cause the actual operator to properly develop, maintain and operate such leases. With respect to those leases for which Vess Oil is designated as operator, Vess Oil, as the case may be, shall be entitled to receive the compensation and reimbursement to which the operator is entitled in accordance with the provisions of the Partnership Agreement, which sets forth agreed upon charges for certain direct expenses and material furnished to, or transferred from or disposed of by the operator, or any other operating agreement governing the operation of such lease. Vess Oil may not substitute another party as operator or assign its obligations with respect to any lease of VOC Brazos for which it is designated as operator unless a majority of the limited partners request, in connection with the removal of the general partner, as such or the limited partners dissolve VOC Brazos in accordance with the Partnership Agreement.

VOC Brazos pays an overhead fee to Vess Oil to drill, develop and operate the underlying properties on behalf of VOC Brazos. The overhead fee is based on a monthly charge for administrative, supervision, officer services, overhead and warehousing costs, including overhead costs incurred in the construction and installation of fixed assets, the expansion of fixed assets and other projects required for the development and operation of the underlying properties of VOC Brazos that is determined either (a) on the same terms and conditions as Vess Oil charges unrelated parties, or (b) approved by majority of its limited partners, with knowledge of the material facts of the transaction and Vess Oil’s interest. The overhead fee is adjusted annually and will increase or decrease each year based on the Overhead Adjustment Index published by the Council of Petroleum Accountants Society. VOC Brazos is also directly responsible for all direct, third-party out-of-pocket expenses reasonably incurred on its behalf, including audit, tax preparation and reserve report related expenses.

VOC Brazos has agreed to pay the general partner a monthly fee of $37,250 for management-related services provided to VOC Brazos.

LIMITED LIABILITY

The limited partners of VOC Brazos are not liable for the debts, liabilities, contracts or other obligations of VOC Brazos under the Partnership Agreement. Moreover, VOC Brazos agrees to indemnify and hold harmless the general partner, the limited partners, their affiliates, and all of their officers, directors, trustees, partners, principals, employees and agents (the “Indemnitees”) from and against any and all losses, claims, demands, costs, damages, liabilities, expenses, judgments, fines, settlements and other amounts arising out of or incidental to the business of VOC Brazos, if: (i) the Indemnitee acted in good faith and in a manner he, she or it reasonably believed to be in, or not opposed to, the interests of VOC Brazos, and, with respect to any criminal proceeding, had no reason to believe its, his, or her conduct was unlawful; and (ii) the Indemnitee’s conduct did not constitute actual fraud, gross negligence, embezzlement, or willful and wanton misconduct. Any indemnification shall be satisfied solely out of property of VOC Brazos, and the general partner and the limited partners are not subject to personal liability by reason of the indemnification provisions. The right to indemnification shall include the right to be paid or reimbursed by VOC Brazos the reasonable expenses incurred by the Indemnitee who was, is or is threatened to be made a named defendant or respondent in a proceeding in advance of the final disposition of the proceeding and without any determination as to the Indemnitee’s ultimate entitlement to indemnification.

CONTRACTS WITH AFFILIATES

VOC Brazos may enter into various contracts and agreements with the general partner and with affiliates of the limited partners provided that either (a) the transaction is on the same terms and conditions as similar transactions in the market with non-affiliates or (b) the holders of a majority of the limited partner interests, knowing the material facts of the transaction and the

VOC-23

limited partner’s or general partner’s interest, as applicable, authorize, approve or ratify the transaction.

RIGHTS OF THE PARTNERS

The limited partners have the right to: (1) have the books and records of VOC Sponsor kept at its principal office and at all reasonable times to inspect and copy any of them; (2) have on demand true and full information of all things affecting VOC Brazos and a formal account of the affairs of VOC Brazos whenever circumstances render it just and reasonable; (3) cause the dissolution and winding up of VOC Brazos by a vote of the holders of the majority of the limited partner interests; and (4) exercise all of the rights of a member under the Texas LP Act. In addition, the limited partners shall be entitled to receive quarterly and annual unaudited financial statements of VOC Brazos, promptly after becoming available and without need for demand, at the expense of VOC Brazos. The limited partners and their agents and representatives, from time to time, have the right to receive from the general partner certain monthly, quarterly, and annual reports as have been delivered to the limited partners to date including, but not limited to, reports containing: (1) an estimation of the oil and gas reserves attributable to the interest of VOC Brazos and of the limited partner therein; (2) a projection of the rate of production of and net income from such reserves with respect to each such interest; (3) a calculation of the present worth of such net income discounted at a rate or rates designated from time to time by the limited partner; and (4) a schedule or complete description of all assumptions, estimates and projections made or used in the preparation of such report, including estimated future product prices, capital expenditures, operating expenses and taxes.

The interest of a limited partner in VOC Brazos is transferable, but no such transfer may be made if such transfer would (i) violate any applicable federal or state securities laws or rules and regulations of the Securities and Exchange Commission, any state securities commission or any other governmental authority with jurisdiction over the transfer; (ii) affect VOC Brazos’ qualification as a limited partnership under the Texas LP Act, or would expose any limited partner to personal liability for acts or omissions of VOC Brazos, (iii) have the effect of separating the voting rights from the economic rights of the interest, or (iv) constitute an event of default under the terms of the Partnership Agreement of VOC Brazos. VOC Brazos may, but is not required to, recognize the assignment from the transferring partner to the assignee on the books and records of VOC Brazos, and may, but is not required to, recognize such assignment for purposes of determining and making distributions, allocations, or liquidations. No transfer of a limited partner interest of VOC Brazos, other than a transfer to a permitted transferee under the Partnership Agreement or upon the occurrence of certain events may occur unless VOC Brazos’ right of first refusal under the Partnership Agreement is first satisfied.

REMOVAL OF GENERAL PARTNER

The limited partners may remove the general partner upon a vote of the holders of a majority of the limited partner interests (including, for this purpose, voting interests held by the general partner), whether or not the general partner is proposed to be removed for cause or not for cause.

AMENDMENT OF THE PARTNERSHIP AGREEMENT

The Partnership Agreement may be amended only by an instrument in writing duly approved by a vote of the holders of a majority of the limited partner interests.

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DISSOLUTION

VOC Brazos will continue as a limited partnership until terminated under the Partnership Agreement. VOC Brazos will dissolve upon: (1) the approval of the holders of a majority of the limited partner interests to dissolve VOC Brazos, provided such approval and dissolution would not constitute an event of default under the terms of any agreement of VOC Brazos; (2) the occurrence of an event which would cause the dissolution of VOC Brazos under the Texas LP Act; (3) the sole general partner resigns, is removed, withdraws or suffers, except in the event of bankruptcy, death, divorce, incapacity, transfer by gift, transfer upon foreclosure or other enforcement of a security interest or lien, or termination of a partner and one or more general partners are not admitted to VOC Brazos within 90 days thereafter.

LIQUIDATION AND TERMINATION

Upon dissolution of VOC Brazos, a liquidator or liquidating committee (the “Liquidator”) approved by the general partner, which such person or group may include the general partner or any limited partner or officer, will wind up the affairs and make final distribution. The Liquidator shall continue to operate the properties of VOC Brazos with all of the power and authority of the general partner necessary or appropriate to liquidate the assets of VOC Brazos and apply the proceeds of the liquidation as described in the Partnership Agreement. Any assets distributed to the members upon liquidation shall be subject to the partnership agreements then in effect; provided, however, that if any lease is subject to an operating agreement to which an unaffiliated third person is not a party, such lease shall be subject to a standard form operating agreement as shall be agreed upon by the limited partners. Upon written request made by any limited partner, the Liquidator shall sell VOC Brazos’ leases and other properties and assets that otherwise would be distributable to such limited partner at the best cash price available therefor and distribute such cash (after deducting all expenses reasonably relating to such sale) to such limited member.

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INDEX TO FINANCIAL STATEMENTS

PREDECESSOR:
Report of Independent Registered Public Accounting Firm	VOC F-2
Combined Balance Sheets as of December 31, 2008 and 2009 and September 30, 2010 (unaudited)	VOC F-3
Combined Statements of Earnings for Each of the Three Years in the Period Ended December 31, 2009, and for the Nine Months Ended September 30, 2009 and 2010 (unaudited)	VOC F-4
Combined Statements of Changes in Partners’ Capital/Common Control Owners’ Equity for Each of the Three Years in the Period Ended December 31, 2009, and for the Nine Months Ended September 30, 2010 (unaudited)
VOC F-5
Combined Statements of Cash Flows for Each of the Three Years in the Period Ended December 31, 2009, and for the Nine Months Ended September 30, 2009 and 2010 (unaudited)	VOC F-6
Notes to Combined Financial Statements	VOC F-7
UNAUDITED PRO FORMA FINANCIAL INFORMATION:
Introduction	VOC F-27
Unaudited Pro Forma Balance Sheet as of September 30, 2010	VOC F-28
Unaudited Pro Forma Statements of Earnings for the Year Ended December 31, 2009 and the Nine Months Ended September 30, 2010	VOC F-29
Notes to the Unaudited Pro Forma Financial Information	VOC F-30

VOC F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of
VOC Brazos Energy Partners, L.P.

We have audited the accompanying combined balance sheets of VOC Brazos Energy Partners, L.P. (“VOC Brazos”), together with interests in certain oil and natural gas properties of VOC Kansas Energy Partners, LLC (“KEP”) under common control with VOC Brazos (the “Common Control Properties”), as of December 31, 2008 and 2009 and the related combined statements of earnings, changes in partners’ capital and cash flows for each of the three years in the period ended December 31, 2009. When used herein, “Predecessor” refers to combination of VOC Brazos and the Common Control Properties. These combined financial statements are the responsibility of Predecessor’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. Predecessor is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Predecessor’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Predecessor as of December 31, 2008 and 2009, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

As discussed in note A4 to the combined financial statements, the Predecessor adopted new oil and gas reserve estimation and disclosure requirements as of December 31, 2009.

/s/  Grant Thornton LLP
Grant Thornton LLP

Wichita, Kansas
December 29, 2010

VOC F-2

Predecessor

COMBINED BALANCE SHEETS

	December 31,		September 30,
	2008	2009	2010
			(Unaudited)

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3,680,620	$4,931,842	$10,041,005
Accounts receivable — oil and gas sales	722,307	1,090,371	938,871
Accounts receivable — oil and gas sales — related parties, net of allowance for doubtful accounts of $1,726,655 in 2008 and $1,007,594 in 2009 and 2010	2,781,714	3,622,470	3,889,717
Settlement receivable on oil swap agreements	513,751	—	31,262
Oil swap agreements	2,975,624	—	911,691
Prepaid expenses	70,802	68,828	127,200

Total current assets	10,744,818	9,713,511	15,939,746
OIL AND GAS PROPERTIES	108,124,590	111,171,636	118,974,942
Less accumulated depreciation, depletion and amortization	17,112,290	22,098,350	26,331,798

	91,012,300	89,073,286	92,643,144
OTHER ASSETS
Oil swap agreements	5,385,249	1,371,351	333,700
Deferred loan costs, net of accumulated amortization of $289,264 in 2008, $855,173 in 2009 and $1,263,354 in 2010	1,687,148	1,121,357	695,527
Deferred offering costs	—	—	14,268

	7,072,397	2,492,708	1,043,495

	$108,829,515	$101,279,505	$109,626,385

LIABILITIES AND PARTNERS’ CAPITAL/COMMON CONTROL OWNERS’ EQUITY
CURRENT LIABILITIES
Accounts payable
Trade	$55,679	$46,517	$12,286
Related parties	819,583	1,285,891	1,415,526
Accrued interest	400,821	146,839	125,811
Settlement payable on oil swap agreements	—	106,139	35,757
Accrued ad valorem taxes	488,281	378,040	890,631
Other accrued liabilities	379,010	377,411	182,376
Current maturities of notes payable	1,802,902	1,531,276	267,193
Oil swap agreements	—	1,580,850	—

Total current liabilities	3,946,276	5,452,963	2,929,580
LONG-TERM LIABILITIES, less current maturities
Notes payable	33,214,365	25,661,011	24,000,000
Asset retirement obligation	3,803,915	2,653,676	2,764,865

	37,018,280	28,314,687	26,764,865
COMMITMENTS AND CONTINGENCIES

PARTNERS’ CAPITAL/COMMON CONTROL OWNERS’ EQUITY
General partner capital account	335,922	483,527	697,791
Limited partners capital account	42,073,523	48,246,417	57,776,184
Common control owners’ equity	17,428,336	18,991,410	20,513,302
Accumulated other comprehensive income (loss)	8,027,178	(209,499)	944,663

	67,864,959	67,511,855	79,931,940

	$108,829,515	$101,279,505	$109,626,385

The accompanying notes are an integral part of these combined statements.

VOC F-3

Predecessor

COMBINED STATEMENTS OF EARNINGS

				Nine Months Ended
	Year Ended December 31,			September 30,
	2007	2008	2009	2009	2010
				(Unaudited)

Revenues
Oil and gas sales	$21,289,980	$32,197,559	$25,745,771	$17,944,645	$29,089,570
Other	—	—	4,452	4,443	1,681

	21,289,980	32,197,559	25,750,223	17,949,088	29,091,251
Costs and expenses
Lease operating	6,586,226	7,667,332	6,787,857	5,053,546	5,228,613
Production and property taxes	1,874,237	2,531,660	1,646,052	1,257,919	1,918,959
Depreciation, depletion, amortization and accretion	2,258,922	5,780,829	5,210,212	4,325,407	4,354,677
Interest expense	363,230	1,382,725	1,500,647	1,168,229	920,104
Bad debt expense (recovery)	—	1,726,655	(719,061)	(719,061)	—
General and administrative	120,518	269,139	463,295	242,965	111,576

Total costs and expenses	11,203,133	19,358,340	14,889,002	11,329,005	12,533,929

Net earnings	$10,086,847	$12,839,219	$10,861,221	$6,620,083	$16,557,322

The accompanying notes are an integral part of these combined statements.

VOC F-4

Predecessor

COMBINED STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL/COMMON CONTROL OWNERS’ EQUITY
for the years ended December 31, 2007, 2008 and 2009
and for the nine-months ended September 30, 2010 (unaudited)

		Redeemed	New	Common	Accumulated
	General	Limited	Limited	Control	Other
	Partner	Partner	Partners	Owners’	Comprehensive
	Capital	Capital	Capital	Equity	Income (Loss)	Total

Balance at January 1, 2007	$259,713	$25,711,560	$—	$11,727,423	$(1,618,966)	$36,079,730
Partners’ distributions	(58,820)	(5,823,180)	—	—	—	(5,882,000)
Common control owners’ contributions	—	—	—	1,735,400	—	1,735,400
Common control owners’ distributions	—	—	—	(5,542,185)	—	(5,542,185)
Comprehensive income (loss)
Net earnings for the year	68,315	6,763,165	—	3,255,367	—	10,086,847
Reclassification adjustment for realized losses on swap transactions	—	—	—	—	3,765,858	3,765,858
Change in fair value of swap agreements	—	—	—	—	(12,140,303)	(12,140,303)

Total comprehensive income						1,712,402

Balance at December 31, 2007	269,208	26,651,545	—	11,176,005	(9,993,411)	28,103,347
Partners’ capital contributions	—	—	40,000,000	—	—	40,000,000
Partners’ distributions	(33,350)	(73,301,650)	—	—	—	(73,335,000)
Common control owners’ contributions	—	—	—	5,128,500	—	5,128,500
Common control owners’ distributions	—	—	—	(5,169,277)	—	(5,169,277)
Comprehensive income
Net earnings for the year	100,064	4,372,524	2,073,523	6,293,108		12,839,219
Reclassification adjustment for realized losses on swap transactions	—	—	—	—	5,939,518	5,939,518
Change in fair value of swap agreements	—	—	—	—	12,081,071	12,081,071

Total comprehensive income						30,859,808
Step-up in basis of leasehold costs and lease equipment equal to the limited partner’s liquidating distribution in excess of the partner’s capital account	—	42,277,581	—	—	—	42,277,581

Balance at December 31, 2008	335,922	—	42,073,523	17,428,336	8,027,178	67,864,959
Common control owners’ contributions	—	—	—	400,000	—	400,000
Common control owners’ distributions	—	—	—	(3,377,648)	—	(3,377,648)
Comprehensive income (loss)
Net earnings for the year	147,605	—	6,172,894	4,540,722	—	10,861,221
Reclassification adjustment for realized gains on swap transactions	—	—	—	—	(1,347,010)	(1,347,010)
Change in fair value of swap agreements	—	—	—	—	(6,889,667)	(6,889,667)

Total comprehensive income						2,624,544

Balance at December 31, 2009	483,527	—	48,246,417	18,991,410	(209,499)	67,511,855
Partners’ distributions (unaudited)	(6,500)	—	(318,500)	—	—	(325,000)
Common control owners’ distributions (unaudited)	—	—	—	(4,966,399)	—	(4,966,399)
Comprehensive income (unaudited)
Net earnings for the period	220,764	—	9,848,267	6,488,291	—	16,557,322
Reclassification adjustment for realized losses on swap transactions	—	—	—	—	451,354	451,354
Change in fair value of swap agreements	—	—	—	—	702,808	702,808

Total comprehensive income						17,711,484

Balance at September 30, 2010 (unaudited)	$697,791	$—	$57,776,184	$20,513,302	$944,663	$79,931,940

The accompanying notes are an integral part of these combined statements.

VOC F-5

Predecessor

COMBINED STATEMENTS OF CASH FLOWS

				Nine Months Ended
	Year Ended December 31,			September 30,
	2007	2008	2009	2009	2010
				(Unaudited)

Cash flows from operating activities
Net earnings	$10,086,847	$12,839,219	$10,861,221	$6,620,083	$16,557,322
Adjustments to reconcile net earnings to net cash provided by operating activities
Depreciation, depletion, amortization and accretion	2,258,922	5,780,829	5,210,212	4,325,407	4,354,677
Amortization of deferred loan costs	3,806	285,154	565,909	424,431	425,830
Bad debt expense	—	1,726,655	—	—	—
Unrealized derivative (gain) loss	3,250,583	(3,581,995)	333,695	333,695	(300,728)
Settlements of asset retirement obligation	(1,737)	(25,143)	(27,149)	(27,149)	(235,053)
Change in operating assets and liabilities
Accounts receivable	(1,304,197)	(1,306,761)	(1,208,820)	(1,526,664)	(115,747)
Settlement receivable on swap agreements	46,170	(513,751)	513,751	513,751	(31,262)
Prepaid expenses	2,211	5,432	1,974	(745,603)	(58,372)
Accounts payable	180,332	(132,958)	(109,862)	9,873	69,998
Accrued liabilities	60,491	228,828	(205,242)	179,877	512,591
Accrued interest payable	(3,421)	382,102	(253,982)	(255,516)	(21,028)
Settlement payable on swap agreements	499,557	(713,268)	106,139	16,965	(70,382)

Net cash provided by operating activities	15,079,564	14,974,343	15,787,846	9,869,150	21,087,846
Cash flows from investing activities
Purchase of oil and gas properties and equipment	(3,452,245)	(6,675,201)	(2,151,315)	(1,057,571)	(2,298,690)
Well development cost	(1,372,221)	(1,245,986)	(1,582,563)	(782,600)	(5,449,232)

Net cash used in investing activities	(4,824,466)	(7,921,187)	(3,733,878)	(1,840,171)	(7,747,922)
Cash flows from financing activities
Proceeds from issuance of notes payable	750,000	32,622,900	—	—	—
Payments on notes payable	(926,365)	(1,293,757)	(7,824,980)	(7,444,767)	(2,925,094)
Payment of deferred loan costs	(12,667)	(1,958,881)	(118)	(118)	—
Payment of deferred offering costs	—	—	—	—	(14,268)
Partners’ contributions	—	40,000,000	—	—	—
Partners’ distributions	(5,882,000)	(73,335,000)	—	—	(325,000)
Common control owners’ contributions	1,735,400	5,128,500	400,000	400,000	—
Common control owners’ distributions	(5,542,185)	(5,169,277)	(3,377,648)	(2,751,138)	(4,966,399)

Net cash used in financing activities	(9,877,817)	(4,005,515)	(10,802,746)	(9,796,023)	(8,230,761)

Net increase (decrease) in cash and cash equivalents	377,281	3,047,641	1,251,222	(1,767,044)	5,109,163
Cash and cash equivalents, beginning of period	255,698	632,979	3,680,620	3,680,620	4,931,842

Cash and cash equivalents, end of period	$632,979	$3,680,620	$4,931,842	$1,913,576	$10,041,005

Supplemental cash flow information
Cash paid during the period for interest	$362,845	$715,469	$1,188,720	$999,313	$515,302
Noncash investing and financing activities
Asset retirement costs and obligation recorded upon drilling of new oil and gas wells	$83,668	$238,516	$77,632	$9,038	$29,978
Increase (decrease) in asset retirement cost and obligation due to changes in timing and estimated cash flows	$145,120	$1,067,315	$(1,331,472)	$—	$—
Purchases of oil and gas properties and equipment and well development costs included in accounts payable at year end	$520,180	$227,927	$794,935	$138,400	$820,341
Step-up in basis of oil and gas properties as a result of redemption of limited partners interest	$—	$42,277,581	$—	$—	$—

The accompanying notes are an integral part of these combined statements.

VOC F-6

Predecessor

NOTES TO COMBINED FINANCIAL STATEMENTS

For the years ended December 31, 2007, 2008 and 2009
and the nine months ended September 30, 2009 and 2010
(information for the nine months ended September 30, 2009 and 2010 is unaudited)

NOTE A — SUMMARY OF ACCOUNTING POLICIES

A summary of the significant accounting policies consistently applied in the preparation of the accompanying combined financial statements follows.

1. Principles of combination

In connection with the closing of the initial public offering of trust units of VOC Energy Trust, pursuant to that certain Contribution and Exchange Agreement dated August 30, 2010, VOC Brazos Energy Partners, L.P. (“VOC Brazos”) will acquire all of the membership interests in VOC Kansas Energy Partners, LLC (“KEP”) in exchange for newly issued limited partner interests in VOC Brazos, resulting in KEP becoming a wholly-owned subsidiary of VOC Brazos. As certain working interests owned by KEP (the “Common Control Properties”) are deemed to be under common control with VOC Brazos, accounting rules specify that VOC Brazos and the Common Control Properties be combined from the earliest date they came under common control. Per accounting guidance under FASB ASC 805 regarding business combinations, those assets and liabilities of the Common Control Properties are to be recorded at their historical costs in the records of KEP while those not under common control are to be recorded at their fair values on the date of combination.

Accordingly, these combined financial statements include the accounts of VOC Brazos and certain oil and gas properties and other related assets and liabilities of the Common Control Properties for all periods presented. Together, these entities are referred to as “Predecessor”.

2. History and business activity

VOC Brazos was organized during 2003 between Vess Texas Partners, LLC, the general partner and TIFD III-X, LLC, the limited partner, to engage in acquisition, exploration, development and production of oil and gas. VOC Brazos began operations August 1, 2003 when the partners contributed working interests in certain oil and gas properties in Texas into the partnership as a contribution of capital.

The properties had been held in a similar partnership in which TIFD III-X, LLC held a 99% limited partnership interest. Because of the continuity of ownership, the properties were recorded on the partnership books at the lesser of historical cost or fair value. The partnership agreement of VOC Brazos provided that 1% of the contributed properties were deemed to have been contributed by the general partner.

Through June 27, 2008, revenues and costs of VOC Brazos were generally allocated 99% to the limited partner and 1% to the general partner.

On June 27, 2008, VOC Brazos entered into a master transaction agreement to redeem all of TIFD III-X, LLC’s limited partner interest in the partnership for $70 million which was obtained by issuance of a $30 million note payable (See Note C) and receipt of $40 million in capital contributions from two new limited partners, VAP-III, LLC and Vess Texas Acquisition Group, LLC. After this redemption, Vess Texas Partners, LLC has a 2% general partner interest, VAP-III,

VOC F-7

Predecessor

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

For the years ended December 31, 2007, 2008 and 2009
and the nine months ended September 30, 2009 and 2010
(information for the nine months ended September 30, 2009 and 2010 is unaudited)

LLC has a 56.53% limited partner interest and Vess Texas Acquisition Group, LLC has a 41.47% limited partner interest. The excess of the $70 million liquidating distribution over TIFD III-X, LLC’s capital account or $42,277,581 was recorded as a step-up in basis to producing leaseholds and lease equipment.

The Common Control Properties consist of working interests in certain oil and gas properties located in Kansas. Some of these properties have been owned since 1979. The related assets and liabilities include oil and gas receivables, oil swap agreements and the related settlements receivable or payable, capitalized loan fees, joint interest billing payables, ad valorem tax accruals, asset retirement obligations and long-term debt associated with the acquisition of certain oil and gas properties. These combined financial statements do not reflect any administrative overhead costs for the Common Control Properties as prior to the KEP consolidation each of the 24 owners conducted its own accounting for its respective properties and did not allocate administrative overhead costs to the properties.

3. Interim financial statements

The financial information as of September 30, 2010 and for the nine months ended September 30, 2009 and 2010 is unaudited. In the opinion of management, such information contains all adjustments, consisting only of normal recurring accruals, considered necessary for a fair presentation of the results of the interim periods. The results of operations for the nine month period ended September 30, 2010 are not necessarily indicative of the results of operations that will be realized for the year ending December 31, 2010.

4. Oil and gas properties

Predecessor follows the successful efforts method of accounting for oil and gas property acquisition, exploration, development and production activities.

Oil and gas property acquisition costs, exploration well costs and development well costs are capitalized as incurred. Net capitalized costs of unproven property and exploration well costs are reclassified as proved property and well costs when related proved reserves are found. If an exploration well is unsuccessful in finding proved reserves, the capitalized well costs are charged to exploration expense. Other exploration costs, including geological and geophysical costs, and the costs of carrying unproved property are charged to exploration expense as incurred.

Producing leasehold costs are amortized by property using the unit-of-production method based upon total estimated proved reserves. Capitalized exploration well costs and development costs and lease equipment (plus estimated future equipment dismantlement, surface restoration, and property abandonment costs, net of equipment salvage values) are amortized by property using the unit-of-production method based on estimated proved developed reserves.

Predecessor reviews its long-lived assets, including its oil and gas properties, for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. Predecessor determines whether an impairment has occurred by estimating the undiscounted expected future net cash flows of its oil and gas properties at a field level and

VOC F-8

Predecessor

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

For the years ended December 31, 2007, 2008 and 2009
and the nine months ended September 30, 2009 and 2010
(information for the nine months ended September 30, 2009 and 2010 is unaudited)

compares such cash flows to the carrying amount of the oil and gas properties to determine if the carrying amount is recoverable. For those oil and gas properties for which the carrying amount exceeds the undiscounted estimated future cash flows, an impairment is determined to exist. The carrying amount of such properties is adjusted to their estimated net fair value based on relevant market information or discounted cash flows.

In December 2009, Predecessor adopted new accounting guidance for oil and gas reserve estimation and disclosure requirements. This guidance revised the definition of proved oil and gas reserves to require that the average, first-day-of-the-month price during the 12-month period before the end of the year, rather than the year-end price, be used when estimating whether reserve quantities are economical to produce. The guidance also allows for the use of reliable technology to estimate proved oil and gas reserves if those technologies have been demonstrated to result in reliable conclusions about reserve volumes.

Costs of retired, sold or abandoned properties that constitute a part of an amortization base are charged or credited, net of proceeds, to the accumulated depreciation, depletion and amortization reserve. Gains or losses from the disposal of other properties are recognized currently. Expenditures for maintenance, repairs and minor renewals necessary to maintain properties in operating condition are expensed as incurred. Major replacements and renewals are capitalized. All properties are stated at cost.

5. Revenue recognition

Revenues from the sale of oil and gas production are recognized as oil and gas is produced and sold.

6. Derivatives

Predecessor uses swap agreements to mitigate the effects of fluctuations in the prices of crude oil. These agreements involve the exchange of amounts based on a fluctuating oil price for amounts based on a fixed oil price over the life of the agreement, without an exchange of the notional amount upon which the payments are based. The differential paid or received is recognized as an adjustment of oil and gas revenue.

Predecessor’s derivatives, consisting entirely of oil swap agreements, for which substantially all qualify as cash flow hedges. As such, all of Predecessor’s swap agreements are recorded on the balance sheet at fair value. For all derivatives designated as cash flow hedges, the effective portion of the unrealized gain or loss on the derivative instrument is recorded as a component of accumulated other comprehensive income (loss) and reclassified into earnings as the underlying hedged item effects earnings. The ineffective portion of the derivative as well as those not qualifying as cash flow hedges are recorded as an adjustment to revenue in the statements of earnings.

VOC F-9

Predecessor

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

For the years ended December 31, 2007, 2008 and 2009
and the nine months ended September 30, 2009 and 2010
(information for the nine months ended September 30, 2009 and 2010 is unaudited)

7. Accounts receivable

Predecessor’s trade accounts receivable from the properties contributed at the inception of VOC Brazos are collected by a revenue intermediary from an unrelated purchaser. The revenue intermediary then disburses the revenue based upon the revenue deck that they maintain. Predecessor’s trade accounts receivable for the properties acquired subsequent to the inception of VOC Brazos are remitted directly from the purchaser. State law requires that receipts for the initial production of oil or gas sales must be paid on or before 120 days after the end of the month of the first sale of production from the well. Thereafter, state law requires that crude oil sales are paid within 60 days following the related production and receipts for natural gas sales are paid within 90 days following the related production. Except for the trade receivable from the former revenue intermediary/crude oil purchaser (see Note E), Predecessor considers the trade receivables to be fully collectible and has historically not experienced any collection issues. If additional amounts become uncollectible, they will be charged to operations when that determination is made.

8. Cash equivalents

For purposes of the statement of cash flows, Predecessor considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. There were no cash equivalents at December 31, 2008 and 2009.

9. Deferred loan costs

Deferred loan costs are being amortized over the term of the related loan and are included in interest expense.

10. Deferred offering costs

Deferred offering costs consist of legal, accounting, engineering and other costs associated with the proposed sale of a term net profits interest in the oil and natural gas properties of Predecessor. If the sale is successful, these costs will be netted against the offering proceeds. If the sale is unsuccessful, these costs will be reclassified to operations.

11. Use of estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates affecting these financial statements include estimates for quantities of proved oil and gas reserves, asset retirement obligations and allowance for doubtful accounts and are subject to change.

VOC F-10

Predecessor

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

For the years ended December 31, 2007, 2008 and 2009
and the nine months ended September 30, 2009 and 2010
(information for the nine months ended September 30, 2009 and 2010 is unaudited)

12. Income taxes

Federal income taxes are the liability of the individual partners/owners; accordingly, the financial statements do not include any provision for federal income taxes. The Texas franchise tax is based on gross margin as defined by Texas law, is paid by Predecessor and is recorded as a general and administrative expense. Predecessor adopted new accounting guidance for uncertain tax positions in 2007. This adoption had no impact on the 2007 financial statements.

13. Asset retirement obligations

Accounting guidance requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which the liability is incurred. The liability is measured at discounted fair value and is adjusted to its present value in subsequent periods as accretion expense is recorded. Such accretion expense is included in depreciation, depletion, amortization and accretion in the accompanying statements of earnings. The corresponding asset retirement costs are capitalized as part of the carrying amount of the related long-lived asset and amortized over the asset’s useful life. If the fair value of the estimated retirement obligation changes, an adjustment is recorded for both the asset retirement obligation and the asset retirement cost. The Predecessor’s asset retirement obligations are primarily associated with the plugging and abandoning of oil and gas properties.

The estimated plug and abandon dates change routinely based upon additional engineering data and changes in the price of oil impacting the date when the well is no longer economically feasible to operate. The asset retirement obligation is measured on an annual basis based upon the then current plug and abandon dates of the wells using the original measurement date rates. Asset retirement obligations on new wells drilled are calculated on their initial measurement date based upon the then current interest rate environment.

14. Recently issued accounting standards

In January 2010, the FASB issued ASU 2010-04, “Accounting for Various Topics — Technical Corrections to SEC Paragraphs”. ASU 2010-04 makes technical corrections to existing SEC guidance, including the following topics: accounting for subsequent investments, termination of an interest rate swap, issuance of financial statements — subsequent events, use of residential method to value acquired assets other than goodwill, adjustments in assets and liabilities for holding gains and losses, and selections of discount rate used for measuring defined benefit obligation. The adoption of ASU 2010-04 did not have a material impact on our financial statements.

In January 2010, the FASB issued ASU 2010-06, “Improving Disclosures about Fair Value Measurements” (“ASU 2010-06”), which provides amendments to ASC topic “Fair Value Measurements and Disclosures.” This will provide more robust disclosures about (i) the different classes of assets and liabilities measured at fair value, (ii) the valuation techniques and inputs used, (iii) the activity in Level 3 fair value measurements, and (iv) the transfers between Levels 1, 2 and 3. ASU 2010-06 is effective for fiscal years and interim periods beginning after December 15, 2009. The adoption did not have a material impact to our financial statements.

VOC F-11

Predecessor

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

For the years ended December 31, 2007, 2008 and 2009
and the nine months ended September 30, 2009 and 2010
(information for the nine months ended September 30, 2009 and 2010 is unaudited)

In February 2010, the FASB issued ASU 2010-09 (ASU 2010-09), “Subsequent Events (Topic 855).” The amendments remove the requirements for an SEC filer to disclose a date, in both issued and revised financial statements, through which subsequent events have been reviewed. Revised financial statements include financial statements revised as a result of either correction of an error or retrospective application of U.S. GAAP. ASU 2010-09 is effective for interim or annual financial periods ending after June 15, 2010. Adoption did not have a material effect on our financial position, results of operations or cash flows.

In April 2010, the FASB issued ASU 2010-14, “Accounting for Extractive Activities — Oil & Gas.” ASU 2010-14 amends paragraph 932-10-S99-1 due to SEC Release No. 33-8995, “Modernization of Oil and Gas Reporting”. The amendments to the guidance on oil and gas accounting are effective August 31, 2010, and did not have a significant impact on Predecessor’s financial position.

On August 2, 2010, the FASB issued ASU 2010-21, “Accounting for Technical Amendments to Various SEC Rules and Schedules — Amendments to SEC Paragraphs Pursuant to Release No. 33-9026: Technical Amendments to Rules, Forms, Schedules and Codification of Financial Reporting Policies.” The ASU reflects changes made by the SEC in Final Rulemaking Release No. 33-9026, which was issued in April 2009 and amended SEC requirements in Regulation S-X and Regulation S-K and made changes to financial reporting requirements in response to the FASB’s issuance of SFAS No. 141(R), “Business Combinations” (FASB ASC 805), and SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51” ( FASB ASC 810). Adoption of ASU 2010-21 did not have a material impact on Predecessor’s financial statements.

NOTE B — OIL AND GAS PROPERTIES

Oil and gas properties are carried at cost and consist of the following at:

	December 31,		September 30,
	2008	2009	2010
			(Unaudited)

Producing leaseholds	$72,833,236	$72,230,517	$72,176,496
Lease equipment	22,125,646	23,820,846	26,039,732
Well development costs	13,165,708	15,120,273	20,758,714

	108,124,590	111,171,636	118,974,942
Less accumulated depreciation, depletion and amortization	17,112,290	22,098,350	26,331,798

Net oil and gas properties	$91,012,300	$89,073,286	$92,643,144

VOC F-12

Predecessor

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

For the years ended December 31, 2007, 2008 and 2009
and the nine months ended September 30, 2009 and 2010
(information for the nine months ended September 30, 2009 and 2010 is unaudited)

Predecessor’s oil and gas activities are conducted entirely in the United States. Costs incurred in oil and gas producing activities for the periods indicated are as follows:

	December 31,			September 30,
	2007	2008	2009	2009	2010
				(Unaudited)

Property acquisition costs	$3,535,913	$6,913,717	$2,228,947	$1,066,609	$2,328,668
Development costs	1,372,221	1,245,986	1,582,563	782,600	5,449,232

Total	$4,908,134	$8,159,703	$3,811,510	$1,849,209	$7,777,900

The results of operations for oil and gas producing activities, excluding corporate overhead and interest costs for the years ended December 31 and for the nine months ended September 30 are as follows:

	December 31,			September 30,
	2007	2008	2009	2009	2010
				(Unaudited)

Revenues from oil and gas sales	$21,289,980	$32,197,559	$25,745,771	$17,944,645	$29,089,570
Less:
Lease operating expenses	6,586,226	7,667,332	6,787,857	5,053,546	5,228,613
Production and property taxes	1,874,237	2,531,660	1,646,052	1,257,919	1,918,959
Depreciation, depletion and amortization	2,258,922	5,780,829	5,210,212	4,325,407	4,354,677
Bad debt expense (recovery)	—	1,726,655	(719,061)	(719,061)	—

Income from oil and gas operations	$10,570,595	$14,491,083	$12,820,711	$8,026,834	$17,587,321

Lease operating expenses include those costs incurred to operate and maintain productive wells and related equipment and include costs such as labor, repairs and maintenance, materials, supplies, fuel consumed and insurance.

Depreciation, depletion and amortization include costs associated with capital acquisitions and development costs.

VOC F-13

Predecessor

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

For the years ended December 31, 2007, 2008 and 2009
and the nine months ended September 30, 2009 and 2010
(information for the nine months ended September 30, 2009 and 2010 is unaudited)

NOTE C — NOTES PAYABLE

Notes payable consist of the following at:

	December 31,		September 30,
	2008	2009	2010
			(Unaudited)

Credit facility — see details below	$30,000,000	$24,000,000	$24,000,000
Note payable to bank in monthly installments of $25,443 including interest at prime (prime was 4.00%, 3.25% and 3.25% at December 31, 2008 and 2009 and September 30, 2010, respectively), with final payment due in May 2013, collateralized by mortgages on oil and gas properties and guaranteed by two members of the Common Control Properties. Note was subsequently paid in full in November 2010	1,170,212	876,964	267,193
Note payable to bank in monthly installments of $23,000 ($50,000 at December 31, 2008) including interest at prime (with a floor of 4.50% which was the effective interest rate at December 31, 2008 and 2009), with final payment due in July 2011, collateralized by mortgages on oil and gas properties and subsequently paid in full in August 2010	1,373,063	831,563	—
Note payable to bank in monthly installments of $89,329 including interest at prime (with a floor of 4.00% which was the effective interest rate at December 31, 2008 and 2009 and September 30, 2010, with final payment due August 2011, collateralized by mortgages on oil and gas properties and subsequently paid in full in August 2010	2,473,992	1,483,760	—

	35,017,267	27,192,287	24,267,193
Less current maturities	1,802,902	1,531,276	267,193

	$33,214,365	$25,661,011	$24,000,000

Credit facility

On June 27, 2008, in connection with the redemption and buy-out of the 99% limited partner, TIFD III-X, LLC, VOC Brazos entered into a credit agreement with a bank with a maximum commitment for Borrowing Base, Letters of Credit and Swing Line Loans in the amount of $100,000,000. The Borrowing Base Note’s interest rate is adjusted periodically based on the interest rate base (either Eurodollar Rate of one, two, three or six month periods or the bank’s base rate) plus an applicable margin based on a percentage of borrowing base usage. The note’s effective rate at December 31, 2008 and 2009 and September 30, 2010 was 5.15375%, 2.37875% and 2.19438% respectively. Interest is paid no less than quarterly depending on the interest rate

VOC F-14

Predecessor

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

For the years ended December 31, 2007, 2008 and 2009
and the nine months ended September 30, 2009 and 2010
(information for the nine months ended September 30, 2009 and 2010 is unaudited)

base selected. The note is collateralized by all assets of Predecessor and matures on June 27, 2013. Below are further details of Predecessor’s credit agreement with the bank.

Borrowing Base loans:

Predecessor’s initial and current borrowing base is $37 million and thereafter is determined periodically by the lender. Predecessor pays a fee of 0.25% to 0.50% on the unused portion of the borrowing base depending on the portion of the borrowing base utilized by Predecessor.

Letters of Credit:

The credit agreement with the bank provides for the issuance of letters of credit. When the lender issues a letter of credit, initial fees are charged and interest will be due based on the Eurodollar rate plus an applicable margin of 1.50% to 2.25% depending on the amount of Predecessor’s borrowing base currently being used. At December 31, 2008 and 2009 and September 30, 2010, Predecessor did not have any outstanding letters of credit with the lender.

Swing Line Loan:

Predecessor has a revolving credit facility. This revolving credit facility is completely discretionary by the lender. The interest rate for swing line loans is based on the Bank’s base rate. At December 31, 2008 and 2009 and September 30, 2010, Predecessor did not have an outstanding balance on the Swing Line Loan.

Predecessor is subject to certain financial covenants associated with the borrowings including current ratio, interest coverage ratio and maximum leverage ratio requirements. In addition, Predecessor was required to enter into swap agreements to cover at least 75% of the estimated annual production through 2011. Predecessor is in compliance with the required debt covenants at December 31, 2009 and September 30, 2010.

The aggregate scheduled maturities of debt at December 31, 2009 are as follows

2010	$1,531,276
2011	1,330,221
2012	298,880
2013	24,031,910

$27,192,287

NOTE D — FINANCIAL INSTRUMENTS

The Predecessor uses swap agreements to reduce the effects of fluctuations in crude oil prices. At December 31, 2008 and 2009, Predecessor’s hedging activities included swap agreements maturing through the year 2011. Under these arrangements, Predecessor will effectively receive fixed prices for the oil production hedged. The price source for the commodity type hedge is the New York Mercantile Exchange for the monthly activity. The agreements covered 237,552 barrels, 279,603 barrels and 213,933 barrels of crude oil production in the years

VOC F-15

Predecessor

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

For the years ended December 31, 2007, 2008 and 2009
and the nine months ended September 30, 2009 and 2010
(information for the nine months ended September 30, 2009 and 2010 is unaudited)

ended December 31, 2007, 2008 and 2009, respectively. Predecessor produced 386,879, 389,268 and 407,414 barrels of crude oil in 2007, 2008 and 2009, respectively (unaudited). Predecessor had agreements covering 161,520 barrels and 155,893 barrels of crude oil production in the nine months ended September 30, 2009 and 2010, respectively (unaudited). Predecessor produced 298,192 barrels and 374,329 barrels of crude oil in the nine months ended September 30, 2009 and 2010, respectively (unaudited).

Gains and losses on the hedging transactions are recognized when the hedged production is sold. Net expense recorded by Predecessor for swap agreements was $3,996,252 and $8,118,212 for the years ended December 31, 2007 and 2008, respectively and net revenue recorded by Predecessor for swap agreements was $1,477,248 for the year ended December 31, 2009. Such amounts have been reflected as an adjustment to oil and gas sales in the statements of earnings. Predecessor recorded net revenue for swap agreements of $1,880,305 for the nine months ended September 30, 2009 and net expense for swap agreements of $451,354 for the nine months ended September 30, 2010 (unaudited). In addition, Predecessor has recorded income of $300,728 for the nine months ended September 30, 2010 (unaudited) which represents the ineffective portion of the unrealized gain on the hedge at September 30, 2010. These amounts have also been reflected as an adjustment to oil and gas sales in the statements of earnings.

For those oil swap agreements that do not qualify as cash flow hedges, Predecessor has also recorded the changes to fair value as adjustments to oil and gas sales in the statement of earnings as an expense of $3,248,300 for the year ended December 31, 2007 and income of $333,695 for the year ended December 31, 2008.

The notional volume and fair market value of outstanding swap agreements at December 31, 2008 and 2009 and September 30, 2010 (unaudited) are as follows:

2008	Year		Notional Volume	Fixed Price	Fair Value

	2009	(A)	28,800 bbls	$66.32	$333,695
	2009		185,133 bbls	68.85	2,641,929
	2010		174,571 bbls	73.06	1,535,360
	2011		159,894 bbls	94.90	3,849,889

					$8,360,873

2009	Year	Notional Volume	Fixed Price	Fair Value

	2010	174,571 bbls	73.06	$(1,580,850)
	2011	159,894 bbls	94.90	1,371,351

				$(209,499)

VOC F-16

Predecessor

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

For the years ended December 31, 2007, 2008 and 2009
and the nine months ended September 30, 2009 and 2010
(information for the nine months ended September 30, 2009 and 2010 is unaudited)

2010	Year	Notional Volume	Fixed Price	Fair Value

	2010	42,678 bbls	73.06	$(345,524)
	2011	159,894 bbls	94.90	1,590,915

				$1,245,391

(A)	Does not qualify as cash flow hedge.

Predecessor’s swap agreements expose it to market and credit risks that may, at times, be concentrated with certain counterparties or groups of counterparties. At December 31, 2009, Predecessor’s financial instruments were with one major financial institution whose credit worthiness is subject to continuing review, however, full performance is anticipated.

The estimated amount of unrealized loss relating to hedge agreements at December 31, 2009 expected to be reclassified into earnings in the next 12 months is $1,587,315. See Note A6 for more discussion on derivatives.

NOTE E — RELATED PARTIES

Vess Texas Partners, LLC, the general partner of Predecessor, has common ownership with Vess Oil Corporation. Vess Oil Corporation serves as the primary operator of the oil and gas wells of the Partnership. In addition, the primary owner of the primary operator has a minority investment interest in the parent of the revenue intermediary prior to July 22, 2008. As a result of the bankruptcy discussed below, Vess Oil Corporation became the new revenue intermediary on July 22, 2008.

VOC F-17

Predecessor

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

For the years ended December 31, 2007, 2008 and 2009
and the nine months ended September 30, 2009 and 2010
(information for the nine months ended September 30, 2009 and 2010 is unaudited)

Below is a summary of transactions that occurred between Predecessor, its general partner, operator and revenue intermediary:

	December 31,			September 30,
	2007	2008	2009	2009	2010
				(Unaudited)

With operator/new revenue intermediary
Lease operating expense incurred	$5,596,992	$6,705,544	$5,770,203	$4,305,905	$4,480,470
Overhead costs included in lease operating expense	$406,054	$466,796	$548,873	$406,175	$447,213
Reimbursement of overhead costs*	$(255,882)	$(355,235)	$(353,020)	$(263,198)	$(260,742)
Capitalized lease equipment and producing leaseholds costs incurred	$999,864	$794,822	$1,394,856	$593,366	$2,304,551
Payment of well development costs	$1,485,311	$1,004,078	$1,953,828	$745,881	$5,638,441
Revenue receipts	$—	$7,447,596	$8,151,559	$5,000,851	$13,579,071
With General Partner
Overhead costs incurred*	$447,000	$447,000	$447,000	$335,250	$335,250
With former revenue intermediary
Revenue receipts	$1,961,996	$5,963,891	$—	$—	$—

*	Upon dissolution of the former partnership (see Note A2), an agreement was reached between the former partners and operator with Predecessor and new operator. The agreement provided that the existing overhead agreement would continue to apply to all working interest owners other than Predecessor. Predecessor negotiated a new overhead arrangement with lower rates with the new operator, which includes a reimbursement to Predecessor for overhead amounts paid by the other working interest owners. The overhead charges, net of the reimbursement for the amounts paid by the other working interest owners, is included in operating expenses in the statements of earnings.

VOC F-18

Predecessor

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

For the years ended December 31, 2007, 2008 and 2009
and the nine months ended September 30, 2009 and 2010
(information for the nine months ended September 30, 2009 and 2010 is unaudited)

Following is a summary of balances due to/from related parties:

		Former
		Revenue	Crude Oil
	Operator	Intermediary	Purchasers	Total

December 31, 2008
Accounts receivable	$1,036,818	$1,438,121	$2,033,430	$4,508,369
Accounts payable	$819,583	$—	$—	$819,583
Other accrued liabilities	$95,002	$—	$—	$95,002
December 31, 2009
Accounts receivable	$2,167,284	$—	$2,462,780	$4,630,064
Accounts payable	$1,285,891	$—	$—	$1,285,891
September 30 2010 (Unaudited)
Accounts receivable	$3,084,163	$—	$1,813,148	$4,897,311
Accounts payable	$1,415,526	$—	$—	$1,415,526

As publicly reported on July 22, 2008, the revenue intermediary/crude oil purchaser (Eaglwing L.P.) and its parent (SemGroup, L.P.) filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code. During this process, the monies that had been transferred to the revenue intermediary by certain of Predecessor’s oil and gas purchasers for distribution to Predecessor and other working interest, royalty interest and overriding royalty interest owners was erroneously retained by the revenue intermediary. Vess Oil Corporation, as primary operator of Predecessor’s oil and gas leases, filed suit to recover these funds which were estimated to be $1,438,121 for Predecessor’s ownership. In addition, Vess Oil Corporation filed a proof of claim for a statutory lien claim with the bankruptcy court on behalf of the working interest owners (inclusive of Predecessor interests), overriding royalty owners and royalty owners. In 2008, as there was no assurance as to the dollar amount, if any, that would be recovered or the timing of such recovery, an allowance for doubtful accounts of $719,061 or 50% of the total estimated amount owed from Eaglwing, L.P. to Predecessor was established as of December 31, 2008. In addition, an allowance was set up for the oil purchased from the Common Control Properties in the amount of $1,007,594 which represents approximately 87% of June 2008 sales made to Eaglwing, L.P.

In 2009, Predecessor was successful in its suit and received $1,430,660 which resulted in a bad debt recovery of $719,061 as reflected in the 2009 statement of earnings. In regards to oil sales made to Eaglwing, L.P., Predecessor received 100% of the sales made to Eaglwing, L.P. from July 2, 2008 through July 22, 2008 in April 2010 and approximately 13% of the sales made to Eaglwing from June 1, 2008 through July 1, 2008 in October 2010.

A summary of sales and trade receivables with MV Purchasing, LLC, an affiliate of VOC Sponsor, follows:

				Nine Months Ended
	Year Ended December 31,			September 30,
	2007	2008	2009	2009	2010

Sales	$—	$646,957	$5,993,119	$4,063,764	$6,239,438
Trade Receivables	$—	$180,841	$610,191		$656,226

VOC F-19

Predecessor

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

For the years ended December 31, 2007, 2008 and 2009
and the nine months ended September 30, 2009 and 2010
(information for the nine months ended September 30, 2009 and 2010 is unaudited)

MV Purchasing began operations on August 1, 2008.

NOTE F — CONCENTRATION OF CREDIT RISK

Financial instruments, which potentially subject Predecessor to credit risk, consist primarily of cash, cash equivalents, trade receivables and swap agreements.

Predecessor maintains cash and cash equivalents with two financial institutions. At times, such amounts may exceed the F.D.I.C. limits. Predecessor places its cash and cash equivalents with high credit quality financial institutions and believes that no significant concentration of credit risk exists with respect to these cash investments.

Sales and trade receivables subject Predecessor to the potential for credit risk with customers. Approximately 82%, 80% and 83% of Predecessor’s trade receivables balance at December 31, 2008 and 2009 and September 30, 2010 (unaudited), respectively, was represented by two, three and two customers and the revenue intermediaries, respectively. Approximately 79%, 81%, 74%, 73% and 78% of sales for the years ended December 31, 2007, 2008 and 2009 and for the nine months ended September 30, 2009 and 2010 (unaudited), respectively, were made to three, four, three, three and three customers respectively. Management continually evaluates the credit worthiness of the customers and believes net amount recorded will be received.

Predecessor has entered into certain swap agreements as discussed in Note D.

NOTE G — ASSET RETIREMENT OBLIGATION

The Predecessor’s asset retirement obligations are primarily associated with the plugging and abandoning of oil and gas properties. The activity in the asset retirement obligation during the years ended December 31 and for the period ended September 30, 2010 is as follows:

	December 31,			September 30,
	2007	2008	2009	2010
				(Unaudited)

Asset retirement obligation — beginning of period	$2,285,964	$2,641,033	$4,075,952	$3,019,115
Liabilities incurred during the period	83,668	238,516	77,632	29,978
Liabilities settled during the period	(1,737)	(25,143)	(27,149)	(235,053)
Accretion expense	128,018	154,231	224,152	121,229
Increase (decrease) in asset retirement obligation due to changes in timing and changes in estimated cash flows	145,120	1,067,315	(1,331,472)	—

Asset retirement obligation — end of period	2,641,033	4,075,952	3,019,115	2,935,269
Less current portion included in other accrued liabilities	80,844	272,037	365,439	170,404

Long-term portion	$2,560,189	$3,803,915	$2,653,676	$2,764,865

VOC F-20

Predecessor

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

For the years ended December 31, 2007, 2008 and 2009
and the nine months ended September 30, 2009 and 2010
(information for the nine months ended September 30, 2009 and 2010 is unaudited)

NOTE H — FAIR VALUE MEASUREMENTS

Effective January 1, 2008, the Predecessor adopted new accounting guidance for its financial assets and liabilities measured on a recurring basis. This guidance establishes a framework for measuring fair value of assets and liabilities and expands disclosures about fair value measurements. It defines fair value as the amount that would be received from the sale of an asset or paid for the transfer of a liability in an orderly transaction between market participants, i.e., an exit price. To estimate an exit price, a three-level hierarchy is used. The fair value hierarchy prioritizes the inputs, which refer broadly to assumptions market participants would use in pricing an asset or a liability, into three levels. Level 1 inputs are unadjusted quoted prices in active markets for identical assets and liabilities and have the highest priority. Level 2 inputs are inputs other than quoted prices within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 3 inputs are unobservable inputs for the financial asset or liability and have the lowest priority.

The carrying amount reported in the combined balance sheets for cash and cash equivalents, accounts receivable and accounts payable, accrued expenses and settlements receivable and payable on oil swap agreements approximates fair value because of the immediate or short-term maturity of these financial instruments. The carrying amount reported in the combined balance sheets for note payable approximates fair value because the actual interest rates do not significantly differ from current rates offered for instruments with similar characteristics.

The following table provides fair value measurement information for financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2008 and 2009 and September 30, 2010 (unaudited):

	Quoted Prices in	Significant Other	Unobservable
	Active Markets	Observable Inputs	Inputs
	(Level 1)	(Level 2)	(Level 3)

Financial assets (liabilities):
2008 Hedge agreements, net	$—	$8,360,873	$—
2009 Hedge agreements, net	$—	$(209,499)	$—
2010 Hedge agreements, net	$—	$1,245,391	$—
2008 asset retirement obligations incurred	$—	$—	$(238,516)
2009 asset retirement obligations incurred	$—	$—	$(77,632)
2010 asset retirement obligations incurred	$—	$—	$(29,978)

Level 1 Fair Value Measurements

None.

Level 2 Fair Value Measurements

Hedge agreements — The fair value of hedge agreements has been established utilizing established index prices, oil future price curves and discount factors. These estimates are compared to the counterparty values for reasonableness. The hedge agreements are also subject to the risk that the counterparty will be unable to meet its obligations. Such non-performance risk is

VOC F-21

Predecessor

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

For the years ended December 31, 2007, 2008 and 2009
and the nine months ended September 30, 2009 and 2010
(information for the nine months ended September 30, 2009 and 2010 is unaudited)

considered in the valuation of the hedge agreements, but has not had a material impact on the values of our hedge agreements.

Level 3 Fair Value Measurements

The initial measurement of asset retirement obligations’ fair value is calculated using discounted cash flow techniques and is based on internal estimates of future retirement costs associated with oil and gas properties. Given the unobservable nature of the inputs, including plugging costs and reserve lives, the initial measurement of the ARO liability is deemed to use Level 3 inputs. See Notes A13 and G for further discussion.

NOTE I — COMMITMENTS AND CONTINGENCIES

The Partnership has entered into two drilling authorization for expenditure (AFE) agreements in late 2009 that total $3,738,210. As of December 31, 2009, the Partnership has incurred $843,483 leaving an estimated balance to completion remaining on these AFEs of $2,894,727.

The Predecessor is involved in legal actions and claims arising in the ordinary course of business. After discussion with counsel representing the Predecessor, it is the opinion of management that these matters will not have a material adverse effect on the Predecessor’s financial statements.

NOTE J — SUBSEQUENT EVENTS

Management has reviewed activity from December 31, 2009 through December 29, 2010 which is considered to be the date through which these financial statements are available to be issued for events requiring recognition or disclosure.

In 2010, Predecessor has entered into five more drilling AFEs totaling $5,644,195.

NOTE K — DISCLOSURES ABOUT OIL AND GAS ACTIVITIES (UNAUDITED)

In December 2009, Predecessor adopted revised oil and gas reserve estimation and disclosure requirements. The primary impact of the new disclosures is to conform the definition of proved reserves to the SEC Modernization of Oil and Gas Reporting rules, which were issued by the SEC at the end of 2008. The new rules revised the definition of proved oil and gas reserves to require that the average, first-day-of-the-month price during the 12-month period before the end of the year, rather than the year-end price, be used when estimating whether reserve quantities are economical to produce. This same 12-month average price is also used in calculating the aggregate amount of (and changes in) future cash inflows related to the standardized measure of discounted future net cash flows. The rules also allow for the use of reliable technology to estimate proved oil and gas reserves if those technologies have been demonstrated to result in reliable conclusions about reserve volumes. The unaudited supplemental information on oil and gas exploration and production activities for 2009 has been presented in accordance with the new reserve estimation and disclosure rules, which may not be applied retrospectively. The 2006,

VOC F-22

Predecessor

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

For the years ended December 31, 2007, 2008 and 2009
and the nine months ended September 30, 2009 and 2010
(information for the nine months ended September 30, 2009 and 2010 is unaudited)

2007 and 2008 data are presented in accordance with SEC oil and gas disclosure requirements effective during those periods.

Estimates of the proved oil and gas reserves attributable to the Predecessor as of December 31, 2006, 2007, 2008 and 2009 and for the Common Control Properties as of December 31, 2007, 2008 and 2009 are based on reports of Cawley, Gillespie & Associates, Inc., independent petroleum and geological engineers, and the contract property management engineering staff of Predecessor who operate the underlying properties, in accordance with the provisions of accounting literature for Oil and Gas Extractive Activities. Users of this information should be aware that the process of estimating quantities of “proved” and “proved developed” and “proved undeveloped” crude oil and natural gas reserves is very complex, requiring significant subjective decisions in the evaluation of all available geological, engineering and economic data for each reservoir. The data for a given reservoir may also change substantially over time as a result of numerous factors, including additional development activity, evolving production history and continual reassessment of the viability of production under varying economic conditions. Consequently, material revisions to existing reserve estimates occur from time to time.

The reserve data below represent estimates only and should not be construed as being exact. Moreover, the discounted values should not be construed as representative of the current market value of the oil and gas properties. A market value determination would include many additional factors including: (i) anticipated future oil and gas prices; (ii) the effect of federal income taxes, if any, on Predecessor; (iii) an allowance for return on investment; (iv) the effect of governmental legislation; (v) the value of additional potential reserves, not considered proved at present, which may be recovered as a result of further exploration and development activities; and (vi) other business risks.

The following tables set forth (i) the estimated net quantities of proved, proved developed and proved undeveloped oil and natural gas reserves attributable to the oil and gas properties, and (ii) the standardized measure of the discounted future net profits interest income attributable to the oil and gas properties and the nature of changes in such standardized measure between

VOC F-23

Predecessor

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

For the years ended December 31, 2007, 2008 and 2009
and the nine months ended September 30, 2009 and 2010
(information for the nine months ended September 30, 2009 and 2010 is unaudited)

years. These tables are prepared on the accrual basis, which is the basis on which Predecessor maintains its production records.

ESTIMATED QUANTITIES OF OIL AND GAS RESERVES

	Oil	Gas
	(Bbls)	(Mcf)

Proved reserves:
Balance at December 31, 2006	8,174,154	4,573,914
Revisions, extensions, discoveries and additions	(332,769)	190,995
Production	(386,879)	(390,593)

Balance at December 31, 2007	7,454,506	4,374,316
Revisions, extensions, discoveries and additions	(569,089)	276,043
Production	(389,268)	(426,326)

Balance at December 31, 2008	6,496,149	4,224,033
Revisions, extensions, discoveries and additions	2,003,848	693,788
Production	(407,415)	(414,730)

Balance at December 31, 2009	8,092,582	4,503,091

Proved developed reserves:
December 31, 2006	7,497,626	4,243,531

December 31, 2007	6,877,406	4,116,158

December 31, 2008	5,770,190	3,928,995

December 31, 2009	6,729,632	3,854,008

Proved undeveloped reserves:
December 31, 2006	676,528	330,383

December 31, 2007	577,100	258,158

December 31, 2008	725,959	295,038

December 31, 2009	1,362,950	649,083

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS
FROM PROVED OIL AND GAS RESERVES

Future oil and natural gas sales and production and development costs have been estimated in accordance with the SEC Modernization of Oil and Gas Reporting Rules.

The standardized measure of discounted future net cash flows (the “Standardized Measure”) represents the present value of estimated future cash inflows from proved oil and natural gas reserves, less future development, production and plugging and abandonment costs, discounted at 10% per annum to reflect timing of future cash flows. Production costs do not include depreciation, depletion and amortization of capitalized acquisition, exploration and development costs. Because Predecessor bears no federal income tax expense and taxable income is passed

VOC F-24

Predecessor

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

For the years ended December 31, 2007, 2008 and 2009
and the nine months ended September 30, 2009 and 2010
(information for the nine months ended September 30, 2009 and 2010 is unaudited)

through to the partners of Predecessor, no provision for federal or state income taxes is included in the reserve report or in the calculation of the Standardized Measure.

Estimated proved reserves and related future net revenues and Standardized Measure were determined using index prices for oil and natural gas, without giving effect to derivative transactions, and were held constant throughout the life of the properties. The index prices were $90.83/Bbl for oil and $7.47/Mcf for natural gas at December 31, 2007, $39.49/Bbl for oil and $5.61/Mcf for natural gas at December 31, 2008, and the unweighted arithmetic average first-day of-the-month prices for the prior 12 months were $55.82/Bbl for oil and $4.58/Mcf for natural gas at December 31, 2009. These prices were adjusted in the case of crude oil for forecasted gravity, quality, transportation and marketing as well as other factors affecting the price received at the wellhead. The impact of the adoption of the authoritative guidance of the Financial Accounting Standard Board (the “FASB”) on the SEC oil and gas reserve estimation final rule on our financial statements is not practicable to estimate due to the operation and technical challenges associated with calculating a cumulative effect of adoption by preparing reserve reports under both the old and new rules.

Changes in the demand for oil and natural gas, inflation, and other factors made such estimates inherently imprecise and subject to substantial revision. This table should not be construed to be an estimate of current market value of the proved reserves attributable to Predecessor’s reserves.

The estimated Standardized Measure relating to Predecessor’s proved reserves at December 31, 2007, 2008 and 2009 is shown below:

	2007	2008	2009

Future cash inflows	$709,982,661	$285,599,020	$479,804,227
Future costs
Production	(230,390,861)	(152,898,120)	(192,121,342)
Development	(8,755,334)	(12,501,184)	(25,183,887)

Future net cash flows	470,836,466	120,199,716	262,498,998
Less 10% discount factor	(264,326,635)	(60,259,262)	(142,117,093)

Standardized measure of discounted future net cash flows	$206,509,831	$59,940,454	$120,381,905

VOC F-25

Predecessor

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

For the years ended December 31, 2007, 2008 and 2009
and the nine months ended September 30, 2009 and 2010
(information for the nine months ended September 30, 2009 and 2010 is unaudited)

The following table sets forth the changes in the Standardized Measure applicable to Predecessor’s proved oil and natural gas reserves for the years ended December 31, 2007, 2008 and 2009:

CHANGES IN STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH
FLOWS FROM PROVED OIL AND GAS RESERVES

	2007	2008	2009

Standardized measure at beginning of year	$151,282,536	$206,509,831	$59,940,454
Sales of oil and gas produced, net of production costs	(20,049,955)	(29,744,163)	(15,788,110)
Net changes in price and production costs	68,207,350	(154,948,134)	41,400,518
Changes in estimated future development costs	222,643	(2,726,749)	(14,381,027)
Development costs incurred during the period which reduce future development costs	1,200,100	52,800	2,700,100
Revisions of quantity estimates	(8,530,591)	(5,476,929)	32,773,504
Accretion of discount	15,128,254	20,650,983	5,994,045
Change in production rates, timing and other	(950,506)	25,622,815	7,742,421

Standardized measure at end of year	$206,509,831	$59,940,454	$120,381,905

VOC F-26

Predecessor

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma financial statements have been prepared to illustrate the acquisition of the Acquired Properties and the conveyance of a net profits interest in all the underlying properties by VOC Sponsor to the Trust and distribution by VOC Sponsor to its limited partners of the net proceeds of this offering including the sale of trust units to VOC Partners, LLC, an affiliate of VOC Sponsor, 45 days after the closing of this offering. The unaudited pro forma balance sheet is presented as of September 30, 2010, giving effect to the acquisition of the Acquired Properties, the issuance of             trust units at $        per unit, the net profits interest conveyance and the payment of VOC Sponsors’ distribution by VOC Sponsor to its limited partners of the net proceeds of this offering as if they occurred on September 30, 2010. The unaudited pro forma statements of earnings present the historical statements of earnings of VOC Sponsor for the year ended December 31, 2009 and the nine months ended September 30, 2010, giving effect to the acquisition of the Acquired Properties and to the net profits interest conveyance and the distribution by VOC Sponsor to its limited partners as if they occurred as of January 1, 2009 reflecting only pro forma adjustments expected to have a continuing impact on the combined results.

These unaudited pro forma financial statements are for informational purposes only. They do not purport to present the results that would have actually occurred had the unit offering, net profits interest conveyance and the distribution by VOC Sponsor to its limited partners of the net proceeds of this offering been completed on the assumed dates or for the periods presented. Moreover, they do not purport to project VOC Sponsors’ financial position or results of operations for any future date or period.

To produce the pro forma financial information, management made certain estimates. These estimates are based on the most recently available information. To the extent there are significant changes in these amounts, the assumptions and estimates herein could change significantly. The unaudited pro forma financial statements should be read in conjunction with the accompanying notes to such unaudited pro forma financial statements, “Management’s Discussion and Analysis of Financial Condition and Results of Operations of VOC Sponsor” and the audited historical financial statements of Predecessor included in this prospectus and elsewhere in the registration statement.

VOC F-27

Predecessor

UNAUDITED PRO FORMA BALANCE SHEET

	September 30, 2010
				Additional		Pro Forma
	Historical	Adjustments (a)	Pro Forma	Adjustments		as Adjusted

Cash and cash equivalents	$10,041,005	$13,178	$10,054,183	—	(b)	10,054,183
Accounts receivable — oil and gas sales	938,871	1,014,020	1,952,891	—		1,952,891
Accounts receivable — oil and gas sales — related parties, net of allowance for doubtful accounts of $1,007,594	3,889,717	1,074,812	4,964,529	—		4,964,529
Settlement receivable on oil swap agreements	31,262	—	31,262	—		31,262
Receivable from Trust	—	—	—	339,234	(d)	339,234
Note receivable — related parties	—	—	—	33,097,222	(c)	33,097,222
Oil Swap agreements	911,691	—	911,691	—		911,691
Prepaid expenses	127,200	—	127,200	—		127,200

Total current assets	15,939,746	2,102,010	18,041,756	33,436,456		51,478,212

OIL AND GAS PROPERTIES	118,974,942	61,206,695	180,181,637	(144,145,310	)(d)	36,036,327
Less accumulated depreciation, depletion and amortization	26,331,798	—	26,331,798	(21,065,438	) (d)	5,266,360

	92,643,144	61,206,695	153,849,839	(123,079,872	) (d)	30,769,967
OTHER ASSETS
Oil swap agreements	333,700	—	333,700	—		333,700
Receivable from Trust	—	—	—	1,942,872	(d)	1,942,872
Deferred loan costs, net of accumulated amortization of $1,263,354	695,527	—	695,527	—		695,527
Deferred offering costs	14,268	336,048	350,316	(350,316	) (e)	—

	1,043,495	336,048	1,379,543	1,592,556		2,972,099

	$109,626,385	$63,644,753	$173,271,138	$(88,050,860)		$85,220,278

LIABILITIES AND PARTNERS’ CAPITAL/COMMON CONTROL OWNERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable
Trade	$12,286	$127,356	$139,642	$—		$139,642
Related parties	1,415,526	615,059	2,030,585	—		2,030,585
Accrued interest	125,811	—	125,811	—		125,811
Settlement payable on oil swap agreements	35,757	—	35,757	—		35,757
Accrued ad valorem taxes	890,631	496,458	1,387,089	—		1,387,089
Other accrued liabilities	182,376	403,770	586,146	—		586,146
Due to Trust				729,353	(d)	729,353
Deferred gain on sale				7,235,963	(e)	7,235,963
Current maturities of notes payable	267,193	—	267,193	—		267,193

Total current liabilities	2,929,580	1,642,643	4,572,223	7,965,316		12,537,539
LONG-TERM LIABILITIES, less current maturities
Notes payable	24,000,000	—	24,000,000	—		24,000,000
Deferred gain on sale	—	—	—	73,174,296	(e)	73,174,296
Due to Trust	—	—	—	266,960	(d)	266,960
Asset retirement obligation	2,764,865	2,057,585	4,822,450	—		4,822,450

	26,764,865	2,057,585	28,822,450	73,441,256		102,263,706
PARTNERS’ CAPITAL/COMMON CONTROL OWNERS’ EQUITY (DEFICIT)
General partner capital account	697,791	—	697,791	(1,349,220	)(f)	(651,429)
Limited partner capital account	57,776,184	—	57,776,184	(66,121,443	) (g)	(8,345,259)
Common control owners’ equity	20,513,302	59,944,525	80,457,827	(101,986,769	) (h)	(21,528,942)
Accumulated other comprehensive income	944,663	—	944,663	—		944,663

	79,931,940	59,944,525	139,876,465	(169,457,432)		(29,580,967)

	$109,626,385	$63,644,753	$173,271,138	$(88,050,860)		$85,220,278

The accompanying notes are an integral part of these unaudited pro forma financial statements.

VOC F-28

Predecessor

UNAUDITED PRO FORMA STATEMENTS OF EARNINGS

	Year Ended December 31, 2009						Nine Months Ended September 30, 2010
						Pro						Pro
		(a)	Pro	Additional		Forma as		(a)	Pro	Additional		Forma as
	Historical	Adjustments	Forma	Adjustments		Adjusted	Historical	Adjustments	Forma	Adjustments		Adjusted
Revenues
Oil and gas sales	$25,745,771	$18,383,029	$44,128,800	$(35,303,040	)(i)	$8,825,760	$29,089,570	$17,981,276	$47,070,846	$(37,656,677	)(i)	$9,414,169
Gain on sale of assets	—	—	—	7,005,413	(j)	7,005,413	—	—	—	5,216,956	(j)	5,216,956
Other	4,452	—	4,452	—		4,452	1,681	—	1,681	—		1,681

	25,750,223	18,383,029	44,133,252	(28,297,627)		15,835,625	29,091,251	17,981,276	47,072,527	(32,439,721)		14,632,806
Costs and expenses
Lease operating	6,787,857	5,969,210	12,757,067	(10,205,654	)(k)	2,551,413	5,228,613	4,690,168	9,918,781	(7,935,024	)(k)	1,983,757
Production and property taxes	1,646,052	1,169,799	2,815,851	(2,252,681	)(l)	563,170	1,918,959	950,133	2,869,092	(2,295,274	)(l)	573,818
Depreciation, depletion, amortization and accretion	5,210,212	4,883,586	10,093,798	(7,847,694	)(m)	2,246,104	4,354,677	3,369,504	7,724,181	(5,968,621	)(m)	1,755,560
Interest expense	1,500,647	—	1,500,647	—		1,500,647	920,104	—	920,104	—		920,104
Bad debt expense (recovery)	(719,061)	—	(719,061)	—		(719,061)	—	—	—	—		—
General and administrative	463,295	—	463,295	—		463,295	111,576	18,518	130,094	—		130,094

Total costs and expenses	14,889,002	12,022,595	26,911,597	(20,306,029)		6,605,568	12,533,929	9,028,323	21,562,252	(16,198,919)		5,363,333

Net earnings	$10,861,221	$6,360,434	$17,221,655	$(7,991,598)		$9,230,057	$16,557,322	$8,952,953	$25,510,275	$(16,240,802)		$9,269,473

The accompanying notes are an integral part of these unaudited pro forma financial statements.

VOC F-29

Predecessor

NOTES TO THE UNAUDITED PRO FORMA FINANCIAL INFORMATION

NOTE A — BASIS OF PRESENTATION

VOC Sponsor will convey the net profits interest in oil and natural gas producing properties located in the States of Kansas and Texas to the VOC Energy Trust (the “Trust”). The net profits interest entitles the Trust to receive 80% of the net proceeds attributable to VOC Sponsors’ interest from the sale of production from the underlying properties. The net profits interest will terminate and the underlying properties will revert back to VOC Sponsor on the later to occur of (1) December 31, 2030, or (2) when 9.7 MMBoe have been produced from the underlying properties and sold.

The net proceeds of the offering will be used to distribute $169.5 million to the partners of VOC Sponsor.

The unaudited pro forma balance sheet assumes the issuance of           trust units at $      per unit and estimated direct transaction costs to be incurred by VOC Sponsor of approximately $      million (comprised of underwriter, legal, accounting and other fees). As of September 30, 2010, VOC Sponsor had incurred $350 thousand of these direct transaction costs.

VOC Sponsor will sell           of the trust units to the public for cash of $      million and recognize a deferred gain of $80.4 million. The deferred gain will be recognized in income over the life of the net profits interest based on production. Forty-five days after the closing of this offering, VOC Sponsor will also sell           of the trust units to VOC Partners, LLC, an affiliate of VOC Sponsor, in exchange for $9.3 million in cash and notes receivable for $83.6 million in the aggregate. The notes will be paid off in forty (40) quarterly payments beginning July 2011, including interest at 5.0%. The notes will be collateralized by each partner’s ownership interest in VOC Partners. In accordance with accounting rules for transactions among related parties, the notes receivable were recorded at the historical carrying value of the trust units sold to the members and no gain on sale has been reflected. The excess of payments over the historical carrying value will be recorded as capital contributions by the members.

VOC Sponsor has entered into hedge arrangements with institutional third parties with respect to the volumes of oil production for the periods covered by these pro forma statements and the years following until 2011 such that VOC Sponsor would be entitled to receive payments from the counterparties in the event that reference prices for oil contracts traded on NYMEX for the periods covered are less than the fixed prices specified for the hedge and other derivatives. VOC Sponsor will also be required to make payments to the counterparties in the event that reference prices for oil contracts traded on NYMEX for the periods covered are more than the fixed prices specified for the hedge arrangements. Although these hedge and other derivative arrangements will not be directly dedicated or pledged to the Trust, VOC Sponsor expects that payments received or made by it under these hedge arrangements will affect its financial obligations to make payments to the Trust. The effects of these hedge and other derivative arrangements, if any, are reflected in these unaudited pro forma financial statements.

NOTE B — PRO FORMA ADJUSTMENTS

Pro forma adjustments are necessary to reflect the issuance of the trust units, the conveyance of the net profits interest, the sale of trust units and the payment of VOC Sponsors’ long-term

VOC F-30

obligations and distributions using proceeds from the offering. The pro forma adjustments included in the unaudited pro forma balance sheet are as follows:

(a)	Pro forma adjustments necessary to record the acquisition of the Acquired Properties oil and gas related assets at estimated fair value (at December 31, 2009), liabilities, owners’ equity and oil and gas revenues and related expenses.

Additional pro forma adjustments are necessary to reflect the issuance of the trust units, the conveyance of the net profits interest, the sale of trust units and the payment of VOC Sponsor’s distributions using proceeds from the offering. The pro forma adjustments included in the unaudited pro forma balance sheet are as follows:

		September 30, 2010

(b)	Gross cash proceeds from the sale of the trust units	$174,000,000
	Cash down payment on related party note	9,287,116
	Payment of estimated remaining transaction fees and costs from the sale of trust units	(13,829,684)
	Distribution to members	(169,457,432)

		$—

(c)	Receivable from related party for sale of 34.8% of trust units at historical value	$42,384,338
	Cash down payment on receivable	9,287,116

	Remaining receivable from related party for sale of 34.8% of trust units	$33,097,222

(d)	Current payable for conveyance of oil swap agreements to the Trust	$729,353
	Long-term payable for conveyance of oil swap agreements to the Trust	266,960

		$996,313

	Reduction of oil and gas properties due to conveyance of net profits interest	$(144,145,310)
	Reduction of associated accumulated depreciation, depletion, and amortization	21,065,438

		$(123,079,872)

	Current receivable from Trust for conveyance of asset retirement obligation	$339,234
	Long-term receivable from Trust for conveyance of asset retirement obligation	1,942,872

		$2,282,106

	Net oil and gas properties and equipment	$153,849,839
	Asset retirement obligation liability	(2,852,632)
	Oil swap agreements	1,245,391

		152,242,598

	80% Net Profits Interest	$121,794,078

(e)	Deferred gain on sale of net profits interest is calculated as follows:
	Gross cash proceeds from the sale of the trust units	$174,000,000
	Less: Net book value of conveyed net profits interests	(79,409,741)
	Deferred transaction fees and costs incurred as of September 30, 2010	(350,316)
	Payment of Underwriting discounts, structuring fees and other offering expenses	(13,829,684)

	Deferred gain on sale	$80,410,259

	Current portion of deferred gain	$7,235,963
	Long-term portion of deferred gain	$73,174,296

(f)	To record distribution of remaining cash to general partner	$(1,349,220)

(g)	To record distribution of remaining cash to limited partner	$(66,121,443)

(h)	To record distribution of remaining cash to common control owners	$(101,986,769)

VOC F-31

The pro forma adjustments included in the unaudited pro forma statements of earnings are as follows:

		Year Ended	Nine Months Ended
		December 31, 2009	September 30, 2010

(i)	Decrease in oil and gas sales attributable to net profits interest	$(35,303,040)	$(37,656,677)

(j)	To record amortization of gain on sale of trust units over the life of the trust	$7,005,413	$5,216,956

(k)	Decrease in lease operating expenses attributable to the net profits interest	$(10,205,654)	$(7,935,024)

(l)	Decrease in production and property taxes attributable to the net profits interest	$(2,252,681)	$(2,295,274)

(m)	Reduce depreciation on assets sold to Trust	$(7,847,694)	$(5,968,621)

VOC F-32

APPENDIX A

SUMMARIES OF RESERVE REPORTS

March 22, 2010

Mr. Bill Horigan
Vess Oil Corporation
1700 Waterfront Pkwy, Bldg 500
Wichita, KS 67206

Re:	Evaluation Summary VOC Brazos Energy Partners, L.P. Interests Total Proved Reserves Brazos and Smith Counties, Texas As of January 1, 2010

Dear Mr. Horigan:

As requested, this report was prepared on March 22, 2010 for VOC Brazos Energy Partners, L.P. interests (“Company”) for the purpose of submitting our estimates of total proved reserves and forecasts of economics attributable to Company interests. We evaluated 100% of the Company reserves, which are made up of various oil and gas properties in Brazos and Smith Counties, Texas. This evaluation utilized an effective date of January 01, 2010, and was prepared using constant prices and costs and conforms to the guidelines of the Securities and Exchange Commission (SEC). A composite summary of the proved reserves is presented below.

		Proved	Proved
		Developed	Developed	Proved	Total
		Producing	Non-Producing	Undeveloped	Proved

Net Reserves
Oil	— Mbbl	3,836.3	378.1	1,363.0	5,577.4
Gas	— MMcf	1,902.0	180.4	649.1	2,731.5
Revenue
Oil	— M$	219,756.3	21,937.3	80,222.0	321,915.5
Gas	— M$	12,897.5	1,135.6	3,164.4	17,197.5
Severance Taxes	— M$	10,447.4	1,094.3	3,927.5	15,469.2
Ad Valorem Taxes	— M$	6,378.4	658.0	2,480.1	9,516.5
Operating Expenses	— M$	81,383.0	3,847.0	8,268.8	93,498.6
Workover Expenses	— M$	3,725.5	0.0	0.0	3,725.5
3rd Party COPAS	— M$	0.0	0.0	0.0	0.0
Other Deductions	— M$	2,481.7	100.7	203.5	2,786.0
Investments	— M$	0.0	3,344.8	21,448.6	24,793.3
Net Operating Income	— M$	128,238.0	14,028.1	47,057.9	189,323.9
Discounted @ 10%	— M$	56,090.4	7,286.6	18,253.6	81,630.5

The discounted cash flow value shown above should not be construed to represent an estimate of the fair market value by Cawley, Gillespie & Associates, Inc. (“CG&A”)

Annex A-1

VOC Brazos Energy Partners, L.P. Interests
March 22, 2010

Presentation

This report is divided into four main sections: Summary (“TP”), Proved Developed Producing (“PDP”), Proved Developed Non-Producing (“PDNP”) and Proved Undeveloped (“PUD”). Within each reserve category section are grand total Table I’s and Table II summaries. The Table I’s present composite reserve estimates and economic forecasts for the particular reserve category. Following Table I are two Table II “oneline” summaries that present estimates of ultimate recovery, gross and net reserves, ownership, revenue, expenses, investments, net income and discounted cash flow (“DCF”) for the individual properties that make up the corresponding Table I. The first Table II is sorted by property on DCF value, and the second Table II is sorted by field and property.

For a more detailed description of the report layout, please refer to the Table of Contents following this letter. The data presented in each Table I is explained in page 1 of the Appendix. The methods employed in estimating reserves are described in page 2 of the Appendix.

Hydrocarbon Pricing

As provided, oil and gas prices were adjusted to the following index prices:

	WTI Cushing	Henry Hub
	Crude Oil	Natural Gas
Year	$/STB	$/MMBTU

2010	61.18	3.833
Thereafter	61.18	3.833

As specified by the SEC, the above prices are 12-month averages based upon the price on the first day of each month during 2009. Adjustments to oil and gas prices were made based upon data provided by your office. These adjustments include treating cost, transportation charges and/or crude quality and gravity corrections. Gas prices were further adjusted with a heating value (BTU content) applied on a per-property basis.

Expenses and Taxes

Lease operating expenses, workover expenses, investments and other deductions were forecast as furnished by your office. As requested, LOE and investments were not escalated. Other Deductions (column 27) represents the net overhead charges as per the JOA. Severance tax values were determined by applying normal state severance tax rates. Ad valorem tax rates were forecast as provided by your office.

MISCELLANEOUS

An on-site field inspection of the properties has not been performed nor has the mechanical operation or condition of the wells and their related facilities been examined, nor have the wells been tested by Cawley, Gillespie & Associates, Inc. Possible environmental liability related to the properties has not been investigated nor considered. The cost of plugging and the salvage value of equipment at abandonment have not been included except as noted above.

The proved reserve classifications used herein conform to the criteria of the Securities and Exchange Commission as defined in pages 3 and 4 of the Appendix. The reserves and economics

Annex A-2

VOC Brazos Energy Partners, L.P. Interests
 March 22, 2010

are predicated on regulatory agency classifications, rules, policies, laws, taxes and royalties in effect on the effective date, except as noted herein. The possible effects of changes in legislation or other Federal or State restrictive actions have not been considered. However, we do not anticipate nor are we aware of any legislative changes or restrictive regulatory actions that may impact the recovery of reserves. The assumptions, data, methods and procedures used herein are appropriate for the purpose served by this report. It should be realized that the reserves actually recovered, the revenue derived therefrom and the actual cost incurred could be more or less than the estimated amounts.

The reserve estimates and forecasts were based upon interpretations of data furnished by your office and available from our files. Ownership information and economic factors such as liquid and gas prices, price differentials, expenses, investments and tax rates were furnished by your office and were accepted as furnished. To some extent, information from public records was used to check and/or supplement these data. The basic engineering and geological data were utilized subject to third party reservations and qualifications. Nothing has come to our attention, however, that would cause us to believe that we are not justified in relying on such data.

This report was prepared for the exclusive use of VOC Brazos Energy Partners, L.P. Third parties should not rely on it without the written consent of the above and Cawley, Gillespie & Associates, Inc. We are independent registered professional engineers and geologists. We have used all methods and procedures that we consider necessary under the circumstances to prepare this report. We do not own an interest in the properties or VOC Brazos Energy Partners, L.P. and are not employed on a contingent basis. Our work papers and related data are available for inspection and review by authorized, interested parties.

Yours very truly,

/s/  Cawley, Gillespie & Associates, Inc.
CAWLEY, GILLESPIE & ASSOCIATES, INC.
Texas Registered Engineering Firm (F-693)

Annex A-3

October 20, 2010

Mr. Bill Horigan Vess Oil Corporation 1700 Waterfront Pkwy, Bldg 500 Wichita, Kansas 67206

Re:	Evaluation Summary
VOC Kansas Energy Partners, LLC

Composite of Various Interest Groups

Certain Properties in Kansas & Texas
Total Proved Reserves
As of December 31, 2009

Dear Mr. Horigan:

As requested, this report was prepared on October 20, 2010 for Vess Oil Corporation (“Company”) for the purpose of submitting our estimates of total proved reserves and forecasts of economics attributable to the VOC Kansas Energy Partners, LLC (“VOC-KEP”) interests, which is a composite of various working interest groups. We evaluated 100% of the VOC-KEP reserves, which are made up of various oil and gas properties in Kansas and Texas. This evaluation utilized an effective date of December 31, 2009, and was prepared using constant prices and costs and conforms to the guidelines of the Securities and Exchange Commission (SEC). A composite summary of the proved reserves is presented below.

	Proved	Proved
	Developed	Developed	Total
	Producing	Non-Producing	Proved

Net Reserves
Oil	6,209.9	143.0	6,352.9
Gas	3,731.0	0.0	3,731.0
Revenue
Oil	334,898.6	7,713.1	342,611.8
Gas	10,666.6	0.0	10,666.6
Severance Taxes	3,469.9	0.0	3,469.9
Ad Valorem Taxes	11,541.8	388.5	11,930.4
Operating Expenses	128,561.1	1,358.5	129,919.6
Workover Expenses	0.0	0.0	0.0
COPAS	25,024.1	266.5	25,290.6
Investments	0.0	523.6	523.6
Net Operating Income	176,968.3	5,176.0	182,144.3
Discounted @ 10%	94,549.7	2,509.7	97,059.3

The discounted cash flow value shown above should not be construed to represent an estimate of the fair market value by Cawley, Gillespie & Associates, Inc. (“CG&A”)

Annex A-4

VOC Kansas Energy Partners, LLC
October 20, 2010

Presentation

This report is divided into three main sections: Summary (“TP”), Proved Developed Producing (“PDP”) and Proved Developed Non-Producing (“PDNP”). Within each reserve category section are grand total Table I’s and Table II summaries. The Table I’s present composite reserve estimates and economic forecasts for the particular reserve category. Following Table I are two Table II “oneline” summaries that present estimates of ultimate recovery, gross and net reserves, ownership, revenue, expenses, investments, net income and discounted cash flow (“DCF”) for the individual properties that make up the corresponding Table I. The first Table II is sorted alphabetically by Lease Name, and the second Table II is sorted on DCF by property.

For a more detailed description of the report layout, please refer to the Table of Contents following this letter. The data presented in each Table I is explained in page 1 of the Appendix. The methods employed in estimating reserves are described in page 2 of the Appendix.

Hydrocarbon Pricing

As provided, oil and gas prices were adjusted to the following index prices:

	WTI Cushing	Henry Hub
	Crude Oil	Natural Gas
Year	$/STB	$/MMBTU

2009	61.18	3.833
Thereafter	61.18	3.833

As specified by the SEC, the above prices are 12-month averages based upon the price on the first day of each month during 2009. Adjustments to oil and gas prices were made based upon data provided by your office. These adjustments include treating cost, transportation charges and/or crude quality and gravity corrections. Gas prices were further adjusted with a heating value (BTU content) applied on a per-property basis.

Expenses and Taxes

Lease operating expenses and overhead expenses were provided by you and were accepted as furnished. As requested, expenses and investments were not escalated. In the attached tables, lease operating expenses are presented in column 22 and overhead charges are presented in column 26.

Severance tax rates were applied as directed. For Kansas properties, severance taxes were applied at 4.33 percent of revenue until exemption levels were forecasted to be reached. The severance tax rate was dropped to zero when a rate of 6 barrels/day per oil well was reached, or when gross gas production value reached $87/day per gas well. Severance taxes were forecasted at 4.6 percent of oil revenue and 7.5 percent of gas revenue for properties in Texas. Ad Valorem taxes for Kansas properties were applied at 6 percent of revenue, but dropped to 1 percent as properties qualified for the severance tax exemption. Kansas oil and gas conservation taxes were included within the ad valorem tax estimates. Ad valorem taxes were applied at 2% of revenue for Texas properties.

Annex A-5

VOC Kansas Energy Partners, LLC
October 20, 2010

MISCELLANEOUS

An on-site field inspection of the properties has not been performed nor has the mechanical operation or condition of the wells and their related facilities been examined, nor have the wells been tested by Cawley, Gillespie & Associates, Inc. Possible environmental liability related to the properties has not been investigated nor considered. The cost of plugging and the salvage value of equipment at abandonment have not been included except as noted above.

The proved reserve classifications used herein conform to the criteria of the Securities and Exchange Commission as defined in page 3 of the Appendix. The reserves and economics are predicated on regulatory agency classifications, rules, policies, laws, taxes and royalties in effect on the effective date, except as noted herein. The possible effects of changes in legislation or other Federal or State restrictive actions have not been considered. All reserve estimates represent our best judgment based on data available at the time of preparation, and assumptions as to future economic and regulatory conditions. It should be realized that the reserves actually recovered, the revenue derived therefrom and the actual cost incurred could be more or less than the estimated amounts

The reserve estimates and forecasts were based upon interpretations of factual data furnished by your office. Production data, ownership information, price differentials, expense data and tax details were furnished by Vess Oil Corporation, and were accepted as furnished. To some extent, information from public records was used to check and/or supplement these data. The basic engineering and geological data were utilized subject to third party reservations and qualifications. Nothing has come to our attention, however, that would cause us to believe that we are not justified in relying on such data.

This report was prepared for the exclusive use of Vess Oil Corporation. Third parties should not rely on it without the written consent of the above and Cawley, Gillespie & Associates, Inc. We are independent registered professional engineers and geologists. We do not own an interest in the properties, VOC-KEP or Vess Oil Corporation and are not employed on a contingent basis. Our work papers and related data are available for inspection and review by authorized, interested parties.

Yours very truly,

/s/  Cawley, Gillespie & Associates, Inc.
CAWLEY, GILLESPIE & ASSOCIATES, INC.
Texas Registered Engineering Firm (F-693)

Annex A-6

Trust Units

VOC ENERGY TRUST

PROSPECTUS

RAYMOND JAMES

          , 2011

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the Securities and Exchange Commission registration fee, the FINRA filing and the NYSE listing fee, the amounts set forth below are estimates.

Registration fee		$23,220
FINRA filing fee		20,500
NYSE listing fee		*
Printing and engraving expenses		*
Fees and expenses of legal counsel		*
Accounting fees and expenses		*
Transfer agent and registrar fees		*
Trustee fees and expenses		*
Miscellaneous		*

Total	$	*

*	To be provided by amendment

Item 14.	Indemnification of Directors and Officers.

The trust agreement provides that the trustee and its officers, agents and employees shall be indemnified from the assets of the trust against and from any and all liabilities, expenses, claims, damages or loss incurred by it individually or as trustee in the administration of the trust and the trust assets, including, without limitation, any liability, expenses, claims, damages or loss arising out of or in connection with any liability under environmental laws, or in the doing of any act done or performed or omission occurring on account of it being trustee or acting in such capacity, except such liability, expense, claims, damages or loss as to which it is liable under the trust agreement. In this regard, the trustee shall be liable only for its own fraud or gross negligence or for acts or omissions in bad faith and shall not be liable for any act or omission of any agent or employee unless the trustee has acted in bad faith or with gross negligence in the selection and retention of such agent or employee. The trustee is entitled to indemnification from the assets of the trust and shall have a lien on the assets of the trust to secure it for the foregoing indemnification.

Reference is made to the Underwriting Agreement to be filed as an exhibit to this registration statement in which VOC Sponsor and its affiliates will agree to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and to contribute to payments that may be required to be made in respect of these liabilities. Subject to any terms, conditions or restrictions set forth in the partnership agreement, Chapter 8 of the Texas Business Organizations Code empowers a Texas limited partnership to indemnify and hold harmless any limited partnership or other persons from and against all claims and demands whatsoever.

In connection with the preparation and filing of any shelf registration statement, VOC Brazos will indemnify VOC Energy Trust and certain of its affiliates from and against any liabilities under the Securities Act or any state securities laws arising from the registration statement or prospectus. VOC Brazos will bear all costs and expenses incidental to any shelf registration statement, excluding any underwriting discounts and fees.

Item 15.	Recent Sales of Unregistered Securities.

None.

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits.

The following documents are filed as exhibits to this registration statement:

Exhibit
Number			Description

1.1		—	Form of Underwriting Agreement.
2	.1*	—	Contribution and Exchange Agreement among VOC Brazos Energy Partners, L.P., VOC Kansas Energy Partners, LLC, VAP-III, LLC, Vess Texas Acquisition Group, LLC, Vess Texas Partners, LLC, and the other parties named therein.
3	.1*	—	Certificate of Limited Partnership of VOC Brazos Energy Partners, L.P.
3	.2*	—	Amended and Restated Agreement of Limited Partnership of VOC Brazos Energy Partners, L.P. dated as of September 21, 2009.
3.3		—	Form of First Amendment to Amended and Restated Agreement of Limited Partnership of VOC Brazos Energy Partners, L.P.
3	.4*	—	Certificate of Trust of VOC Energy Trust.
3	.5*	—	Trust Agreement dated November 3, 2010 among VOC Brazos Energy Partners, L.P., as trustor, and Wilmington Trust Company, and The Bank of New York Mellon Trust Company, N.A., as trustees.
3.6		—	Form of Amended and Restated Trust Agreement.
5.1		—	Opinion of Morris James LLP relating to the validity of the trust units.
8.1		—	Opinion of Vinson & Elkins L.L.P. relating to tax matters.
10	.1*	—	Credit Agreement dated as of June 27, 2008 among VOC Brazos Energy Partners, L.P., as borrower, Bank of America, N.A., as lender, and the other parties named therein.
10	.2*	—	First Amendment to Credit Agreement dated August 12, 2008 by and among VOC Brazos, LP (now VOC Brazos, LLC), as borrower, Bank of America, N.A. and the other parties named therein.
10.3		—	Form of Term Net Profits Interest Conveyance.
10.4		—	Form of Administrative Services Agreement.
10.5		—	Form of Registration Rights Agreement.
21	.1*	—	Subsidiaries of VOC Brazos Energy Partners, L.P.
23	.1*	—	Consent of Grant Thornton LLP.
23.2		—	Consent of Morris James LLP (contained in Exhibit 5.1).
23.3		—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 8.1).
23	.4*	—	Consent of Cawley, Gillespie & Associates, Inc.
99	.1*	—	Summary Reserve Reports of Cawley, Gillespie & Associates, Inc. (included as Annex A to the prospectus)

*	Filed herewith.

(b) Financial Statement Schedules.

No financial statement schedules are required to be included herewith or they have been omitted because the information required to be set forth therein is not applicable.

Item 17.	Undertakings.

The undersigned registrants hereby undertake:

(a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described in Item 14, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their respective counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(b) To provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(c) For purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrants pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(d) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) To send to each trust unitholder at least on an annual basis a detailed statement of any transactions with the trustees or their respective affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the trustees or their respective affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(f) To provide to the trust unitholders the financial statements required by Form 10-K for the first full fiscal year of operations of the trust.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wichita, State of Kansas, on December 29, 2010.

VOC Brazos Energy Partners, L.P.

By:	Vess Texas Partners, LLC, its General Partner

By:	Vess Holding Corporation, its Manager

By:
/s/  J. MICHAEL VESS
Name:     J. Michael Vess
Title:     Designated Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wichita, State of Kansas, on December 29, 2010.

VOC Energy Trust

By:	VOC Brazos Energy Partners, L.P.

By:	Vess Texas Partners, LLC, its General Partner

By:	Vess Holding Corporation, its Manager

By:
/s/  J. MICHAEL VESS
Name:     J. Michael Vess
Title:     Designated Representative

INDEX TO EXHIBITS

Exhibit
Number			Description

1.1		—	Form of Underwriting Agreement.
2	.1*	—	Contribution and Exchange Agreement among VOC Brazos Energy Partners, L.P., VOC Kansas Energy Partners, LLC, VAP-III, LLC, Vess Texas Acquisition Group, LLC, Vess Texas Partners, LLC, and the other parties named therein.
3	.1*	—	Certificate of Limited Partnership of VOC Brazos Energy Partners, L.P.
3	.2*	—	Amended and Restated Agreement of Limited Partnership of VOC Brazos Energy Partners, L.P. dated as of September 21, 2009.
3.3		—	Form of First Amendment to Amended and Restated Agreement of Limited Partnership of VOC Brazos Energy Partners, L.P.
3	.4*	—	Certificate of Trust of VOC Energy Trust.
3	.5*	—	Trust Agreement dated November 3, 2010 among VOC Brazos Energy Partners, L.P., as trustor, and Wilmington Trust Company, and The Bank of New York Mellon Trust Company, N.A., as trustees.
3.6		—	Form of Amended and Restated Trust Agreement.
5.1		—	Opinion of Morris James LLP relating to the validity of the trust units.
8.1		—	Opinion of Vinson & Elkins L.L.P. relating to tax matters.
10	.1*	—	Credit Agreement dated as of June 27, 2008 among VOC Brazos Energy Partners L.P., as borrower, Bank of America, N.A., as lender, and the other parties named therein.
10	.2*	—	First Amendment to Credit Agreement dated August 12, 2008 by and among VOC Brazos, LP (now VOC Brazos, LLC), as borrower, Bank of America, N.A. and the other parties named therein.
10.3		—	Form of Term Net Profits Interest Conveyance.
10.4		—	Form of Administrative Services Agreement.
10.5		—	Form of Registration Rights Agreement.
21	.1*	—	Subsidiaries of VOC Brazos Energy Partners, L.P.
23	.1*	—	Consent of Grant Thornton LLP.
23.2		—	Consent of Morris James LLP (contained in Exhibit 5.1).
23.3		—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 8.1).
23	.4*	—	Consent of Cawley, Gillespie & Associates, Inc.
99	.1*	—	Summary Reserve Reports of Cawley, Gillespie & Associates, Inc. (included as Annex A to the prospectus).

*	Filed herewith.